                                   SCHEDULE 14

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 5)

[X]         Filing by the Registrant

[ ]         Filing by a party other than the Registrant

[X]         Preliminary proxy statement

[ ]         Definitive proxy statement

[ ]         Definitive Additional Materials

[ ]         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            STRATOSPHERE CORPORATION
                       -----------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                       -----------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[ ]         No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            Common Stock, par value $ 0.01 per share

      (2)   Aggregate number of securities to which transaction applies:

            2,030,000 outstanding shares of Common Stock

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            $45.32 per share of Common Stock (a)

      (4)   Proposed maximum aggregate value of transaction:

            $44,305,224

      (5)   Total fee paid:

            $ 4,076.08

                       -----------------------------------

(a) The holders of 211,400 of such shares, (excluding AREH and Nybor), will be paid the sum of $45.32 per share in cash. Nybor, the holder of 783,320 of such shares, will receive $44.33 per share in cash. AREH, the holder of 1,035,280 of such shares, will not receive any consideration, and its shares will be cancelled. Each share of Strat Merger Corp. common stock held by AREH will be cancelled and extinguished and automatically converted into the right to receive a share of common stock of the surviving company.

[x]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


      (2)   Form, Schedule or Registration Statement No.:


      (3)   Filing Party:


      (4)   Date Filed:

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                             DATED NOVEMBER 25, 2002

--------------------------------------------------------------------------------
      THIS MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF THE MERGER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
--------------------------------------------------------------------------------


                            STRATOSPHERE CORPORATION
                           2000 LAS VEGAS BLVD. SOUTH
                             LAS VEGAS, NEVADA 89104

                                                               ___________, 2002

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Stratosphere Corporation to be held at 3 p.m. New York time, on Monday, December 19, 2002 at Icahn Associates Corp., 767 Fifth Avenue, New York, New York.

      As described in the enclosed proxy statement, at the special meeting you will be asked to approve a merger of Strat Merger Corp. with and into Stratosphere with Stratosphere as the surviving company. Strat Merger Corp. was formed by American Real Estate Holdings Limited Partnership ("AREH") for the purpose of this merger. In the merger, you will be entitled to receive $45.32 in cash, without interest, for each of your shares of common stock of Stratosphere. Nybor Limited Partnership, an entity affiliated with Carl C. Icahn that currently owns approximately 38.6% of the outstanding shares of common stock issued by Stratosphere, will be entitled to receive $44.33 in cash, without interest, for each of its shares of common stock of Stratosphere. AREH currently owns approximately 51% of the outstanding common stock issued by Stratosphere. AREH's shares of Stratosphere common stock will be cancelled as a result of this merger. Each share of Strat Merger Corp. common stock held by AREH will be cancelled and extinguished and automatically converted into the right to receive a share of common stock of the surviving company. AREH has proposed the merger in order to acquire a 100% interest in Stratosphere.

      AREH is an entity affiliated with Carl C. Icahn and is a subsidiary limited partnership of American Real Estate Partners L.P. ("AREP"). AREP owns a 99% limited partnership interest in AREH. Depository units of AREP are traded on the New York Stock Exchange. AREP is a master limited partnership primarily engaged in acquiring and managing real estate investments with a primary focus on office, retail, industrial, hotel, gaming and residential properties. Mr. Icahn currently owns approximately 86% of the outstanding depository units issued by AREP.

      The merger has been approved by our board of directors upon receiving the recommendation of the independent director. The independent director reviewed, negotiated and evaluated the advisability and fairness of the proposed merger transaction. The independent director determined that the merger agreement and the merger are advisable, fair to and in the best interests of the public stockholders and recommended to the board of directors that they and the public stockholders adopt and approve the merger agreement. The independent director did not evaluate the advisability and fairness of the merger transaction to AREH or Nybor. The board, after consideration of the recommendation of the independent director, deemed the merger and the merger agreement advisable, fair to and in the best interests of Stratosphere and its stockholders. Therefore, the board of directors recommends that you vote in favor of the approval of the merger agreement.

      Details of the merger and other important information are described in the accompanying notice of special meeting and proxy statement. You are urged to read these important documents carefully before casting your vote. In addition, you may obtain information about Stratosphere from documents that Stratosphere has filed with the Securities and Exchange Commission. The documents are available without charge from the Securities and Exchange Commission's website located at HTTP://WWW.SEC.GOV.

      If you do not vote in favor of the merger agreement and the merger is consummated, you will have the right to dissent and to seek appraisal of the fair value of your shares in accordance with Delaware law. The procedures are explained in the accompanying proxy statement.

      Delaware law requires that a majority of the outstanding shares of Stratosphere common stock entitled to vote at the Special Meeting vote in favor of the merger agreement for the merger agreement to be adopted. AREH and Nybor, which collectively own approximately 89.6% of the outstanding shares of Stratosphere common stock, intend to vote their shares in favor of the merger agreement, which assures that the merger will be approved.

      Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. Your proxy may be revoked at any time before it is voted by submitting to the Secretary of Stratosphere a written revocation or a proxy bearing a later date, or by attending and voting in person at the meeting. Even if you plan to attend the special meeting, please sign, date and return your proxy card.

      On behalf of the board of directors, we thank you for your support and urge you to vote FOR approval of the merger agreement. PLEASE DO NOT SEND ANY STOCK CERTIFICATES TO US NOW. IF THE MERGER AGREEMENT IS ADOPTED, WE WILL SEND YOU INSTRUCTIONS CONCERNING THE SURRENDER OF YOUR SHARES.

                                           Sincerely,

                                           Denise Barton, Secretary

The proxy statement is dated ____________, 2002 and is first being mailed to stockholders on or about ___________, 2002.

                     PRELIMINARY COPY SUBJECT TO COMPLETION,

                             DATED NOVEMBER 25, 2002


                            STRATOSPHERE CORPORATION
                           2000 Las Vegas Blvd. South
                             Las Vegas, Nevada 89104

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2002

To the Stockholders of Stratosphere Corporation:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Stratosphere Corporation will be held at 3 p.m. New York time, on Monday, December 19, 2002 at Icahn Associates Corp., 767 Fifth Avenue, New York, New York for the sole purpose of considering and voting upon a proposal to approve and adopt the agreement and plan of merger dated February 1, 2002 among Stratosphere, American Real Estate Holdings Limited Partnership ("AREH"), Nybor Limited Partnership and Strat Merger Corp. The merger agreement provides for the merger of Stratosphere with Strat Merger Corp., with Stratosphere as the surviving corporation. A copy of the merger agreement is included in the attached proxy statement as Annex A and is incorporated in this proxy statement. If the merger agreement is approved and the merger is completed, each issued and outstanding share of Stratosphere (other than shares held by AREH, Nybor and stockholders who are entitled to and who have perfected their dissenters' rights under Delaware law) will be converted into the right to receive $45.32 in cash, without interest. Nybor, an entity affiliated with Carl C. Icahn, which currently owns approximately 38.6% of the outstanding shares of common stock issued by Stratosphere, will be entitled to receive $44.33 in cash, without interest, for each of its shares of common stock issued by Stratosphere. Strat Merger Corp. was formed in connection with the proposed merger and is owned by AREH. AREH currently owns approximately 51% of the outstanding common stock issued by Stratosphere. AREH's shares of Stratosphere common stock will be cancelled as a result of this merger. Each share of Strat Merger Corp. common stock held by AREH will be cancelled and extinguished and automatically converted into the right to receive a share of common stock of the surviving company. If the merger is approved, Stratosphere will become a private company and a wholly owned subsidiary of AREH. The merger agreement is more fully described in the accompanying proxy statement.

      If you do not vote in favor of the merger agreement, you have the right to dissent and to seek appraisal of the fair value of your shares if the merger is consummated and you comply with the Delaware law procedures under the heading "DISSENTERS' RIGHTS OF APPRAISAL" beginning on page 67.

      Only holders of record at the close of business on November 15, 2002 are entitled to notice of and to vote at the special meeting or any adjournment(s) or postponement(s) thereof. You will be able to examine a list of the holders of record, for any purpose related to the special meeting, during ordinary business hours during the 10-day period before the special meeting. The list will be available at the offices of Stratosphere.

      You may vote in person or by proxy. The accompanying proxy statement explains the merger in detail and is accompanied by a proxy card. In order to assure that your vote will be counted, please sign, date and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the special meeting. Your proxy may be revoked at any time before it is voted by submitting to the Secretary of Stratosphere a written revocation or a proxy card bearing a later date, or by attending and voting in person at the special meeting.

      The board of directors of Stratosphere, acting upon the recommendation of the independent director, has approved the merger agreement and recommends that stockholders vote FOR approval of the merger agreement. On behalf of the board of directors, I urge you to sign, date and return the enclosed proxy card today.

                                        By Order of the Board of Directors

                                        Denise Barton
                                        Secretary


New York, New York
___________, 2002

                                TABLE OF CONTENTS

                                                                                          PAGE
SUMMARY ..............................................................................       1
CERTAIN QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING ..............................       7
INTRODUCTION .........................................................................       9
INFORMATION CONCERNING THE SPECIAL MEETING ...........................................      10
   Time, Place, Date .................................................................      10
   Purpose of the Special Meeting ....................................................      10
   Record Date; Voting at the Meeting; Quorum ........................................      11
   Required Vote .....................................................................      11
   Action to be Taken at the Meeting; Voting Procedures ..............................      11
   Proxy Solicitation ................................................................      12
THE PARTIES ..........................................................................      13
   Stratosphere ......................................................................      13
   Strat Merger Corp .................................................................      13
   American Real Estate Holdings Limited Partnership .................................      13
   Nybor Limited Partnership .........................................................      14
   Executive Officers and Directors ..................................................      14
FORWARD-LOOKING INFORMATION ..........................................................      15
SPECIAL FACTORS ......................................................................      15
   Background of Icahn Interest ......................................................      15
   Background of the Merger ..........................................................      16
   Recommendation of the Independent Director ........................................      28
   Recommendation of the Board of Directors ..........................................      30
   Position of AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp  and
     Carl C  Icahn as to the Fairness of the Merger ..................................      33
   Purpose and Reasons for the Merger ................................................      34
   Opinion of Financial Advisor to the Independent Director ..........................      35
   Summary Financial Information .....................................................      50
   Certain Effects of the Merger .....................................................      52
   Plans for Stratosphere After the Merger ...........................................      53
   Conduct of the Business of Stratosphere if the Merger is Not Consummated ..........      54
   Conflicts of Interest of Certain Persons in the Merger; Certain Relationships .....      54
   Financing of the Merger ...........................................................      56
   Regulatory Requirements; Third Party Consents .....................................      56
   Material Federal Income Tax Consequences of the Merger ............................      56
   Accounting Treatment of the Transaction ...........................................      58
   Fees and Expenses .................................................................      58
THE MERGER AGREEMENT .................................................................      59
   The Merger; Merger Consideration ..................................................      59
   The Exchange Fund; Payment for Shares of Stratosphere's Common Stock ..............      60
   Transfers of Stratosphere's Common Stock ..........................................      61
   Conditions ........................................................................      61
   Representations and Warranties ....................................................      62
   Covenants .........................................................................      63

   Indemnification and Insurance .....................................................      63
   No Solicitation; Fiduciary Obligations of Directors ...............................      64
   Termination .......................................................................      65
   Fees and Expenses .................................................................      65
   Directors of Stratosphere Following the Merger; Certificate of Incorporation; .....      66
   By-Laws ...........................................................................      66
   Amendment/Waiver ..................................................................      66
DISSENTERS' RIGHTS OF APPRAISAL ......................................................      67
PROVISION FOR UNAFFILIATED SECURITY HOLDERS ..........................................      70
MARKET FOR STRATOSPHERE'S COMMON STOCK ...............................................      70
   Common Stock Market Price Information .............................................      70
   Dividend Information ..............................................................      71
   Common Stock Purchase Information .................................................      71
SECURITIES OWNERSHIP .................................................................      71
   Beneficial Ownership of Stratosphere's Common Stock ...............................      71
STOCKHOLDER PROPOSALS ................................................................      75
WHERE YOU CAN FIND MORE INFORMATION ..................................................      75
AVAILABLE INFORMATION ................................................................      77


ANNEX A--AGREEMENT AND PLAN OF MERGER
ANNEX B--SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX C--OPINION OF FINANCIAL ADVISOR TO INDEPENDENT DIRECTOR DATED
           FEBRUARY 1, 2002
ANNEX D--ICAHN VALUATION MEMORANDUM
ANNEX E--EXECUTIVE OFFICERS AND DIRECTORS
ANNEX F--INDEPENDENT AUDITORS' REPORT
ANNEX G--ICAHN OFFER LETTER DATED APRIL 25, 2000
ANNEX H--LETTER ON BEHALF OF INDEPENDENT DIRECTOR DATED MAY 2, 2000
ANNEX I--AREH LETTER DATED JANUARY 16, 2002
ANNEX J--EXHIBIT 12.1
ANNEX K--PROJECTIONS FOR FISCAL YEARS 2001 THROUGH 2006
ANNEX L--FORM 10-KA/4 FOR FISCAL YEAR ENDED DECEMBER 31, 2001
ANNEX M--STRATOSPHERE'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED
           SEPTEMBER 30, 2002, JUNE 30, 2002 AND MARCH 31, 2002

PROXY CARD

                                     SUMMARY

The following summary briefly describes the material terms of the merger of Stratosphere with Strat Merger Corp. While this summary describes the material terms that you should consider when evaluating the merger, this proxy statement contains a more detailed description of such terms. We encourage you to read this proxy statement and the documents we have incorporated by reference before voting. We have included section and page references to direct you to a more complete description of the topics described in this summary.

              INFORMATION CONCERNING THE SPECIAL MEETING (PAGE 10)

TIME, PLACE, DATE (PAGE 10)

      Stratosphere will hold a special meeting at 3 p.m. New York time, on Monday, December 19, 2002 at Icahn Associates Corp., 767 Fifth Avenue, New York, New York, or at any adjournment(s) or postponement(s) thereof.

PURPOSE OF THE SPECIAL MEETING (PAGE 10)

      At the special meeting you will be asked to adopt the merger agreement. If the merger agreement is approved and the merger is completed, your shares will be converted into the right to receive $45.32 per share in cash, without interest. Nybor, which currently owns approximately 38.6% of the outstanding shares of common stock issued by Stratosphere, will be entitled to receive $44.33 in cash, without interest.

RECORD DATE; VOTING AT THE MEETING; QUORUM (PAGE 11)

      The board has fixed the close of business on November 15, 2002 as the record date for the special meeting. Only if you are a stockholder of record as of the close of business on November 15, 2002, will you be entitled to vote at the special meeting.

      You will be entitled to one vote per share. The presence, in person or by proxy, of the holders of at least a majority of the voting power of the outstanding common stock entitled to vote at the special meeting is required for a quorum for the transaction of business at the special meeting. For a summary of the procedures for voting and changing and revoking a vote, see "Certain Questions and Answers About the Special Meeting" beginning on page 7.

REQUIRED VOTE (PAGE 11)

      The merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock issued by Stratosphere. Stratosphere has been advised that AREH and Nybor, which hold an aggregate of 89.6% of the outstanding shares of common stock issued by the Company, intend to vote all of their shares in favor of the merger agreement, which assures that the merger will be approved.

      Failure to return an executed proxy card or to vote in person at the special meeting or voting to abstain will constitute, in effect, a vote against approval of the merger agreement and the transactions contemplated thereby, for purposes of Delaware law. Similarly, broker non-votes will have the same effect as a vote against approval of the merger agreement and the transactions contemplated thereby.

                              THE PARTIES (PAGE 13)

      Stratosphere is a Delaware corporation that owns and operates Stratosphere Tower, Casino & Hotel in Las Vegas, Nevada.

      Strat Merger Corp. is a corporation newly formed by AREH for the sole purpose of effecting the merger. Strat Merger Corp. would be merged with and into Stratosphere with Stratosphere as the surviving company in the merger.

      American Real Estate Holdings Limited Partnership is Delaware limited partnership. AREH formed Strat Merger Corp. for the sole purpose of effecting this merger and has agreed to provide the funds to Strat Merger Corp. necessary to enable it to pay the merger consideration to the minority shareholders and any amounts due to holders of dissenting shares under Delaware law. AREH is an entity affiliated with Carl C. Icahn and is a subsidiary limited partnership of American Real Estate Partners L.P. ("AREP"), a Delaware limited partnership. AREH currently owns 1,035,280 shares or approximately 51% of the outstanding common stock issued by Stratosphere. The general partner of AREH is American Property Investors, Inc. ("API"), a Delaware corporation, which is affiliated with Carl C. Icahn and primarily engaged in the business of acting as the general partner of AREH and AREP. API is owned by Beckton Corp., a Delaware corporation, which is wholly-owned by Carl C. Icahn. Beckton is primarily engaged in the business of owning all of the outstanding stock of API.

      Nybor Limited Partnership is a Delaware limited partnership. Nybor is an entity affiliated with Carl C. Icahn and is principally engaged in the business of investing in and holding securities and interests of partnerships holding real property. Nybor currently owns 783,320 shares or approximately 38.6% of the outstanding shares of common stock issued by Stratosphere. Barberry Corp., a Delaware corporation, is the sole general partner of Nybor and is wholly owned by Carl C. Icahn. Barberry is principally engaged in the business of acting as a general partner of Nybor and investing in and holding securities of various entities.

      Carl C. Icahn directly or indirectly controls Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry and Strat Merger Corp.

                            SPECIAL FACTORS (PAGE 15)

CERTAIN EFFECTS OF THE MERGER (PAGE 52)

      As a result of the merger:

      --    Stratosphere, the surviving corporation in the merger, will be wholly owned by AREH;

      --    AREH, or its affiliates, paid an aggregate of $62,720,393 for the
1,035,280 shares of common stock that it holds. AREH will not receive any consideration, as a result of the merger, and its shares will be cancelled. Each share of Strat Merger Corp. common stock held by AREH will be cancelled and extinguished and automatically converted into the right to receive a share of common stock of the surviving company;

      --    Stratosphere's stockholders (other than AREH) will receive cash in exchange for their shares of Stratosphere common stock and will no longer have any interest in the future earnings or growth of Stratosphere;

      --    Holders of minority shares will be paid $45.32 per share;

      --    Nybor, or its affiliates, paid an aggregate of $49,786,357 for the
833,320 shares of common stock it held until March 23, 2000. On March 24, 2000, Nybor sold 50,000 shares to AREH for $1,970,433.30 or $39.41 per share. Nybor will be paid $44.33 per share for its 783,320 shares of common stock issued by Stratosphere.

      --    Stratosphere will no longer be a public company; and

      --    Stratosphere's common stock will no longer be traded over the counter.

RECOMMENDATION OF THE INDEPENDENT DIRECTOR (PAGE 28)

      The independent director, with the assistance of legal counsel, reviewed, negotiated and evaluated the advisability and fairness of the proposed merger transaction. The independent director determined that the merger agreement and the merger are advisable, fair to and in the best interests of the public stockholders and recommended to the board of directors that they and the public stockholders adopt and approve the merger agreement. The independent director did not evaluate the advisability and fairness of the merger transaction to AREH or Nybor. The board, after consideration of the recommendation of the independent director, deemed the merger and the merger agreement advisable, fair to and in the best interests of Stratosphere and its stockholders.

      The independent director notes that the opinion of the financial advisor is as of February 1, 2002 and that the opinion has not been updated. However, the independent director has generally kept himself apprised of the Company's business, operations and financial condition and does not believe there has been any significant change necessitating an updated opinion.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 30)

      The board of directors of Stratosphere believes that the merger is advisable, fair to (both substantively and procedurally) and in the best interests of Stratosphere and its stockholders (including the holders of minority shares as a separate group) and, after consideration of the recommendation of the independent director, recommends approval of the merger agreement, and the transactions contemplated thereby to Stratosphere's stockholders.

      The board of directors notes that the opinion of the financial advisor is as of February 1, 2002 and that the opinion has not been updated. However, the board of directors has generally kept itself apprised of the Company's business, operations and financial condition and does not believe there has been any significant change necessitating an updated opinion.

      In March 2002, the audit committee of API, the general partner of AREP, retained PricewaterhouseCoopers LLP ("PwC") to discuss with the committee the market conditions in which Stratosphere operated between September 2000 and February 2002. Although the board was not present at PwC presentation to the audit committee of API on May 21, 2002, the board has reviewed the description of the meeting set forth under the heading "SPECIAL FACTORS--Background of the Merger" and does not believe it includes information materially different from the information already considered by the board. Therefore, the board has concluded that reconsideration of its determination of the fairness of the transaction (both substantively and procedurally) to the minority shareholders is not necessary.

POSITION OF AREH, AREP, API, BECKTON, NYBOR, BARBERRY, STRAT MERGER CORP. AND CARL C. ICAHN AS TO THE FAIRNESS OF THE MERGER (PAGE 33)

      AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. and Mr. Icahn (collectively, the "Affiliates") have determined that the merger is both substantively and procedurally fair to the holders of minority shares of Stratosphere.

      The Affiliates note that the opinion of the financial advisor is as of February 1, 2002 and that the opinion has not been updated. However, each of the Affiliates has generally kept itself apprised of the Company's business, operations and financial condition and does not believe there has been any significant change necessitating an updated opinion.

      Although none of the Affiliates (with the exception of the audit committee of API) were present at PwC's presentation on May 21, 2002, the Affiliates have reviewed the description of the meeting set forth above under the heading "SPECIAL FACTORS--Background of the Merger" and do not believe it includes information materially different from the information already considered by them. Therefore, the Affiliates have concluded that reconsideration of their determination of the fairness of the transaction (both substantively and procedurally) to the minority shareholders is not necessary.

OPINION OF FINANCIAL ADVISOR TO THE INDEPENDENT DIRECTOR (PAGE 35)

      The independent director received an opinion from Raymond James & Associates, Inc., the financial advisor retained by the independent director, to the effect that as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration of $45.32 per share to be received by stockholders of Stratosphere (other than AREH and Nybor) for their Stratosphere common stock is fair to such stockholders from a financial point of view. As discussed on page 48 of this proxy statement, Raymond

James considered, but gave little weight, to Stratosphere's net book value. As of September 30, 2001, Stratosphere's net book value was $138,356,000 or $68.16 per share. As of December 31, 2001, Stratosphere's net book value was $138,153,000 or $68.06 per share.

FINANCING OF THE MERGER (PAGE 56)

      The total amount of funds required by Strat Merger Corp. to pay the aggregate merger consideration due to holders of Stratosphere's common stock at the closing of the merger, assuming that there are no dissenting stockholders, is expected to be approximately $44,305,224. The funds necessary to pay the merger consideration and related costs and expenses of the transaction will be obtained by Strat Merger Corp. from AREH's available cash. There are no conditions to obtaining the financing from AREH.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 56)

      The receipt of cash in the merger by you will be a taxable transaction to you to the same extent as if you sold your shares in the market for $45.32 per share in cash.

      No gain or loss will be recognized for federal income tax purposes as a result of consummation of the merger by Stratosphere, its officers and directors, AREH, AREP, API, Beckton, Barberry or Strat Merger Corp. Nybor will recognize a loss of approximately $2.5 million as a result of its receipt of cash in exchange for shares of Stratosphere common stock pursuant to the merger. All of the recognized loss will be allocated to Mr. Icahn. However, since Nybor will be treated as having sold its stock to a related party (i.e. AREH) for federal income tax purposes, the loss will not be allowed as a current deduction.

ACCOUNTING TREATMENT OF THE TRANSACTION (PAGE 58)

      The acquisition by AREH of the minority shares will be accounted for as a purchase in accordance with Financial Accounting Standards Board Statement No. 141, "Business Combinations." The acquisition by AREH of the common stock held by Nybor will be recorded at historical cost.

                         THE MERGER AGREEMENT (PAGE 59)

      A copy of the merger agreement is included in this proxy statement as Annex A. We encourage you to read the merger agreement because it is the principal document governing the merger.

      If the merger agreement is approved and the merger is completed, you will receive $45.32 per share in cash without interest for each of your shares of Stratosphere common stock unless you are a dissenting stockholder and you perfect your appraisal rights. Nybor, which currently owns approximately 38.6% of the outstanding shares of common stock issued by Stratosphere, will be entitled to receive $44.33 per share in cash without interest for each of its shares of common stock of Stratosphere. If the merger is completed, neither Nybor nor you will have any interest in the surviving corporation. AREH will not receive any cash consideration in the merger, but rather will have the right to receive 100% of the shares of common stock of the surviving company. The total consideration to be paid in the merger is expected to be approximately $44.3 million.

CONDITIONS (PAGE 61)

      The merger is subject to the condition that holders of in excess of 50% of all issued and outstanding shares shall vote to approve the merger agreement.

      The obligation of Strat Merger Corp. to effect the merger is subject, in the sole discretion of Strat Merger Corp., to the satisfaction of the following additional considerations, any of which may be waived by Strat Merger Corp.:

            - The representations and warranties of Stratosphere must be true and correct in all material respects at the time of the merger;

            - Stratosphere shall not have breached in any material respects its obligations under the merger agreement;

            - The holders of not more than 5% the outstanding common stock shall have exercised appraisal rights under Delaware law; and

            - Stratosphere shall have received a legal opinion from Schreck Brignone Godfrey, gaming counsel to the Company, in a form and substance reasonably satisfactory to Strat Merger Corp.

      The obligation of Stratosphere to effect the merger is subject, in the sole discretion of Stratosphere, to the satisfaction of the following additional conditions, any of which may be waived by Stratosphere:

            - The representations and warranties of Strat Merger Corp. must be true and correct in all material respects at the time of the merger;

            - Strat Merger Corp. shall not have breached in any material respects its obligations under the merger agreement; and

            - Raymond James' fairness opinion shall not have been revoked.

                    DISSENTERS' RIGHTS OF APPRAISAL (PAGE 67)

      Pursuant to Section 262 of the Delaware General Corporation Law, any holder of Stratosphere's common stock who does not wish to accept the merger consideration may dissent from the merger and elect to have the fair value of such stockholder's shares of Stratosphere's common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of

Section 262. The text of Section 262 of the Delaware General Corporation Law is provided in Annex B.

      Any stockholder that wishes to exercise his right to dissent from the merger and demand appraisal under Section 262 of the Delaware General Corporation Act:

      - must deliver to Stratosphere a written demand for appraisal of his shares before the vote on the merger agreement at the special meeting.

      - must not vote his shares of Stratosphere's common stock in favor of the merger agreement. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, if a stockholder votes by proxy and wishes to exercise appraisal rights, he must vote against the merger agreement or abstain from voting on the merger agreement.

                MARKET FOR STRATOSPHERE'S COMMON STOCK (PAGE 70)

COMMON STOCK MARKET PRICE INFORMATION (PAGE 70)

      Stratosphere's common stock is traded on the OTC Bulletin Board under the symbol "STTC.OB." On January 24, 2002, the last full trading day on which Stratosphere's common stock was traded prior to the day on which the execution of the merger agreement was publicly announced, the closing price for Stratosphere's common stock on the OTC Bulletin Board was $42.



      On October 18, 2002, the last trading day prior to the date of this proxy statement, the closing price for Stratosphere's common stock on the OTC Bulletin Board was $41.75.



             CERTAIN QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

                      ------------------------------------

Q:  WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD?         A:  The special meeting will take place at 3 p.m. New
                                                             York time, on Monday, December 19, 2002 at Icahn
                                                             Associates Corp., 767 Fifth Avenue, New York, New York.

Q:  WHO CAN VOTE?                                            A:  All stockholders of record as of the close of
                                                             business on November 15, 2002.

Q:  HOW CAN I VOTE SHARES HELD IN MY BROKER'S NAME?          A:  If your broker holds your shares in its name (or in
                                                             what is commonly called "street name"), then you should
                                                             give your broker instructions on how to vote.  You
                                                             should follow the directions of your broker regarding
                                                             how to instruct your broker to vote your shares.

Q:  CAN I CHANGE MY VOTE?                                    A:  You may change your vote at any time before the
                                                             vote at the meeting.  For shares held directly in your
                                                             name, you may do this


                                                                 -     By sending us a new proxy;

                                                                 -     By coming to the meeting and voting there.
                                                                 Coming to the meeting alone won't

                                                                 change the vote in the proxy you sent us, unless
                                                                 you vote at the meeting; or

                                                                 -     By submitting a written statement to the
                                                                 Secretary of Stratosphere addressed as follows:
                                                                 Denise Barton, c/o Stratosphere Corporation, 2000
                                                                 Las Vegas Blvd. South, Las Vegas, Nevada 89104.

                                                             For shares held in "street name," you may change your
                                                             vote only by giving new voting instructions to
                                                             your broker or nominee.

Q: WHAT SHOULD I DO NOW?                                     A:  Please vote.  We would like you to come to the
                                                             meeting.  If you mail your completed, signed and dated
                                                             proxy card in the enclosed envelope as soon as
                                                             possible, your shares will be voted at the meeting even
                                                             if you are unable to attend.  No postage is required if
                                                             the proxy card is returned in the enclosed postage
                                                             prepaid envelope and mailed in the United States.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR    A:  It means your shares are registered differently or
VOTING INSTRUCTION CARD?                                     are held in more than one account.  Please complete,
                                                             sign, date and mail each proxy card that you receive.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?              A: No.  After the merger is completed, we will send you
                                                             written instructions that will tell you how to exchange
                                                             your certificates for $45.32 per share in cash.  PLEASE
                                                             DO NOT SEND IN YOUR CERTIFICATES NOW OR WITH YOUR
                                                             PROXIES.  Hold your certificates until you receive
                                                             further instructions.

Q:  WHOM CAN I SPEAK TO IF I HAVE QUESTIONS ABOUT THE        A:  You should contact Denise Barton at Stratosphere
MERGER OR WOULD LIKE TO RECEIVE ADDITIONAL COPIES OF THIS    Corporation, 2000 Las Vegas Blvd. South, Las Vegas,
PROXY STATEMENT?                                             Nevada 89104, Telephone:  (702) 383-4719.

                                  INTRODUCTION

      Throughout this proxy statement:

            - the term "merger agreement" refers to the Agreement and Plan of Merger dated February 1, 2002, by and among Stratosphere, American Real Estate Holdings Limited Partnership, also known as AREH, Nybor Limited Partnership and Strat Merger Corp. A copy of the merger agreement is included at the back of this document as Annex A;

            - the term "merger" refers to the merger of Stratosphere with Strat Merger Corp., with Stratosphere as the surviving corporation;

            - the term "merger consideration" refers to the $45.32 per share in cash, without interest, to be received by stockholders other AREH and Nybor;

            - the term "common stock" refers to Stratosphere's common stock, par value $0.01 per share;

            - the term "minority shares" refers to only those outstanding shares of common stock issued by Stratosphere that are held by stockholders who are unaffiliated with Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. or Carl C. Icahn;

            - the term "minority shareholder" refers to only those holders of shares of common stock issued by Stratosphere who are unaffiliated with Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. or Carl C. Icahn;

            - the term "Phase II" or "Phase II expansion" refers to the new hotel tower that includes 1,000 guestrooms and amenities, such as a 67,000 square foot pool and recreation area with a snack and cocktail bar, private cabanas and a spa, Lucky's Cafe and a gift shop; and

            - for ease of reference, we sometimes refer in this document to Stratosphere Corporation as "Stratosphere" or the "Company" (or the "surviving corporation" upon consummation of the merger), and to AREH and Nybor, collectively, as the "entities affiliated with Carl C. Icahn."

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE, DATE

      This proxy statement is furnished in connection with the solicitation by the board of directors of Stratosphere of proxies from the holders of shares of Stratosphere's common stock for use at the special meeting to be held at 3 p.m. New York time, on Monday, December 19, 2002 at Icahn Associates Corp., 767 Fifth Avenue, New York, New York, or at any adjournment(s) or postponement(s) thereof, pursuant to the enclosed Notice of Special Meeting of Stockholders.

PURPOSE OF THE SPECIAL MEETING

      At the special meeting, the stockholders of Stratosphere will be asked to consider and vote upon the approval of the merger agreement and the transactions contemplated thereby. A copy of the merger agreement is included in this proxy statement as Annex A. The merger agreement provides for the merger of Stratosphere with Strat Merger Corp., with Stratosphere as the surviving corporation. Pursuant to the merger agreement, each outstanding share of Stratosphere's common stock, other than common stock held (i) in the treasury of Stratosphere, (ii) by AREH and Nybor, or (iii) by stockholders who perfect their rights under Delaware law to dissent from the merger and seek an appraisal of the fair value of their shares, will be converted into the right to receive $45.32 per share in cash, without interest. Nybor, which currently owns approximately 38.6% of the outstanding shares of common stock issued by Stratosphere, will be entitled to receive $44.33 in cash, without interest.

      The independent director of Stratosphere, Judge Jerome E. Becker, reviewed, negotiated and evaluated the advisability and fairness of the proposed merger transaction. The independent director is not an employee of Stratosphere or of an entity affiliated with Carl C. Icahn, does not have an equity interest in Stratosphere and will not have any equity interest in the surviving corporation. The independent director determined that the merger agreement and the merger are advisable, fair to and in the best interests of the holders of minority shares and recommended to the board of directors that they and the holders of minority shares adopt and approve the merger agreement. At a special meeting held on February 1, 2002, acting on the recommendation of the independent director, all of the members of the board (excluding Mr. Icahn, who abstained in view of his financial interest in the merger) concluded that the terms and provisions of the merger agreement and the merger are advisable, fair to and in the best interests of the stockholders, approved the merger agreement, and recommended that the stockholders approve the merger agreement and the transactions contemplated thereby. The independent director and the board, in reaching their respective decisions, considered a number of factors including, in the case of the independent director, the opinion of Raymond James & Associates, Inc., financial advisor to the independent director. See "SPECIAL FACTORS--Recommendation of the Independent Director." A copy of Raymond James' opinion, which explains the information reviewed, assumptions made, procedures followed and matters considered by Raymond James in rendering of its opinion, is included in this proxy statement as Annex C. See "SPECIAL FACTORS--Opinion of Financial Advisor to the Independent Director."

      AFTER CONSIDERATION OF THE RECOMMENDATION OF ITS INDEPENDENT DIRECTOR, THE ENTIRE BOARD OF DIRECTORS OF STRATOSPHERE, EXCLUDING CARL C. ICAHN, WHO ABSTAINED, RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE; VOTING AT THE MEETING; QUORUM

      The board has fixed the close of business on November 15, 2002 as the record date for the special meeting. Only stockholders of record as of the close of business on November 15, 2002, will be entitled to notice of and to vote at the special meeting.

      As of the close of business on the record date, Stratosphere had outstanding 2,030,000 shares of its common stock, held of record by 8 registered holders. Holders of the common stock are entitled to one vote per share. The presence in person or by proxy of the holders of at least a majority of the voting power of the outstanding common stock entitled to vote at the special meeting constitutes a quorum. Broker non-votes and shares as to which a stockholder abstains will be included in determining whether there is a quorum at the special meeting.

REQUIRED VOTE

      Under Delaware law, the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock issued by Stratosphere. Stratosphere has been advised that AREH and Nybor, which hold an aggregate of 89.6% of the outstanding shares of common stock issued by the Company, intend to vote all of their shares in favor of the merger agreement and the transactions contemplated thereby, which assures that the merger will be approved.

      Failure to return an executed proxy card or to vote in person at the special meeting or voting to abstain will constitute, in effect, a vote against approval of the merger agreement and the transactions contemplated thereby, for purposes of Delaware law. Similarly, broker non-votes will have the same effect as a vote against approval of the merger agreement and the transactions contemplated thereby.

ACTION TO BE TAKEN AT THE MEETING; VOTING PROCEDURES

      The board is soliciting the enclosed proxy card. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time before it is voted, either by filing with Stratosphere's Secretary at its principal executive offices a written revocation or a duly executed proxy bearing a later date or by voting in person at the special meeting. Attendance at the special meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Stratosphere Corporation, 2000 Las Vegas Blvd. South, Las Vegas, Nevada 89104,
Attention: Denise Barton, Secretary.

      All shares of common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, unless previously revoked, will be voted at the special meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted FOR the approval of the merger agreement and the transactions contemplated thereby. As explained below in the section entitled "DISSENTERS' RIGHTS OF APPRAISAL," a vote in favor of the merger agreement means that the stockholder owning those shares will not have the right to dissent and seek appraisal of the fair value of his shares. Stratosphere does not know of any other matters that are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, the persons named in the enclosed proxy card will not use their discretionary authority to use proxies voting against the merger to vote in favor of adjournment or postponement of the special meeting. The merger is also subject to a number of conditions. See "THE MERGER AGREEMENT--Conditions."

PROXY SOLICITATION

      The cost of preparing, assembling and mailing this proxy statement, the notice of special meeting of stockholders and the enclosed proxy card will be borne by Stratosphere. Stratosphere is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Stratosphere will reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of Stratosphere may, without receiving any additional compensation, solicit proxies by telephone, telefax, telegram or in person.

      No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

      YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH YOUR PROXY CARD. IF THE MERGER IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE MERGER AGREEMENT--THE EXCHANGE FUND; PAYMENT FOR SHARES OF COMMON STOCK" AND "THE MERGER AGREEMENT--TRANSFERS OF STRATOSPHERE'S COMMON STOCK."

                                   THE PARTIES

STRATOSPHERE

      Stratosphere is a Delaware corporation, with its principal executive offices located at 2000 Las Vegas Blvd. South, Las Vegas, Nevada 89104 (Telephone: (702) 380-7777). The Company owns and operates Stratosphere Tower, Casino & Hotel, which is centered around Stratosphere Tower (the "Tower"), the tallest free-standing observation tower in the United States. Standing 1,149 feet above the Las Vegas Strip, the Tower is almost three times taller than any building currently existing in Las Vegas and is visible from all directions, including to visitors flying into Las Vegas. The Tower's Pod (the "Pod"), a 12-story building that begins at the 771-foot level, features a revolving restaurant, a cocktail lounge, indoor and outdoor observation decks and two amusement rides located over 900 feet in the air, a roller coaster and a thrill ride. For additional information regarding Stratosphere and its business, see "WHERE YOU CAN FIND MORE INFORMATION" and "AVAILABLE INFORMATION" in this proxy statement.

STRAT MERGER CORP.

      Strat Merger Corp. was incorporated in Delaware in January 2002 by AREH in contemplation of the proposed merger. Strat Merger Corp. has not been engaged in any business activities other than those in connection with the merger. Strat Merger Corp. would be merged with and into Stratosphere with Stratosphere as the surviving company in the merger. The principal office and business address of Strat Merger Corp. is c/o American Real Estate Holding Limited Partnership, 100 South Bedford Road, Mt. Kisco NY 10549. The telephone number of Strat Merger Corp. is (914) 242-7700.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

      American Real Estate Holdings Limited Partnership, also referred to in this proxy statement as AREH, is a Delaware limited partnership. Its principal office and business address is 100 South Bedford Road, Mt. Kisco NY 10549. The telephone number of AREH is (914) 242-7700. AREH has formed Strat Merger Corp. for the sole purpose of effecting the merger and has agreed to provide the funds to Strat Merger Corp. necessary to enable it to pay the merger consideration to the minority shareholders and any amounts due to holders of dissenting shares under Delaware law.

      AREH is an entity affiliated with Carl C. Icahn and is a subsidiary limited partnership of American Real Estate Partners L.P. ("AREP"), a Delaware limited partnership. AREH is primarily engaged as the operating subsidiary of AREP. The general partner of AREH is American Property Investors, Inc. ("API"), a Delaware corporation, which is primarily engaged in the business of acting as the general partner of AREH and AREP. AREP owns a 99% limited partnership interest in AREH. Depository units of AREP are traded on the New York Stock Exchange. AREP is a master limited partnership primarily engaged in acquiring and managing real estate investments with a primary focus on office, retail, industrial, hotel, gaming and residential properties. Mr. Icahn currently owns approximately 86% of the outstanding depository units issued by AREP. API is owned by Beckton Corp., a Delaware corporation, which is wholly owned by Carl C. Icahn. Beckton is primarily engaged in the business of owning all of the outstanding stock of API. The business address of AREP, API and Beckton is 100 South Bedford Road, Mount Kisco, NY 10549. The telephone number of AREP and API is (914) 242-7700. The telephone number of Beckton is (914) 242-7760.

      AREH currently owns 1,035,280 shares or approximately 51% of the outstanding common stock issued by Stratosphere.

NYBOR LIMITED PARTNERSHIP

      Nybor Limited Partnership, also referred to in this proxy statement as Nybor, is a Delaware limited partnership. Nybor's principal office and business address is 100 South Bedford Road, Mt. Kisco, New York 10549. The telephone number of Nybor is (914) 242-7760. Nybor is principally engaged in the business of investing in and holding securities and interests of partnerships holding real property. Barberry Corp., a Delaware corporation, is the sole general partner of Nybor and is wholly owned by Carl C. Icahn. The principal office and business address of Barberry Corp. is 100 South Bedford Road, Mt. Kisco, New York 10549 and its telephone number is (914) 242-7760. Barberry is principally engaged in the business of acting as the general partner of Nybor and investing in and holding securities of various entities.

      Nybor currently owns 783,320 shares or approximately 38.6% of the outstanding shares of common stock issued by Stratosphere.

CARL C. ICAHN

      Mr. Icahn directly or indirectly controls Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry and Strat Merger Corp.

EXECUTIVE OFFICERS AND DIRECTORS

      The names and positions of the executive officers and directors of Stratosphere, API, Beckton, Barberry, AREH, Nybor and Strat Merger Corp. are set forth in Annex E.

                           FORWARD-LOOKING INFORMATION

      This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to Stratosphere that are based on the beliefs of management as well as assumptions made by and information currently available to Stratosphere. When used in this document or in material incorporated by reference into this document, the words "anticipate," "believe," "estimate," "expect," "plan" and "intend" and similar expressions, as they relate to Stratosphere or its management are intended to identify forward-looking statements. Such statements reflect the current view of Stratosphere with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Stratosphere to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, those relating to changes in general economic and business conditions, changes in business strategy, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), activities of competitors, the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws, changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions) and various other factors, both referenced and not referenced in this proxy statement and in Stratosphere's periodic filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected, planned or intended. Stratosphere does not intend, or assume any obligation, to update these forward-looking statements. For more information regarding the Company and risks applicable to its business, please review the filings of the Company with the Securities and Exchange Commission, including the Company's reports on Forms 10-K and 10-Q. These documents are available without charge from the Securities and Exchange Commission's website (http://www.sec.gov).

                                 SPECIAL FACTORS

BACKGROUND OF ICAHN INTEREST

      The entities affiliated with Carl C. Icahn acquired their shares of Stratosphere pursuant to the terms and provisions of a Restated Second Amended Plan of Reorganization dated February 26, 1998 (the "Plan of Reorganization") filed in the United States Bankruptcy Court for the District of Nevada (Case Nos. 97-20554-GWZ and 97-20555-GWZ) by Stratosphere and its wholly owned subsidiary, Stratosphere Gaming Corp., a Nevada corporation, pursuant to Chapter 11 of Title 11 of the United States Code. On October 14, 1998 (the "Effective Date"), the effective date of the Plan of Reorganization, all issued and outstanding (i) equity securities of Stratosphere were canceled and (ii) 14.25% Guaranteed First Mortgage Notes due May 15, 2002 of Stratosphere ("Stratosphere Bonds") were converted into shares of Stratosphere common stock at the rate of 10 shares for each $1,000 in principal face amount of Stratosphere Bonds. Stratosphere Bonds with an aggregate principal face amount of $46,550,000 were contributed to Nybor on April 29, 1998 by High River Limited Partnership, a Delaware limited partnership ("High River") of which Mr. Icahn is indirectly the sole owner, in return for a limited partnership interest in Nybor. The aggregate purchase price paid by High River for Stratosphere Bonds with an aggregate principal face amount of $46,550,000 was $34,615,375. Nybor purchased additional Stratosphere Bonds with an aggregate principal face amount of $36,782,000 for an aggregate purchase price of $15,171,000. As of the Effective Date, Nybor held Stratosphere Bonds with an aggregate principal face amount of $83,332,000 with an aggregate purchase price of $49,786,357. As a result, Nybor's Stratosphere Bonds were converted into 833,320 shares of common stock pursuant to the Plan of Reorganization.

      Nevar LLC, a New York limited liability company affiliated with Carl C. Icahn, acquired Stratosphere Bonds from AREH in June 1998 pursuant to a repurchase agreement in which Nevar agreed to sell Stratosphere Bonds back to AREH at its cost plus interest upon the occurrence of certain triggering events related to the licensing of AREH and certain of its personnel by the Nevada gaming authorities. The aggregate purchase price paid by Nevar for its Stratosphere Bonds was $60,749,950. As of the Effective Date, Nevar held Stratosphere Bonds with an aggregate principal face amount of $98,528,000. As a result, Nevar's Stratosphere Bonds were converted into 985,280 shares of common stock pursuant to the Plan of Reorganization. On October 4, 1999, AREH repurchased 985,280 shares from Nevar for $60,749,950. On March 24, 2000, AREH purchased an additional 50,000 shares of Stratosphere common stock from Nybor for $1,970,433 or $39.41 per share of common stock, raising its ownership interest to 51% of Stratosphere. AREH, or its affiliates, paid an aggregate of $62,720,393 for the 1,035,280 shares of common stock that it holds.

BACKGROUND OF THE MERGER

      In 1999, Mr. Icahn began to explore the possibility of taking Stratosphere private. Mr. Icahn contacted Judge Jerome Becker by telephone in August of 1999, and asked him if he would consider joining the board of directors of Stratosphere as the independent director in connection with a possible transaction whereby the stockholders of Stratosphere (other than persons affiliated with Mr. Icahn) would sell their shares to affiliates of Mr. Icahn. Judge Becker asked what was involved. Mr. Icahn asked Judge Becker to seek investment advisors and to commence a valuation for Stratosphere. Judge Becker agreed, and joined the board of directors in November 1999.

      Judge Becker is not an employee of Stratosphere or of any entity affiliated with Carl C. Icahn, does not have an equity interest in Stratosphere and will not have any equity interest in the surviving corporation. Judge Becker was compensated $2,000 during the ten months ended October 31, 2002 (representing $1,000 for each compliance committee meeting), $25,000 during the twelve months ended December 31, 2001 and $42,000 for his services during the twelve months ended December 31, 2000 plus reimbursement of expenses. There are no agreements or understandings in place with respect to his future compensation, if any. Any future compensation awarded to Judge Becker will be at the discretion of the board of directors. There is no arrangement or agreement for the independent director to be a member of the board of directors of the surviving corporation nor to be a member of senior management following the merger.

      In October 1999, in anticipation of his appointment as an independent director, Judge

Becker contacted possible financial advisors and finally the independent director engaged, at Stratosphere's expense, Raymond James & Associates, Inc. as his financial advisor, based on Raymond James's experience, expertise and familiarity with the business in which Stratosphere operates. The independent director retained the law firm of O'Melveny & Myers LLP as his legal counsel in connection with the possible transaction with Mr. Icahn. Thereafter, as described below, Judge Becker met with representatives of Raymond James and O'Melveny & Myers LLP. Raymond James conducted a financial analysis of Stratosphere and its prospects. Raymond James discussed with the independent director its preliminary valuation analysis and informed him of information that Raymond James had gathered concerning stock prices of comparable companies and recent M&A transactions that might be used in the preparation of its valuation of Stratosphere. Raymond James also orally discussed with Judge Becker preliminary results of its discounted cash flow (DCF) analyses, though the DCF analyses were based on assumptions that were not provided by Stratosphere, were still under consideration by Raymond James, and were subject to continuing revision as due diligence progressed. In particular, Raymond James and Judge Becker discussed the assumptions in light of the uncertainties created by Stratosphere's Phase II expansion (i.e., the effect that Phase II would have on the assumptions) and construction status at the time. Other items of discussion included the selection of comparable companies for the valuation analyses.

      Judge Becker and Raymond James also visited Stratosphere facilities in Las Vegas. Judge Becker visited Stratosphere to visually inspect the condition of Stratosphere Hotel and Casino, Tower and the stage of construction of Phase II expansion. Judge Becker also met with the Chief Financial Officer of the Company and discussed general business conditions of Stratosphere, including occupancy rates, gambling revenues and other income sources of Stratosphere, such as income from the retail space. He also visited Arizona Charlie's, which Stratosphere manages. No notes or memoranda regarding the dates or further details of the independent director's visits to Stratosphere exist.

      In a visit to Stratosphere on February 16, 2000, Raymond James discussed with Stratosphere management the costs and status of the Phase II expansion, reviewed the recent and planned expansion by Stratosphere's competitors in Las Vegas, the disadvantages of Stratosphere's location at the edge of the Las Vegas "strip" which is a significant distance from its better known competitors, Stratosphere's labor situation and the disadvantages resulting from its lack of significant retail space. Raymond James also separately toured the hotel and casino and construction site of Phase II.

      On March 29, 2000, Raymond James and the independent director met at the offices of Raymond James in New York. At that meeting, Raymond James alerted the independent director to the fact that the financial projections received from Stratosphere did not contemplate the completion of Phase II and that management did not express a willingness to recalculate the projections to do so. Raymond James informed the independent director that Stratosphere should provide adequate financial projections that included the effects of Phase II construction in order to properly value Stratosphere. Raymond James reported that the preliminary estimate of the cost of construction of Phase II received from Stratosphere was $65 million. Raymond James expressed uncertainty as to the accuracy of the estimate as well as to Stratosphere's ability and planned methodology to raise the capital to complete Phase II. Also at that meeting, Raymond

James discussed with the independent director the results of their review of stock prices of comparable companies and recent M&A transactions, and discussed various assumptions that were being considered by Raymond James in connection with their valuation of Stratosphere. Additionally, the recent resignation of Stratosphere's Chief Executive Officer and the imminent resignation of its Chief Financial Officer, and whether the minority shareholders should benefit from the Phase II expansion, were discussed. (The Company's Chief Executive Officer resigned in January 2000 and its Chief Financial Officer resigned in March 2000. William Bischoff was appointed as Chief Financial Officer in April 2000.) As a result of the lack of requisite information and uncertainty with respect to the information obtained thus far, Raymond James was conservative regarding the effects of Phase II with a bias toward increasing the valuation, which would benefit and protect shareholders. No notes or memoranda regarding this meeting exist. To the best of Raymond James' and the independent director's recollection, the conservative preliminary valuation range discussed at the meeting was approximately $110 million to $130 million for the equity of Stratosphere.

      In addition to the March 29, 2000 meeting, there were several telephone conversations between Judge Becker and Raymond James relating to updates on the status of the transaction. No notes or memoranda regarding the telephone conversations exist.

      On April 25, 2000, Mr. Icahn sent a letter to the board of directors proposing a transaction between Stratosphere and the majority shareholders affiliated with Carl C. Icahn, AREH and Nybor, pursuant to which a newly formed Delaware corporation whose outstanding stock would be owned by Nybor and by AREH, would be merged with and into Stratosphere. As a result of the merger, AREH and Nybor would be the only two stockholders of the surviving corporation, which would be Stratosphere. The existing stockholders of Stratosphere would receive cash for their shares of approximately $44.33 per share, based upon the offer's stated valuation of $90 million for the equity of the entire Company. A copy of the letter is included in this proxy statement as Annex G.

      On April 27, 2000, Stratosphere issued a press release announcing receipt of the offer letter from Mr. Icahn and that it was reviewing the proposal.

      Upon receipt of the offer, the Company transmitted it to the members of the board of directors to study the matter and make a determination of what action the Company should take with respect to the offer. The independent director, Judge Jerome M. Becker, continued to review and evaluate the advisability and fairness of the proposed merger transaction with his legal and financial advisors.

      On May 2, 2000, O'Melveny & Myers LLP, on the independent director's behalf, wrote to Mr. Icahn and indicated that Mr. Icahn's offer was substantially below the lower end of the valuation range arrived at by Raymond James and did not form a basis for a transaction. However, O'Melveny & Myers LLP invited further discussion of the matter. A copy of the letter is included in this proxy statement as Annex H.

      On May 10, 2000, and July 12, 2000, the independent director and his legal and financial advisors met with representatives of Mr. Icahn to further discuss the offer and factors affecting the valuation of Stratosphere. In essence, the parties tried to achieve a consensus with respect to reasonable assumptions for of the valuation of Stratosphere. Though Judge Becker and his advisors did not disclose the results of Raymond James' valuation analyses to date, the parties debated the assumptions regarding Stratosphere's operations that would underlie the analyses. Their discussions covered assumptions with respect to:

      -     room occupancy rates;

      -     casino revenue per occupied room;

      -     average daily room rates;

      -     average billing for food/beverage per patron;

      -     profit margins on all lines of revenues;

      -     corporate expenses;

      -     walk-in casino patron revenues; and

      -     restaurant revenues.

The independent director, Mr. Icahn, and their respective legal and financial advisors did not reach any agreement or consensus in these meetings regarding these assumptions and the independent director requested written documentation from Mr. Icahn to substantiate a $90 million valuation. (For information regarding the assumptions made by Stratosphere's management in preparing updated projections in 2001, see "Opinion of Financial Advisor to the Independent Director," below. Raymond James reviewed these assumptions but it does not express any view nor assumes any responsibility with respect to the assumptions or projections.)

      On June 6, 2000, counsel to Mr. Icahn provided the independent director with a copy of an internal memorandum showing why Mr. Icahn valued Stratosphere at $90 million when he made his bid. The memorandum outlined that a fair valuation for Stratosphere was calculated using several methodologies. First, the offer of $90 million represented a greater than 110% premium to the prevailing market price for the Company's shares at the time of the offer. Second, the Company was valued based on the 1999 EBITDA of $11.8 million and using the methodologies of comparing Stratosphere with other publicly traded gaming companies and comparing the merger with other transactions in the gaming industry. The memorandum details that by averaging the valuations derived from these valuation methodologies, the enterprise value for Stratosphere is $86 million. Then, $14 million of non-restricted cash, net of the debt and capital leases was added back, increasing the equity value to $100 million. Counsel to Mr. Icahn also stated in the letter that in connection with the preparation and review of the memorandum, Mr. Icahn had determined that he would be willing to raise his bid to a price which would value Stratosphere at $100 million. A copy of the memorandum is included in this proxy statement as Annex D. During the period while Mr. Icahn awaited a response from the independent director, Mr. Icahn reflected further on the content of the memorandum and decided not to bid $100 million. In a phone call to Raymond James on or about June 13, 2000, Mr. Icahn retracted his bid based on a $100 million valuation and indicated that an offer at $100 million valuation had not been authorized by the board of API, and in any event, it had not been accepted by Stratosphere.

      Raymond James made a second visit to Stratosphere on July 20, 2000 and met with the Chief Financial Officer and vice president of casino operations of Stratosphere. During their visit, they reviewed the progress and scheduled completion of construction for the Phase II expansion and obtained a copy of Stratosphere's initial financial projections for the years 2000 to 2004 ("July 2000 Projections"). The July 2000 Projections included the anticipated impact of the Phase II expansion but, since the construction was not complete, were not based on actual operating data for the new tower. A copy of these projections is attached as exhibit 16(c)(6) to the
Schedule 13E-3 filed in connection with this transaction and may be inspected or requested from the Company. See "AVAILABLE INFORMATION." The parties also discussed the location, number and ratio of slot machines to rooms in Stratosphere as compared to one of its competitors in Las Vegas. In addition, management indicated a concern that the tower attractions attract one-time visitors and may not generate repeat business.

      On August 24, 2000, counsel to Mr. Icahn renewed Mr. Icahn's offer to take Stratosphere private where holders of the minority shares would receive a price per share of $45.32, which placed a value on Stratosphere's outstanding common stock at approximately $92 million.

      As noted above, the initial range of values for Stratosphere that Raymond James indicated to the independent director in March 2000 had been computed against a lack of Stratosphere projections and other requisite information and uncertainty regarding the limited information that Raymond James had received. Raymond James has indicated that it prepared that initial valuation with a conservative bias toward a higher valuation to protect and benefit minority shareholders and to offer the independent director the views it had developed at that time, using the limited information then available to it, regarding a possible range of values for Stratosphere, subject to further analysis and possible revision upon receipt of additional information. By September 2000, Raymond James had determined that its initial range of values for Stratosphere was excessive and that it was prepared to issue a fairness opinion with respect to Mr. Icahn's offer of $45.32 per share to holders of minority shares. Raymond James made this determination because, between March 2000 and September 2000, Raymond James reviewed and analyzed the investigation it conducted as described above and the publicly available information relating to Stratosphere including its annual report and financial statements as set forth in its Form 10-Ks for the years ended December 29, 1997, December 27, 1998 and December 26, 1999 and its interim reports for the first two quarters of 2000 as set forth in its Form 10Q for the periods ended March 26, 2000 and June 25, 2000. Raymond James further reflected on its discussions with Stratosphere management and the various meetings described above with Mr. Icahn and his representatives. Raymond James also made certain modifications to the July 2000 Projections which Raymond James deemed appropriate in its professional judgment, using assumptions that were more optimistic with respect to certain casino revenues, hotel foodservice revenues and operating expenses which resulted in certain modified projections for use in certain forward-looking valuation techniques. As stated in its draft opinion referred to below, use of these modified projections, when compared to the July 2000 Projections, had no effect on or increased the projected value of the Company using all valuation methodologies. In no case did the use of the modified projections result in a decrease in Stratosphere's valuation when compared to the same valuation analysis using the July 2000 Projections provided by Stratosphere. After this review and analysis, on September 14, 2000 Raymond James delivered a draft of its fairness opinion to the independent director and provided its oral indication to the independent director that it would be prepared to issue a fairness opinion after reviewing a draft merger agreement. On September 15, 2000, the independent director provided a copy of the draft fairness opinion to counsel to Mr. Icahn. A copy of the draft fairness opinion is attached as exhibit 16(c)(3) to the Schedule 13E-3 filed in connection with this transaction and may be inspected or requested from the Company. See "AVAILABLE INFORMATION."

      On September 15, 2000, the audit committee of API, the general partner of AREP and AREH, met to consider the fairness of the transaction to AREP and its unit holders. The members of the audit committee at the time of the meeting were William A. Leidesdorf and Jack G. Wasserman. The following year, James L. Nelson joined the committee. The audit committee believed that it would be desirable for AREH to acquire the shares of Stratosphere held by Nybor, as well as those held by the minority shareholders, although they would seek to acquire the shares held by Nybor at a price lower than the $45.32 price per share contemplated to be paid to the minority shareholders. On September 15, 2000 through a series of conversations with Mr. Icahn, the audit committee negotiated to purchase Stratosphere shares held by Nybor. At the conclusion of the conversations taking place on September 15, 2000, Mr. Icahn agreed to sell those shares to AREH as part of Stratosphere merger transaction at a price of $44.33 per share.

      On September 18, 2000, a special meeting of the full board of directors of Stratosphere was convened. All directors were present by conference call at the meeting, and counsel to Mr. Icahn was also present. The directors were advised by the independent director as to the general nature of the analysis of Mr. Icahn's proposal undertaken by the independent director and Raymond James which analysis is reflected in the draft of the fairness opinion attached as exhibit 16(c)(3) to the Schedule 13E-3 filed in connection with this transaction. The independent director advised the board of directors that Raymond James had orally indicated to the independent director that the revised offer was fair from a financial point of view and that Raymond James would deliver a written opinion affirming its oral indication after having the opportunity to review a draft agreement and plan of merger. Following a motion to approve the transaction based upon the terms set forth in Mr. Icahn's August 2000 letter, the interested members of the board (namely, Messrs. Icahn, Mitchell, Saldarelli and Hirsch) recused themselves, and the independent director of the board voted to approve Mr. Icahn's revised offer of $45.32 per share subject to the receipt of a written fairness opinion from Raymond James and negotiation of a definitive merger agreement. Messrs. Mitchell, Saldarelli and Hirsch recused themselves because they are either employees of Mr. Icahn or of an affiliate. Mr. Icahn abstained because of his economic interest in the transaction.

      On September 19, 2000, Stratosphere issued a press release announcing that Stratosphere's board of directors had agreed to a going private transaction pursuant to which the holders of minority shares will receive a cash price of $45.32 per share and Nybor will receive a cash price of $44.33 per share.

      On November 15, 2000, an initial draft of the merger agreement prepared by counsel to Mr. Icahn was distributed to the independent director and his counsel at O'Melveny & Meyers LLP. In the subsequent weeks counsel to Mr. Icahn received comments on the draft and the terms of the merger agreement were negotiated.

      On December 8, 2000, a revised draft of the merger agreement which reflected the negotiated terms and comments was distributed by counsel to Mr. Icahn to the independent director and his counsel. Specifically, the December 8, 2000 draft:

      -     added AREH and Nybor as parties to the transaction;

      - contemplated that AREH would contribute the shares of common stock of Stratosphere held by AREH to Strat Merger Corp.;

      - expanded the representations and warranties to be made by Stratosphere to include representations indicating that there are no conflicts or violations arising from the merger and no material litigation affecting Stratosphere;

      - added representations and warranties from Nybor as to its ownership of the Company common stock and as to the absence of any untrue statement of a material fact or the omission of a material fact from the information supplied by Nybor to Stratosphere for inclusion in this proxy statement and the Schedule 13E-3 filed in connection with this transaction;

      - added agreements by Nybor not to dispose of the shares of Stratosphere common stock held by it prior to the closing of the merger and to vote in favor of the merger; and

      - added the requirement to receive a legal opinion from gaming counsel and any approvals necessary from the State of Nevada and Clark County prior to closing.

      Although drafts of the merger agreement were prepared by counsel to Icahn and circulated for comment to the independent director and his counsel as described above, because of the press of other business affecting counsel to Mr. Icahn, the agreement was not finalized between the period of December 2000 and May 2001 and Raymond James was not requested to deliver a written opinion at that time. Because of the passage of time, Raymond James indicated in the winter and spring of 2001 that it would be necessary to conduct a new review in order to evaluate the fairness of the transaction.

      In May of 2001, after the independent director called counsel to Mr. Icahn to determine the status of the transaction, representatives of Mr. Icahn contacted representatives of Raymond James in order to find out what Raymond James' fee would be to resume the fairness evaluation. The independent director had authorized a representative of Mr. Icahn to request Raymond James to commence the activities needed in connection with their fairness evaluation if Raymond James' fee was agreeable to Mr. Icahn. Raymond James was authorized to resume its fairness evaluation and the independent director proceeded again to evaluate the advisability and fairness of the proposed merger transaction with his legal and financial advisors. The independent director received from Stratosphere, through Raymond James, updated financial projections for the Company at various times in July, October and December of 2001. The December 2001 financial projections incorporated the actual performance of Stratosphere after the opening of the new hotel tower in July and the effects of the September 11 terrorist attacks and subsequent downturn in the travel, gaming and lodging businesses. A copy of the projections is included in this proxy statement as Annex K.

      On July 4, 2001, Stratosphere's Phase II expansion opened. On August 15, 2001, Raymond James visited Stratosphere to view the completed Phase II expansion and during the visit reviewed Stratosphere's occupancy and retail strategies with Stratosphere's Chief Financial Officer. They also discussed the opening of a new casino and hotel in Las Vegas and the apparent decline of another.

      On January 16, 2002, Stratosphere received a letter from AREH reaffirming its previous offer of $45.32 per share for the minority shares of the company. A copy of the letter is included in this proxy statement as Annex I. The board of directors requested the independent director to update his analysis and recommendation. On January 22, 2002, the independent director was provided with a draft of the merger agreement prepared by counsel to Mr. Icahn detailing the legal structure of the proposed transaction.

      O'Melveny & Myers LLP reviewed drafts of the merger agreement dated January 22, 2002 and January 25, 2002. Generally, O'Melveny & Myers LLP thought that the merger agreement was a balanced agreement that provided adequate protection for the minority shareholders of the Company and adequate assurance that the merger would be completed in an orderly manner. In particular, counsel noted that the closing conditions were not oppressive, were generally more favorable than the market for transactions of this type, and did not include a financing condition. O'Melveny & Myers LLP did note several minor changes that should be made to the proposed draft and these revisions were proposed, on behalf of the independent director, by fax to counsel to Mr. Icahn on January 30, 2002. O'Melveny & Myers LLP received a revised draft of the merger agreement on January 30, 2002 and proposed additional comments to counsel to Mr. Icahn by email on January 31, 2002. A revised draft of the merger agreement was redistributed on January 31, 2002 and was executed without material change on February 1, 2002 upon receipt of the requisite board approval.

      The independent director (i) reviewed carefully all of the information made available by the Company; (ii) consulted extensively with both O'Melveny & Myers LLP and Raymond James regarding the legal and financial aspects, respectively, of the merger agreement including, but not limited to, at a meeting on January 23, 2002 in which O'Melveny & Myers LLP and Raymond James informed the independent director of the results of their respective analyses; and (iii) analyzed critically the draft dated January 22, 2002 of the merger agreement for the fairness of the consideration offered to the holders of the minority shares from a financial point of view. At the meeting on January 23, 2002, Raymond James presented to the independent director and his counsel a "Valuation Summary." A copy of the Raymond James "Valuation Summary" presented on January 23, 2002 is attached in its entirety as an exhibit to the Schedule 13E-3 filed in connection with the transaction and may be inspected or requested from the Company. See "AVAILABLE INFORMATION." Raymond James used the code name "Sierra" to refer to Stratosphere while conducting its analysis, therefore all references to "Sierra" in the Valuation Summary are to Stratosphere. An opinion in conformity with its oral indication was delivered by Raymond James on January 23, 2002. A copy of the January 23rd fairness opinion is attached as an exhibit to the Schedule 13E-3 filed in connection with this transaction and may be inspected or requested from the Company. See "AVAILABLE INFORMATION."

         On January 23, 2002, based upon the considerations set forth in the preceding paragraph and further described below under the heading "Recommendations of the Independent Director", the independent director determined that the merger agreement and the merger contemplated thereby are advisable, fair to and in the best interest of the holders of the minority shares and recommended to the board of directors of the Company that they and the holders of the minority shares adopt and approve the merger agreement, substantially on the terms and conditions set forth in the draft merger agreement dated January 22, 2002.

         On February 1, 2002, the independent director held a meeting commencing at 1:00 o'clock p.m., New York time. Attending by phone at the request of the independent director were counsel from O'Melveny & Myers LLP and financial advisors from Raymond James. Before the meeting the draft of merger agreement to be executed on that day (pending board approval) was distributed to the meeting participants. The primary purpose of the meeting was to reaffirm the resolutions of the independent director of January 23, 2002. At the request of the independent director, Raymond James reaffirmed Raymond James' valuation analyses contained in the materials distributed by it on January 23, 2002, noting that the analyses had been updated through January 31, 2002, and confirmed that Raymond James would provide its written opinion, to be dated as of February 1, 2002, that the $45.32 cash price per share proposed to be paid is fair to the holders of the minority shares from a financial point of view. The valuation summary presented on February 1, 2002 is attached as an exhibit to the Schedule 13E-3 filed in connection with the transaction and may be inspected or requested from the Company. See "AVAILABLE INFORMATION." Raymond James used the code name "Sierra" to refer to Stratosphere while conducting its analysis, therefore all references to "Sierra" in the Valuation Summary are to Stratosphere. The copies of the Raymond James' Valuation Summaries dated January 23, 2002 and February 1, 2002 originally delivered to the independent director on those dates contained a typographical error in the "Comparable Company Analysis" section. Stratosphere's net book value was stated in those original presentations as $107 million when it was actually $138 million. The typographical error was discovered subsequent to the presentations but prior to any public disclosure or filing of the Valuation Summaries. The copies of the Valuation Summaries attached as exhibits to the Schedule 13E-3 filed in connection with this transaction reflect the correct net book value. Raymond James has indicated that this error did not affect its fairness determination. The independent director has indicated that this error does not affect his decision to approve and recommend the merger. The board of directors has indicated that this error does not affect their decision to approve and recommend the merger nor their belief as to the fairness of the transaction to the minority shareholders. AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. and Mr. Icahn have indicated that this error does affect their belief as to the fairness of the merger to the minority shareholders. See also "SPECIAL FACTORS--Opinion of Financial Advisor to the Independent Director--Net Book Value." Raymond James delivered an opinion in conformity with Raymond James' oral indication to the independent director on February 1, 2002. A copy of the fairness opinion dated February 1, 2002 is included as Annex C to this proxy statement. The opinion and the Valuation Summary presented on February 1, 2002 by Raymond James are summarized in this proxy statement under the caption "SPECIAL FACTORS--Opinion of Financial Advisor to the Independent Director." Legal counsel reaffirmed his views expressed on January 23, 2002 concerning the merger agreement and confirmed that they had concluded negotiating the merger agreement, and that they were satisfied with the draft to be executed on February 1, 2002. The independent director then reaffirmed the resolutions of the independent director dated January 23, 2002.

         On February 1, 2002, at approximately 2:30 p.m. New York Time, a special meeting of the board of directors was held by conference call. All of the directors were present. The board asked the independent director to present to the board his current recommendation regarding the merger and the draft of the merger agreement, to be executed on February 1, 2002. The independent director then gave a report with respect to his current analysis. The independent director reported that he had determined that the merger agreement and the merger contemplated thereby are advisable, fair to and in the best interest of the holders of minority shares and recommended to the board that they and the holders of the minority shares adopt and approve the merger agreement. The members of the board of directors acknowledged that they had received the following prior to the meeting: minutes of the independent director dated January 23, 2002, opinion of financial advisor to the independent director, dated January 23, 2002 and the merger agreement, draft dated January 31, 2002. Following the report and recommendation of the independent director and upon motion duly made and seconded, the board, with the affirmative vote of all directors present except Mr. Icahn, who abstained, approved the merger agreement, determined the merger agreement and the merger are advisable, fair to and in the best interest of the Company and its stockholders, including the holders of minority shares as a separate group, and voted to submit the merger agreement, together with the recommendation of the board, to the stockholders of the Corporation for the purpose of approving the merger agreement. Mr. Icahn abstained in view of his economic interest in the transaction. Messrs. Mitchell, Saldarelli and Hirsch did not recuse themselves again because subsequent to the September 18, 2000 meeting, it was determined that, as a technical matter, approval of a merger transaction under Delaware General Corporation Law and the by-laws of the Company require the vote of a majority of the members of the board of directors present. Therefore, approval by the independent director alone would not be considered valid. Raymond James delivered a signed, definitive written fairness opinion on February 1, 2002.

         On or about February 27, 2002, representatives of AREH and Stratosphere discussed the sections of the merger agreement relating to payment of fees and expenses. They agreed that AREH would pay the fees and expenses of the financial advisor to the independent director and would reimburse Stratosphere to the extent paid to date and Stratosphere would pay the independent director's fee and the fees and expenses of his counsel.

         In March 2002, the audit committee of API, the general partner of AREP, retained PricewaterhouseCoopers LLP ("PwC") to discuss with the committee the market conditions in which Stratosphere operated between September 2000 and February 2002 by providing high level comparative benchmarking information and an analysis of the operating performance of Stratosphere during that period based on publicly reported data and information provided to PwC by Stratosphere management. The audit committee requested the PwC presentation in light of the passage of time since the committee's September 15, 2000 meeting to consider the fairness of the transaction to AREP and its unit holders. PwC was engaged solely by the audit committee for its specific analysis and only the audit committee and the committee's counsel were present for PwC's presentation. PwC was not asked to perform, and did not perform, any independent analysis, audit or verification of any of the information used in its comparisons, and it was expressly agreed that PwC would accept information provided by or on behalf of AREP without audit or verification and would assume the information to be correct. PwC was not engaged to perform, and did not perform, any valuation or appraisal of the outstanding shares, Stratosphere business or the price offered in the transaction. PwC provided no fairness opinion to the audit committee, and it was expressly agreed that its services did not constitute an audit, examination, review or compilation of historical or prospective financial information and that it therefore was unable to express any opinion or other form of assurance with respect to any of the historical financial information, including on whether the financial information was presented in accordance with AICPA presentation guidelines. In light of the limited nature of the engagement, it was agreed that PwC would make no representations or warranties regarding the accuracy of any conclusions presented.

         The audit committee retained PwC because of its reputation, expertise and the extensive experience of its analysts in the gaming and hospitality industries. PwC was paid $31,773 in fees and expenses for providing these services to the audit committee.

         During each of the years 2002, 2001 and 2000, AREP has retained PwC to calculate the proportionate share of income and expense for the approximately 10,000 partners of AREP, and to prepare and to distribute Federal Tax Form K-1 to all of the partners. AREP paid PwC $93,197 in fees and expenses for providing these services during the six months ended June 30, 2002, $146,787 in 2001 and $103,558 in 2000.

         On May 21, 2002, PwC presented information to the audit committee and the committee's counsel on the condition that PwC would not prepare or provide any written report to the audit committee. PwC summarized publicly reported and additional unaudited information provided by management on the performance of Stratosphere and compared it to consolidated performance information for the Las Vegas Strip casinos compiled by the Las Vegas Convention & Visitors Authority (the "LVCVA Composite"), through March 31, 2002. PwC noted that after the Phase II expansion, during the period from September 2001 to March 2002, gross gaming revenue at Stratosphere increased in month-on-month comparisons while gross gaming revenues for the LVCVA Composite declined in month-on-month comparison for each month except February 2002.

         PwC discussed the comparative position of Stratosphere in the Las Vegas market based on a comparison of the information received from Stratosphere management to publicly available information from the LVCVA Composite. Based on this data for the period reviewed (September 2000 through March 2002), Stratosphere had approximately 2.9 percent of the total gaming positions available at Strip casinos. This was defined as Stratosphere's "fair share". Using the same data, Stratosphere's market share (defined as Stratosphere's gross gaming revenue divided by total Strip gross gaming revenue) during the seven-month period from September 2000 to March 2001, ranged from 2.3 to 3.5 percent. The data also showed that during the time period from September 2001 to March 2002, after the Phase II expansion, Stratosphere's gross gaming revenue market share ranged from 3.2 to 4.3 percent--in excess of its fair share of 2.9 percent and, in general, higher than the market share achieved prior to the expansion.

         Management also provided PwC with hotel occupancy statistics for Stratosphere and for five other casino hotels in Las Vegas that Stratosphere management described as comparable. Based on the information compiled by management and provided to PwC, PwC discussed that, during the time period between September 2000 and January 2001, Stratosphere's hotel occupancy ranged from 93 percent to 97 percent, while the average occupancy rate of the comparative group of six hotels (five competitors and Stratosphere) was between 83 and 97 percent.

         After the addition of 1,000 rooms in July 2001 (which represented a 69 percent increase in total rooms inventory), the management data indicated that Stratosphere experienced occupancy percentages ranging from 76 to 87 percent, while the average for the comparable group of six was between 76 and 87 percent. PwC noted that, although Stratosphere occupancy percentages had generally declined with the addition of the new hotel rooms, overall they did not drop dramatically. For the months of September, November, and December of 2001, the data provided by management showed that Stratosphere's occupancy rate exceeded that of the comparable average, suggesting the absorption of the new supply of hotel rooms.

         PwC also discussed Stratosphere's publicly reported EBITDA, noting that it had been volatile over the 18-month period ending on March 31, 2002. PwC also noted that during the seven month period from September 2001 to March 2002, Stratosphere's aggregate reported EBITDA had increased by approximately 17% compared to the prior period. PwC observed that Stratosphere's reported EBITDA interest coverage ratio (EBITDA/interest expense) dropped considerably after the debt associated with the hotel expansion was incurred in July 2001. During the eight-month period ending on March 31, 2002, the reported coverage ratio ranged from a low of .2 (January 2002) to a high of 9.2 (March 2002).

         PwC also discussed the reported performance of certain gaming company stocks during the September 2000 to March 2002 period, specifically Stratosphere Gaming Corporation, Riviera Holdings, Boyd Gaming Corporation, Station Casinos and Mandalay Resort Group. PwC noted that while there was no consistent pattern and considerable volatility, in general the prices of those stocks, including Stratosphere's, in March 2002 were above their September 2000 levels notwithstanding the effects of the recession and the aftermath of the September 11th attacks. PwC noted, however, that many of the other companies had operations outside of Las Vegas and were not necessarily comparable to Stratosphere.

         On September 1, 2002, William Bischoff left his employment with Stratosphere and on September 2, 2002 became an employee of Arizona Charlie's Inc., a Nevada corporation indirectly owned by Carl C. Icahn. Arizona Charlie's Inc. owns and operates Arizona Charlie's West, a casino and hotel in Las Vegas, Nevada. Mr. Bischoff's departure occurred with the hiring of Denise Barton by Stratosphere. Prior to her employment with Stratosphere, Ms. Barton had been Chief Financial Officer of Maupintour Holding, LLC (f/k/a Lowestfare.com, LLC), a Nevada limited liability company indirectly owned by Mr. Icahn. Ms. Barton commenced her employment with Stratosphere on August 12, 2002. Denise Barton was appointed by the board of directors as Chief Financial Officer, Secretary and Treasurer effective as of September 27, 2002, in order to fill the vacancy occasioned by Mr. Bischoff's departure.

         Richard Brown has served as Chief Operating Officer of Stratosphere since January 2001. Mr. Brown was promoted to Chief Executive Officer effective as of September 27, 2002. Stratosphere did not have a chief executive officer since January 18, 2000, therefore there was no corresponding departure of a Chief Executive Officer at the time of Mr. Brown's appointment.

RECOMMENDATION OF THE INDEPENDENT DIRECTOR

         In determining that the independent director would approve and recommend AREH's offer of $45.32 per share, the independent director considered the following factors, each of which, individually and in the aggregate, in the opinion of the independent director, supported such determination:

         - Raymond James Fairness Opinion. The independent director considered the financial presentations of Raymond James and its opinion that, as of February 1, 2002, and based upon and subject to the matters stated in its opinion, the offer of $45.32 per share in cash to be received by holders of minority shares in the merger was fair from a financial point of view to the holders of the minority shares. A copy of Raymond James's opinion, with a discussion of the information reviewed, assumptions made and matters considered by Raymond James, is included in this proxy statement as Annex C. You should read this opinion in its entirety as well as the other information described under " --Opinion of Financial Advisor to the Independent Director." The independent director notes that the opinion of the financial advisor is as of February 1, 2002 and that the opinion has not been updated. However, the independent director has generally kept himself apprised of the Company's business, operations and financial condition and does not believe there has been any significant change necessitating an updated opinion.

         - Liquidity Of Common Stock. The independent director considered the thin trading market and the lack of liquidity of Stratosphere's common stock. During the 12-month period prior to the initial April 2000 announcement by AREH of its proposal to acquire the shares, the common stock traded on less than one-third of all possible trading days during such 12-month period, with the average trading volume being 1,341 shares per day. The trading volume for the common stock in 2001 (the year after the initial merger announcement) did not show improvement over the trading volume in the year 2000.

         - Market Price And Premium. The merger consideration announced by AREH in April 2000 represented a 115.8% premium to the closing price of $21.00 on April 18, 2000, one week prior to the announcement, and March 28, 2000, four weeks prior to the announcement. However, Raymond James advised the independent director that the level of trading volume for the common stock did not constitute an active trading market in the common stock, and that comparisons of historical stock prices may not form a basis upon which to determine the fairness of the merger consideration proposed.

         - Negotiations. The independent director considered the fact that both the merger agreement, the transactions contemplated thereby and the increase in and the renegotiation of the offer price from $44.33 to $45.32 per share and other terms and conditions of the merger were the product of negotiations between AREH and the independent director, and that the independent director, as well as his legal and financial advisors, were independent of AREH and did not and would not have any equity interest in Strat Merger Corp. or the surviving corporation.

         - Absence Of Alternate Acquisition Proposals. Neither Stratosphere nor the independent director received any indications of interest with respect to an acquisition proposal other than from AREH following announcement of the initial offer of $44.33 in April 2000. The independent director did not solicit third-party indications of interest because the board of directors did not charge him to solicit bids. In addition, the initial offer was publicly announced by a press release on April 27, 2000 and no third-party came forward with an offer.

         - Terms Of The Merger Agreement. The independent director considered the advice received from independent legal counsel and the financial advisors regarding the terms of the merger agreement. O'Melveny & Myers LLP advised him that the merger agreement was a balanced agreement that provided adequate protection for the holders of minority shares of the Company and adequate assurance that the merger would be completed in an orderly manner. In particular, counsel noted that the closing conditions:

                  -- were not oppressive,
                  -- were generally more favorable than the market for transactions of this type, and
                  -- did not include a financing condition.

         O'Melveny & Myers LLP also advised the independent director that the changes it had recommended to be made to the merger agreement had been incorporated into the final draft. Raymond James expressed their agreement that the proposed draft of the merger agreement was fair to the holders of the minority shares. In addition, the independent director considered the following terms of the merger agreement:

                  -- the provision prohibiting the Company and the independent director from actively soliciting other offers for Stratosphere did not preclude the independent director from furnishing or providing access to information concerning Stratosphere to third parties in response to any unsolicited inquiry, proposal or offer to acquire Stratosphere; and

                  -- the ability of the independent director, so long as it is acting consistent with its fiduciary duty and the terms of the merger agreement, to withdraw its recommendation and/or terminate the merger agreement in order to permit Stratosphere to enter into a business combination transaction with a third party.

         - Availability Of Dissenters' Rights. The independent director considered the fact that shareholders of the Company have the right to exercise their appraisal rights to receive the fair value of their shares if they dissent from the merger in accordance with General Corporation Law of Delaware.

         With respect to comparing the proposed transaction under a discounted cash flow analysis, the comparison of historical stock price performance, the comparison with selected publicly traded companies, analysis of selected mergers and acquisitions, net book value, liquidation value and going concern value, the independent director reviewed the analysis of

Raymond James and expressly adopts that analysis, which is summarized below under the caption "Opinion of the Financial Advisor to the Independent Director."

         The only material negative factor considered by the independent director was the uncertainty surrounding the impact of the Phase II expansion. The accuracy of the projections provided to the independent director depends on the actual impact of such renovations on Stratosphere's business. At the time of the independent director's recommendation of the merger in September 2000, the Phase II renovations were not completed and the source of its financing was uncertain. Thus, the uncertainty surrounding the impact of the renovations on Stratosphere's business was a material negative factor. However, at the time of the independent director's recommendation of the merger in January 23 and February 1, 2002, the Phase II expansion had been completed, and Raymond James and the independent director had more reliable financial data concerning the impact of Phase II on Stratosphere's business. The projected earnings for fiscal years 2001 through 2006 provided to Raymond James and discussed below under the caption "Opinion of the Financial Advisor to the Independent Director" took into account, in a manner which the board of directors believes is reasonable, the benefits to be obtained from the capital improvements associated with Phase II. In this respect, the significance of the negative factor arising from the uncertainty surrounding the Phase II expansion was diminished.

         In view of the wide variety of factors considered in connection with his evaluation of the merger, the independent director did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors of Stratosphere believes that the merger is advisable, fair to (both substantively and procedurally) and in the best interests of Stratosphere and its stockholders (including the holders of minority shares as a separate group) and, after consideration of the recommendation of the independent director, recommends approval of the merger agreement, and the transactions contemplated thereby to Stratosphere's stockholders.

         In reaching its determination, the board of directors considered (1) the report presented by the independent director at the meeting of the board of directors on February 1, 2002, which included a discussion of the factors described under the heading "SPECIAL FACTORS - Recommendation of the Independent Director," and (2) the independent director's recommendation. The members of the board of directors also evaluated the merger in light of their knowledge of the business, financial condition and prospects of Stratosphere.



         With respect to comparing the proposed transaction under a discounted cash flow analysis, the comparison of historical stock price performance, the comparison with selected publicly traded companies, analysis of selected mergers and acquisitions, net book value, liquidation value and going concern value, the board of directors reviewed the analysis of Raymond James and expressly adopts that analysis, which is summarized below under the caption "Opinion of the Financial Advisor to the Independent Director." The board of directors notes that the per share net book value of Stratosphere exceeds the merger consideration to be paid to minority shareholders under the merger.
Nonetheless, the board of directors believe that it is appropriate for them to adopt the Raymond James' analysis of net book value as it appears on page 48 of this proxy statement because the analysis of Raymond James, which has significant experience in the valuation of companies, appears to the board to be reasonable.



         The Board believes that sufficient procedural safeguards to ensure fairness of the transaction were present, and there was no need to retain any unaffiliated representative to act on behalf of the minority shareholders or to require the approval of a majority of minority shareholders. The board believes that the merger is substantively and procedurally fair based on the following analysis:

         - The sole independent director of the Company recommended and approved the transaction, and the approval by the board of directors of the proposed transaction with AREH and the merger agreement and the recommendation by the board of directors for approval of the merger agreement by the stockholders would not have been made without a prior favorable recommendation of the transaction by the independent director. This factor supports the board's decision to approve the merger because it assures that a person independent of AREH, AREP, API, Beckton, Nybor, Barberry and Carl C. Icahn approved the transaction. The independent director is unaffiliated with the Company other than through his position as a member of the board of directors.

         - The independent director retained and was advised by O'Melveny & Myers LLP as his independent legal counsel, who had no relationship with or interest in AREH or the merger. See "SPECIAL FACTORS--Background of the Merger" and "--Recommendation of the Independent Director." This factor supports the board's decision to approve the merger because the independent director had the benefit of independent legal advice in considering and negotiating the transaction.

         - The independent director had received a written opinion, dated February 1, 2002, to the effect that, as of the date of the opinion and based upon the assumptions, limitations and qualifications in the opinion, the merger consideration to be received by the holders of minority shares of Stratosphere pursuant to merger agreement is fair to those shareholders from a financial point of view. See "SPECIAL FACTORS - Opinion of Financial Advisor to the Independent Director" and "ANNEX C - Opinion of Financial Advisor to Independent Director." The board of directors notes that the opinion of the financial advisor is as of February 1, 2002 and that the opinion has not been updated. However, the board of directors has generally kept itself apprised of the Company's business, operations and financial condition and does not believe there has been any significant change necessitating an updated opinion. This factor supports that board's decision to approve the merger because the independent director had the benefit of the advice and opinion of an independent financial adviser in reaching its conclusion to recommend the transaction.

         - Although the board was not present at PwC's presentation to the audit committee of API on May 21, 2002, the board has reviewed the description of the meeting set forth above under the heading "SPECIAL FACTORS--Background of the Merger" and does not believe it includes information materially different from the information already considered by the board. Therefore, the board concluded that reconsideration of its determination of the fairness of the transaction (both substantively and procedurally) to the minority shareholders is not necessary.

         - The shares are thinly traded. This factor supports the board's decision to approve the merger because it represents an opportunity for the holders of minority shares of Stratosphere to realize cash for their shares, which would otherwise be extremely difficult given the illiquidity of the market for Stratosphere's common stock.

         - The merger will provide merger consideration to holders of minority shares of Stratosphere entirely in cash and is not subject to any financing condition. See "SPECIAL FACTORS - Financing of the Merger." This factor supports the board's decision to approve the merger because it provides a specific cash payment to the minority shareholders rather than providing them with consideration in the form of securities that could expose them to the risks attendant to the issuer of any such securities and without subjecting them to the uncertainties that could be interposed into the transaction by a financing contingency.

         - The holders of minority shares of Stratosphere are entitled to exercise dissenters' rights and demand payment of the "fair value" for their shares. See "DISSENTERS' RIGHTS OF APPRAISAL" and "ANNEX B - Section 262 of the Delaware General Corporation Law." This factor supports the board's decision to approve the merger because the holders of minority shares have the opportunity to seek legal redress if they do not believe that the transaction provides them with "fair value" for their shares.

         - The merger agreement does not provide for any termination or "break-up" fees other than the payment of the out-of-pocket costs and expenses of the AREH, Nybor and Strat Merger Corp. up to a maximum amount of $500,000 in the event the independent director, acting consistent with its fiduciary duties and the terms of the merger agreement, terminates the merger agreement, or the board of directors (acting through the independent director) withdraws its approval or changes its recommendation to stockholders, approves an acquisition proposal with respect to an alternative transaction, or fails to call a special meeting of the stockholders, to mail the proxy statement as promptly as practicable, or to include its recommendation in the proxy statement. This factor supports the board's decision to approve the merger because the merger agreement provides an even-handed procedure in the event that a competing offer is made and another potential bidder would not be disadvantaged in making its bid by the existence of a "break-up" fee in favor of Strat Merger Corp. However, in light of the fact that the transaction was proposed by Carl C. Icahn, the beneficial owner of approximately 89.6% of the common stock of the Company, it is not likely that any transaction not supported by Mr. Icahn would succeed and therefore it is unlikely that any proposal for such a transaction would be made.

         The board of directors did not consider it necessary or desirable to seek an alternative transaction or to solicit third-party indications because:

- Carl C. Icahn, the beneficial owner of 89.6% of the common stock, had proposed the transaction and it is not likely that any transaction not supported by Mr. Icahn would succeed.

- a press release issued on April 27, 2000 announcing the initial offer of $44.33 per share failed to result in unaffiliated third-parties expressing any interest in acquiring the Company; and

- the merger agreement provided the Company with an option for termination that would not result in causing the Company to incur the expense of break-up fees if a better unaffiliated third-party offer was made to the Company.

         In light of the foregoing factors, the board of directors believes that there are sufficient procedural and substantive safeguards to ensure fairness of the transaction. Because the board of directors considered a large number and variety of factors in connection with their evaluation of the merger, the board of directors did not find it practicable to assign relative weights to the factors, and, accordingly, did not do so. The board of directors did not consider any negative factors.

POSITION OF AREH, AREP, API, BECKTON, NYBOR, BARBERRY, STRAT MERGER CORP. AND CARL C. ICAHN AS TO THE FAIRNESS OF THE MERGER

         Because AREH, AREP, API, Beckton, Nybor, Barberry and Carl C. Icahn currently beneficially own, and Strat Merger Corp. will beneficially own, a majority of the shares of common stock issued by Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. and Mr. Icahn, are deemed to be "affiliates" of Stratosphere within the meaning of Rule 13e-3 under the Exchange Act. Accordingly, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. and Mr. Icahn, as affiliates of Stratosphere, are required to express their belief as to the fairness of the merger to Stratosphere's unaffiliated shareholders or the holders of the minority shares of Stratosphere.

         AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. and Mr. Icahn (collectively, "the Affiliates") have determined that the merger is both substantively and procedurally fair to the holders of minority shares of Stratosphere. This belief is based upon the conclusions of, and approval of the board of directors, as well as the bases therefore, which conclusions and bases, as set forth in "SPECIAL FACTORS--Recommendation of the Board of Directors" are incorporated by reference herein. Although none of the Affiliates (with the exception of the audit committee of API) were present at PwC's presentation to the audit committee of API on May 21, 2002, the Affiliates have reviewed the description of the meeting set forth above under the heading "SPECIAL FACTORS--Background of the Merger" and do not believe it includes information materially different from the information already considered by them. Therefore, the Affiliates have concluded that reconsideration of their determination of the fairness of the transaction (both substantively and procedurally) to the minority shareholders is not necessary.

         With respect to comparing the proposed transaction under a discounted cash flow analysis, the comparison of historical stock price performance, the comparison with selected publicly traded companies, analysis of selected mergers and acquisitions, net book value, liquidation value and going concern value the Affiliates expressly adopt the analysis of Raymond James, which is summarized below under the caption "Opinion of the Financial Advisor to the

Independent Director." The Affiliates note that the opinion of the financial advisor is as of February 1, 2002 and that the opinion has not been updated. However, each of the Affiliates has generally kept itself apprised of the Company's business, operations and financial condition and does not believe there has been any significant change necessitating an updated opinion. The Affiliates note further that the per share net book value of Stratosphere exceeds the merger consideration to be paid to minority shareholders under the merger. Nonetheless, the Affiliates believe that it is appropriate for them to adopt the Raymond James' analysis of net book value as it appears on page 48 of this proxy statement because the analysis of Raymond James, which has significant experience in the valuation of companies, appears to the Affiliates to be reasonable.

PURPOSE AND REASONS FOR THE MERGER

         The purpose and reasons of AREH, AREP, API, Beckton, Strat Merger Corp. and Mr. Icahn for engaging in the transactions contemplated by the merger agreement is to acquire 100% ownership of Stratosphere in a transaction in which the holders of Stratosphere's common stock (other than AREH and Nybor) would be entitled to have their equity interest in Stratosphere extinguished in exchange for cash in the amount of $45.32 per share and Nybor would receive $44.33. This acquisition is part of a planned expansion into the gaming industry. AREH has previously disclosed that it may consider additional investments in the gaming industry and in the entertainment industry, such as movie theatre interests and the financing of, and investment in, the movie production and distribution industries. AREH, AREP, API, Beckton, Strat Merger Corp. and Mr. Icahn believe that there may be synergies between production companies for movies and live entertainment and supplying entertainment content to hotels and casinos. AREH, AREP, API, Beckton, Strat Merger Corp. and Mr. Icahn also considered the lack of liquidity of Stratosphere's common stock and believe that this transaction provides liquidity to Stratosphere's stockholders. The determination to proceed with the acquisition at this time would also, in their view afford Stratosphere's stockholders an opportunity to dispose of their shares at a premium over the market prices that prevailed prior to the date on which Stratosphere announced the offer to go private. In addition, causing Stratosphere to be closely held, and therefore no longer required to file periodic reports with the SEC, would enable management of Stratosphere to focus to a greater degree on the creation of long term value by reducing management's commitment of resources with respect to procedural and compliance requirements of a public company, provide AREH, AREP, API, Beckton, Strat Merger Corp. and Mr. Icahn with flexibility in dealing with the assets of Stratosphere, and reduce costs associated with Stratosphere's obligations and reporting requirements under the securities laws (for example, as a privately held entity, Stratosphere would no longer be required to file quarterly and annual reports with the SEC or publish and distribute to its stockholders annual reports and proxy statements), which AREH, AREP, API, Beckton, Strat Merger Corp. and Mr. Icahn anticipate could result in considerable savings per year. See "SPECIAL FACTORS--Background of the Merger;" and "--Certain Effects of the Merger." An alternative means to accomplish the stated purpose considered by AREH, AREP, API, Beckton and Strat Merger Corp. was the form of the transaction described in the letter from Mr. Icahn to the board of directors on April 25, 2000, a copy of which is included in this proxy statement as Annex G. In this alternative transaction, Nybor would remain as a shareholder of the surviving corporation. The alternative was rejected because by purchasing Nybor's shares AREH would increase its investment in Stratosphere, and hence would possess a larger stake in the gaming industry, and would eliminate any potential future conflicts that could arise between Mr. Icahn and his affiliates, including Nybor and AREH.

         The purpose of Stratosphere for engaging in the transaction at this time is to respond to the bid received which ultimately provided for a transaction in which the holders of Stratosphere's common stock (other than AREH and Nybor) would be entitled to have their equity interest in Stratosphere extinguished in exchange for cash in the amount of $45.32 per share and Nybor would receive $44.33. After the consideration of all of the factors described previously under the headings "Recommendation of the Independent Director" and Recommendation of the Board of Directors" the board of directors of Stratosphere believes that the merger is advisable, fair to and in the best interests of Stratosphere and its stockholder (including the holders of minority shares as a separate group). The reason an alternative transaction was not considered by the independent director is described under the heading "Absence of Alternative Acquisition Proposals" in the section "Recommendation of the Independent Director" and by the board of directors in the section entitled "Recommendation of the Board of Directors." The reason for the structure of the merger transaction is described in the previous paragraph.

         The purpose and reasons of Nybor and Barberry for engaging in this transaction is for Nybor to receive $44.33 per share. By extinguishing Nybor's equity interest in Stratosphere, Nybor can avoid any potential future conflict with AREH, which could otherwise arise from the fact that both AREH (which is 99% owned by AREP, a public company traded on the New York Stock Exchange) and Nybor hold significant positions in Stratosphere but may have different interests with respect to those positions. Nybor agreed to receive a per share consideration less than that to be paid to the minority shareholders at the request of the audit committee of API, the general partner of AREH, in order to lower the overall cost of the transaction to AREH without reducing the consideration to be paid to the minority shareholders of Stratosphere.

         Because of the press of other business affecting counsel to Mr. Icahn, the merger agreement was not finalized between the period of December 2000 and May 2001. The passage of time was not a reflection of a change in interest of any of Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. or Mr. Icahn in pursuing the transaction. In May of 2001, the transaction proceeded forward again as a result of a call by the independent director to counsel to Mr. Icahn regarding the status of the transaction.

OPINION OF FINANCIAL ADVISOR TO THE INDEPENDENT DIRECTOR

         The independent director retained Raymond James to deliver an opinion as to the fairness of the merger consideration to holders of minority shares from a financial point of view. Prior to the February 1, 2002 meeting of the independent director, during which the independent director reviewed the final terms of the merger and determined to recommend the approval of the merger to the board and Stratosphere's stockholders (other than the entities affiliated with Carl C. Icahn), Raymond James provided the independent director with a package of analytical exhibits, a summary of which is set forth below, reaffirming earlier guidance provided orally to the independent director, that the consideration offered to Stratosphere stockholders other than Nybor and AREH was fair from a financial point of view. The terms of the merger, including the merger consideration to be paid to the holders of minority shares, were determined by negotiation between the independent director with the assistance of legal counsel and AREH.

         On February 1, 2002, Raymond James delivered its oral opinion to the independent director to the effect that, as of that date, and based upon and subject to the various considerations described therein, the merger consideration of $45.32 per share in cash to be received by the holders of minority shares pursuant to the merger agreement was fair to such stockholders from a financial point of view. Raymond James confirmed its oral opinion by delivery of its written opinion dated February 1, 2002. THE FULL TEXT OF RAYMOND JAMES' OPINION IS INCLUDED AS ANNEX C TO THIS PROXY STATEMENT. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. Raymond James has provided its written consent to quote and to refer to its opinion in this proxy statement. Stockholders of Stratosphere are urged to read Raymond James' opinion in its entirety for a description of the assumptions made, matters considered and the qualifications and limitations of the review undertaken by Raymond James in rendering its opinion. Raymond James' opinion, which is addressed to the independent director of Stratosphere, is directed only to the fairness, from a financial point of view, of the consideration offered in the merger to the holders of minority shares and does not address the relative merits of the merger, any alternatives thereto or the independent director's decision to proceed with the merger. Further, the opinion does not constitute a recommendation as to how holders of Stratosphere's common stock should vote with respect to the merger. Raymond James was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Stratosphere. Raymond James neither determined nor recommended to the independent director the amount of consideration in the Merger.

         Stratosphere does not as a matter of course make public forecasts or projections as to future performance (including as to revenues, earnings, other income statement items and cash flows) or financial position. In December 2001, Stratosphere management provided to Raymond James operational and financial projections ("Projections") for the fiscal years 2001, 2002, 2003, 2004, 2005 and 2006. A copy of the Projections is included in this proxy statement as Annex
K. Following are the material assumptions made by the management of Stratosphere in preparing the Projections:

         Revenues

         Revenues were estimated based on revenue earned for each occupied room and estimated occupancy rates. The historical experience for the year ended December 31, 2000 and six months ended June 30, 2001 were utilized as the baseline. Occupancy rates and revenues per occupied room were both estimated utilizing the baseline, adjusted for the impact of September 11, 2001 to arrive at the 2002 estimate. It was then assumed that the occupancy rate and revenues per occupied room would grow back to approximately the pre September 11, 2001 level over the next four years.

         The following table describes the actual occupancy rate and revenues per occupied room for 2000 and the occupancy rate and revenues per occupied room rate for 2001 through 2006 as estimated in accordance with the procedure described in the immediately proceeding paragraph.

                                     2000         2001        2002       2003       2004       2005       2006
                                   -----------------------------------------------------------------------------
Occupancy Rate                       95.8%        92.8%       85.0%       87.0%       89.0%      92.0%      95.0%



                                     2000         2001        2002       2003       2004       2005       2006
                                   -----------------------------------------------------------------------------
Revenues per Occupied Room
  Casino                           104.36        96.28       91.00       92.00       94.00      96.00     100.00
  Rooms                             51.42        47.57       48.00       49.00       51.00      53.00      56.00
  Food & Beverage                   71.05        54.91       48.00       51.00       54.00      57.00      60.00
  Other Operating Departments       38.42        27.28       23.50       26.00       27.25      27.75      28.75

         Expenses

         Departmental expenses were estimated by determining the ratio of departmental expenses to departmental revenues based on historical experience for the year ended December 31, 2000 and the six months ended June 30, 2001 as the baseline. Total expenses were adjusted for the impact of September 11, 2001 and the ratios were estimated for 2002 and remained constant over the remaining four years.

         The following table describes the actual expense ratios for 2000 and the expense ratios for 2001 through 2006 as estimated in accordance with the procedure described in the immediately proceeding paragraph.

                                     2000         2001        2002        2003        2004       2005       2006
                                   ------------------------------------------------------------------------------
    Casino                           57.2%        55.2%       53.0%       53.0%       53.0%      53.0%      53.0%
    Rooms                            40.5%        41.5%       40.0%       40.0%       40.0%      40.0%      40.0%
    Food & Beverage                  71.8%        71.4%       72.0%       72.0%       72.0%      72.0%      72.0%
    Other Operating Departments      46.5%        43.6%       43.9%       43.3%       43.0%      43.4%      44.1%

         General and administrative expenses represented approximately 30% of total revenues and were estimated to grow at a rate of 5% per year over the previous year.

         Depreciation and amortization were estimated based on expected capital improvements and expected useful lives in accordance with our accounting policy for depreciation expense.

         Raymond James did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Stratosphere. Raymond James was not requested to review the December 31, 2001 audited financial statements, nor were such audited financial statements available at the time of its delivery of the fairness opinion. Raymond James was not asked to reaffirm its fairness opinion once the audited financial statements became available, nor is it under any obligation to do so. The actual net revenues for the year ended December 31, 2001 were $141,974,000 or $2,948,000 less than the revenue of $144,922,000 included in the Projections for that period. EBITDA for the year ended December 31, 2001 was $15,815,000 or $701,000 more than the EBITDA of $15,114,000 included in the Projections for that period. Raymond James assumed no responsibility for, and expressed no view as to, the forecasts, financial information and data provided to it by Stratosphere, or the assumptions on which they were based.

         In connection with its opinion, Raymond James, among other things:

      - reviewed the financial terms and conditions as stated in the January 31, 2002 draft of the merger agreement, which did not vary in any material respect from the final form of the merger agreement, dated February 1, 2002;

      - reviewed the audited financial statements of Stratosphere as of and for the years ended December 31, 2000 and December 26, 1999, and the period from September 28, 1998 through December 27, 1998, and the period from December 29, 1997 through September 27, 1998;

      - reviewed the unaudited financial statements of Stratosphere for the nine months ended September 30, 2001 and September 24, 2000;

      - reviewed Stratosphere's annual reports filed on Form 10-K for the fiscal year ended December 31, 2000, the year ended December 26, 1999, and December 27, 1998, as well as its quarterly reports Form 10-Q for the quarters ended September 30, 2001 and September 24, 2000;

      - reviewed other financial and operating information requested from and/or provided by Stratosphere, including financial and operating projections, and other documents related to Stratosphere;

      - reviewed certain other publicly available information on Stratosphere;

      - discussed with members of the senior management of Stratosphere certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry;

      - reviewed the historical market prices and trading activity of the common stock of Stratosphere;

      - compared historical and projected revenues, operating earnings, net income and capitalization of Stratosphere and certain other publicly held companies deemed comparable to Stratosphere;

      - reviewed financial and operating information concerning selected business combinations which involved companies in the gaming and casino industry deemed comparable to Stratosphere; and

      - conducted such other financial studies, analyses and investigations as Raymond James deemed appropriate for rendering its opinion.

         In preparing its opinion, Raymond James performed a variety of financial and comparative analyses and made assumptions in conjunction with Stratosphere with respect to assets, financial condition and other matters, including the following material assumptions regarding Stratosphere:

      - As set forth in its written opinion to the independent director, Raymond James assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to Raymond James by Stratosphere management for the purposes of its opinion, including the accuracy and completeness of Stratosphere's audited year-end financial statements and unaudited quarterly financial statements. Among other matters, therefore, Raymond James assumed:

            - Stratosphere actually owns the assets reflected in its financial statements;

            - The absence of any material liabilities that are not disclosed or reflected in Stratosphere's financial statements; and

            - Stratosphere's ability to continue operations as in the recent past and meet its obligations.

      - With respect to financial forecasts and financial information and data provided to Raymond James by Stratosphere, Raymond James assumed that such forecasts, financial information and data were reasonably prepared on bases reflecting the best available estimates and judgments of Stratosphere's management as to the future financial performance of Stratosphere and that such projections provided a reasonable basis upon which Raymond James could form an opinion.

         In addition, Raymond James assumed that the merger would be consummated substantially in accordance with the terms set forth in the January 31, 2002 draft of the merger agreement, which did not vary in any material respect from the final form of the merger agreement dated February 1, 2002.

         These assumptions were the only material assumptions made by Raymond James in preparing its analysis.

         The estimates of value arrived at by Raymond James based on such analyses and the valuation results determined from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, all of which may be significantly more or less favorable than suggested by such analysis. Such analyses were prepared solely as a part of Raymond James' analysis of the fairness, from a financial point of view, of the cash consideration to be received by the holders of minority shares pursuant to the merger agreement, and were provided to the independent director of Stratosphere. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold or at which Stratosphere's common stock might trade. In addition, the opinion of Raymond James was one of several factors taken into consideration by the independent director in making its determination to approve the merger. Consequently, the analyses described below should not be viewed as determinative of the independent director's recommendation with respect to the merger. Neither Stratosphere nor the independent director placed any limits on the scope of the analyses performed, or opinion expressed, by Raymond James.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Raymond James was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available for consideration by the independent director. Raymond James did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness of the merger consideration from a financial point of view. Rather, in reaching its conclusion, Raymond James considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Raymond James did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Raymond James believes that its analyses must be considered as a whole and that selecting a portion of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion.

         Raymond James' opinion necessarily took into account general economic, market, financial and other conditions as they existed on, and could be evaluated as of, the date of such opinion, as well as the information then currently available to Raymond James. It should be understood that, although subsequent developments and the future availability of updated financial information regarding Stratosphere and the comparable companies included in Raymond James' analyses may affect the analyses and findings contained in Raymond James' report, Raymond James does not have any obligation to update, revise or reaffirm its report, including the results of the Raymond James' analyses discussed below.

         The following paragraphs summarize all material analyses performed by Raymond James in arriving at its opinion and reviewed by Stratosphere's Independent Director.

         - Discounted Cash Flow Analysis. Raymond James considered the results of a discounted cash flow analysis of the Company. The discounted cash flow approach ("DCF") method is frequently used to determine the value of a closely held company. The method is one of estimating the present value of the projected future cash flows to be generated from the business and theoretically available (though not necessarily paid) to the capital providers of the company. This method was particularly useful in evaluating Stratosphere because it fully takes into account expected future benefits of Phase II.

         Raymond James calculated the net present value of the Company's projected five-year stream of unlevered free cash flows and projected terminal value multiple of 2006 EBITDA, based on the Projections. "Unlevered free cash flow" for each period is equal to the Company's operating income plus depreciation and amortization, less income taxes, investment in working capital and capital expenditures, for that period. Unlevered free cash flows for the periods October through December 2001, fiscal years 2002, 2003, 2004, 2005 and 2006 were $1,037,000, $7,214,000, $7,636,000, $7,855,000, $8,559,000 and
$9,976,000 respectively, based on the Projections. Raymond James calculated the net present value of these unlevered free cash flows by applying discount rates ranging from 10.0% to 14.0% to the unlevered free cash flows calculated from the Projections. Raymond James arrived at this discount rate range by reviewing public information for the selected comparable publicly-traded companies and calculating an appropriate weighted average cost of capital, which was 11.2%, as well as by applying business judgment.

         The "projected terminal value" is the value of the enterprise in a theoretical sale at the end of fiscal year 2006. The projected terminal value is calculated by multiplying the fiscal year 2006 EBITDA indicated in the Projections by an appropriate EBITDA multiplier. Raymond James analyzed the precedent M&A transactions used in the Stratosphere analysis and calculated the enterprise value as a multiple of EBITDA at which the precedent M&A transactions occurred. Raymond James then used the mean multiple for the precedent M&A transactions, which was 6.3x, along with business judgment, to determine a range of terminal value multiples for Stratosphere (which was 5.0x to 7.0x). The net present value of the projected terminal value was calculated utilizing the aforementioned discount rate range of 10.0% to 14.0%.

         The sum of the net present value of the unlevered free cash flows for each period was added to the net present value of the projected terminal value, resulting in a net present value of the Stratosphere enterprise. The net present value of the Stratosphere enterprise, plus the value of Stratosphere's cash at September 30, 2001 ($28,695,000), less the value of Stratosphere's debt at September 30, 2001 ($84,278,000) resulted in the net present value of Stratosphere's equity. The value of Stratosphere's equity, divided by the number of shares outstanding (2,030,000), resulted in a per share value of Stratosphere's equity.

         The lowest per share value represented by the discounted cash flow analysis was $18.21, assuming a discount rate of 14.0% and a terminal EBITDA multiple of 5.0x. The highest per share value represented by the discounted cash flow analysis was $40.96, assuming a discount rate of 10.0% and a terminal EBITDA multiple of 7.0x. The mean of all per share values calculated was $28.87. The median of all per share values calculated was $28.71. Additional information regarding the calculations performed by Raymond James as part of its discounted cash flow analysis is available in the "Valuation Summaries" which are filed as exhibits to the Schedule 13E-3 filed in connection with the transaction and may be inspected or requested from the Company. See "AVAILABLE INFORMATION." Raymond James used the code name "Sierra" to refer to Stratosphere while conducting its analysis, therefore all references to "Sierra" in the Valuation Summaries are to Stratosphere.

         - Comparison Of Historical Stock Price Performance. Raymond James examined the history of the trading prices for Stratosphere common stock from October 14, 1998 to January 31, 2002. During the period from April 25, 1999 through April 24, 2000 (the "Year Prior"), which corresponds to the twelve month period ending on April 25, 2000, the date of the announcement ("Announcement") by AREH of its proposal to purchase all outstanding shares of Stratosphere, trading of common shares of Stratosphere actually occurred on 78 days of a total of 254 possible trading days during the Year Prior, and the average trading volume of Stratosphere common shares on the 78 days of actual trading during the Year Prior was 1,341 shares per day. The merger consideration represents a 115.8% premium to and a 3.6% discount from the lowest closing price of $21.00 and highest closing price of $47.00 per share of Stratosphere common stock, respectively, during the Year Prior. On the trading day one day prior to the Announcement, no trades of common shares of Stratosphere occurred. The merger consideration represents a 115.8% premium to the closing price of $21.00 on April 18, 2000, one week prior to the Announcement. The merger consideration also represents a 115.8% premium to the closing price of $21.00 on March 28, 2000, four weeks prior to the Announcement. During the period commencing on April 26, 2000, and ending on January 31, 2002 (the "Post-Announcement Period"), trading of common shares of Stratosphere occurred on 84 days of a total of 390 possible trading days during the Post-Announcement Period, and the average trading volume of Stratosphere common shares on the 84 days of actual trading during the Post-Announcement Period was 1,399 shares per day. The merger consideration price represents a 46.2% and a 1.0% premium to the lowest closing price of $31.00 and highest closing price of $44.88 per share of Stratosphere common stock, respectively, during the Post-Announcement Period. The merger consideration price also represents a 13.3% premium to the closing price of $40.00 on January 3, 2002, and a 19.3% premium to the closing price of $38.00 on January 17, 2002. Finally, the merger consideration price represents a 7.9% premium to the closing price of $42.00 on January 24, 2002, the last trading day during which Stratosphere common stock actually traded prior to the February 1, 2002 public announcement of the execution of the Merger Agreement. Raymond James believes that the level of trading volume during the Year Prior and the Post-Announcement Period does not constitute an active trading market in the shares of Stratosphere common stock and that comparisons of historical stock price performance at certain times prior to or following the announcement may, in some cases, not be possible and may not form a basis upon which to determine accurately the value of Stratosphere common stock.

         Raymond James considered, but did not give significant weight to, historical stock prices due to the low trading volume and lack of liquidity of Stratosphere common stock. Raymond James placed the most weight in valuation techniques that were prospective and would therefore take into account the investments made by Stratosphere in connection with Phase II.

         - Comparison With Selected Publicly Traded Companies. Raymond James compared selected financial data of Stratosphere with certain data from publicly traded companies considered by Raymond James to be comparable to Stratosphere. This technique is a widely-used valuation methodology in which the value of a company is determined based upon the trading multiples of selected comparable publicly-traded companies. Specifically, Raymond James included in its review the following Gaming and Casino companies:

            -     Argosy Gaming Corporation
            -     Ameristar Casinos, Inc.
            -     Aztar Corporation
            -     Boyd Gaming Corporation
            -     Isle of Capri Casinos, Inc.
            -     Riviera Holdings Corporation
            -     Station Casinos, Inc.

         In examining these comparable companies, Raymond James calculated the enterprise value of each company as a multiple of its respective: (i) LTM sales;
(ii) LTM EBITDA; and (iii) LTM EBIT. The "enterprise value" of a company is equal to the value of its "fully diluted common equity" plus the value of the debt and the liquidation value of outstanding preferred stock, if any, less cash and marketable securities. "Fully diluted common equity" is determined by multiplying each company's stock price by the number of common shares outstanding, including additional shares that would be issued as a result of the exercise or conversion of common stock equivalents (convertible bonds, preferred stock, warrants and rights). "LTM" is defined as the last twelve-month period for which financial data for the company at issue has been publicly reported. "EBITDA" is defined as earnings before interest expense, taxes, depreciation and amortization. "EBIT" is defined as earnings before interest expenses and taxes. Raymond James also calculated the enterprise value of each company as a multiple of its respective projected EBITDA for the fiscal years ending December 2001 and December 2002. Raymond James also calculated the market value of the equity of each company as a multiple of LTM earnings. All historical and projected data for each comparable company were derived from publicly available sources. Raymond James' analysis of the comparable companies yielded a range of enterprise value as a multiple of LTM revenues of 0.9x to 2.4x with a mean of 1.7x and median of 1.4x, which implies an equity value range of $73.4 million to $283.5 million with a mean of $187.9 million and median of $142.7 million, an enterprise value range of $129.0 million to $339.1 million with a mean of $243.5 million and median of $198.3 million, and a per share valuation range of $36.15 to $139.65 with a mean of $92.57 and median of $70.31. Raymond James' analysis of the comparable companies yielded a range of enterprise value as a multiple of LTM EBITDA of 5.6x to 9.8x with a mean of 7.6x and median of 7.4x, which implies an equity value range of $32.3 million to $98.1 million with a mean of $63.1 million and median of $60.5 million, an enterprise value range of $87.9 million to $153.7 million with a mean of $118.7 million and median of $116.1 million, and a per share valuation range of $15.93 to $48.31 with a mean of $31.10 and a median of $29.81. Raymond James' analysis of the comparable companies yielded a range of enterprise value as a multiple of LTM EBIT of 9.2x to 15.1x with a mean of 11.7x and median of 11.3x, which implies an equity value range of $2.8 million to $40.5 million with a mean of $19.3 million and median of $16.8 million, an enterprise value range of $58.4 million to $96.1 million with a mean of $74.9 million and median of $72.4 million, and a per share valuation range of $1.39 to $19.94 with a mean of $9.51 and a median of $8.27. Raymond James' analysis of the comparable companies yielded a range of enterprise value as a multiple of projected 2001 EBITDA of 6.2x to 9.3x with a mean of 7.6x and median of 7.2x, which implies an equity value range of $41.1 million to $89.6 million with a mean of $63.3 million and median of $57.0 million, an enterprise value range of $96.7 million to $145.2 million with a mean of $118.8 million and median of $112.6 million, and a per share valuation range of $20.24 to $44.13 with a mean of $31.16 and a median of $28.07. Raymond James' analysis of the comparable companies yielded a range of enterprise value as a multiple of projected 2002 EBITDA of 6.0x to 8.5x with a mean of 7.1x and median of 6.9x, which implies an equity value range of $51.0 million to $94.8 million with a mean of $71.6 million and median of $68.1 million, an enterprise value range of $106.5 million to $150.4 million with a mean of $127.2 million and median of $123.6 million, and a per share valuation range of $25.11 to $46.69 with a mean of $35.28 and a median of $33.53. At the merger consideration price, Stratosphere's enterprise value as a multiple of LTM revenues, EBITDA and EBIT was 1.0x, 9.4x and 23.1x, respectively. At the merger consideration price, Stratosphere's enterprise value as a multiple of projected 2001 and projected 2002 EBITDA was 9.5x and 8.3x, respectively. At the merger consideration price, Stratosphere's equity value as a multiple of LTM earnings was 30.4x. At the merger consideration price, Stratosphere's enterprise valuation, equity valuation and share price were $147.6 million, $92.0 million and $45.32, respectively. Except for enterprise value as a multiple of LTM revenues, at the merger consideration price Stratosphere's enterprise value multiples are in the upper end of the ranges (and in some cases, are higher than) the enterprise value multiples of the comparable companies.

         The table below shows Stratosphere's value range, in millions of dollars. The Stratosphere enterprise value multiples are also included in the table so that they can be compared with the low, mean, median and high multiples that Raymond James calculated for comparable companies.

($millions, except per share figures)


                                         Stratosphere
                                             LTM            Stratosphere
                                            Actual         at Offer Price      low         mean         median          high
 LTM Revenues:                              $141.9
           Multiple of Enterprise Value                          1.0x          0.9x         1.7x          1.4x           2.4x
           Implied Enterprise Valuation                        $147.6        $129.0       $243.5        $198.3         $339.1
               Implied Equity Valuation                         $92.0         $73.4       $187.9        $142.7         $283.5
                    Implied Share Price                        $45.32        $36.15       $92.57        $70.31        $139.65

 LTM EBITDA:                                 $15.7
           Multiple of Enterprise Value                          9.4x          5.6x         7.6x          7.4x           9.8x
           Implied Enterprise Valuation                        $147.6         $87.9       $118.7        $116.1         $153.7
               Implied Equity Valuation                         $92.0         $32.3        $63.1         $60.5          $98.1
                    Implied Share Price                        $45.32        $15.93       $31.10        $29.81         $48.31

 LTM EBIT:                                    $6.4
           Multiple of Enterprise Value                         23.1x          9.2x        11.7x         11.3x          15.1x
           Implied Enterprise Valuation                        $147.6         $58.4        $74.9         $72.4          $96.1
               Implied Equity Valuation                         $92.0          $2.8        $19.3         $16.8          $40.5
                    Implied Share Price                        $45.32         $1.39        $9.51         $8.27         $19.94

 Proj. 2001 EBITDA:                          $15.5(1)
           Multiple of Enterprise Value                          9.5x          6.2x         7.6x          7.2x           9.3x
           Implied Enterprise Valuation                        $147.6         $96.7       $118.8        $112.6         $145.2
               Implied Equity Valuation                         $92.0         $41.1        $63.3         $57.0          $89.6
                    Implied Share Price                        $45.32        $20.24       $31.16        $28.07         $44.13

 Proj. 2002 EBITDA:                          $17.8
           Multiple of Enterprise Value                          8.3x          6.0x         7.1x          6.9x           8.5x
           Implied Enterprise Valuation                        $147.6        $106.5       $127.2        $123.6         $150.4
               Implied Equity Valuation                         $92.0         $51.0        $71.6         $68.1          $94.8
                    Implied Share Price                        $45.32        $25.11       $35.28        $33.53         $46.69

 LTM Earnings:                                $3.0
               Multiple of Equity Value                         30.4x         15.3x        23.0x         22.5x          31.7x

----------

(1) Prior to delivery of its January 23 fairness opinion, Raymond James reviewed Stratosphere's full year results for 2001 with Stratosphere's management and, as a result of these discussions, Raymond James increased Stratosphere's projected EBITDA for 2001 from $15.1 million, as originally projected by Stratosphere, to $15.5 million.

                                             LTM            Stratosphere
                                            Actual         at Offer Price      low         mean         median          high

           Implied Enterprise Valuation                        $147.6        $101.9       $125.1        $123.7         $151.3
               Implied Equity Valuation                         $92.0         $46.4        $69.6         $68.1          $95.7
                    Implied Share Price                        $45.32        $22.83       $34.26        $33.54         $47.14

         Stratosphere's enterprise value as a multiple of LTM revenues, at the merger consideration price, is at the lower end of the range of the enterprise value multiples of the comparable companies. Raymond James advised the Independent Director that, in the case of Stratosphere, enterprise value multiples of profitability measures such as EBITDA, EBIT and Net Income were more appropriate indicators of the value of Stratosphere.

         LTM EBITDA as a percentage of LTM revenues ("EBITDA Margin") is an indicator of the overall health of a business, including pricing power, cost structure and other factors. The EBITDA Margin for Stratosphere is significantly below the mean EBITDA Margin for the comparable companies (11.2% for Stratosphere compared to a mean of 22.3% for the comparable companies). Thus, each dollar of revenue for Stratosphere generates approximately one-half the EBITDA when compared to the mean for the comparable companies. For this reason, revenue generated by Stratosphere does not result in as much profit when compared to equal revenue for the comparable companies. Therefore, a comparison of the enterprise values of Stratosphere and comparable companies to their respective revenues is less significant than comparisons based on other measurement metrics, because Stratosphere's revenues ultimately result in less profit, as reflected in its lower EBITDA Margin.

         Due to the aforementioned difference in EBITDA Margins, which significantly decreases the relevance of Stratosphere's enterprise value as a multiple of its revenues, Raymond James considered, but did not give significant weight in its analysis, to the fact that Stratosphere's enterprise value as a multiple of its LTM revenue (at the merger consideration price) is at the low end of the range of the comparable companies.

         - Analysis of Selected Mergers and Acquisitions. Raymond James also analyzed the consideration paid in several recent merger and acquisition transactions involving companies in the gaming and casino industries which Raymond James deemed to be reasonably comparable to Stratosphere. The precedent transaction approach is similar to the market multiple approach in that the value of a company is based upon multiples of other companies. A key difference between the transaction approach and the comparable public company approach is that the multiples used in the transaction approach are based upon transaction values instead of non-transaction trading prices.

         Raymond James considered the multiple of the acquired entity's enterprise value (based on the consideration paid) to its LTM revenues, LTM EBITDA and LTM EBIT, as well as the multiple of the acquired entity's equity value to its LTM net income based upon publicly available information for such transactions. Equity value was determined by multiplying each company's per share purchase price by the number of fully diluted common shares outstanding. Enterprise value of a company is equal to the equity value plus the value of the debt and the liquidation value of outstanding preferred stock, if any, less cash and marketable securities. The transactions considered were the combinations of:

-        Black Hawk Gaming & Development Company, Inc. and Gameco, Inc.

-        Harveys Casino Resorts and Harrah's Entertainment, Inc.

-        Empress Casino Joliet and Argosy Gaming Company

- St. Charles Riverfront Station, Inc. / Kansas City Station Corporation and Ameristar Casinos, Inc.

-        President Casino in Iowa and Isle of Capri Casinos, Inc.

-        Las Vegas Hilton and Edward Roski, Jr.

-        Santa Fe Hotel & Casino and Station Casinos, Inc.

-        Gold Dust West Casino and Black Hawk Gaming & Development Company, Inc.

-        Lady Luck Gaming Corporation and Isle of Capri Casinos, Inc.

-        Players International, Inc. and Harrah's Entertainment, Inc.

-        Blue Chip Casino, Inc. and Boyd Gaming Corporation

-        Grand Casinos, Inc. and Park Place Entertainment Corporation

-        Rio Hotel & Casino, Inc. and Harrah's Entertainment, Inc.

-        Empress Entertainment, Inc. and Horseshoe Gaming, LLC

- Primadonna Resorts, Inc. and MGM Grand, Inc., (collectively, the "Comparable Transactions").

         Raymond James' analysis of the selected mergers and acquisitions yielded a range of enterprise value as a multiple of LTM revenues of 0.8x to 2.4x with a mean of 1.7x and median of 1.6x, which implies an equity value range of $53.4 million to $288.5 million with a mean of $179.9 million and median of $169.8 million, an enterprise value range of $109.0 million to $344.1 million with a mean of $235.5 million and median of $225.3 million, and a per share valuation range of $26.29 to $142.11 with a mean of $88.61 and a median of $83.62. Raymond James' analysis of the selected mergers and acquisitions yielded a range of enterprise value as a multiple of LTM EBITDA of 4.3x to 9.1x with a mean of 6.3x and median of 6.3x, which implies an equity value range of $11.4 million to $86.7 million with a mean of $44.1 million and median of $43.3 million, an enterprise value range of $67.0 million to $142.3 million with a mean of $99.7 million and median of $98.9 million, and a per share valuation range of $26.29 to $142.11 with a mean of $21.72 and a median of $21.34. Raymond James' analysis of the selected mergers and acquisitions yielded a range of enterprise value as a multiple of LTM EBIT of 4.7 x to 18.6x with a mean of 9.3x and a median of 8.5x, which implies an equity value range of $0 to $63.1 million with a mean of $3.9 million (median not measurable), an enterprise value range of $29.9 million to $118.7 million with a mean of $59.4 million and median of $54.2 million, and a per share valuation range of $0 to $31.10 with a mean of $1.90 (median not measurable). Raymond James' analysis of the selected mergers and acquisitions yielded a range of equity value as a multiple of LTM earnings of 5.5x to 21.3x with a mean of 9x and median of 9.2x, which implies an equity value range of $16.6 million to $64.5 million with a mean of $33.1 million and median of $27.8 million, an enterprise value range of $72.2 million to $120.1 million with a mean of $88.7 million and median of $83.4 million, and a per share valuation range of $8.17 to $31.77 with a mean of $16.31 and a median of $13.69. At the merger consideration price, the equity value of the Company as a multiple of its LTM earnings was calculated to be 30.4x. Except for its enterprise value as a multiple of LTM revenues, at the merger consideration price Stratosphere's enterprise value multiples are in the upper end of the ranges of (and in some cases, are higher than) the enterprise value multiples of the comparable companies in the Raymond James analysis of selected mergers and acquisitions. As in its comparable company analysis, Raymond James attributed the low LTM revenues multiple of Stratosphere to its low EBITDA margins.

         In summary, Stratosphere value range, in millions of U.S. dollars, is as follows:

($millions, except per share figures)

                                              Stratosphere
                                                   LTM           Stratosphere
                                                  Actual        at Offer Price    low       mean        median       high
 LTM Revenues:                                    $141.9
           Multiple of Enterprise Value                                 1.0x        0.8x       1.7x        1.6x         2.4x
           Implied Enterprise Valuation                              $147.6      $109.0     $235.5      $225.3      $ 344.1
               Implied Equity Valuation                               $92.0      $ 53.4     $179.9      $169.8      $ 288.5
                    Implied Share Price                              $45.32      $26.29     $88.61      $83.62      $142.11

 LTM EBITDA:                                      $ 15.7
           Multiple of Enterprise Value                                 9.4x        4.3x       6.3x        6.3x         9.1x
           Implied Enterprise Valuation                              $147.6      $ 67.0     $ 99.7      $ 98.9      $ 142.3
               Implied Equity Valuation                               $92.0      $ 11.4     $ 44.1      $ 43.3      $  86.7
                    Implied Share Price                              $45.32      $26.29     $21.72      $21.34      $142.11

 LTM EBIT:                                        $  6.4
           Multiple of Enterprise Value                                23.1x        4.7x       9.3x        8.5x        18.6x
           Implied Enterprise Valuation                              $147.6      $ 29.9     $ 59.4      $ 54.2      $ 118.7
               Implied Equity Valuation                               $92.0      $  0.0     $  3.9      $  0.0      $  63.1
                    Implied Share Price                              $45.32      $ 0.00     $ 1.90      $ 0.00      $ 31.10

 LTM Earnings:                                    $  3.0
               Multiple of Equity Value                                30.4x        5.5x       9.0x        9.2x        21.3x
           Implied Enterprise Valuation                              $147.6      $ 72.2     $ 88.7      $ 83.4      $ 120.1
               Implied Equity Valuation                              $ 92.0      $ 16.6     $ 33.1      $ 27.8      $  64.5
                    Implied Share Price                              $45.32      $ 8.17     $16.31      $13.69      $ 31.77

         In selecting comparable companies for purposes of the discussion set forth under "Comparison With Publicly Traded Companies" and "Analysis of Selected Mergers and Acquisitions," Raymond James engaged in qualitative judgments including the following:


         -        profitability margins;
         - scale of operations (i.e., the comparative size in terms of revenues);
         -        geographic location; geographic scope of operations;
         -        mix of local / tourist gaming patrons;
         -        ability of Stratosphere to attract capital at market rates;
         -        growth prospects and pending legal issues regarding
                  Stratosphere; and
         -        current competitors and future competition.

None of the comparable companies or acquired entities used in the above analyses for comparative purposes is, of course, identical to Stratosphere. The companies were selected and deemed comparable, however, to Stratosphere because the companies:

         -        are in a similar industry,
         -        have less than $1 billion market equity value, and
         - are affected by similar industry factors including general economic conditions and consumer spending

Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of each of the comparable companies or the acquired entities and other factors that could affect the public trading value of the comparable companies or the consideration paid for each of the acquired entities as well as the proposed merger consideration for the Company.

         Raymond James does not believe that Stratosphere's net book value or liquidation value should be given much weight when reviewing the appropriateness of a cash acquisition offer for Stratosphere. In connection with the valuation of Stratosphere, Raymond James did consider, but gave little weight to such valuation factors, as explained below.


         - Net Book Value. As previously noted in "Opinion of Financial Advisor to the Independent Director", Raymond James considered, but gave little weight, to Stratosphere's net book value. As of September 30, 2001, the date of the latest financial information received by Raymond James from Stratosphere, Stratosphere's net book value was $138,356,000 or $68.16 per share. Stratosphere's net book value as of December 31, 2001 ($138,153,000 or $68.06 per share) was not available when Raymond James conducted its analysis. Both such amounts are higher than the value of the outstanding equity of Stratosphere at the proposed merger transaction price (approximately $92 million). Raymond James believes that the approximately $138 million net book value is not an appropriate indicator of the value of Stratosphere. Rather, in the absence of any intention to liquidate Stratosphere (See, "-Plans for Stratosphere After the Merger" below), Raymond James believes that the valuation of Stratosphere's ongoing business as a single-purpose casino-hotel operation requires that it be valued as a going concern. The three principal valuation analyses utilized by Raymond James - Discounted Cash Flows, Comparison with Selected Publicly Traded Companies and Analysis of Selected Mergers and Acquisitions, -- are the most appropriate methodologies for evaluating the Stratosphere on that basis because such methods assume the continuation of Stratosphere's business. Although net book value normally is indicative of historical costs, prior earnings and/or losses, and the capitalization strategy of the company, Stratosphere's net book value was based on a valuation of Stratosphere made in connection with the bankruptcy reorganization of Stratosphere in 1997. Following its bankruptcy reorganization , the net book value of Stratosphere was restated, based on a 1997 bankruptcy valuation that utilized projections that proved to be overly optimistic compared to the subsequent actual performance of Stratosphere. Furthermore, Stratosphere's net book value has not been reflected in the historical market prices for its shares at any time subsequent to its bankruptcy reorganization. For these reasons, Raymond James believes that the estimated values it arrived at using those analyses are a better indicator of the value of Stratosphere than its net book value. Raymond James did not prepare its own calculation of Stratosphere's net book value. By according little weight to Stratosphere's net book value in its valuation analysis, Raymond James is not expressing an opinion with respect to Stratosphere's consolidated financial statements which, as stated in its opinion, Raymond James assumed to be accurate and complete.

         - Liquidation Value. Raymond James did consider, but gave little weight, to Stratosphere's liquidation value because Stratosphere is a single-purpose operation; that is, it is a hotel and casino. Raymond James did not identify any assets, other than the hotel, casino and tower and the associated real property that would add material value in the liquidation of Stratosphere. Raymond James deems it unlikely that a purchaser would acquire Stratosphere with the intent to liquidate its assets, as the liquidation value would likely fall substantially below the going concern value of Stratosphere. Consequently, Raymond James did not perform a liquidation valuation.

         - Going Concern Value. Going concern value is reflected in the various valuation analyses discussed under the captions "Discounted Cash Flow Analysis," "Comparison With Selected Publicly Traded Companies" and "Analysis of Selected Mergers and Acquisitions."

         Based upon all of the foregoing analyses, Raymond James determined that the merger consideration was fair to holders of minority shares from a financial point of view.

         Engagement Letters. Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. The independent director selected Raymond James to act as its financial advisor in connection with the merger based on Raymond James' qualifications, expertise and reputation. In connection with the Icahn proposal made on April 25, 2000, Stratosphere paid Raymond James a non-refundable retainer fee of $100,000 and additional fees of $100,000 when Raymond James advised the independent director that Raymond James was prepared to present its work to the independent director, pursuant to the terms of an engagement letter executed by Raymond James, the independent director and Stratosphere on October 1, 1999. A fee of $100,000, which was to be due upon the delivery of its fairness opinion, was never paid, because the parties did not proceed with the transaction at that time and the fairness opinion was never delivered.

         A second engagement letter was entered into on June 25, 2001 among Raymond James, the independent director and Stratosphere. Pursuant to the terms of that second engagement letter, Stratosphere paid Raymond James a non-refundable retainer fee of $100,000 and additional fees of $50,000 when Raymond James advised the independent director that Raymond James was prepared to present its work to the independent director and $125,000 upon the delivery of its fairness opinion.

         In both engagement letters signed with Raymond James, Stratosphere agreed to reimburse Raymond James, within thirty days of receipt of an invoice thereof, for all reasonable out-of-pocket expenses up to $25,000 incurred by Raymond James in connection with its engagement, and to indemnify Raymond James and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws.

         The fees and expenses required to be paid to Raymond James by Stratosphere pursuant to the engagement letters will be paid by AREH, or to the extent the fees and expenses have been paid to date by Stratosphere, Stratosphere will be reimbursed by AREH. See "SPECIAL FACTORS--Fees and Expenses."

         Other Relationships. Raymond James has not provided investment banking services to Stratosphere or the entities affiliated with Carl C. Icahn except as described in this proxy statement. In the ordinary course of business, Raymond James and its affiliates may own or actively trade the securities of Stratosphere or AREH for their accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in Stratosphere or AREH securities.

SUMMARY FINANCIAL INFORMATION

                  We are providing the following information concerning Stratosphere to aid you in your analysis of the financial aspects of the proposed merger. Stratosphere derived this information from its audited consolidated financial statements for the fiscal years ended December 27, 1997 through December 31, 2001, and its unaudited consolidated financial statements for the six months ended September 30, 2002 and 2001. This information is only a summary and should be read in conjunction with Stratosphere's consolidated financial statements and accompanying notes which for the fiscal year ended December 31, 2001 have been included in this proxy statement as Annex L and for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002 which have been included in this proxy statement as Annex M, and Stratosphere's Management's Discussion and Analysis of Financial Condition and Results of Operations which accompany such financial statements. Results of operations for the nine months ended September 30, 2002 are not indicative of the results for the full year.

                                      December    September                                                Nine         Nine
                         Year         29, 1997     28, 1998                      Year        Year         Months       Months
                        ended          through     through       Year ended      ended       ended         Ended       Ended
Statement of           December       September    December       December      December    December     September   September
Operations Data        28, 1997       27, 1998     27, 1998       26, 1999     31, 2000     31, 2001     30, 2002     30, 2002
---------------        --------       --------     --------       --------     --------     --------     --------     --------
(In thousands,
except per share
data)

Net revenues           $ 136,836      $ 98,796     $  30,443      $122,553     $131,832     $141,974     $117,147     $   105,421
Costs and expenses
                         134,031        93,212        30,493       119,361      124,457      137,416      108,541         101,228
Income (loss) from
continuing
operations before

extraordinary item       (19,315)        3,562          (184)        2,220        4,828          825        3,281           1,656
Net income (loss)      $ (19,315)     $156,999     $    (184)     $  2,220     $  4,828     $    825     $  3,281     $     1,656
                       =========      ========     =========      ========     ========     ========     ========     ===========

Income per
common share
from continuing
operations:

         Basic         $       *             *     $   (0.09)     $   1.09     $   2.38     $   0.41     $   1.62     $      0.82
         Diluted       $       *             *     $   (0.09)     $   1.09     $   2.38     $   0.41     $   1.62     $      0.82

Ratio of earnings
to fixed
charges (1)                 0.66          3.08          0.79          3.11         4.79         0.96         2.26            1.16


Balance Sheet              December       September       December       December      December        December       September
Data                       28, 1997        27, 1998       27, 1998       26, 1999      31, 2000        31, 2001       30, 2002
(In thousands)
Current Assets            $  32,170        $ 36,109       $ 26,179       $ 30,783       $ 38,670       $ 43,947       $ 51,034
Noncurrent Assets           123,806         129,000        129,367        126,705        171,706        206,028        199,169
Current Liabilities          13,471          35,719         28,557         22,596         29,578         29,689         41,417
Noncurrent                  299,505           2,312             94          5,778         44,098         82,133         67,352
Liabilities
Shareholders'
Equity (Deficit)           (156,999)        127,078        126,894        129,114        136,700        138,153        141,434

         * Earnings per share are not presented because such presentation would not be meaningful. The Old Common Stock was canceled and the New Common Stock was issued pursuant to the Restated Second Amended Plan.

         (1) See Annex J - Exhibit 12.1 for computation of ratio of earnings to fixed charges.

CERTAIN EFFECTS OF THE MERGER

         If the merger agreement is approved and the merger is consummated, you will no longer have any interest in, and will not be a stockholder of, Stratosphere. Therefore, you will not benefit from any future earnings or growth of Stratosphere or benefit from any increase in the value of Stratosphere and will no longer bear the risk of any decrease in value of Stratosphere. Instead, you will have the right to receive upon consummation of the merger $45.32 in cash for each share of Stratosphere's common stock held (other than common stock held in the treasury of Stratosphere, by AREH, by Nybor, or by Dissenting Stockholders). Nybor shall have the right to receive $44.33 for each share of common stock it holds.

         If the merger is consummated, AREH will hold the entire equity interest in Stratosphere and will benefit from any future earnings or growth of Stratosphere and any increase in value of Stratosphere; however, AREH will also bear the risk of any decrease in value of Stratosphere. In addition, because Stratosphere will be closely held and cease to be publicly traded, AREH believes that it may be able to focus on the increase in the long term value of Stratosphere to a greater degree by reducing management's commitment of resources with respect to procedural and compliance requirements of a public company. AREH will bear the risks associated with the lack of liquidity in its investment in Stratosphere. Moreover, AREH will be required to pay the costs of the merger as outlined under the caption "SPECIAL FACTORS--Fees and Expenses." The aggregate amount of fees and expenses expected to be paid by AREH is $500,000.

         The net book value of Stratosphere as of September 30, 2002 was $141,434,000. Because AREH owns 51% of the equity of Stratosphere, its pro rata interest is $72,131,340 and because Nybor owns 38.6%, its pro rata interest is $54,593,524. After the close of the merger, AREH's interest will be 100% or $141,434,000 and Nybor's interest will be 0% or $0. The net earnings of Stratosphere for the nine months ended September 30, 2002 were $3,281,000. AREH's pro rata interest is $1,673,310 and Nybor's pro rata interest is $1,266,466. After the close of the merger, AREH's interest will be 100% or $3,281,000 and Nybor's interest will be 0% or $0.

         Because AREP beneficially owns 98.01% of AREH, its pro rata interest in the book value and net earnings of Stratosphere as of September 30, 2002 were $70,695,926 and $1,640,011 respectively and will be $138,619,463 and $3,215,708 respectively after the close of the merger. Because API beneficially owns 1.99% of AREH, its pro rata interest in the book value and net earnings of Stratosphere as of September 30, 2002 were $1,435,414 and $33,299 respectively and will be $2,814,537 and $65,292 respectively after the close of the merger.

         Barberry's pro rata interest in the book value and net earnings of Stratosphere as of September 30, 2002 were $8,746,048 and $202,892 respectively and will be $16,078,652 and $372,994 respectively after the close of the merger. Beckton's pro rata interest in the book value and net earnings of Stratosphere as of September 30, 2002 were $1,962,353 and $45,523 respectively and will be $3,847,751 and $89,261 respectively after the close of the merger.

         Mr. Icahn's pro rata interest in the book value and net earnings of Stratosphere as of September 30, 2002 were $116,922,995 and $2,712,391 respectively and will be $122,214,649 and $2,835,148 respectively after the close of the merger.

         Stratosphere's common stock is currently registered under the Securities Exchange Act of 1934, as amended. As a result of the merger, the common stock will be no longer be traded in the over the counter market, the registration of the common stock under the Exchange Act will be terminated, Stratosphere will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the common stock, subject to certain limitations, will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, Stratosphere will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with SEC. Accordingly, less information will be required to be made publicly available than presently is the case. As a result, Stratosphere will receive a financial benefit in the aggregate amount of approximately $50,000 to $55,000 in reduced fees and expenses for auditors, printing, stock, transfers, mailing and ancillary costs.

         The directors of the surviving corporation immediately after the merger will be Messrs. Carl C. Icahn, Martin Hirsch, John Saldarelli and Robert J. Mitchell. No determination has been made as to whether additional persons will be invited to join the board of directors of the surviving corporation following the merger. No determination has been made as to whether the transaction will result in any change of Stratosphere's current senior management. The certificate of incorporation of Strat Merger Corp. immediately prior to the effective time will be the certificate of incorporation of the surviving corporation until thereafter amended and the by-laws of Strat Merger Corp. immediately prior to the effective time of the merger will be the by-laws of the surviving corporation until thereafter amended.

PLANS FOR STRATOSPHERE AFTER THE MERGER

         Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp., Mr. Icahn and the officers and directors of each of Stratosphere, API, Beckton, Barberry and Strat Merger Corp. expect that the business and operations of the surviving corporation will be continued substantially as they are currently being conducted by Stratosphere. Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp., Mr. Icahn and the officers and directors of each of Stratosphere, API, Beckton, Barberry and Strat Merger Corp. do not currently intend to dispose of any assets or operations of the surviving corporation, other than in the ordinary course of business of Stratosphere. Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp., Mr. Icahn and the officers and directors of each of Stratosphere, API, Beckton, Barberry and Strat Merger Corp. may, from time to time, evaluate and review the surviving corporation's businesses, operations and properties and make such changes as are deemed appropriate.

         None of Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp., Mr. Icahn, or the officers and directors of Stratosphere, API, Beckton, Barberry and Strat Merger Corp. has any present plans or proposals involving Stratosphere or its subsidiaries that relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, or liquidation, or a sale or transfer of a material amount of assets, or any material change in the present capitalization, or in indebtedness, or any other material change in Stratosphere's corporate structure or business. However, Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp., Mr. Icahn and the officers and directors of each of Stratosphere, API, Beckton, Barberry and Strat Merger Corp. will review proposals or may propose the acquisition or disposition of assets or other changes in the surviving corporation's business, corporate structure, capitalization, management or dividend policy that they consider to be in the best interests of the surviving corporation and its stockholders.

CONDUCT OF THE BUSINESS OF STRATOSPHERE IF THE MERGER IS NOT CONSUMMATED

         If the merger is not consummated, the board expects that Stratosphere's current management will continue to operate Stratosphere's business substantially as presently operated.

CONFLICTS OF INTEREST OF CERTAIN PERSONS IN THE MERGER; CERTAIN RELATIONSHIPS

         AREH holds 1,035,280 shares of Stratosphere's common stock, representing approximately 51% of the total outstanding shares of common stock. Based on the $45.32 merger consideration, such shares would be worth approximately $47 million. In addition, Nybor, an affiliate of AREH, holds 783,320 shares of Stratosphere common stock, representing approximately 38.6% of the total outstanding shares of common stock, and will be entitled to receive $44.33 per share or $34,724,575 upon closing of the merger. On March 24, 2000, AREH purchased 50,000 shares of Stratosphere's common stock from Nybor.

         Upon consummation of the merger, AREH will own, in the aggregate, 100% of the surviving corporation's outstanding common stock. Such ownership will arise from AREH's ownership of Strat Merger Corp.

         The merger agreement provides that the directors of the surviving corporation immediately after the merger will be Messrs. Carl C. Icahn, Martin Hirsch, John Saldarelli and Robert J. Mitchell. No determination has been made as to whether additional persons will be invited to join the board of directors of the surviving corporation following the merger. Information regarding the directors is available in "ANNEX E - Executive Officers and Directors.

         The merger agreement provides that the surviving corporation will, from and after the effective time, indemnify, defend and hold harmless the present and former officers and directors (including the independent director) of Stratosphere in connection with any claims relating to such person serving as a director, officer, employee or agent of Stratosphere or at the request of Stratosphere and any other entity to the full extent permitted under Delaware law, Stratosphere's certificate of incorporation, by-laws or indemnification agreements in effect prior to the effective time. In addition, the surviving corporation will, for a period of six years, maintain all rights to indemnification and limitations on liability in favor of such officers and directors to the same extent and upon the terms and conditions provided in Stratosphere's certificate of incorporation and by-laws as in effect on the date of the merger agreement, and to the extent such rights are consistent with the Delaware General Corporation Law, against certain losses and expenses in connection with claims based on the fact that such person was an officer or director of Stratosphere. The merger agreement also provides that the surviving corporation will maintain its existing policies of officers' and directors' liability insurance for a period of six years after the effective time, or substitute policies of at least the same coverage and amounts, subject to certain limitations. See "THE MERGER AGREEMENT--Indemnification and Insurance."

         Carl C. Icahn (including certain related entities) is actively involved in the gaming industry. Casinos owned or managed by Mr. Icahn may directly or indirectly compete with Stratosphere. The potential for future conflicts of interest exists between Stratosphere and Mr. Icahn. Mr. Icahn may pursue other business opportunities in the future and there is no agreement requiring that such additional business opportunities be presented to Stratosphere.

         Stratosphere is party to a wholesale tour and travel agreement with Maupintour Holding, LLC (f/n/a Lowestfare.com, LLC), a company owned by Carl C. Icahn. The Company received hotel revenues of $.1 million during the fourth quarter, 2001 and $.6 million, $.5 million and $.5 million for fiscal years ended December 31, 2001, December 31, 2000 and December 26, 1999, respectively.

         On January 1, 1999, the Company employed Albo Antenucci for construction management services at a base annual salary of $75,000. Mr. Antenucci is the Executive Vice President and Chief Operating Officer of API, the general partner of both AREP and AREH. Mr. Antenucci received approximately $72,000 of compensation for the fiscal year ended December 26, 1999 and $47,885 of compensation in fiscal year 2000 through the last day of his employment on July 31, 2000.

         Certain employees of Stratosphere provide management and other administrative services to the Sands in Atlantic City, Arizona Charlie's, Inc. and Fresca, LLC dba Arizona Charlie's East (entities in the gaming industry owned and controlled by Carl C. Icahn). For the twelve months ended December 31, 2001, the Company received $5,444, $617,760 and $719,937 from the Sands in Atlantic City, Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for payroll and other expenses related to the services performed. For the year ended December 31, 2000 and December 26, 1999, the Company received $240,000 and $236,000, respectively, from such related parties for similar services provided in those years.

         On May 1, 2001, Stratosphere delivered a $73.0 million promissory note for a construction loan to AREH in order to finance the construction of the Phase II Expansion. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. The note was due in June 2002, however a twenty-four (24) month extension of the loan term was obtained by the Company upon payment of an additional $730,000 on July 3, 2002.

         On May 1, 2001, Stratosphere delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. The note was due in July 2002, however, a twelve (12) month extension of the loan term was obtained by the Company upon the payment of an additional $125,000 on July 3, 2002.

         On December 27, 2001, AREH entered into a transaction with Carl C. Icahn, pursuant to which AREH made a two-year $250,000,000 loan to Mr. Icahn, secured by $500,000,000 of securities consisting of (i) $250,000,000 aggregate market value of AREP's depositary and preferred units owned by Mr. Icahn and
(ii) shares of a private company owned by Mr. Icahn, which shares were represented to have an aggregate book value of at least $250,000,000, together with an irrevocable proxy on sufficient additional shares of the private company so that the pledged shares and the shares covered by the proxy equal in excess of 50% of the private company's shares. The loan will bear interest at a per annum rate equal to the greater of (i) 3.9% and (ii) 200 basis points over 90 day LIBOR to be reset each calendar quarter. The loan must be prepaid in an amount of up to $125 million to the extent that AREH needs such funds for an investment opportunity and may be prepaid at any time by Mr. Icahn.

FINANCING OF THE MERGER

         The total amount of funds required by Strat Merger Corp. to pay the aggregate consideration due to holders of Stratosphere's common stock pursuant to the merger at closing, assuming that there are no dissenting stockholders, is expected to be approximately $44,305,224. In addition, Stratosphere will require approximately $800,000 to pay Stratosphere's expenses and costs relating to the transaction and all fees and expenses in connection with the printing and mailing of this proxy statement, including all the disclosure statements required by Rule 13E-3 under the Exchange Act included in this proxy statement. The funds necessary to pay the consideration due to the holders of Stratosphere's common stock pursuant to the merger and related costs and expenses of the transaction will be obtained by Strat Merger Corp. from AREH's available cash. There are no conditions to obtaining the financing from AREH and there is no expectation for the surviving company to repay AREH.

REGULATORY REQUIREMENTS; THIRD PARTY CONSENTS

         Stratosphere does not believe that any material federal or state regulatory approvals, filings or notices are required by Stratosphere in connection with the merger other than the filing of the certificate of merger with the Secretary of State of the State of Delaware. The Certificate will be filed at the time the merger is approved and the transaction closes.

         The parties are not required to file a Premerger Notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, because AREH controls 51% of Stratosphere prior to the merger.

         Stratosphere does not believe any material third party consents will be required by Stratosphere in connection with the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of material United States federal income tax consequences relevant to stockholders whose shares of Stratosphere common stock are converted to cash in the merger. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The summary applies only to stockholders who hold shares of Stratosphere common stock as capital assets within the meaning of Section 1221 of the Code, and may not apply to certain stockholders who may be subject to special rules not discussed below (including insurance companies, tax-exempt organizations, financial institutions or broker dealers, or certain types of stockholders where such stockholder is, for United States federal income tax purposes, a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust), nor does it consider the effect of any foreign, state or local tax laws.

         The receipt of cash in exchange for shares of Stratosphere common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A stockholder will be treated as having sold his Stratosphere common stock at the time of the merger and will recognize capital gain or loss equal to the difference between the amount of cash received for such stockholder's Stratosphere common stock and the stockholder's adjusted tax basis in such Stratosphere common stock. To the extent a stockholder recognizes capital gain or loss, such capital gain or loss will be long-term capital gain or loss if, at the time of the merger, the stockholder has held Stratosphere common stock for more than one year.

         The deductibility of any capital loss recognized by a stockholder may be subject to the following limitation. Capital losses recognized by a corporate stockholder for a taxable year are allowed only to the extent of such stockholder's capital gains for such year. Capital losses recognized by a non-corporate stockholder for a taxable year are allowed only to the extent of such stockholder's capital gains for such year plus any excess of such losses over such gains up to $3,000 ($1,500 in the case of a married individual filing a separate return).

         Unless a Stratosphere stockholder complies with certain reporting or certification procedures or an exemption applies under applicable provisions of the Code and Treasury regulations, such stockholder may be subject to a backup withholding tax of 30% with respect to the cash payments received pursuant to the merger. Therefore, each Stratosphere stockholder should complete and sign the substitute Form W-9 included as part of the letter of transmittal to be sent to each Stratosphere stockholder, so as to provide the information and certification necessary to avoid backup withholding, unless it is demonstrated in a manner satisfactory to the exchange agent that an exemption applies. A non-U.S. stockholder should consult such stockholder's tax advisor with respect to the application of withholding rules to such stockholder on cash payments received pursuant to the merger.

         INDIVIDUAL CIRCUMSTANCES MAY DIFFER. EACH HOLDER OF STRATOSPHERE'S COMMON STOCK SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.


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
         No gain or loss will be recognized for federal income tax purposes as a result of consummation of the merger by Stratosphere, its officers and directors, AREH, AREP, API, Beckton, Barberry or Strat Merger Corp. Nybor will recognize a loss of approximately $2.5 million as a result of its receipt of cash in exchange for shares of Stratosphere common stock pursuant to the merger. All of the recognized loss will be allocated to Mr. Icahn. However, since Nybor will be treated as having sold its stock to a related party (i.e. AREH) for federal income tax purposes, the loss will not be allowed as a current deduction.

ACCOUNTING TREATMENT OF THE TRANSACTION

         The acquisition by AREH of the minority shares will be accounted for as a purchase in accordance with Financial Accounting Standards Board Statement No. 141, "Business Combinations." The acquisition by AREH of the common stock held by Nybor will be recorded at historical cost.

FEES AND EXPENSES

         Whether or not the merger is consummated and except as otherwise provided in this proxy statement, all fees and expenses incurred in connection with the merger will be the responsibility of the party incurring such fees and expenses, except that Stratosphere will pay for all costs and expenses relating to the printing and mailing of this proxy statement, including the disclosure statement required by Rule 13E-3. However, if the merger agreement is terminated by (a) Strat Merger Corp. if the board of directors of Stratosphere (acting through the independent director) (i) withdraws, modifies or amends, in a manner adverse to Strat Merger Corp., its approval or recommendation of the merger agreement or its recommendation that the stockholders approve the merger agreement, (ii) approves, recommends or endorses a third party acquisition proposal (as that term is defined in the merger agreement), (iii) fails to call the special meeting or fails to mail this proxy statement to the stockholders as promptly as practicable or fails to include the independent director's recommendation in this proxy statement or (iv) resolves to do any of the above or (b) the independent director or the board (acting through the independent director) in order for the independent director (and the board) to comply with its fiduciary duties in connection with receipt of a third party acquisition proposal, Stratosphere will pay to Nybor, AREH and Strat Merger Corp. the reasonable out-of-pocket expenses incurred by Nybor, AREH and Strat Merger Corp. in connection with or relating to the merger agreement and the merger, which shall include reasonable fees and expenses of legal counsel, accountants and a financial advisor to Nybor, AREH and Strat Merger Corp., up to a maximum reimbursement of $500,000.

         Estimated fees and expenses (rounded to the nearest thousand) to be incurred by Stratosphere or Strat Merger Corp. in connection with the merger are as follows:

Financial Advisor's Fee for Fairness Opinion..........................      $ 500,000
SEC Filing Fees ......................................................      $   4,000
Legal Fees and Expenses ..............................................      $  25,000
Accounting Fees ......................................................      $  13,000
Printing, Mailing Expenses ...........................................      $  15,000

Independent Director Fees ............................................      $  70,000
Legal Fees and Expenses of Independent Director's Counsel.............      $ 160,000
Miscellaneous ........................................................      $   3,000
                                                                            ---------
            Total ....................................................      $ 790,000


Stratosphere will be responsible for paying all of the foregoing expenses with the exception of Financial Advisor's Fee for Fairness Opinion, which will be paid by AREH, or to the extent the fees and expenses have been paid to date by Stratosphere, Stratosphere will be reimbursed by AREH. These expenses will not reduce the consideration to be received by Stratosphere's stockholders pursuant to the merger.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the merger agreement in its entirety.

THE MERGER; MERGER CONSIDERATION

         The merger agreement provides that the merger will become effective at such time as a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties and as is specified in the certificate of merger, the effective time. If the merger agreement is approved at the special meeting by the affirmative vote of the holders of a majority of the outstanding shares of common stock issued by Stratosphere, and the other conditions to the merger are satisfied, it is currently anticipated that the merger will become effective as soon as practicable after the special meeting (subject to compliance with or waiver of the other conditions of the merger agreement); however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

         At the effective time of the merger, Stratosphere will be merged with Strat Merger Corp., the separate corporate existence of Strat Merger Corp. will cease, and Stratosphere will continue as the surviving corporation. In the merger, each share of Stratosphere's common stock (other than Stratosphere's common stock held (i) in the treasury of Stratosphere, (ii) by AREH, (iii) by Nybor, or (iv) by dissenting stockholders) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive $45.32 per share in cash, without interest. Shares of Stratosphere common stock held by Nybor will be converted into the right to receive $44.33 per share. Each certificate representing shares of Stratosphere's common stock that has been converted under the terms of the merger agreement will, after the effective time of the merger, evidence only the right to receive, upon the surrender of such certificate, an amount of cash per share equal to the consideration described in this paragraph.

         Each share of Stratosphere's common stock held in the treasury of Stratosphere will automatically be canceled and no payment will be made with respect thereto. Each share of


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
Stratosphere's common stock held by AREH will be cancelled immediately prior to the effective time. Each share of Strat Merger Corp. common stock issued and outstanding immediately prior to the effective time will be canceled and automatically converted into the right to receive one share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation.

         Dissenting stockholders who do not vote to approve the merger agreement and who otherwise strictly comply with the provisions of the DGCL regarding statutory appraisal rights have the right to seek a determination of the fair value of their shares of Stratosphere's common stock and payment in cash therefor in lieu of the consideration due to the holders of Stratosphere's common stock pursuant to the merger. See "DISSENTERS' RIGHTS OF APPRAISAL."

THE EXCHANGE FUND; PAYMENT FOR SHARES OF STRATOSPHERE'S COMMON STOCK

         On or before the closing date of the merger, Strat Merger Corp. will enter into an agreement with a bank or trust company jointly selected by Strat Merger Corp. and Stratosphere acting through the independent director, also referred to as the exchange agent. At the effective time of the merger, or as soon as practical thereafter, Strat Merger Corp. will cause to be deposited with the exchange agent, for the benefit of holders of Stratosphere's common stock (other than Stratosphere's common stock held by dissenting stockholders, treasury shares and Stratosphere's common stock held by AREH) an amount in cash equal to the aggregate consideration due to the holders of Stratosphere's common stock pursuant to the merger (such amount being referred to in this proxy statement as the exchange fund).

         As soon as practicable after the effective time of the merger, the exchange agent will mail to each record holder of shares of Stratosphere's common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for use in surrendering certificates formerly representing shares of Stratosphere's common stock in exchange for the consideration due to the holders of Stratosphere common stock pursuant to the merger. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a certificate for cancellation to the exchange agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive in exchange therefor the consideration for each share of Stratosphere's common stock formerly represented by such certificate, without any interest thereon, less any required withholding of taxes, and the certificate so surrendered will be canceled. The exchange fund will be delivered by the exchange agent as promptly as practicable following surrender of a certificate and delivery of the Letter of Transmittal and any other related transmittal documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities.

         If payment of the consideration due to holders of Stratosphere common stock pursuant to the merger is to be made to a person other than the person in whose name the certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed (together with signature guarantees on such certificate and any related


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
stock power) or otherwise be in proper form for transfer and that the exchange agent receives evidence that any applicable transfer or other taxes have been paid or are not applicable.

         YOU SHOULD NOT SEND YOUR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN LETTERS OF TRANSMITTAL TO BE MAILED TO STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER. IN ALL CASES, THE CONSIDERATION DUE TO THE HOLDERS OF STRATOSPHERE'S COMMON STOCK PURSUANT TO THE MERGER WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTERS OF TRANSMITTAL.

         One year following the effective time of the merger, the exchange agent will return to the surviving corporation any portion of the exchange fund that remains undistributed to the holders of Stratosphere's common stock (including the proceeds of any investments thereof), and any holders of Stratosphere's common stock who have not theretofore complied with the above-described procedures to receive payment of the consideration due to them may look only to the surviving corporation for payment.

TRANSFERS OF STRATOSPHERE'S COMMON STOCK

         At the effective time of the merger, the stock transfer books of Stratosphere will be closed, and there will be no further registration of transfers of shares of Stratosphere's common stock thereafter on the records of Stratosphere. If, after the effective time of the merger, certificates are presented to the exchange agent or the surviving corporation, they will be canceled and exchanged for the consideration as provided above and pursuant to the terms of the merger agreement (subject to applicable law in the case of dissenting stockholders).

CONDITIONS

         The following are the conditions to the closing of the merger. The respective obligations of Strat Merger Corp. and Stratosphere to consummate the merger are subject to the following conditions: (i) holders of in excess of 50% of all of the issued and outstanding shares shall vote to approve the merger agreement; (ii) the absence of any law, governmental action or order that prevents or prohibits consummation of the merger; and (iii) Stratosphere shall have received the consents from the parties the agreements listed in the company disclosure schedules to the agreement or shall have otherwise satisfied the requirements of such agreements.

         The obligation of Strat Merger Corp. to effect the merger is subject, in the sole discretion of Strat Merger Corp., to the satisfaction of the following additional conditions, any of which may be waived by Strat Merger
Corp.: (i) the representations and warranties of Stratosphere being true and correct in all material respects as of the effective time of the merger as though made on and as of the effective time of the merger; (ii) Stratosphere having performed in all material respects all obligations required by the merger agreement to be performed or complied with prior to the effective time of the merger, including conducting its operations and business according to their usual, regular and ordinary course consistent with past practice, promptly


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
notifying Strat Merger Corp. of any material adverse change, obtaining consents, permits and approvals, if any, necessary to effect the merger, holding the special meeting and providing Strat Merger Corp. with notice of certain events;
(iii) Stratosphere having delivered to Strat Merger Corp. a certificate executed by its chief financial officer that the foregoing conditions have been satisfied and certified resolutions duly adopted by the board approving the merger agreement, determining the merger agreement and the merger are advisable, fair to and in the best interest of the Company and its stockholders, including the holders of minority shares, and approving all other necessary corporate action to enable the Company to comply with the terms of the merger agreement; (iv) dissenting stockholders not representing more than 5% of the outstanding shares of Stratosphere's common stock and (v) Stratosphere having received a legal opinion from gaming counsel to the effect that no prior approval is required to be obtained from the Nevada Gaming Commission or the Nevada State Gaming Control Board before consummating the merger and that the merger will not impair the continued validity of the Nevada gaming license held by Stratosphere Gaming Corp.

         The obligation of Stratosphere to effect the merger is subject, in the sole discretion of Stratosphere, to the satisfaction of the following additional conditions, any of which may be waived by Stratosphere: (i) the representations and warranties of Strat Merger Corp. being true and correct in all material respects as of the effective time of the merger as though made on and as of the effective time of the merger; (ii) Strat Merger Corp. having performed in all material respects all obligations required by the merger agreement to be performed as complied with prior to the effective time of the merger, including obtaining consents, permits and approvals, if any, necessary to effect the merger and filing the Schedule 13E-3; (iii) Strat Merger Corp. having delivered to Stratosphere a certificate executed by its President that the foregoing conditions have been satisfied and certified resolutions duly adopted by the board of directors of Strat Merger Corp. approving the merger agreement, determining the agreement and the merger are advisable, fair to and in the best interest of Strat Merger Corp. and its stockholders, and approving all other necessary corporate action to enable Strat Merger Corp. to comply with the terms of the merger agreement; and (iv) Raymond James's fairness opinion, to the effect that the merger consideration to be received by the holders of the minority shares in the merger is fair, from a financial point of view, to the holders of minority shares, shall not have been withdrawn, revoked or annulled or adversely modified in any material respect.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains very limited representations and warranties of Strat Merger Corp., Stratosphere, AREH and Nybor. The representations of Strat Merger Corp. relate to, among other things, organization and qualification to do business, authority to enter into the merger agreement, required filings and consents, no conflict with or violation of applicable law, information to be included in this proxy statement and the
Schedule 13E-3, the operations of Strat Merger Corp and absence of brokers.

         The representations of Stratosphere relate to, among other things, organization and qualification to do business, capitalization, authority to enter into the merger agreement, absence of certain changes or events, no conflict with or violation of applicable law, required filings and consents, corporate proceedings, required shareholder vote, information to be included in this


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
proxy statement and the Schedule 13E-3, Company SEC documents and financial statements and litigation.

         The representations of AREH relate to organization and qualification to do business, no conflict with partnership agreement, authority to enter into the merger agreement, required filings and consents, information to be included in this proxy statement and the Schedule 13E-3 and the operations of AREH.

         The representations of Nybor relate to organization and qualification to do business, no conflict with partnership agreement, authority to enter into the merger agreement, required filings and consents, the number shares of common stock of the Company held by Nybor, its agreement to accept payment of less than the merger consideration and the information to be included in this proxy statement and the Schedule 13E-3.

COVENANTS

         Stratosphere has agreed to conduct its business in the ordinary and usual course prior to the effective time of the merger. In this regard, Stratosphere has agreed that it will, unless Strat Merger Corp. has otherwise consented (which consent may not be unreasonably withheld), use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and key employees and maintain satisfactory relationships with persons with whom it has business relationships. In addition, Strat Merger Corp. and Stratosphere have made further agreements regarding preparation and filing of this proxy statement and the Schedule 13E-3 with the SEC, the special meeting to which this proxy statement relates, reasonable best efforts to fulfill the conditions to the other party's obligation to consummate the merger, notices of certain events and voting of Stratosphere's common stock held by Strat Merger Corp., Nybor and AREH. AREH has agreed to take all action as may be necessary to cause Strat Merger Corp. to satisfy its covenants. Nybor has agreed not to dispose of its common stock of the Company and has agreed to vote its shares of common stock in favor of the merger.

INDEMNIFICATION AND INSURANCE

         The merger agreement provides that from and after the effective time of the merger, the surviving corporation will indemnify, defend and hold harmless the present and former officers and directors of Stratosphere, to the full extent permitted under the Delaware General Corporation Law or Stratosphere's certificate of incorporation, by-laws or indemnification agreements in effect prior to the effective time of the merger (including provisions relating to advancement of expenses incurred in defense of any action or suit), against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses) and amounts paid in settlement with the written approval of the surviving corporation (which approval will not unreasonably be withheld) in connection with any action, suit, claim, proceeding or investigation (each, a "claim") to the extent that any such claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of Stratosphere or any of its subsidiaries or is or was serving at the request of Stratosphere or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the merger agreement, or any of the transactions contemplated thereby, in each case to the extent that any such claim pertains to any matter or fact arising, existing, or occurring prior to or at the effective time of the merger, regardless of whether such claim is asserted or claimed prior to, at or after the effective time of the merger.

         The merger agreement provides that the surviving corporation will maintain in effect, for six years after the effective time of the merger, Stratosphere's existing directors' and officers' liability insurance policy; provided, that the surviving corporation may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous with respect to claims arising from facts and events occurring at or before the effective time of the merger.

         In addition, the merger agreement provides that, subject to certain conditions, (i) all rights to indemnification and all limitations on liability existing in favor of present or former directors or officers of Stratosphere, as provided in Stratosphere's certificate of incorporation and by-laws as currently in effect, will survive the merger and will continue in effect for a period of six years from the effective time of the merger of the merger and (ii) successors and assigns of the surviving corporation will be required to assume the surviving corporation's obligations under the merger agreement regarding such indemnification and insurance.

NO SOLICITATION; FIDUCIARY OBLIGATIONS OF DIRECTORS

         The merger agreement provides that Stratosphere will not, and will not authorize or permit any of its officers, directors, agents, representatives or advisors to solicit, encourage, participate in or initiate discussions or negotiations with, or provide any information to, or otherwise cooperate with any corporation, partnership, person or other entity or group (each referred to as Person), other than Strat Merger Corp., any of its affiliates or representatives concerning any merger, consolidation, tender offer, exchange offer, sale of 25% or more of Stratosphere's assets, acquisition of 25% or more of Stratosphere's shares of capital stock or similar business combination transaction involving Stratosphere or its subsidiaries (referred to as an acquisition proposal). If, however, Stratosphere or the independent director receives an unsolicited inquiry, proposal or offer with respect to an acquisition proposal and if the independent director concludes in good faith, upon advice of its legal counsel, that the actions listed below are consistent with the independent director's (and the board's) fiduciary duties to Stratosphere's stockholders under applicable law, then the independent director may do any or all of the following:

         - furnish or cause to be furnished information concerning Stratosphere's business, properties or assets to any such Person pursuant to an appropriate confidentiality agreement,

         - engage in discussions or negotiations with any such Person relating to such inquiry, proposal or offer and, following receipt of a bona fide acquisition proposal, take and disclose to the stockholders of Stratosphere a position with respect to such acquisition proposal or following receipt of a bona fide acquisition proposal, withdraw or modify the board of directors' approval or recommendation of the merger or the merger agreement, and

         -        terminate the merger agreement.

         Pursuant to the merger agreement, Stratosphere is required promptly to advise Strat Merger Corp. in writing of any acquisition proposal or any inquiry regarding the making of an acquisition proposal including any request for information, the terms of such request, acquisition proposal or inquiry and the identity of the Person making such request, acquisition proposal or inquiry. Stratosphere is also required, to the extent reasonably practicable, to keep Strat Merger Corp. reasonably informed of the status and details of any such request, acquisition proposal or inquiry and the efforts and activities of the party making such acquisition proposal.

TERMINATION

         The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval of the merger agreement by the stockholders of Stratosphere, by the mutual written consent of Stratosphere (acting through the independent director) and Strat Merger Corp., or by either Stratosphere or Strat Merger Corp. (i) if any law, injunction, order or decree, preventing the consummation of the merger has become final and nonappealable; (ii) if the merger has not been consummated by December 31, 2002 (provided that such termination will not be available to any party in breach of any material obligation under the merger agreement) or (iii) if at the special meeting the approval of the merger by the required stockholder vote has not been obtained.

         Stratosphere may terminate the merger agreement at any time prior to the effective time of the merger if (i) the independent director determines, in good faith and upon advice of its financial advisor and legal counsel, that such action is consistent with the independent director's and the board's fiduciary duties to Stratosphere's stockholders under applicable law, see "THE MERGER AGREEMENT--No Solicitation; Fiduciary Obligations of Directors."

         Strat Merger Corp. may terminate the merger agreement at any time prior to the effective time of the merger, either before or after its approval by the stockholders, if (i) the board (acting through the independent director) withdraws, modifies or changes its recommendation so that it is not in favor of the merger agreement or the merger; (ii) the board (acting through the independent director) recommends or resolves to recommend to stockholders an acquisition proposal; (iii) the board fails to call the special meeting of stockholders or fails to mail the proxy statement or fails to include its recommendation of the merger agreement in the proxy; and (iv) the Board resolves to do any of the foregoing.

FEES AND EXPENSES

         Whether or not the merger is consummated and except as otherwise provided in this proxy statement, all fees and expenses incurred in connection with the merger will be the responsibility of the party incurring such fees and expenses, except that Stratosphere will pay for fees and expenses in connection with the printing and mailing of this proxy statement, including the disclosure statement required by Rule 13E-3. However, if the merger agreement is


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
terminated by (a) Strat Merger Corp. if the board of directors (acting through the independent director) (i) withdraws, modifies or amends, in a manner adverse to Strat Merger Corp., its approval or recommendation of the merger agreement or its recommendation that the stockholders approve the merger agreement, (ii) approves, recommends or endorses a third party acquisition proposal (as that term is defined in the merger agreement), (iii) fails to call the special meeting or fails to mail this proxy statement to the stockholders as promptly as practicable or fails to include the independent director's recommendation in this proxy statement or (iv) resolves to do any of the above or (b) the independent director or the board (acting through the independent director) in order for the independent director (and the board) to comply with its fiduciary duties in connection with receipt of a third party acquisition proposal, Stratosphere will pay to Nybor, AREH and Strat Merger Corp. the reasonable out-of-pocket expenses incurred by Nybor, AREH and Strat Merger Corp. in connection with or relating to the merger agreement and the merger, which shall include reasonable fees and expenses of legal counsel, accountants and a financial advisor to Nybor, AREH and Strat Merger Corp., up to a maximum reimbursement of $500,000. See "SPECIAL FACTORS--Fees and Expenses."

DIRECTORS OF STRATOSPHERE FOLLOWING THE MERGER; CERTIFICATE OF INCORPORATION; BY-LAWS

         The directors of the surviving corporation immediately after the merger will be Messrs. Carl C. Icahn, Martin Hirsch, John Saldarelli and Robert J. Mitchell. No determination has been made as to whether additional persons will be invited to join the board of directors of the surviving corporation following the merger. Information regarding such persons is set forth under "THE PARTIES--Executive Officers and Directors." The certificate of incorporation of Strat Merger Corp. immediately prior to the effective time of the merger will be the certificate of incorporation of the surviving corporation, until thereafter amended, and the by-laws of Strat Merger Corp. immediately prior to the effective time of the merger will be the by-laws of the surviving corporation until thereafter amended.

AMENDMENT/WAIVER

         Before or after approval of the merger agreement by the stockholders, the merger agreement may be amended by the written agreement of the parties thereto at any time prior to the effective time of the merger if such amendment is approved on behalf of Stratosphere by the independent director; provided that, after any such stockholder approval has been obtained, no amendment may be made that under applicable law requires the approval of the stockholders of Stratosphere, if such approval has not been obtained.

         At any time prior to the effective time of the merger, either Stratosphere (acting through the independent director) or Strat Merger Corp., may extend the time for performance of any of the obligations or other acts of the other party to the merger agreement, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance by the other party with any agreements or conditions contained in the merger agreement. Stratosphere intends to promptly notify stockholders, either by mailing a supplement to this proxy statement to the stockholders or by issuing a press release, as determined to be appropriate by its advisors, if any material condition to the merger has been waived. If a waiver of a material condition contained in the merger agreement requires stockholder consent, Stratosphere intends to solicit consents from stockholders by mailing supplemental proxy materials to stockholders. As of the date of this proxy statement, neither Stratosphere nor Strat Merger Corp. expects that any condition will be waived.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Pursuant to Section 262 of the Delaware General Corporation Law, any holder of Stratosphere's common stock who does not wish to accept the merger consideration may dissent from the merger and elect to have the fair value of such stockholder's shares of Stratosphere's common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 262. The full text of Section 262 of the Delaware General Corporation Law is provided in its entirety as Annex B to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Stratosphere's common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Stratosphere's common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

         Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. THIS PROXY STATEMENT SHALL CONSTITUTE SUCH NOTICE TO THE HOLDERS OF STRATOSPHERE'S COMMON STOCK AND THE APPLICABLE STATUTORY PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW ARE INCLUDED IN THIS PROXY STATEMENT AS ANNEX B. If you wish to exercise such appraisal rights or wish to preserve the right to do so, you should review carefully the following discussion and Annex B to this proxy statement, because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights.

         Any stockholder that wishes to exercise his right to dissent from the merger and demand appraisal under Section 262 of the Delaware General Corporation Act:

         - must deliver to Stratosphere a written demand for appraisal of his shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if the stockholder reasonably informs Stratosphere in writing of his identity and that he intends to demand the appraisal of his shares.

         - must not vote his shares of Stratosphere's common stock in favor of the merger agreement. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, if a stockholder votes by proxy and wishes to exercise appraisal rights, he must vote against the merger agreement or abstain from voting on the merger agreement.

      - must continuously hold such shares from the date of making the demand through the effective time of the merger. Accordingly, if a stockholder transfers his shares prior to the effective time of the merger, he will lose any right to appraisal in respect of such shares.

      None of voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

      If you elect to exercise appraisal rights pursuant to Section 262, you should mail or deliver a written demand to: Stratosphere Corporation, 2000 Las Vegas Blvd. South, Las Vegas, Nevada 89104, Attention: Denise Barton, Secretary.

      Within 10 days after the effective time of the merger, the surviving corporation must send a notice of effectiveness of the merger to each former stockholder of Stratosphere who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Stratosphere's common stock held by all dissenting stockholders. Stratosphere is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Inasmuch as Stratosphere has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the effective time of the merger (or at any time thereafter with the written consent of Stratosphere), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the merger consideration.

      Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail such statement to the stockholder within 10 days after receipt of such request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

      A stockholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to Stratosphere as the surviving corporation, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to such stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

      After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. IF YOU ARE CONSIDERING SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION YOU WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF YOU DID NOT SEEK APPRAISAL OF YOUR SHARES.

      In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. The Delaware Supreme Court has stated that proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court should be considered in determining fair value in an appraisal proceeding, and that fair price obviously requires consideration of all relevant factors involving the value of a company. The Delaware Supreme Court has further stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has further stated that elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered. Section 262 provides that fair value is to be exclusive of any element of value arising from the accomplishment or expectation of the merger.

      Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

      Any stockholder may withdraw such stockholder's demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of such stockholder's demand for appraisal, except that (i) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (ii) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be higher than, lower than, or the same as the value of the merger consideration.

      FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL RESULT IN THE LOSS OF YOUR STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU ARE URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

                   PROVISION FOR UNAFFILIATED SECURITY HOLDERS

      No provision has been made to grant unaffiliated stockholders of Stratosphere access to the corporate files of Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. or Carl C. Icahn or to obtain counsel or appraisal services at the expense of Stratosphere, AREH, AREP, API, Beckton, Nybor, Barberry, Strat Merger Corp. or Carl C. Icahn.

                     MARKET FOR STRATOSPHERE'S COMMON STOCK

COMMON STOCK MARKET PRICE INFORMATION

Stratosphere's common stock is traded on the OTC Bulletin Board under the symbol "STTC.OB." The following table shows, for the quarters indicated, the range of bid prices for Stratosphere's common stock as reported by Nasdaq.

                           Stratosphere's Common Stock

                                                       HIGH             LOW
                                                       ----             ---
Year 2002
First Quarter......................................  $44                $37
Second Quarter.....................................  $47                $42 1/4
Third Quarter......................................  $44                $41.50

Year 2001
First Quarter......................................  $44                $40

Second Quarter.....................................  $43 1/2            $40
Third Quarter......................................  $44                $36
Fourth Quarter.....................................  $45 3/32           $33 17/64

Year 2000
First Quarter......................................  $47                $21
Second Quarter.....................................  $47                $21
Third Quarter......................................  $43                $31
Fourth Quarter ....................................  $43                $39 1/2

Year 1999
First Quarter......................................  $30                $20
Second Quarter.....................................  $35                $25
Third Quarter......................................  $27                $21
Fourth Quarter ....................................  $33                $21

      On January 24, 2002, the last full trading day on which Stratosphere's common stock was traded prior to the day on which the execution of the merger agreement was publicly announced, the closing price for Stratosphere's common stock on the OTC Bulletin Board was $42.

      On October 18, 2002, the last trading day prior to the date of this proxy statement, the closing price for Stratosphere's common stock on the OTC Bulletin Board was $41.75.

      The market price for Stratosphere's common stock is subject to fluctuation and stockholders are urged to obtain current market quotations.

DIVIDEND INFORMATION

      Stratosphere has never paid any dividends on its Stratosphere's common stock and does not intend to pay such dividends in the foreseeable future. Stratosphere currently intends to retain any future earnings for the development and growth of Stratosphere.

COMMON STOCK PURCHASE INFORMATION

      On March 24, 2000, AREH purchased 50,000 shares of Stratosphere's common stock from Nybor.

                              SECURITIES OWNERSHIP

BENEFICIAL OWNERSHIP OF STRATOSPHERE'S COMMON STOCK

      The following table sets forth certain information as of November 25, 2002, concerning the beneficial ownership of Stratosphere's common stock by (1) each person or group known by Stratosphere to own more than 5% of its common stock, (2) each director and each executive officer, (3) all directors and executive officers as a group, (4) each director and executive officer of API, and (5) all directors and executive officers as a group. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares indicated as owned by them. All information with respect to beneficial ownership by our beneficial owner, directors or executive officers has been furnished by the respective beneficial owner, director or officers, as the case may be. Unless otherwise indicated, the address of each person or entity listed below is Stratosphere's principal executive offices.

                                               SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED          PERCENTAGE OF CLASS
------------------------------------                  -----          -------------------
Carl C. Icahn*                                    1,818,600**
Icahn Associates Corp.
767 Fifth Avenue, Suite 4700
New York, NY 10153

Denise Barton                                            --                     --
Stratosphere Corporation
2000 Las Vegas Boulevard South
Las Vegas, NV 89104

Judge Jerome M. Becker                                   --                     --
NYS Financing Agency
641 Lexington Avenue, 4th Fl
New York, NY 10022

Richard P. Brown                                         --                     --
Stratosphere Corp.
2000 Las Vegas Boulevard South
Las Vegas, NV 89104

Bobby Ray Harris                                         --                     --
Stratosphere Corp.
2000 Las Vegas Boulevard South
Las Vegas, NV 89104

Martin Hirsh                                             --                     --
American Real Estate
Holdings Limited Partnership
767 Fifth Avenue, Suite 4700
New York, NY 10153

Robert J. Mitchell                                       --                     --
Icahn Associates Corp.
767 Fifth Avenue, Suite 4700
New York, NY 10153

Siegfried J. Pumberger                                   --                     --

                                               SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED          PERCENTAGE OF CLASS
------------------------------------                  -----          -------------------
Stratosphere Corp.
2000 Las Vegas Boulevard South
Las Vegas, NV 89104

John P. Saldarelli                                       --                     --
American Real Estate
Holdings Limited Partnership
100 S. Bedford Road
Mt. Kisco, NY 10549

Officers and Directors of Stratosphere as a       1,818,600                   89.6%
group (9 persons)

Carl C. Icahn*                                    1,818,600**
Icahn Associates Corp.
767 Fifth Avenue, Suite 4700
New York, NY  10153

Albo J. Antenucci, Jr                                    --                     --
American Real Estate
Holdings Limited Partnership
100 South Bedford Road
Mt. Kisco, NY 10549

Martin Hirsh                                             --                     --
American Real Estate
Holdings Limited Partnership
767 Fifth Avenue, Suite 4700
New York, NY 10153

William A. Leidesdorf                                    --                     --
Renaissance National Housing, LLC
489 Fifth Avenue, 34th floor
New York, NY 10017

James L. Nelson                                          --                     --
Orbit Aviation, Inc.
79 Panorama Crest Avenue
Las Vegas, NV 89135

                                               SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED          PERCENTAGE OF CLASS
------------------------------------                  -----          -------------------
John P. Saldarelli                                       --                     --
American Real Estate
Holdings Limited Partnership
100 S. Bedford Road
Mt. Kisco, NY 10549

Jack G. Wasserman                                        --                     --
510 East 86th Street
New York, NY 10028

Officers and Directors of API as a group
(7 persons)                                       1,818,600                   89.6%

* Mr. Icahn is the sole director of Barberry Corp. and Beckton Corp.

** Includes 1,035,280 shares held by AREH and 783,320 shares held by Nybor, each of which is located at 100 S. Bedford Road, Mt. Kisco, N.Y. 10549.


      Strat Merger Corp. is not currently the beneficial owner of any shares of Stratosphere's common stock. Mr. Hirsch is the sole director of Strat Merger Corp. and an officer of the Company. Mr. Saldarelli is the only other officer. The shares beneficially owned by each are disclosed in the chart above.

      Beckton, API, AREP and Carl C. Icahn, by virtue of their relationship with AREH, may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) the 1,035,280 shares of Stratosphere common stock or 51% of the class which AREH beneficially owns.

      Mr. Icahn is an officer and the sole director of Beckton. Mr. Icahn's beneficial ownership of Stratosphere common stock is disclosed in the chart above. Richard T. Buonato is the only other officer and does not have any beneficial ownership of Stratosphere common stock.

      The general partner of AREP is API. The beneficial ownership of Stratosphere common stock by API and its officers and directors is disclosed above.

      Barberry and Mr. Icahn, by virtue of their relationship with Nybor, may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) the 783,320 shares of Stratosphere common stock or 38.6% of the class which Nybor directly beneficially owns. Mr. Icahn is the sole officer and director of Barberry. Mr. Icahn's beneficial ownership is disclosed in the chart above.

                              STOCKHOLDER PROPOSALS

      If the merger is consummated, there will be no public stockholders of Stratosphere and no public participation in any future meetings of stockholders of Stratosphere. However, if the merger is not consummated, Stratosphere's public stockholders will continue to be entitled to attend and participate in Stratosphere stockholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any stockholder of Stratosphere who wishes to present a proposal at the next Annual Meeting of Stockholders of Stratosphere (in the event the merger is not consummated), and who wishes to have such proposal included in Stratosphere's proxy statement for that meeting, must deliver a copy of such proposal to Stratosphere at 2000 Las Vegas Blvd. South, Las Vegas, Nevada 89104, Attention: Corporate Secretary, so that it is received no more than ninety (90) days before the next Annual Meeting of Stockholders and not less than a reasonable time before the Company begins to print and mail its proxy materials. The Company will give at least ninety (90) days notice before the date of its next Annual Meeting of Stockholders.

      In addition, Stratosphere's by-laws require that a stockholder give advance notice to Stratosphere of other matters that the stockholder wishes to present for action at an annual meeting of stockholders (other than matters included in Stratosphere's proxy statement in accordance with Rule 14a-8). Such stockholder's notice must be given in writing, include the information required by the by-laws of Stratosphere, and be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Stratosphere at its principal offices. Stratosphere must receive such notice not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, without regard to any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or mailed and received, as specified above, not later that the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

                                 OTHER BUSINESS

      The board of directors does not know of any other matters to be presented for action at the special meeting. If any other business should properly come before the special meeting, the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter.

                       WHERE YOU CAN FIND MORE INFORMATION

      Stratosphere files annual quarterly and special reports and other information with the SEC. You may read and copy this information at the office of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                             Room 1024
                             Washington, D.C. 20549

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, for further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330.

      Some of this information may also be accessed through the web site maintained by the SEC that contains reports, proxy statements and other information about issuers, like Stratosphere, who file electronically with the SEC. The address of that site is http://www.sec.gov.

      The SEC allows Stratosphere to "incorporate by reference" information into its proxy statement, which means that Stratosphere can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference in this proxy statement and are deemed to be a part hereof:

      (1)Stratosphere's Current Report on Form 8-K filed on February 6, 2002.

      The information incorporated by reference is deemed to be a part of this proxy statement, except any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.

      Stratosphere also incorporates by reference the information contained in all other documents Stratosphere files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

      A copy of any or all of the documents referred to above that have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this proxy statement) is available for inspection or copying by any interested stockholder of Stratosphere. See "AVAILABLE INFORMATION."

                              AVAILABLE INFORMATION

      The merger is a "going private" transaction. Strat Merger Corp., AREH and Stratosphere have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. The Schedule 13E-3 contains additional information about Stratosphere. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of Stratosphere during regular business hours by any interested stockholder of Stratosphere, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail at the Company's expense, by written request directed to Stratosphere Corporation, 2000 Las Vegas Blvd. South, Las Vegas, Nevada 89104, attention: Denise Barton, Corporate Secretary.

                       By Order of the Board of Directors

                       Denise Barton
                       Secretary


New York, New York

             , 2002

                                                                  Execution Copy



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                            STRATOSPHERE CORPORATION,
                             A DELAWARE CORPORATION,



               AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP,



                           NYBOR LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                                       AND

                               STRAT MERGER CORP.,
                             A DELAWARE CORPORATION

                             DATED: FEBRUARY 1, 2002

                                TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I DEFINITIONS.................................................   1
  Section 1.1 Defined Terms...........................................   1
  Section 1.2 Other Defined Terms.....................................   3
ARTICLE II THE MERGER.................................................   4
  Section 2.1 The Merger..............................................   4
  Section 2.2 Effective Time..........................................   4
  Section 2.3 Closing.................................................   4
  Section 2.4 Certificate of Incorporation and By-Laws................   5
  Section 2.5 Directors...............................................   5
ARTICLE III EFFECT OF MERGER ON SECURITIES OF MERGERCO AND THE COMPANY   5
  Section 3.1 Conversion of Mergerco Common Stock.....................   5
  Section 3.2 Conversion of Certain Company Common Stock for Merger
              Consideration; Cancelled Shares; Treasury Shares........   5
  Section 3.3 Exchange of Certificates................................   6
  Section 3.4 Dissenting Shares.......................................   7
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............   8
  Section 4.1 Organization and Capitalization.........................   8
  Section 4.2 Authorization...........................................   9
  Section 4.3 Absence of Certain Changes or Events....................   9
  Section 4.4 No Conflict or Violation................................   9
  Section 4.5 Consents and Approvals..................................   9
  Section 4.6 Corporate Proceedings...................................  10
  Section 4.7 Required Company Vote...................................  10
  Section 4.8 Proxy Statement; Schedule 13E-3.........................  10
  Section 4.9 Company SEC Documents and Financial Statements..........  11
  Section 4.10 Litigation.............................................  11
ARTICLE V REPRESENTATIONS AND WARRANTIES OF MERGERCO..................  12
  Section 5.1 Organization............................................  12
  Section 5.2 Authorization...........................................  12
  Section 5.3 Consents and Approvals..................................  12
  Section 5.4 No Conflict or Violation................................  12
  Section 5.5 Proxy Statement; Schedule 13E-3.........................  13
  Section 5.6 Mergerco's Operations...................................  13
  Section 5.7 No Brokerage............................................  13
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF AREH.....................  13
  Section 6.1 Organization............................................  13
  Section 6.2 No Conflict or Violation................................  13
  Section 6.3 Authorization...........................................  13
  Section 6.4 Consents and Approvals..................................  14
  Section 6.5 Proxy Statement; Schedule 13E-3.........................  14
  Section 6.6 Absence of Certain Changes or Events....................  14
ARTICLE VII...........................................................  14

REPRESENTATIONS, WARRANTIES AND ADDITIONAL AGREEMENTS OF NYBOR........  14
  Section 7.1 Organization............................................  14
  Section 7.2 No Conflict or Violation................................  15
  Section 7.3 Authorization...........................................  15
  Section 7.4 Consents and Approvals..................................  15
  Section 7.5 No Conflict or Violation................................  15
  Section 7.6 Company Common Stock....................................  15
  Section 7.7 Proxy Statement; Schedule 13E-3.........................  15
ARTICLE VIII COVENANTS OF THE COMPANY AND MERGERCO....................  16
  Section 8.1 Maintenance of Business Prior to Closing................  16
  Section 8.2 Consents and Efforts; Other Obligations.................  16
  Section 8.3 Other Offers............................................  17
  Section 8.4 Meeting of Stockholders.................................  19
  Section 8.5 Proxy Statement.........................................  19
  Section 8.6 Schedule 13E-3..........................................  20
  Section 8.7 Director and Officer Liability..........................  20
  Section 8.8 Notices of Certain Events...............................  22
  Section 8.9 Further Assurances......................................  22
  Section 8.10 Voting.................................................  23
ARTICLE IX COVENANTS OF AREH..........................................  23
  Section 9.1 Compliance of Mergerco..................................  23
  Section 9.2 Schedule 13E-3..........................................  23
  Section 9.3 Financing...............................................  23
ARTICLE X COVENANTS OF NYBOR..........................................  23
  Section 10.1 Disposal of Nybor Shares...............................  23
  Section 10.2 Voting.................................................  23
ARTICLE XI CONDITIONS TO THE MERGER...................................  24
  Section 11.1 Conditions to the Obligations of Each Party............  24
  Section 11.2 Conditions to the Obligations of the Company...........  24
  Section 11.3 Conditions to the Obligations of Mergerco..............  25
ARTICLE XII MISCELLANEOUS.............................................  26
  Section 12.1 Termination............................................  26
  Section 12.2 Assignment.............................................  27
  Section 12.3 Notices................................................  27
  Section 12.4 Entire Agreement; Waivers..............................  29
  Section 12.5 Multiple Counterparts..................................  29
  Section 12.6 Invalidity.............................................  29
  Section 12.7 Titles.................................................  29
  Section 12.8 Fees and Expenses......................................  29
  Section 12.9 Cumulative Remedies....................................  30
  Section 12.10 Governing Law.........................................  30
  Section 12.11 Amendment.............................................  30
  Section 12.12 Public Announcements..................................  30
  Section 12.13 Enforcement of Agreement..............................  30
  Section 12.14 Non-survival of Representations and Warranties........  31

  Section 12.15 Interpretive Provisions...............................  31

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement"), dated this 1st day of February, 2002 , is by and among STRATOSPHERE CORP., a Delaware corporation (the "Company"), American Real Estate Holdings LIMITED PARTNERSHIP, a Delaware limited partnership ("AREH"), nybor limited partnership, a Delaware limited Partnership ("Nybor") and STRAT MERGER CORP., a Delaware corporation ("Mergerco").

                                    RECITALS

      A. This Agreement provides for the merger (the "Merger") of Mergerco with and into the Company, with the Company as the surviving corporation in such merger, all in accordance with the provisions of this Agreement.

      B. The respective Boards of Directors of Mergerco and the Company and the stockholders of Mergerco have approved this Agreement and have determined the Agreement and the Merger are advisable, fair to and in the best interests of the respective stockholders. The Company intends promptly to submit to its stockholders the approval and adoption of this Agreement.

      C. Prior to the date of this Agreement, AREH formed Mergerco for the purpose of effecting this Merger. AREH agrees to provide the funds to Mergerco necessary to enable Mergerco to pay the Merger Consideration and any amounts due to holders of Dissenting Shares under Section 262 of the DGCL as set forth herein and the Board of Directors of the general partner of AREH has approved this Agreement.

      D. The parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

      "Affiliate" shall mean, with respect to any person or entity (the "referent person"), any person or entity that controls the referent person, any person or entity that the referent person controls, or any person or entity that is under common control with the referent person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, by contract or otherwise.

      "Board" shall mean the Board of Directors of the Company.

      "Company Common Stock" shall mean the common stock of the Company having a par value of $0.01 per share.

      "Cancelled Shares" shall mean the shares of Company Common Stock owned of record by AREH immediately prior to the Effective Time.

      "DGCL" shall mean the General Corporation Law of the State of Delaware.

      "Dissenting Stockholders" shall mean those Stockholders who hold Dissenting Shares.

      "Dissenting Shares" shall mean any shares held by Stockholders who are entitled to an appraisal of their shares under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect to their Company Common Stock in accordance with the DGCL.

      "Equity Securities" shall mean (i) shares of capital stock or other equity securities, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any person or entity to purchase or otherwise acquire, any capital stock or other equity securities and (iii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Financial Advisor" shall mean Raymond James & Associates, Inc.

      "GAAP" shall mean, with respect to any financial statements, accounting principles generally accepted in the United States of America, as in effect from time to time, consistently applied.

      "Independent Director" shall mean the independent member of the Board delegated to consider the transactions contemplated by this Agreement on behalf of the Stockholders.

      "Material Adverse Effect" or "Material Adverse Change" or a similar phrase shall mean any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations of the Company, or
(ii) the relations with customers, suppliers, distributors or employees of the Company, or (iii) the right or ability of the Company to consummate any of the transactions contemplated hereby, in each case other than (A) changes relating to (x) the securities markets in general or (y) general business or economic conditions, or (B) changes resulting from the announcement of the transactions contemplated by this Agreement.

      "Mergerco Common Stock" shall mean the common stock of Mergerco having a par value of $0.01 per share.

      "Nybor Shares" shall mean the shares of Company Common Stock held by Nybor immediately prior to the Effective Time.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Laws" shall mean, collectively, the Securities Act and the Exchange Act and all state securities laws and the rules and regulations thereunder.

      "Special Meeting" shall mean the Special Meeting of Stockholders of the Company.

      "Stockholders" shall mean the record holders of Company Common Stock other than Mergerco, AREH and Nybor.

      "Treasury Shares" shall mean Company Common Stock held in treasury by the Company.

            Section 1.2 Other Defined Terms. In addition to the terms defined in
Section 1.1, the following terms shall have the meanings defined for such terms in the Recitals or Sections set forth below:

      TERM                                      SECTION
      ----                                      -------

"Acquisition Proposal"                          8.3(a)
"Action"                                        4.10
"Claim"                                         8.7(a)
"Closing"                                       2.3
"Closing Date"                                  2.3
"Company Financial Statements"                  4.9(b)
"Company SEC Documents"                         4.9(a)
"Consideration"                                 3.2(a)
"Disclosure Schedule"                           Article IV Preamble
"Effective Time"                                2.2
"Exchange Fund"                                 3.3(d)
"Fairness Opinion"                              4.6(a)

"Indemnified Party"                             8.7(a)
"Merger"                                        Recitals
"Merger Consideration"                          3.2(b)
"Nybor"                                         Recitals
"Nybor Consideration"                           3.2(b)
"Paying Agent"                                  3.3(a)
"Payment Event"                                 8.3(b)
"Preferred Stock"                               4.1(b)
"Proxy Statement"                               8.5(a)
"Regulatory Filings"                            4.5
"Requisite Stockholder Vote"                    4.7
"Schedule 13E-3"                                8.6(a)
"State Filings"                                 4.5
"Surviving Corporation"                         2.1
"Third Party"                                   8.3(a)


                                   ARTICLE II

                                   THE MERGER

            Section 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the DGCL, at the Effective Time, Mergerco shall be merged with and into the Company. Upon the effectiveness of the Merger, the separate corporate existence of Mergerco shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation". The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL.

            Section 2.2 Effective Time. As soon as practicable on or after the Closing Date, the parties shall cause the Merger to be consummated by causing a certificate of merger with respect to the Merger to be executed and filed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time of filing of the certificate of merger or at such later time as is specified therein (the "Effective Time").

            Section 2.3 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of AREH, located at 100 South Bedford Road, Mt. Kisco, NY at 10:00 a.m., local time, on the second business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in
Article XI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (b) at such other time, date or place as Mergerco and the Company may agree. The date on which the Closing occurs is herein referred to as the "Closing Date."

            Section 2.4 Certificate of Incorporation and By-Laws.

            (a) At the Effective Time, and without any further action on the part of the Company or Mergerco, the certificate of incorporation of Mergerco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation following the Merger, until thereafter further amended as provided therein and under the DGCL.

            (b) At the Effective Time, and without any further action on the part of the Company or Mergerco, the by-laws of Mergerco as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation following the Merger, until thereafter changed or amended as provided therein and under the DGCL.

            Section 2.5 Directors. At the Effective Time, Carl C. Icahn, Martin Hirsch, John Saldarelli and Robert J. Mitchell shall be the directors of the Surviving Corporation.


                                   ARTICLE III

           EFFECT OF MERGER ON SECURITIES OF MERGERCO AND THE COMPANY

            Section 3.1 Conversion of Mergerco Common Stock. At the Effective Time, by virtue of the Merger, each share of Mergerco Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted (subject to the terms of Section 3.3) into the right to receive one (1) share of common stock having a par value of $0.01 of the Surviving Corporation.

            Section 3.2 Conversion of Certain Company Common Stock for Merger Consideration; Cancelled Shares; Treasury Shares.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Treasury Shares, Cancelled Shares, Dissenting Shares and Nybor Shares, if
      any) shall automatically be changed into the right to receive, and each certificate which immediately prior to the Effective Time represented a share of such Company Common Stock shall have solely the right to receive, $45.32 in cash (the "Consideration") upon surrender of the certificate formerly representing Company Common Stock as provided in Section 3.3.

            (b) At the Effective Time, by virtue of the Merger and without any action on the part of Nybor, each Nybor Share shall automatically be changed into the right to receive, and each certificate which immediately prior to the Effective

      Time represented a share of such Company Common Stock shall have solely the right to receive, $44.33 in cash (the "Nybor Consideration"; together with the "Consideration", the "Merger Consideration") upon surrender of the certificate formerly representing Company Common Stock as provided in
      Section 3.3.

            (c) All Treasury Shares and Cancelled Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and no consideration shall be paid with respect thereto.

            Section 3.3 Exchange of Certificates.

            (a) Substantially contemporaneously with the Effective Time, Mergerco shall cause to be deposited with a paying agent (the "Paying Agent") to be jointly selected by the Company (acting through the Independent Director) and Mergerco, for the benefit of the holders of shares of Company Common Stock (other than Treasury Shares, Cancelled Shares and Dissenting Shares), for payment in accordance with this Article III, the funds necessary to pay the Merger Consideration for each share as to which the Merger Consideration shall be payable.

            (b) As soon as practicable after the Effective Time, and using its reasonable best efforts to do so within three business days thereafter, the Paying Agent shall mail to each holder of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (other than Treasury Shares and Cancelled Shares, if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of such certificates to the Paying Agent and shall be in such form and have such other provisions as Mergerco and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of each certificate in exchange for payment of the Merger Consideration. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates that immediately prior to the Effective Time represented such shares of Company Common Stock, upon surrender to the Paying Agent of such certificate or certificates, together with a properly completed letter of transmittal, and acceptance thereof by the Paying Agent, shall be entitled to receive in exchange therefor the Consideration or the Nybor Consideration (as appropriate in accordance with Section 3.2) multiplied by the number of shares of Company Common Stock formerly represented by such certificate. No interest shall be paid or accrue on the Merger Consideration. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates formerly representing shares of Company Common Stock that have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. Until surrendered as contemplated by this Section 3.3(b), each certificate formerly representing shares of such Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each such share of Company Common Stock.

            (c) Subject to the provisions of the DGCL, all cash paid upon the surrender for exchange of certificates formerly representing shares of Company Common Stock in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares exchanged for cash theretofore represented by such certificates.

            (d) Any cash deposited with the Paying Agent pursuant to this
      Section 3.3 (the "Exchange Fund") that remains undistributed to the holders of the certificates formerly representing shares of Company Common Stock one year after the Effective Time shall be delivered to the Surviving Corporation at such time and any former holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash, if any.

            (e) None of Mergerco, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law.

            (f) In the event any certificate formerly representing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Surviving Corporation, the posting by such person of a bond in such reasonable amount as Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration.

            Section 3.4 Dissenting Shares. Notwithstanding Section 3.2 hereof, Dissenting Shares shall not be converted into the right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in
Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such shares or lost his right to appraisal and payment for his shares under Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares and each such share shall be treated as if it had been converted as of the Effective Time, into the right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 3.2 hereof. The Company shall give Mergerco prompt notice of any demands received by the Company for appraisal of shares, and Mergerco shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Mergerco, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As an inducement to Mergerco to enter into this Agreement, the Company hereby makes, as of the date hereof, the following representations and warranties to Mergerco, except as otherwise set forth in a written disclosure schedule (the "Disclosure Schedule") delivered by the Company to Mergerco prior to the date hereof, a copy of which is attached hereto.

            Section 4.1 Organization and Capitalization.

            (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as presently being conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Company has delivered to Mergerco true, correct and complete copies of its certificate of incorporation and by-laws (in each case, as amended to date). The Company is not in violation of any provision of its certificate of incorporation or by-laws.

            (b) Capitalization. The authorized capital stock of the Company consists of: (i) 10,000,000 shares of Company Common Stock, and (ii) 3,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). As of September 30, 2001, there were 2,030,000 shares of Company Common Stock and no shares of Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of the Company have been issued and no shares of Preferred Stock have been issued. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(b), (i) there are no outstanding Equity Securities of the Company and (ii) the Company is not a party to any commitments, agreements or obligations of any kind or character for (A) the issuance or sale of Equity Securities of the Company or (B) the repurchase, redemption or other acquisition of any Equity Securities of the Company.

            (c) Voting Trusts, Proxies, Etc. The Company is not a party to any stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of the Company.

            Section 4.2 Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to (i) the approval of this Agreement and the transactions contemplated hereby by the Requisite Stockholder Vote, and (ii) the execution, filing and recordation of appropriate merger documents as required by, and in accordance with, the DGCL, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect that affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

            Section 4.3 Absence of Certain Changes or Events. Since December 31, 2000, other than as stated in the Form 10-K filed by the Company for the period ending December 31, 2000 and the Form 10-Qs filed by the Company for the periods ending March 31, 2001, June 30, 2001 and September 30, 2001, (i) the Company has been operated in the ordinary course of business, consistent with past practice, and (ii) there has been no Material Adverse Change.

            Section 4.4 No Conflict or Violation. Except as set forth in Section
4.4 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company will result in (i) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Company, or (ii) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, indenture, lease, encumbrance, permit, or authorization or concession to which the Company is a party or by which any of its assets are bound, which breach, default or creation of any such right would reasonably be expected to have a Material Adverse Effect on the Company.

            Section 4.5 Consents and Approvals. Except as set forth in Section
4.5 of the Disclosure Schedule, no consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than

(i) filings required in connection with or in compliance with the provisions of the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), (ii) the filing of the Merger Certificate under the DGCL, (iii) filings, if any, required to be made with, or approvals, if any, required to be obtained from the State of Nevada and Clark County (collectively, "State Filings") and (iv) those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made, except those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, the failure of which to obtain would not have a Material Adverse Effect or prevent or materially delay the Merger.

            Section 4.6 Corporate Proceedings.

            (a) The Independent Director has received the opinion (the "Fairness Opinion") of the Financial Advisor dated the date hereof, substantially to the effect that the Merger Consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to the Stockholders.

            (b) The Independent Director (at a meeting duly called and held at which a quorum was present) has determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and the Stockholders, and has recommended the adoption of this Agreement to the Board.

            (c) The Board, based on the recommendation of the Independent Director (at a meeting duly called and held at which a quorum was present), has (i) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its stockholders, including the Stockholders, (ii) approved this Agreement and the Merger, and (iii) resolved to recommend the adoption of this Agreement by the stockholders of the Company.

            Section 4.7 Required Company Vote. The affirmative vote of the holders of in excess of 50% of all of the issued and outstanding shares of Company Common Stock as provided by Section 251 of the DGCL are the only votes of the holders of any class or series of the Company's equity securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby (such votes being collectively referred to as the "Requisite Stockholder Vote").

            Section 4.8 Proxy Statement; Schedule 13E-3. The information concerning the Company and its officers, directors, employees and stockholders supplied by and relating to the Company for inclusion in the Proxy Statement or the Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty with respect to any information supplied by Mergerco or any of its stockholders, directors, officers and/or representatives that is contained in the Proxy Statement or in the Schedule 13E-3.

            Section 4.9 Company SEC Documents and Financial Statements.

            (a) Since December 28, 1998, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Company SEC Documents"). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Company SEC Documents, including the financial statements, exhibits and schedules thereto, filed and publicly available with the SEC prior to the date hereof complied (and each of the Company SEC Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or in the case of statements, circulars or reports filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the Company's consolidated statements of financial condition or balance sheets included in or incorporated by reference into the Company SEC Documents, including the related notes and schedules, fairly presented in all material respects (or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present in all material respects) the financial position of the Company as of the date of such balance sheet and each of the Company's statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the Company SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Company Financial Statements"), fairly presented in all material respects (or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present in all material respects) the results of operations, cash flows and changes in stockholders' equity of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as may be noted therein and except, in the case of unaudited statements, for the absence of notes).

            Section 4.10 Litigation. Except as set forth in Section 4.10 of the Disclosure Schedule, there is no private or government action, suit, proceeding (administrative or otherwise), claim, arbitration, mediation or investigation pending before any agency, court or tribunal, foreign or domestic ("Action"), or, to the knowledge of the Company, threatened against the Company or any of its assets or properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, would have a Material Adverse Effect on the Company. There is no judgment, decree or order against the Company or, to the best knowledge of the Company, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement or that would have a Material Adverse Effect on the Company.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF MERGERCO

      As an inducement to the Company to enter into this Agreement, Mergerco hereby makes the following representations and warranties as of the date hereof to the Company:

            Section 5.1 Organization. Mergerco is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties. Mergerco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on Mergerco. Mergerco has delivered to the Company true, correct and complete copies of its certificate of incorporation and by-laws (in each case, as amended to date). Mergerco is not in violation of any provision of its certificate of incorporation or by-laws.

            Section 5.2 Authorization. Mergerco has all necessary corporate power and authority to, and has taken all corporate action necessary on its part to, execute and deliver this Agreement and all agreements and documents contemplated hereby and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Mergerco and is a legal, valid and binding obligation of Mergerco, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect that affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

            Section 5.3 Consents and Approvals. No consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by Mergerco in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any Regulatory Filings, State Filings and the filing of the Merger Certificate under the DGCL.

            Section 5.4 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by Mergerco will result in (i) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of Mergerco, (ii) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, indenture, lease, encumbrance, permit, or authorization or concession to which Mergerco is a party or by which any of its assets are bound, which breach, default or creation of any such right would reasonably be expected to have a material adverse effect on Mergerco.

            Section 5.5 Proxy Statement; Schedule 13E-3. The information concerning Mergerco and its officers, directors, employees and shareholders supplied by and relating to Mergerco for inclusion in the Proxy Statement and the Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Mergerco makes no representation or warranty with respect to any information supplied by the Company or any of its representatives that is contained in the Proxy Statement or in the Schedule 13E-3.

            Section 5.6 Mergerco's Operations. Mergerco has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

            Section 5.7 No Brokerage. None of Mergerco or any of its officers, directors, employees, stockholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or entity to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF AREH

      As an inducement to the Company to enter into this Agreement, AREH hereby makes the following representations and warranties as of the date hereof to the
Company:

            Section 6.1 Organization. AREH is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the partnership power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties. AREH has delivered to the Company true, correct and complete copies of its limited partnership agreement (as amended to date). AREH is not in violation of any provision of its limited partnership agreement.

            Section 6.2 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement, nor the consummation contemplated hereby, by AREH will result in a violation of or a conflict with any provision of its limited partnership agreement.

            Section 6.3 Authorization. AREH has all necessary partnership power and authority to, and has taken all partnership action necessary on its part to, execute and deliver this Agreement and all agreements and documents contemplated hereby and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by AREH and is a legal, valid and binding obligation of AREH, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect that affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

            Section 6.4 Consents and Approvals. No consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by AREH in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any Regulatory Filings, State Filings and the filing of the Merger Certificate under the DGCL.

            Section 6.5 Proxy Statement; Schedule 13E-3. The information concerning AREH and its general partner and its respective officers, directors, employees and shareholders supplied by and relating to AREH for inclusion in the Proxy Statement and the Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. AREH makes no representation or warranty with respect to any information supplied by the Company or any of its representatives that is contained in the Proxy Statement or in the Schedule 13E-3.

            Section 6.6 Absence of Certain Changes or Events. Since December 31, 2000, other than as stated in the Form 10-Qs filed by American Real Estate Partners, L.P. for the periods ending March 31, 2001, June 30, 2001 and September 30, 2001, and the Form 8-K filed by American Real Estate Partners, L.P. on December 27, 2001, (i) AREH has been operated in the ordinary course of business, consistent with past practice, and (ii) there has been no Material Adverse Change.

                                   ARTICLE VII

                         REPRESENTATIONS, WARRANTIES AND
                         ADDITIONAL AGREEMENTS OF NYBOR

      As an inducement to the Company to enter into this Agreement, Nybor hereby makes the following representations and warranties as of the date hereof to the
Company:

            Section 7.1 Organization. Nybor is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the partnership power and authority to conduct its business as it is presently being conducted. Nybor has delivered to the Company true, correct and complete copies of its limited partnership agreement (as amended to date). Nybor is not in violation of any provision of its limited partnership agreement.

            Section 7.2 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement, nor the consummation contemplated hereby, by Nybor will result in a violation of or a conflict with any provision of its limited partnership agreement.

            Section 7.3 Authorization. Nybor has all necessary partnership power and authority to, and has taken all partnership action necessary on its part to, execute and deliver this Agreement and all agreements and documents contemplated hereby and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Nybor and is a legal, valid and binding obligation of Nybor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect that affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

            Section 7.4 Consents and Approvals. No consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by Nybor in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any Regulatory Filings, State Filings and the filing of the Merger Certificate under the DGCL.

            Section 7.5 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement, nor the consummation contemplated hereby, by Nybor will result in a violation of or a conflict with any provision of its limited partnership agreement.

            Section 7.6 Company Common Stock. As of the date of this Agreement, Nybor holds 783,320 shares of Company Common Stock. Nybor agrees to accept payment of the Nybor Consideration notwithstanding the fact that it is an amount less than the Consideration.

            Section 7.7 Proxy Statement; Schedule 13E-3. The information concerning Nybor and its general partner and its respective officers, directors, employees and shareholders supplied by and relating to Nybor for inclusion in the Proxy Statement and the Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nybor makes no representation or warranty with respect to any information supplied by the Company or any of its representatives that is contained in the Proxy Statement or in the Schedule 13E-3 except that it has no actual knowledge (without investigation) of a material misstatement or omission in the representations of the Company as set forth in Article IV.

                                  ARTICLE VIII

                      COVENANTS OF THE COMPANY AND MERGERCO

      The Company and Mergerco covenant and agree with each other that from the date hereof through the Closing:

            Section 8.1 Maintenance of Business Prior to Closing. Prior to the Effective Time, except as set forth in the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Mergerco has consented in writing thereto, such consent not to be unreasonably withheld or delayed, the Company:

            (a) except as contemplated by Section 8.3 hereof, shall conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

            (b) shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and key employees and maintain satisfactory relationships with those persons having business relationships with it;

            (c) shall promptly notify Mergerco of any Material Adverse Change;
      and

            (d) shall promptly deliver to Mergerco correct and complete copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

            Section 8.2 Consents and Efforts; Other Obligations.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Mergerco and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a Material Adverse Effect or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. For purposes of this Section

      8.2, best efforts shall not include the obligation to make any payment to any third party as a condition to obtaining such party's consent or approval.

            (b) The Company shall give prompt written notice to Mergerco if the Company obtains actual knowledge of: (i) the occurrence, or failure to occur, of any event which occurrence or failure would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or as of the Effective Time, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of the Company or any officer, director, employee, consultant or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the Company or the conditions to the obligations of Mergerco hereunder.

            (c) Mergerco shall give prompt written notice to the Company if Mergerco obtains actual knowledge of (i) the occurrence, or failure to occur, of any event which occurrence or failure would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or as of the Effective Time, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of the Company or any officer, director, employee, consultant or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement provided, however, that no such notification shall affect the representations and warranties of the Company or the conditions to the obligations of Mergerco hereunder.

            Section 8.3 Other Offers.

            (a) The Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company authorize or permit any of its or its officers, directors, agents, representatives or advisors to (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group, other than Mergerco and its representatives and Affiliates, relating to (A) any acquisition or purchase of 25% or more of the assets, or of over 25% of any class of Equity Securities of, the Company, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of Equity Securities of the Company, or (C) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving the Company (each such transaction being referred to herein as an "Acquisition Proposal"), or agree to or endorse any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Mergerco and its representatives and Affiliates) to do or seek any of the foregoing, or
      (iii) grant any waiver or release under any standstill or similar agreement with respect to any Equity Securities of the Company; provided, however, that the foregoing shall not prohibit the Independent Director or the Board (acting through the Independent Director) (either directly or indirectly through advisors, agents or other intermediaries) from (u) issuing one more press releases regarding the Merger in compliance with
      Section 12.12 (v) furnishing information in writing or orally (through the Company's employees and advisors) pursuant to a customary confidentiality letter (a copy of which shall be provided for informational purposes only to Mergerco) concerning the Company and its businesses, properties or Assets to any person, corporation, entity or "group," as defined in
      Section 13(d) of the Exchange Act, other than Mergerco (a "Third Party") in response to any unsolicited inquiry, proposal or offer, (w) engaging in discussions or negotiations with such a Third Party that has made such inquiry, proposal or offer, following receipt of a bona fide Acquisition Proposal (excluding Acquisition Proposals (1) where financing is required to consummate the transaction and the financing is not committed or not likely in the judgment of the Independent Director to be obtained by such Third Party on a timely basis or (2) that are not on terms the Independent Director or the Board, in its reasonable judgment (after consultation with its financial advisor and after taking into account all aspects of the proposal and the Third Party making the proposal and any proposed changes to this Agreement that may be proposed by Mergerco in response to such Acquisition Proposal) determines to be more favorable to stockholders of the Company from a financial point of view), (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (y) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 4.6 hereof, and/or (z) terminating this Agreement but in each case referred to in the foregoing clauses (u) through (z), only to the extent that the Independent Director shall have concluded in good faith upon the advice of legal counsel that such action is consistent with the Independent Director's (and the Board's) fiduciary duties to the stockholders of the Company under applicable law. The Company shall immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date hereof with respect to any of the foregoing.

            (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to Mergerco, AREH and Nybor, within three business days following such event, the reasonable out-of-pocket expenses incurred by Mergerco, AREH and Nybor, in connection with or relating to this Agreement and the Merger, which shall include reasonable fees and expenses of legal counsel, accountants and a financial advisor to Mergerco, AREH and Nybor, up to a maximum reimbursement amount of $500,000. "Payment Event" means the termination of this Agreement pursuant to Section 12.1(a)(iv) or (v).

            (c) The Independent Director shall (i) promptly notify Mergerco (in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal, (ii) promptly notify Mergerco of the terms of any proposal that it may receive in respect of any such Acquisition Proposal, including, without limitation, the identity of the prospective purchaser or soliciting party,
      (iii) promptly provide Mergerco with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (iv) keep Mergerco reasonably informed of the status of such offer and the offeror's efforts and activities with respect thereto.

            (d) This Section 8.3 shall survive any termination of this Agreement, however caused other than termination due to material breach by Mergerco or AREH.

            Section 8.4 Meeting of Stockholders. Except as set forth in Section
8.3 hereof, (i) the Company acting through the Board shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws, including the timely mailing of the Proxy Statement, to convene the Special Meeting as promptly as practicable after SEC clearance of the Proxy Statement to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, and (ii) the Board, based on the recommendation of the Independent Director, shall recommend such approval and shall take all lawful action to solicit such approval.

            Section 8.5 Proxy Statement.

            (a) Mergerco and the Company shall cooperate and prepare, and, as soon as practicable after the date of this Agreement, the Company shall file with the SEC, a proxy statement with respect to the Special Meeting (the "Proxy Statement"), respond to comments of the staff of the SEC, clear the Proxy Statement with the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record of Company Common Stock. The Company shall comply in all respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement) and each party shall furnish to the other such information relating to it and the transactions contemplated by this Agreement and such further and supplemental information as may be reasonably requested by the other party. The Proxy Statement shall include the recommendation of the Board in favor of the Merger, except as otherwise provided herein. The Company shall use all reasonable efforts, and Mergerco will cooperate with the Company, to have all necessary state securities law or "Blue

      Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto.

            (b) The information provided by each of the Company and Mergerco for use in the Proxy Statement shall not, as of (i) the time of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Stockholders or (ii) the time of the Special Meeting contemplated by such Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to any party hereto, or its respective officers or directors, should be discovered by such party that should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the Company and Mergerco thereof and take appropriate action in respect thereof.

            (c) No amendment or supplement to the Proxy Statement shall be made by Mergerco or the Company without prior approval of the other party. The Company shall promptly advise Mergerco of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            Section 8.6 Schedule 13E-3.

            (a) As soon as practicable after the date of this Agreement, Mergerco, AREH and their respective relevant Affiliates and the Company shall file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 ("Schedule 13E-3"), with respect to the Merger. Mergerco and the Company shall cooperate and provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Schedule 13E-3. The information provided by each of the Company and Mergerco for use in the Schedule 13E-3 shall not, as of time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.

            (b) No amendment or supplement to the Schedule 13E-3 shall be made by Mergerco or the Company without notice to the other party. Mergerco shall promptly advise the Company of any request by the SEC for amendment of the Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information.

            Section 8.7 Director and Officer Liability.

            (a) From and after the consummation of the Merger, the parties shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director (the "Indemnified Party") of the Company against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement, with the written approval of the Surviving Corporation(which approval shall not be unreasonably withheld), in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the DGCL or the Company's Certificate of Incorporation, by-laws or indemnification agreements from time to time in effect, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim, then from and after consummation of the Merger, the parties shall cause the Surviving Corporation to periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

            (b) All rights to indemnification and all limitations on liability existing in favor of the Indemnified Party as provided in the Company's Certificate of Incorporation and by-laws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with the DGCL; provided that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, the Company's Certificate of Incorporation or by-laws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Surviving Corporation and reasonably acceptable to the Indemnified Party; and provided further, that nothing in this Section 8.7 shall impair any rights or obligations of any present or former directors or officers of the Company.

            (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then and in each case, to the extent necessary to effectuate the purposes of this Section 8.7, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 8.7.

            (d) For a period of six years after the Effective Time, the parties shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous, which policies may include a "tail policy") with respect to claims arising from facts or events which occurred before or at the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed an amount equal to 200% of the annual premiums paid as of the date hereof by the Company for such insurance and if such premiums exceed such amount the Surviving Corporation shall purchase insurance policies in amounts and with coverage as reasonably can be purchased for such amount.

            (e) The provisions of this Section 8.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and shall be binding on the Surviving Corporation and its respective successors and assigns.

            Section 8.8 Notices of Certain Events. The Company shall promptly notify Mergerco of:

            (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (c) any actions, suits or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company that would reasonably be anticipated to have a Material Adverse Effect or that relate to the consummation of the transactions contemplated by this Agreement.

            Section 8.9 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Mergerco, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

            Section 8.10 Voting. Mergerco and its Affiliates, as applicable, will vote any shares of Company Common Stock held by them, or that they have the right to vote, in favor of approval of the Merger, in person, or by proxy; provided, however, that in the event the Independent Director recommends to the Board that the Board withdraw its recommendation of the Merger, the provisions of this Section 8.10 shall thereafter be null and void.

                                   ARTICLE IX

                               COVENANTS OF AREH

      AREH covenants and agrees from the date hereof through the Closing:

            Section 9.1 Compliance of Mergerco. AREH will take all action as may be necessary to cause Mergerco to satisfy its covenants as set forth in Article VIII.

            Section 9.2 Schedule 13E-3. AREH will satisfy its obligations as set forth in Section 8.6.

            Section 9.3 Financing. AREH will provide the funds to Mergerco necessary to enable Mergerco and the Surviving Corporation to pay the Merger Consideration and any amounts due to holders of Dissenting Shares under Section 262 of the DGCL set forth herein, and all of the fees and expenses related to the Merger. AREH will maintain adequate capital to satisfy such obligation.

                                    ARTICLE X

                               COVENANTS OF NYBOR

Nybor covenants and agrees from the date hereof through the Closing:

            Section 10.1 Disposal of Nybor Shares. Nybor will not dispose of any of the Nybor Shares prior to Closing.

            Section 10.2 Voting. Nybor agrees to vote the Nybor Shares in favor of the Merger.

                                   ARTICLE XI

                            CONDITIONS TO THE MERGER

            Section 11.1 Conditions to the Obligations of Each Party. The obligations of the Company and Mergerco to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

            (a) The Requisite Stockholder Vote shall have been obtained; and

            (b) No provision of any applicable law or regulation and no judgment, order, decree, temporary restraining order or preliminary or permanent injunction prohibiting or restraining the consummation of the Merger shall be in effect; provided, however, that the Company and Mergerco shall each use reasonable efforts to have any such judgment, order, decree or injunction vacated.

            (c) The Company shall have received approvals from any State Filings and any other government approvals or filings listed on Section 4.5 of the Disclosure Schedule to the extent required to be obtained prior to Closing.

            (d) The Company shall have received the consents from the parties to the agreements listed in Section 4.4 of the Disclosure Schedule or shall have otherwise satisfied the requirements of such agreements.

            Section 11.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby on the Closing Date is subject, in the sole discretion of the Company, to the satisfaction on or prior to the Closing Date of the following conditions, which may be waived by the Company in accordance with Section 12.4;

            (a) Representations, Warranties and Covenants.

                  (i) All representations and warranties of Mergerco contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date, except (i) for any changes specifically permitted by this Agreement and (ii) to the extent that any such representations and warranties were made as of a specified date, which representations and warranties shall continue on the Closing Date to be true in all material respects as of such specified date.

                  (ii) Mergerco shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date, unless such failure to perform is due to any material act by, or material omission of, the Company.

                  (iii) The Company shall have received on or prior to Closing,
            (A) a certificate executed by the President of Mergerco certifying that, as of the Closing Date, the conditions set forth in Section 11.2(a)(i) and (ii) have been satisfied, and (B) certified resolutions duly adopted by the Board of Directors of Mergerco approving this Agreement, determining the Agreement and the Merger are advisable, fair to and in the best interest of Mergerco and its stockholders, and approving all other necessary corporate action to enable Mergerco to comply with the terms of this Agreement.

            (b) Fairness Opinion. The Fairness Opinion shall not have been withdrawn, revoked or annulled or adversely modified in any material respect.

            Section 11.3 Conditions to the Obligations of Mergerco. The obligation of Mergerco to consummate the transactions contemplated hereby on the Closing Date is subject, in the sole discretion of Mergerco, to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Mergerco in accordance with Section 12.4:

            (a) Representations, Warranties and Covenants.

                  (i) All representations and warranties of the Company
            contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except (i) for any changes specifically permitted by this Agreement and (ii) to the extent that any such representations and warranties were made as of a specified date, which representations and warranties shall continue on the Closing Date to be true in all material respects as of such specified date.

                  (ii) The Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date, unless such failure to perform is due to any material act by, or material omission of, Mergerco.

                  (iii) Mergerco shall have received, at or prior to the
            Closing, (A) a certificate executed by the Chief Financial Officer of the Company certifying that, as of the Closing Date, the conditions set forth in Sections 11.3(a)(i) and (ii), and (d) have been satisfied; and (B) certified resolutions duly adopted by the Board approving this Agreement, determining the Agreement and the Merger are advisable, fair to and in the best interest of the Company and its stockholders, including the Stockholders, and approving all other necessary corporate action to enable the Company to comply with the terms of this Agreement.

            (b) Dissenting Shares. The total number of Dissenting Shares shall not exceed 5% of the outstanding shares of Company Common Stock at the Effective Time.

            (c) The Company shall have received on or prior to Closing a legal opinion in a form and substance reasonably satisfactory to Mergerco from Schreck Brignone Godfrey, gaming counsel to the Company, to the effect set forth on Exhibit A attached hereto.


                                   ARTICLE XII

                                  MISCELLANEOUS

            Section 12.1 Termination.

            (a) Termination. This Agreement may be terminated prior to the Effective Time as follows (notwithstanding any approval of the Merger by the stockholders of the Company):

                  (i) by mutual written consent of Mergerco and the Company
            (acting through the Independent Director) at any time;

                  (ii) by Mergerco or the Company if the Closing shall not have occurred on or before December 31, 2002, provided that the party seeking to exercise such right is not then in breach of any of its material obligations under this Agreement;

                  (iii) by either the Company or Mergerco if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Mergerco or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;

                  (iv) by Mergerco if the Board (acting through the Independent
            Director) shall have (A) withdrawn or modified or amended, in a manner adverse to Mergerco, its approval or recommendation of this Agreement and the Merger or its recommendation that Stockholders adopt and approve this Agreement and the Merger, (B) approved, recommended or endorsed an Acquisition Proposal (including a tender or exchange offer for Company Common Stock), (C) failed to call the Special Meeting or failed as promptly as practicable to mail the Proxy Statement to the Stockholders or failed to include in such statement the recommendation referred to above, or (D) resolved to do any of the foregoing;

                  (v) by the Independent Director or the Board (acting through the Independent Director) as provided in Section 8.3;

                  (vi) by either the Company or Mergerco if, at a duly held
            stockholders meeting of the Company (including the Special Meeting) or any adjournment thereof at which this Agreement and the Merger is voted upon, the Requisite Stockholder Vote shall not have been obtained; or

                  (vii) by Mergerco if the appraisal requests exceed the
            percentage in Section 11.3(b).

The party desiring to terminate this Agreement pursuant to Sections 12.1(a)(ii)-(vii) shall give written notice of such termination to the other party in accordance with Section 12.3.

            (b) Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become void and of no effect with no liability on the part of an party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 8.3, 12.8 and 12.13 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

            (c) Procedure Upon Termination. In the event of termination of this Agreement pursuant to Section 12.1, each party shall redeliver all documents, work papers and other material of any other party and any and all copies thereof relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

            Section 12.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and, with respect to the provisions of
Section 8.7 hereof, shall inure to the benefit of the persons or entities benefiting from the provisions thereof who are intended to be third- party beneficiaries thereof, and no other person shall have any right, benefit or obligation hereunder.

            Section 12.3 Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                (a)   If to the Company, addressed to:

                      Stratosphere Corporation
                      2000 Las Vegas Blvd. South
                      Las Vegas, Nevada 89104
                      Attn: William Bischoff

                      With copies to:

                      The Independent Director of the Board of Directors of Stratosphere Corporation.
                      c/o Jerome Becker, Esq.
                      1675 York Avenue, #34K
                      New York, New York 10128

                      and

                      O'Melveny & Myers LLP
                      Citicorp Center
                      153 East 53rd Street
                      New York, New York 10022
                      Attention:  Charles F. Niemeth, Esq.

                (b)   If to AREH, address to:

                      American Real Estate Holdings Limited Partnership 100 South Bedford Road
                      Mt. Kisco, New York 10549
                      Attn:  John Saldarelli

                      With a copy to:
                      American Real Estate Holdings Limited Partnership 100 South Bedford Road
                      Mt. Kisco, New York 10549
                      Attn: Felecia Buebel Esq.


                (c)   If to Nybor, addressed to:

                      Nybor Limited Partnership
                      c/o Icahn & Co., Inc.
                      One Wall Street Court, Suite 980
                      New York, New York 10005

                      With a copy to:

                      Marc Weitzen, Esq.

                       General Counsel
                      Icahn Associates Corp.
                      767 Fifth Avenue, 47th floor
                      New York, New York 10153

                (d)   If to Mergerco, addressed to:

                      Strat Merger Corp.
                      c/o American Real Estate Holdings Limited Partnership 100 South Bedford Road
                      Mt. Kisco, New York 10549
                      Attn:  John Saldarelli

                      Marc Weitzen, Esq.
                       General Counsel
                      Icahn Associates Corp.
                      767 Fifth Avenue, 47th floor
                      New York, New York 10153

or to such other place and with such other copies as either party may designate as to itself by written notice to the others pursuant to this Section 12.3.

            Section 12.4 Entire Agreement; Waivers. This Agreement, together with all exhibits and schedules hereto (including, without limitation, the Disclosure Schedule), and the other agreements referred to herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            Section 12.5 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 12.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            Section 12.7 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            Section 12.8 Fees and Expenses. Except as provided in Section 8.3 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided that the Company shall pay all fees and expenses in connection with the printing and mailing of the Proxy Statement, including the disclosure statement required by Rule 13E-3 under the Exchange Act included therein.

            Section 12.9 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

            Section 12.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

            Section 12.11 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the Stockholders, but after any such Stockholder approval, no amendment shall be made that by law requires the further approval of Stockholders without obtaining such further approval; provided that any amendment of this Agreement shall have been approved by the Independent Director on behalf of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 12.12 Public Announcements. None of Mergerco, AREH and the Company (as shall be approved by the Independent Director acting for the Company) will issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Merger, without the other parties' prior consent (such consent not to be unreasonably withheld), except (i) as may be required by applicable law or court process and (ii) upon the execution of this Agreement and notwithstanding Section 12.3 hereof, the Company (as approved by the Independent Director on its behalf) may issue a public announcement in substantially the form approved by Mergerco or its counsel prior to such execution. In addition to the foregoing, Mergerco, AREH and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

            Section 12.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 12.14 Non-survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

            Section 12.15 Interpretive Provisions.


            (a) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and, unless otherwise specified herein, not to any particular Article, Section or other subdivision hereof.

            Accounting terms used but not otherwise defined herein shall have the meanings given to such terms under GAAP.



                            (Signature Page Follows)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective representative or officer thereunto duly authorized, all as of the day and year first above written.


                                   STRATOSPHERE CORPORATION


                                   By:  /s/ William F. Bischoff
                                        Name:  William F. Bischoff
                                        Title:  Chief Financial Officer


                                   AMERICAN REAL ESTATE HOLDINGS
                                    LIMITED PARTNERSHIP


                                   By:  AMERICAN PROPERTY INVESTORS,
                                        INC., its general partner

                                        By: /s/ Martin Hirsch
                                            Name:  Martin Hirsch
                                            Title:  Executive Vice President


                                   NYBOR LIMITED PARTNERSHIP


                                   By:  BARBERRY CORP.,
                                        its general partner

                                        By: /s/ Edward E. Mattner
                                            Name:  Edward E. Mattner
                                            Title:  Authorized Signatory


                                   STRAT MERGER CORP.

                                   By:  /s/ John P. Saldarelli
                                        Name:  John P. Saldarelli
                                        Title:  President


 [Signature Page to Agreement and Plan of Merger for Stratosphere Going Private]

                                    EXHIBIT A


               FORM OF LEGAL OPINION OF GAMING COUNSEL TO COMPANY

                     ANNEX B - SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW

      262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the Surviving Corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d)   Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or
            (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title then, either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. '01, eff. 7-1-01.)

         ANNEX C - OPINION OF FINANCIAL ADVISOR TO INDEPENDENT DIRECTOR

                [LETTERHEAD OF RAYMOND JAMES & ASSOCIATES, INC.]


February 1, 2002


Independent Director of the Board
Stratosphere Corporation
2000 Las Vegas Boulevard South
Las Vegas, Nevada 89104


Independent Director of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders (other than the "Icahn Entities" (as defined below)) of the outstanding common stock, par value $0.01 per share (the "Common Stock"), of Stratosphere Corporation, a Delaware corporation (the "Company") of the consideration to be received by such holders in connection with the Agreement and Plan of Merger dated as of February 1, 2002 (the "Agreement"), by and among the Company and Nybor Limited Partnership, a Delaware limited partnership, and American Real Estate Holdings Limited Partnership, a Delaware limited partnership (together, the "Icahn Entities") pursuant to which Strat Merger Corp., a newly-formed Delaware corporation, whose outstanding stock is owned by the Icahn Entities, would be merged with and into the Company (the "Merger") and, upon effectiveness of the Merger, each issued and outstanding share of the Company's Common Stock (other than shares held by the Icahn Entities) will be converted into the right to receive $45.32 in cash (the "Transaction"). The terms and conditions of the Transaction are set forth in more detail in the Agreement. The consideration to be exchanged by the Icahn Entities in exchange for all the outstanding Common Stock (other than shares held by the Icahn Entities) of the Company will be approximately $9,500,000.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

     (i) reviewed the financial terms and conditions as stated in the January 31, 2002 draft of the Agreement and assumed the final form of the Agreement would not vary in any respect material to Raymond James' analysis;

     (ii) reviewed the audited financial statements of the Company as of and for the years ended December 31, 2000 and December 26, 1999, and the period from September 28, 1998 through December 27, 1998 and the period from December 29, 1997 through September 27, 1998;

Independent Director of the Board
Stratosphere Corp.
February 1, 2002
Page 2

     (iii) reviewed the unaudited financial statements of the Company for the nine months ended September 30, 2001 and September 24, 2000;

     (iv) reviewed the Company's annual reports filed on Form 10-K for the fiscal years ended December 31, 2000, December 26, 1999 and December 27, 1998, as well as its quarterly reports filed on Form 10-Q for the quarters ended September 30, 2001 and September 24, 2000;

     (v) reviewed other financial and operating information requested from and/or provided by the Company, including financial and operating projections and other documents related to the Company;

     (vi) reviewed certain other publicly available information on the Company;

     (vii) discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry;

     (viii) reviewed the historical market prices and trading activity of the common stock of the Company;

     (ix) compared historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies deemed comparable to the Company;

     (x) reviewed financial and operating information concerning selected business combinations which were deemed comparable in whole or in part to the Merger; and

     (xi) conducted such other financial studies, analyses and investigations as Raymond James deemed appropriate for rendering its opinion.

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Icahn Entities or any other party and have not attempted to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Independent Director of the Board
Stratosphere Corp.
February 1, 2002
Page 3

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of February 1, 2002 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. We did not structure the Merger or negotiate the final terms of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Merger to the Company's stockholders (other than the Icahn Entities). We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and has received a fee for such services. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Independent Director of the Board
Stratosphere Corp.
February 1, 2002
Page 4

It is understood that this letter is for the information of the Independent Director of the Company in evaluating the proposed Merger and does not constitute a recommendation to any stockholder of the Company regarding how said stockholder should vote on the proposed Merger. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of February 1, 2002, the consideration to be received by the stockholders of the Company (other than the Icahn Entities) pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's outstanding Common Stock (other than the Icahn Entities).


Very truly yours,

/s/ David F. Smith

RAYMOND JAMES & ASSOCIATES, INC.

                      ANNEX D - ICAHN VALUATION MEMORANDUM

                                 LAW DEPARTMENT
                             ICAHN ASSOCIATES CORP.
                            AND AFFILIATED COMPANIES
                          767 FIFTH AVENUE - 47TH FLOOR
                            NEW YORK, NEW YORK 10153
                          TELEPHONE NO. (212) 702-4300
                             FAX NO. (212) 688-1158


MARC WEITZEN, GENERAL COUNSEL                       DIRECT DIAL:  212-702-4388
                                                    EMAIL:  MWEITZEN@SFIRE.COM


                                          June 6, 2000


FEDERAL EXPRESS
Jerome Becker, Esq.
NYS Financing Agency
641 Lexington Avenue - 4th Fl.
New York, New York   10022

Dear Judge Becker:

      The meeting that we had last month concluded with you asking if we could provide you with the analyses behind Mr. Icahn's bid for the portion of Stratosphere Corporation which he does not now own. As you know, you have not supplied us with the Raymond James analysis, although we discussed with you and Raymond James their methodology, but not their specific conclusions.

      I have enclosed a copy of an internal memorandum showing why Mr. Icahn valued Stratosphere Corporation at $90 million when he made his bid. In connection with the preparation and review of the enclosure, Mr. Icahn has determined that he would be willing to raise his bid to a price which would value Stratosphere at $100 million. That would work out to a cash payment to each existing stockholder, other than affiliates of Mr. Icahn, of approximately $49.26 per share.

      I believe that after reviewing the enclosure and the fact that Mr. Icahn is willing to consider a $100 million valuation as a basis for the going private offer, a meeting between us may provide a basis for resolving this matter.

                                          Very truly yours,

                                          /s/ Marc Weitzen
                                          Marc Weitzen

                               INTERNAL MEMORANDUM



June 2, 2000



Icahn Associates determined a fair valuation for Stratosphere Corporation using several methodologies. First, our initial offer represented a greater than 110% premium to the prevailing market price for the Company's shares at the time. This premium is three to four times greater than the average premium paid in mergers and acquisitions. Second, we valued the Company based on the 1999 EBITDA of $11.8 million and used the following methods:

a)    A comparison with other publicly traded gaming companies:

      For this analysis, we analyzed 11 publicly traded gaming companies including Aztar Corporation, Sun International Hotels and Station Casinos. On an enterprise value to trailing EBITDA basis, these comparables trade for 7.4x EBITDA on average. Applying a 7.4x multiple to Stratosphere's 1999 EBITDA of $11.8 million derives an enterprise value of $86.7 million. These multiples are high for Stratosphere given that most of these companies are bigger companies (greater financial durability), have more than one casino property in a variety of locations (more geographic diversity), and their casinos in Las Vegas are in better locations than the Stratosphere (better traffic in the Las Vegas market).

b)    A comparison with other transactions in the gaming industry:

      We also based our valuation on more than 15 transactions in the gaming industry completed over the past five years. The average multiple paid in these transactions was 7.2x trailing EBITDA. Using this multiple, Stratosphere's enterprise value is $85.1 million on a trailing EBITDA basis.

By averaging the valuations derived from these valuation methodologies, we determined an enterprise value for Stratosphere Corporation of $86 million. After adding back $14 million of non-restricted cash, net of the debt and capital leases, the equity value is $100 million. However, we believe this historical valuation is overly generous for the reasons stated in a) above and given the soft, first-quarter 2000 results. Therefore, we discounted the $100 million equity valuation by 10% to derive our $90 million equity valuation.

Regarding the concept of compensating the current minority shareholders for the future expansion and improvements to the Stratosphere, we have attempted to value the Company with the 1,000 room expansion. Using the same methodologies, we derived an average enterprise value of $151 million on an estimated, present value basis for 1999. However, to derive the equity value, we must subtract the $71.3 million of incremental debt used to construct these new rooms. Subtracting this debt leaves an equity value of $94 million ($46.07 per share). Therefore, even with the room expansion valuation, we believe that a fair equity value for the Company is between $80 million and $100 million.

VALUATION SUMMARY
($ in millions)

                                                        FINANCIAL
         METHODOLOGY             PARAMETER                 DATA          RELEVANT MULTIPLE             ENTERPRISE VALUE RANGE
         -----------             ---------                 ----     ---------------------------      --------------------------
ASSUMING NO ADDITIONAL ROOMS                                        LOW(3)  AVERAGE      HIGH(3)     LOW       AVERAGE    HIGH
                                                                    ------  -------      -------     ---       --------   ----
Comparable Company Analysis      1999 Act. EBITDA         $11.8     6.4 x    7.4 x        8.4 x     $ 74.9     $ 86.7     $ 98.4

Comparable Transaction Analysis  1999 Act. EBITDA         $11.8     6.2 x    7.2 x        8.2 x     $ 73.4     $ 85.1     $ 96.9
                                                                                                    ------     ------     ------

                                                                            AVERAGE...............  $ 74.2     $ 85.9     $ 97.7
                                                                            Plus Net Cash (Debt)..  $ 14.2     $ 14.2     $ 14.2
                                                                                                    ------     ------     ------
                                                                              EQUITY VALUE........  $ 88.4     $100.1     $111.9
                                                                            PER SHARE.............  $ 43.53    $ 49.32    $ 55.11


ASSUMING 1,000 ADDITIONAL ROOMS

Comparable Company Analysis      1999 Pro Forma EBITDA    $20.7(1)  6.4 x    7.4 x        8.4 x     $131.9     $152.6     $173.3

Comparable Transaction Analysis  1999 Pro Forma EBITDA    $20.7     6.2 x    7.2 x        8.2 x     $129.2     $149.9     $170.6
                                                                                                    ------     ------     ------

                                                                            AVERAGE...............  $130.6     $151.3     $172.0
                                                                            Plus Net Cash (Debt)..  $(57.7)    $(57.7)    $(57.7)(2)
                                                                                                    ------     ------     ------
                                                                              EQUITY VALUE........  $ 72.8     $ 93.5     $114.2
                                                                            PER SHARE.............  $ 35.88    $ 46.07    $ 56.26


                                                                            AVERAGE OF TWO........  $102.4     $118.6     $134.8
                                                                            Plus Net Cash (Debt)..  $(21.8)    $(21.8)    $(21.8)
                                                                                                    ------     ------     ------
                                                                              EQUITY VALUE........  $ 80.6     $ 96.8     $113.0
                                                                            PER SHARE.............  $ 39.70    $ 47.70    $ 55.69


(1) Represents the base 1999 plus the present value of the incremental 1,000 room EBITDA in 2002, discounted at 10%.

(2) Includes $72 million of incremental capex needed to build the 1,000 new rooms.

(3) High and low multiples represent a +1.0 and - 1.0 spread from the average multiple.

COMPARABLE COMPANY ANALYSIS


                                                                                                                      EPS      EPS
                           TICKER   PRICE      HI      LOW      SHARES   ARKET CA   NET DEBT  ENT VALUE  REVENUES  EBITDA   1999ACT.
                           ------   -----      --      ---      ------   --------   --------  ---------  --------  ------   --------
Gaming Companies
  Pinnacle Entertainment     PNK    $20.25   $24.06   $13.19     26.3     $  532     $  379    $  911    $  707     $107     $0.98
  Boyd Gaming                BYD    $ 4.81   $ 7.38   $ 4.25     62.2     $  299     $  898    $1,197    $  987     $212     $0.70
  Riviera Holdings           RIV    $ 7.63   $ 8.13   $ 3.88      3.9     $   30     $  177    $  207    $  158     $ 26     NA
  Isle of Capri              ISLE   $14.06   $16.25   $ 5.94     30.3     $  426     $  450    $  876    $  595     $131     $1.08
  Hollywood Casino           HWD    $ 4.63   $ 5.50   $ 1.06     25.0     $  115     $  425    $  541    $  307     $ 59     NA
  Sun International Hotels   SIH    $18.38   $47.94   $15.75     33.6     $  617     $  507    $1,124    $  551     $177     $2.16
  Station Casinos            STN    $27.69   $29.44   $15.88     40.3     $1,117     $  869    $1,986    $  942     $243     $1.13
  Trump Hotel and Casinos    DJT    $ 2.56   $ 6.81   $ 2.38     22.1     $   57     $1,812    $1,869    $1,349     $217    -$1.43
  Aztar Corp                 AZR    $12.25   $12.69   $ 6.38     41.6     $  510     $  429    $  939    $  821     $144     $0.45
  Ameristar Casinos          ASCA   $ 4.19   $ 4.50   $ 3.00     20.4     $   85     $  240    $  326    $  300     $ 50     $0.08
  Argosy                     AGY    $16.94   $17.44   $ 5.25     28.4     $  481     $  277    $  758    $  595     $112     $1.37


                                                  EV /      P/E        P/E                     NET DEBT/   EBITDA
                              2000E   LT GROWT     BV      EBITDA      REV   1999ACT.  2000E     PEG       P/B      EBITDA    MARGIN
                              -----   --------     --      ------      ---   --------  -----     ---       ---      ------    ------
Gaming Companies
  Pinnacle Entertainment       $1.03     25.2%     $281     8.5x      1.3x    20.8x    19.7x     0.8x      1.9x      3.6x      15.1%
  Boyd Gaming                  $0.74     12.5%     $267     5.6x      1.2x     6.9x     6.5x     0.6x      1.1x      4.2x      21.5%
  Riviera Holdings             NA        NA        $ 28     8.1x      1.3x    NA       NA        NA        1.1x      6.9x      16.2%
  Isle of Capri                $1.31     23.5%     $ 82     6.7x      1.5x    13.0x    10.7x     0.6x      5.2x      3.4x      22.0%
  Hollywood Casino             NA        NA        NA       9.2x      1.8x    NA       NA        NA        NA        7.3x      19.0%
  Sun International Hotels     $2.41     17.3%     $851     6.3x      2.0x     8.5x     7.6x     0.5x      0.7x      2.9x      32.1%
  Station Casinos              $1.88     17.3%     $217     8.2x      2.1x    24.5x    14.7x     1.4x      5.2x      3.6x      25.8%
  Trump Hotel and Casinos     -$0.76     17.3%     $153     8.6x      1.4x    NM       NM        NM        0.4x      8.3x      16.1%
  Aztar Corp                   $0.92     20.5%     $425     6.5x      1.1x    27.2x    13.4x     1.3x      1.2x      3.0x      17.5%
  Ameristar Casinos            $0.60      5.0%     $ 68     6.5x      1.1x    NM        7.0x     NM        1.3x      4.8x      16.7%
  Argosy                       $1.69     17.3%     $105     6.8x      1.3x    12.4x    10.0x     0.7x      4.6x      2.5x      18.8%

              MAXIMUM                    25.2%              9.2x      2.1x    27.2x    19.7x     1.4x      5.2x      8.3x      32.1%
              MINIMUM                     5.0%              5.6x      1.1x      6.9x    6.5x     0.5x      0.4x      2.5x      15.1x
              AVERAGE                    19.1%              7.4x      1.5x    16.2x    11.2x     0.8x      2.3x      4.6x      20.1%


(1)   Estimates by Bank of America report from April 2000.

COMPARABLE TRANSACTION ANALYSIS*

DATE              ACQUIRER                           TARGET                            LTM
----              --------                           ------                            ---
12/10/99          Penn National Gaming               Hollywood Park Assets
10/6/99           Isle of Capri                      Lady Luck Gaming Corp
8/20/99           Lady Luck Gaming Corp              Lady Luck Hotel & Casino
8/16/99           Harrah's                           Players                           6.6x
8/2/99            Lady Luck Gaming Corp              Miss Marquette Properties         5.4x
7/8/99            AB Capital                         Dubuque Diamond Joe               5.5x
6/28/99           Boyd                               Blue Chip                         4.1x
4/27/99           Park Place Entertainment           Caesars World                     9.4x
12/31/98          Park Place Entertainment           Grand Casinos Miss. Assets        5.9x
11/9/98           MGM Grand                          Primadonna Resorts                6.7x
9/2/98            Horshoe Gaming LLC                 Empress Entertainment             7.1x
8/10/98           Harrah's                           Rio Hotel & Casino                8.6x
6/1/98            Harrah's Entertainment             Showboat                          9.9x
2/24/98           Starwood Lodging Trust             ITT Corporation                  13.4x
2/19/98           Hollywood Park                     Casino Magic                      6.8x
2/1/98            Colony Capital                     Harvey's Resorts
10/30/97          Boyd Gaming                        Treasure Chest                    4.3x
12/18/96          Hilton Hotels Corp                 Bally Entertainment              11.0x
12/5/96           Boyd Gaming                        Par-A-Dice                        5.1x
10/30/96          Hollywood Park                     Boomtown                          6.7x
10/9/96           Ameristar Casinos                  Gem Gaming                        4.6x
6/20/95           Circus Circus Enterprises          Goldstrike Casinos                NA
3/2/95            ITT Corporation                    Caesars World                     9.3x

                  MAXIMUM                                                             13.4x
                  MINIMUM                                                              4.1x
                  AVERAGE                                                              7.2x


*Based on Bear Stearns and Salomon Smith Barney analyses.

                     ANNEX E - EXECUTIVE OFFICERS, DIRECTORS
                            AND SIGNIFICANT EMPLOYEES

      The names and positions of the executive officers, directors and significant employees of Stratosphere Corporation, American Property Investors, Inc., Beckton Corp., Barberry Corp. and Strat Merger Corp. are set forth below. Each executive officer, director and significant employee is a citizen of the United States of America. As partnerships, American Real Estate Holdings Limited Partnership and Nybor Limited Partnership do not have any executive officers and directors. The executive officers and directors of their general partner, American Property Investors, Inc., are listed below.

STRATOSPHERE CORPORATION
Directors                                Officers
---------                                --------
Carl C. Icahn                            Carl C. Icahn - Chairman of the Board
Robert Mitchell                          Richard P. Brown - President and Chief
                                             Executive Officer
Judge Jerome M. Becker                   Denise Barton - Chief Financial Officer,
                                             Secretary and Treasurer

John Saldarelli                          Bobby Ray Harris - Senior Vice President of
                                             Operations (significant employee)
Martin Hirsch                            Siegfried G. Pumberger - Vice President of
                                             Food and Beverage (significant employee)

AMERICAN PROPERTY INVESTORS INC.
Directors                                Officers
---------                                --------
Carl C. Icahn                            Carl C. Icahn - Chairman of the Board
William A. Leidesdorf                    Albo J. Antenucci, Jr. - President and Chief
                                             Executive Officer

Jack G. Wasserman                        John P. Saldarelli - Chief Financial Officer,
                                             Vice President, Secretary and Treasurer
James L. Nelson                          Martin Hirsch - Executive Vice President and
                                             Director of Acquisitions and Development

BECKTON CORP.
Directors                                Officers
---------                                --------
Carl C. Icahn                            Carl C. Icahn - Chairman of the Board, President,
                                         Secretary

BARBERRY CORP.
Directors                                Officers
---------                                --------
Carl C. Icahn                            Carl C. Icahn - Chairman of the Board, President
                                            and Secretary

STRAT MERGER CORP.
Directors                                Officers
---------                                --------
Martin Hirsch                            John P. Saldarelli - President, Secretary and
                                             Treasurer
                                         Martin Hirsch - Vice President

      The following sets forth with respect to each executive officer and director such person's (a) name, (b) present principal occupation or employment and the name, principal business and address of the corporation or other organization in which such employment or occupation is conducted and (c) material occupations, positions, offices or employments during at least the last five years, giving the starting and ending dates of each and the name, principal business and address of any business corporation or other organization in which such occupation, position, office or employment was carried on.

      ALBO J. ANTENUCCI, JR., age 46, has served as President and Chief Executive Officer of API since August 30, 2002. Mr. Antenucci served as Executive Vice President and Chief Operating Officer of API from March 23, 2000 until August 29, 2002. Mr. Antenucci served as Executive Vice President of Bayswater Realty & Capital Corp. from January, 1996 until March 22, 2000. Mr. Antenucci was also Vice President of Bayswater from June, 1989 until January, 1996. Mr. Antenucci's principal business address is American Real Estate Holdings Limited Partnership, 100 South Bedford Road, Mt. Kisco, New York 10549.

      DENISE BARTON, age 45, has served as Chief Financial Officer of Stratosphere since September 27, 2002. She served as Chief Financial Officer of Maupintour Holding, LLC f/k/a Lowestfare.com, LLC, an internet travel reservations company, from February, 1999 until June, 2002. From January 1990 through January 1999, Ms. Barton worked for KPMG as audit senior manager serving both publicly and privately held clients in various industries including gaming and hospitality. Ms. Barton's principal business address is Stratosphere Corporation, 2000 Las Vegas Boulevard South, Las Vegas, Nevada, 89104.

      JUDGE JEROME M. BECKER, age 67, has served as a Director of Stratosphere since November 14, 1999. He serves as Chairman of the New York State Housing Finance Agency, the New York State Affordable Housing Corporation, the New York State Project Finance Agency and the New York State Municipal Bond Bank. Judge Becker also serves as Vice-Chairman of the State of New York Mortgage Agency. Judge Becker is a Director of the New York State Mortgage Loan Enforcement and Administration Corporation, Director of the New York State Housing Trust Fund Corporation and Member of the Homeless Housing Assistance Corporation. He is also a Brigadier General in the New York Guard. Judge Becker has formerly served as a Family Court Judge of the State of New York and as an Acting Criminal Court Judge of the New York City Criminal Court. He also served as Special District Attorney of Kings County (Brooklyn), Chairman of the New York City Conditional Release Commission (Parole), Chairman of the New York City Youth Board, Commissioner of the New York City Human Rights Commission and Member of the New York City Board of Correction. Judge Becker is a member of the New York State Bar having been admitted in 1962 and since has become a member of the Washington D.C., Colorado and Pennsylvania Bars. He is also admitted to various federal courts including the United States Supreme Court. Judge Becker has also practiced law privately having represented domestic and international real estate interests. Judge Becker's principal business address is NYS

Housing Financing Agency, 641 Lexington Avenue, 4th Floor, New York, New York 10022.

      RICHARD P. BROWN, age 55, has served as President and Chief Executive Officer of Stratosphere since September 27, 2002. He served as Chief Operating Officer of Stratosphere from January 2001 through September 26, 2002. As Chief Operating Officer, Mr. Brown oversaw the strategic planning, daily operations and expansions for the Stratosphere, Arizona Charlie's, Inc. and Fresca LLC d.b.a. Arizona Charlie's East. Mr. Brown served as Executive Vice President of Marketing for the Stratosphere and Arizona Charlie's, Inc. and Fresca LLC d.b.a. Arizona Charlie's East from March 2000 through January 2001. From 1994 until joining the Company in March 2000, Mr. Brown served as Marketing Director for Harrah's Hotel and Casino-Laughlin. Prior to that, from 1992-1993 Mr. Brown served as Marketing Director for the Flamingo Hilton-Laughlin. Mr. Brown's principal business address is Stratosphere Corporation, 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

      BOBBY RAY HARRIS, age 43, is a significant employee who has served as Senior Vice President of Operations of Stratosphere since April 2000. Mr. Harris joined the Stratosphere in October 1995 as the Director of Marketing Services. He was subsequently promoted to Director of Hotel Operations in August 1996 and then to Vice President of Hotel and Tower Operations in February 1999. From 1993 until joining the Stratosphere in October 1995, Mr. Harris served as Director of Reservations/Ticketing/Environmental Services with the MGM Grand Hotel and Casino in Las Vegas, Nevada. From 1991 until 1993, Mr. Harris served as Room Reservations Manager at the Desert Inn in Las Vegas, Nevada. Mr. Harris' principal business address is Stratosphere Corporation, 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

      MARTIN HIRSCH, age 47, has served as a Vice President of API since March 18, 1991, where he is involved in investing, managing and disposing of real estate properties and securities. On March 23, 2000, Mr. Hirsch was elected to serve as Executive Vice President and Director of Acquisitions and Development of API. From January 1986 to January 1991, he was at Integrated Resources, Inc. as a Vice President where he was involved in the acquisition of commercial real estate properties and asset management. Mr. Hirsch has served as a Director of Stratosphere since October 14, 1998. In 1998, Mr. Hirsch was appointed to the Board of Directors of National Energy Group, Inc., an independent public energy company primarily engaged in the acquisition, exploitation, development, exploration and production of oil and natural gas. Mr. Hirsch has served as Director of GB Holdings, Inc. and GB Property Funding, Inc. since September 29, 2000 and Director of Greate Bay Hotel & Casino, Inc., which owns and operates the Sands Hotel in Atlantic City, NJ, since February 28, 2001. Mr. Hirsch's principal business address is American Real Estate Holdings Limited Partnership, 767 Fifth Avenue, Suite 4700, New York, New York 10153.

      CARL C. ICAHN, age 66, has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 15,1990, Mr. Icahn has been Chairman of the Board of API. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. Since August 1998 he has also served as Chairman of the Board of Maupintour Holding, LLC f/k/a Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been the President and a Director of Stratosphere. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel & Casino, Inc., which owns and operates the Sands Hotel in Atlantic City, NJ. Mr. Icahn's principal business address is Icahn Associates, Corp., 767 Fifth Avenue, Suite 4700, New York, New York 10153.

      WILLIAM A. LEIDESDORF, age 57, has served as Director of API since March 26, 1991. Since June 1997, Mr. Leidesdorf has been an owner and a managing director of Renaissance Housing, LLC, a company primarily engaged in acquiring multifamily residential properties. From April 1995 through December 1997, Mr. Leidesdorf acted as an independent real estate investment banker. From January 1, 1994 through April 1995, Mr. Leidesdorf was Managing Director of RFG Financial, Inc., a commercial mortgage company. From September 30, 1991 to December 31, 1993, Mr. Leidesdorf was Senior Vice President of Palmieri Asset Management Group. From May 1, 1990 to September 30, 1991, Mr. Leidesdorf was Senior Vice President of Lowe Associates, Inc., a real estate development company, where he was involved in the acquisition of real estate and the asset management workout and disposition of business areas. He also acted as the Northeast Regional Director for Lowe Associates, Inc. From June 1985 to January 30, 1990, Mr. Leidesdorf was Senior Vice President and stockholder of Eastdil Realty, Inc., a real estate company, where he was involved in the asset management workout, disposition of business and financing areas. During the interim period from January 30, 1990 through May 1, 1990, Mr. Leidesdorf was an independent contractor for Eastdil Realty, Inc. on real estate matters. Mr. Leidesdorf's principal business address is 489 Fifth Avenue, 34th floor, New York, New York 10017.

      ROBERT J. MITCHELL, age 55, has been Senior Vice President-Finance of ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since March 1995 and was Treasurer of ACF from December 1994 to March 1995. Mr. Mitchell has also served as President and Treasurer of ACF Industries Holding Corp., a privately-held holding company for ACF, since August 1993. Mr. Mitchell is a director of National Energy Group, Inc., a public company involved in the exploration of oil and gas reserves, since August 1996. Mr. Mitchell also serves as a Director of Stratosphere, since October 14, 1998. Mr. Mitchell's principal business address is Icahn Associates Corp., 767 Fifth Avenue, Suite 4700, New York, New York 10153.

      JAMES L. NELSON, age 53, has served as a Director of API since June 12, 2001. Since March 1998, Mr. Nelson has been Chairman and Chief Executive Officer of Orbit

Aviation, Inc., a company engaged in the acquisition and completion of Boeing 737 Business Jets for private and corporate clients. From 1986 until the present, Mr. Nelson has been Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From August 1995 until July 1999 he was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc. and until March 2001 he was on the Board of Orbitex Financial Services Group, a financial services company in the mutual fund sector. From January 1994 until August 1995 Mr. Nelson and Eaglescliff Corporation were affiliated with Rosecliff Inc., a leveraged buyout firm. From January 1992 until August 1994 Mr. Nelson was President of AVIC, Inc., a company involved in financing and building telecom systems in China and creating network connectivity devices. Mr. Nelson's principal business address is Orbit Aviation Inc., 79 Panorama Crest Avenue, Las Vegas, Nevada 89135.

      SIEGFRIED G. PUMBERGER, age 61, is a significant employee who has served as Vice President of Food and Beverage of Stratosphere since April 2000. Mr. Pumberger served as Corporate Vice President of Food and Beverage of Ameristar Casino's, Inc. in Las Vegas, Nevada from February 1999 to December 1999. From September 1993 to February 1999, Mr. Pumberger was the Vice President of Food and Beverage of Grand Casino Biloxi, in Biloxi, Mississippi. Mr. Pumberger served in the capacity of Director of Food and Beverage at Splendid China in Kissimmee, Florida from June 1993 to September 1993; Main Street Station Hotel & Casino in Las Vegas, Nevada from July 1991 to June 1992; Fairmont Hotel in San Francisco, California from June 1990 to July 1991 and La Costa Resort & Spa in Carlsbad, California from January 1988 to May 1990. Mr. Pumberger's principal business address is Stratosphere Corporation, 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

      JOHN P. SALDARELLI, age 61, has served as Vice President, Secretary and Treasurer of API since March 18, 1991 and in June 2000, Mr. Saldarelli was given the additional title of Chief Financial Officer. Mr. Saldarelli was also President of Bayswater Realty Brokerage Corp. from June 1987 until November 19, 1993, and Vice President of Bayswater Realty & Capital Corp. from September 1979 until April 15, 1993. Mr. Saldarelli has served as a Director of Stratosphere since October 14, 1998. Since February 28, 2001, Mr. Saldarelli has served as a Director of GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel & Casino, Inc., which owns and operates the Sands Hotel in Atlantic City, NJ. Mr. Saldarelli's principal business address is American Real Estate Holdings Limited Partnership, 100 South Bedford Road, Mt. Kisco, New York 10549.

      JACK G. WASSERMAN, age 65, has served as a Director of API since December 3, 1993. Mr. Wasserman is an attorney and a member of the New York State Bar and has been with the New York based law firm of Wasserman, Schneider & Babb since 1966, where he is currently a senior partner. Mr. Wasserman also serves as a director of Cadus Pharmaceutical Corporation, a public biotechnology company. In addition, in 1998 Mr. Wasserman was appointed to the Board of Directors of National Energy Group, Inc., an independent public energy company primarily engaged in the acquisition, exploitation, development, exploration and production of oil and natural gas. In addition, at the direction of the Nevada State Gaming Control Board, Mr. Wasserman sits as a member of the Compliance Committee of Stratosphere. In the fourth quarter of 1999, Mr. Wasserman acquired approximately 18.5 million common shares of Philip Services Corp. from an affiliate of Mr. Icahn for approximately $1.5 million consisting of cash and a non-recourse promissory note secured by the acquired shares, which shares, immediately after the reorganization of Philip Services Corp., represented less than 0.5% of the outstanding common shares of the reorganized company. In March, 2000, Mr. Wasserman was nominated by Mr. Icahn as one of the eight directors proposed by Mr. Icahn for the board of Nabisco Group Holdings. Mr. Wasserman's principal business address is 510 East 86th Street, New York, New York 10028.

      Except as set forth below, during the last five years, none of Stratosphere, AREH, Nybor, Strat Merger Corp., AREP, API, Beckton, and Barberry, nor to the best of their knowledge, any of their respective directors, executive officers or controlling persons, (a) have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) were a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities, subject to, federal or state securities laws or finding any violation of such laws.

      On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against "Carl C. Icahn, Icahn Associates Corp. and High River Limited Partnership" alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Exchange Act. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. It then denied plaintiffs' motion for a preliminary injunction and ordered dissolution of its temporary restraining order following dissemination of the supplement.

      Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiff's stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint was dissolved. The appeal was argued on March 9 and denied on March 22.

                          ANNEX F - ACCOUNTANTS REPORT






                          INDEPENDENT AUDITORS' REPORT





The Board of Directors and Shareholders
Stratosphere Corporation:


We have audited the accompanying consolidated balance sheets of Stratosphere Corporation (a Delaware Corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stratosphere Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                 /s/ KPMG LLP

Phoenix, Arizona
March 15, 2002

                ANNEX G - ICAHN OFFER LETTER DATED APRIL 25, 2000

                          [Letterhead of Carl C. Icahn]



                                                     April 25, 2000

Board of Directors
Stratosphere Corporation
2000 Las Vegas Boulevard So.
Las Vegas, Nevada    89104

Gentlemen:

         As you know, I am the owner of Nybor Limited Partnership, a limited partnership formed under the laws of the State of Delaware, and am the controlling person of American Real Estate Holdings LP ("AREH"), a limited partnership formed under the laws of the State of Delaware, which together own approximately 89.5% of the issued and outstanding stock of Stratosphere Corporation ("Stratosphere").

         By this letter, I am proposing that Stratosphere agree with Nybor and AREH to enter into a transaction pursuant to which a newly-formed Delaware Corporation, whose outstanding stock would be owned by Nybor and by AREH, would be merged with and into Stratosphere. As a result of the merger, AREH and Nybor would be the only two stockholders of the surviving corporation, which would be Stratosphere. The existing stockholders of Stratosphere would receive cash in respect of the Stratosphere shares which they now own, on a basis that would value 100% of Stratosphere at $90 million. I believe that you will find that a $90 million valuation of Stratosphere would be fair and equitable for all Stratosphere stockholders.

         As I envision the transaction, there would be a vote of stockholders of Stratosphere to approve the merger after the Board of Directors of Stratosphere recommends it to the stockholders. I am advised that stockholders of Stratosphere who wish to dissent from the transaction may do so under Section 262 of the General Corporation Law of the State of Delaware.

         Should the foregoing be acceptable to you please so indicate in the space provided below and return it to me. If the terms set forth in this letter meet with your approval, we should then instruct our respective attorneys to begin prepare the necessary documentation so that the transaction can move forward. This letter, even if executed by you shall not constitute a binding agreement between us, as it is intended merely as an expression of our intentions. No agreement shall exist between us regarding the proposed transaction prior to the execution of documents agreeable to each of us.

                                           Very truly yours,

                                           /s/ Carl C. Icahn

                                           Carl C. Icahn


Agreed and Accepted By:


-----------------------

                               ANNEX H - LETTER ON
                              BEHALF OF INDEPENDENT
                           DIRECTOR DATED MAY 2, 2000


                      [LETTERHEAD OF O'MELVENY & MYERS LLP]

                                                               OUR FILE NUMBER
                                                                        837890-1



                                                          WRITER'S DIRECT DIAL
                                                                  212-326-2084



                                                       WRITER'S E-MAIL ADDRESS
                                                                  jrosen@omm.com


May 2, 2000



Mr. Carl C. Icahn
767 Fifth Avenue
New York, NY  10153

                  RE:      STRATOSPHERE

Dear Mr. Icahn:

            As you know, Judge Jerome M. Becker has been named the sole member of a special committee of the Board of Directors of Stratosphere Corporation ("Stratosphere") and charged with evaluating and negotiating, if appropriate, any business combination or similar going private transaction between Stratosphere and its majority shareholders and their affiliates. In such capacity, Judge Becker has retained the undersigned as his counsel and Raymond James & Associates, Inc. as his financial advisor.

            Raymond James has conducted an extensive financial analysis of Stratosphere and its assets and prospects and Judge Becker has visited the facilities and met on numerous occasions with representatives of Raymond James and the undersigned. Raymond James has prepared various valuation analyses and advised Judge Becker of the range of values into which they believe Stratosphere and its property falls. Raymond James would, as I understand it, likely be prepared to render a fairness opinion on a transaction within that range of values.

            Judge Becker is in receipt of your letter of April 25, 2000 proposing a merger transaction at a valuation of $90 million and has asked me to respond to that letter on his behalf. Accordingly, I am writing to advise you that your proposal is substantially below the lower end of the range arrived at by Raymond James and does not form the basis for a deal to which Judge Becker can agree in his capacity as the special committee.

Mr. Carl C. Icahn, May 2, 2000 - Page 2


            He and I would be prepared to meet with you to discuss this further and explore whether there is a basis for proceeding if you feel that that would be useful or appropriate.

                                           Very truly yours,



                                           /s/ Jeffrey J. Rosen

                                           Jeffrey J. Rosen
                                           of O'MELVENY & MYERS LLP


JJR:ag
cc:  David Smith - Raymond James
       Judge Jerome M. Becker

                  ANNEX I -- AREH LETTER DATED JANUARY 16, 2002


        [Letterhead of American Real Estate Holdings Limited Partnership]


January 16, 2002

Hon. Jerome M. Becker
Director
Stratosphere Corporation
2000 Las Vegas Boulevard South
Las Vegas, NV  89104

Dear Judge Becker:

You have advised us that you are about to secure the fairness opinion and the underlying financial analysis of Raymond James & Associates concerning the proposed merger of Stratosphere Corporation with a corporation wholly-owned by American Real Estate Holdings, L.P., established for the purpose of effecting the merger, in a transaction in which the shareholders of Stratosphere Corporation not affiliated with American Real Holdings, L.P. will be paid the merger consideration in cash in respect of their shares of Stratosphere Corporation.

Please be advised that American Real Estate Holdings, L.P. will move forward toward the consummation of the transaction at the previously announced price of $45.32 per share for such unaffiliated shareholders, assuming any necessary approvals will be obtained.

Very truly yours,
American Real Estate Holdings, L.P.



By: /s/ John Saldarelli
    --------------------------------------
    John Saldarelli, Secretary-Treasurer

                             ANNEX J - EXHIBIT 12.1
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
           (In thousands, except Ratio of Earnings to Fixed Charges)

                                           December     September                                             Nine         Nine
                               Year        29, 1997     28, 1998       Year        Year         Year         Months       Months
                              Ended        through       through       Ended       Ended        Ended         Ended        Ended
                             December     September     December      December    December     December     September    September
                             28, 1997      27, 1998     27, 1998      26, 1999    31, 2000     31, 2001     30, 2002     30, 2001
                             ------------------------------------------------------------------------------------------------------
Computation of
earnings:

Income (Loss) before
  income taxes and
  extraordinary items         $(2,625)      $ 4,317     $  (184)      $ 2,995      $ 7,361      $ 1,338      $ 5,056      $ 2,547

Add:
Fixed Charges                   6,957         2,160         568         1,534        1,885        6,818        4,061        4,509
Amortization of
 capitalized
 interest                         248           186          62           248          248          278           45           45
Subtract:
Interest capitalized               --            --          --            --         (458)      (1,857)          --       (1,857)
                             ------------------------------------------------------------------------------------------------------
      Earnings                $ 4,580       $ 6,663     $   446       $ 4,777      $ 9,036      $ 6,577      $ 9,162      $ 5,244
                             ======================================================================================================
Computation of
Fixed Charges:

Interest Expense              $ 5,492       $ 1,226     $   307       $   867      $ 1,057      $ 4,159      $ 3,291      $ 2,161
Interest Capitalized               --            --          --            --          458        1,857           --        1,857
Amortized capitalized
   expenses related to
   indebtedness                   562           307         100           223           97          553          597          313
Estimated interest
  within rental expense (1)       903           627         161           444          273          249          173          178
                             ------------------------------------------------------------------------------------------------------
      Fixed Charges           $ 6,957       $ 2,160     $   568       $ 1,534      $ 1,885      $ 6,818      $ 4,061      $ 4,509
                             ======================================================================================================
Ratio of earnings
  to fixed charges               0.66          3.08        0.79          3.11         4.79         0.96         2.26         1.16

(1) For purposes of computing the ratio of earnings to fixed charges, estimated interest within rental expense is computed as one-third of rent expense, which is deemed to be representative of an interest factor.

(2) Deficiency of earnings to fixed charges for periods presented were as follows:

                             $ (2,377)           -         (122)           -             -         (241)       5,101          735

            ANNEX K - PROJECTIONS FOR FISCAL YEARS 2001 THROUGH 2006

CONDENSED CONSOLIDATED

BALANCE SHEETS     STRATOSPHERE CORPORATION AND SUBSIDIARIES

                                             Year Ended  Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                               Dec 31,     Dec 31,      Dec 31,      Dec 31,       Dec 31,     Dec 31,      Dec 31,
                                                2000        2001         2002         2003          2004        2005         2006
(In thousands)                                (Actual)  (Projected)  (Projected)  (Projected)  (Projected)  (Projected)  (Projected)
ASSETS:
Current Assets:
    Cash and cash equivalents                 $ 23,441     $ 24,184     $ 21,979     $ 24,349     $ 27,116     $ 30,786     $ 36,239
    Cash and cash equivalents-
      restricted                                 1,926        1,926        1,926        1,926        1,926        1,926        1,926
    Marketable securities                        4,459        2,000        2,000        2,000        2,000        2,000        2,000
    Investments restricted                         988        1,037        1,037        1,037        1,037        1,037        1,037
    Accounts receivable, net                     2,665        2,460        2,460        2,460        2,460        2,460        2,460
    Other current assets                         5,191        6,078        6,078        6,078        6,078        6,078        6,078
                                              --------     --------     --------     --------     --------     --------     --------
Total Current Assets                            38,670       37,685       35,480       37,850       40,617       44,287       49,740
                                              --------     --------     --------     --------     --------     --------     --------
Property and Equipment, Net                    166,619      205,906      204,177      202,565      201,738      200,915      199,980
Other Assets:
    Deferred financing costs                       137          480          621          183         --           --           --
    Lease incentive                              1,950        1,616        1,282          948          614          280         --
    Other receivable                             3,000        3,000        3,000        3,000        3,000        3,000        3,000
                                              --------     --------     --------     --------     --------     --------     --------
Total Other Assets                               5,087        5,096        4,902        4,130        3,614        3,280        3,000
                                              --------     --------     --------     --------     --------     --------     --------
Total Assets                                  $210,376     $248,687     $244,559     $244,545     $245,969     $248,481     $252,720
                                              ========     ========     ========     ========     ========     ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:

    Accounts payable                          $  8,542     $  1,159     $  1,159     $  1,159     $  1,159     $  1,159     $  1,159
    Current portion of capital
      lease obligation                           2,667        3,111         --           --           --           --           --
    Current portion of notes payable               713        1,879        2,031        2,196        2,374        2,567        2,800
    Current portion of lessee incentive           --            334          334          334          334          334          280
    Accrued payroll and related expenses         4,912        6,610        6,610        6,610        6,610        6,610        6,610
    Other accrued expenses                      12,744       13,013       13,013       13,013       13,013       13,013       13,013
                                              --------     --------     --------     --------     --------     --------     --------
Total Current Liabilities                       29,578       29,106       23,147       23,312       23,490       23,683       23,862
                                              --------     --------     --------     --------     --------     --------     --------
Long-Term Liabilities:
    Accrued lessee incentive                     1,950        1,616        1,282          948          614          280         --
    Capital lease obligation-
      less current portion                       3,111         --           --           --           --           --           --
    Notes payable-less current portion          39,037       83,174       81,143       78,947       76,573       74,006       71,206
                                              --------     --------     --------     --------     --------     --------     --------
Total Long-Term Liabilities                     44,098       84,790       82,425       79,895       77,187       74,286       71,206
                                              --------     --------     --------     --------     --------     --------     --------
Total Liabilities                               73,676      110,896      105,572      103,207      100,677       97,969       95,068
                                              --------     --------     --------     --------     --------     --------     --------
Shareholders' Equity:
    Preferred stock, $0.1 par value;
      authorized 3,000,000 shares;
      no shares issued                              --           --

CONDENSED CONSOLIDATED
BALANCE SHEETS                                    STRATOSPHERE CORPORATION AND SUBSIDIARIES

                                             Year Ended  Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                               Dec 31,     Dec 31,      Dec 31,      Dec 31,       Dec 31,     Dec 31,      Dec 31,
                                                2000        2001         2002         2003          2004        2005         2006
(In thousands)                                (Actual)  (Projected)  (Projected)  (Projected)  (Projected)  (Projected)  (Projected)
    Common stock, $0.1 par value;
      authorized 10,000,000 shares;
      issued and outstanding 2,030,000              20           20           20           20           20           20           20
    Additional paid-in capital                 129,816      129,816      129,816      129,816      129,816      129,816      129,816
    Retained earnings                            6,864        7,955        9,151       11,502       15,456       20,676       27,816
                                              --------     --------     --------     --------     --------     --------     --------
Total Shareholders' Equity                     136,700      137,791      138,987      141,338      145,292      150,512      157,652
                                              --------     --------     --------     --------     --------     --------     --------
Total Liabilities and Shareholders'
  Equity                                      $210,376     $248,687     $244,559     $244,545     $245,969     $248,481     $252,720
                                              ========     ========     ========     ========     ========     ========     ========

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS



                                                                                        STRATOSPHERE CORPORATION AND SUBSIDIARIES
                                                           6 Mos.        3 Mos.
                                          Year Ended     Ended June      Ended       Year Ended    Year Ended    Year Ended
                                         Dec 31, 2000     30, 2001    Sep 30, 2001  Dec 31, 2001  Dec 31, 2002  Dec 31, 2003
(In thousands)                             (Actual)       (Actual)      (Actual)    (Projected)   (Projected)   (Projected)
REVENUES:

  Casino                                   $  53,104     $  28,505     $  17,541     $  63,411     $  69,001     $  71,400
  Hotel                                       26,168        13,004         9,551        31,332        36,396        38,029
  Food and beverage                           36,157        17,549         9,838        36,164        36,396        39,581
  Tower, retail and other income              28,612        14,064         6,900        27,859        25,205        27,937
                                           ---------     ---------     ---------     ---------     ---------     ---------
Gross Revenues                               144,041        73,122        43,830       158,766       166,998       176,947
  Less promotional allowances                 11,279         6,357         3,769        13,844        14,930        15,918
                                           ---------     ---------     ---------     ---------     ---------     ---------
NET REVENUES                                 132,762        66,765        40,061       144,922       152,068       161,029
                                           ---------     ---------     ---------     ---------     ---------     ---------

COSTS AND EXPENSES:

  Casino                                      30,390        15,722         9,652        34,974        36,571        37,842
  Hotel                                       10,595         5,401         4,007        13,013        14,558        15,212
  Food and beverage                           25,956        12,522         7,427        25,805        26,205        28,498
  Other operating expenses                    13,312         6,982         3,297        12,143        11,064        12,105
  Depreciation and amortization                8,582         4,652         2,349        10,495        10,063        10,447
  Selling, general and administrative         36,552        18,731        11,891        43,874        45,878        48,172
                                           ---------     ---------     ---------     ---------     ---------     ---------
       Total Costs and Expenses              125,387        64,010        38,623       140,304       144,339       152,276
                                           ---------     ---------     ---------     ---------     ---------     ---------

INCOME FROM OPERATIONS                         7,375         2,755         1,438         4,618         7,729         8,753
                                           ---------     ---------     ---------     ---------     ---------     ---------

OTHER INCOME (EXPENSE):

  Interest income                              1,047           574           234         1,250         1,500         1,750
  Interest expense                            (1,057)         (826)       (1,648)       (4,190)       (7,389)       (6,887)
  Gain (loss) on sale of assets                   (4)           --            20            --            --
                                           ---------     ---------     ---------     ---------     ---------     ---------
       Total Other Income (Expense), net         (14)         (252)     -(1,394)        (2,940)       (5,889)       (5,137)
                                           ---------     ---------     ---------     ---------     ---------     ---------

INCOME BEFORE INCOME TAXES                     7,361         2,503            44         1,679         1,840         3,616

Provision for Income Taxes                     2,533           876            15           588           644         1,266
                                           ---------     ---------     ---------     ---------     ---------     ---------
NET INCOME                                 $   4,828     $   1,627     $      29     $   1,091     $   1,196     $   2,350
                                           =========     =========     =========     =========     =========     =========
EBITDA                                     $  15,957     $   7,407     $   3,787     $  15,114     $  17,792     $  19,200
                                           =========     =========     =========     =========     =========     =========
EBITDA % OF NET REVENUES                       12.02%        11.09%         9.45%        10.43%        11.70%        11.92%

                                            STRATOSPHERE CORPORATION AND SUBSIDIARIES

                                             Year Ended    Year Ended     Year Ended
                                            Dec 31, 2004  Dec 31, 2005   Dec 31, 2006
(In thousands)                              (Projected)    (Projected)   (Projected)
REVENUES:

  Casino                                     $  74,630     $  78,787     $  84,746
  Hotel                                         40,491        43,497        47,458
  Food and beverage                             42,872        46,780        50,847
  Tower, retail and other income                29,773        31,162        32,891
                                             ---------     ---------     ---------
Gross Revenues                                 187,766       200,226       215,942
  Less promotional allowances                   17,098        18,516        20,163
                                             ---------     ---------     ---------
NET REVENUES                                   170,668       181,710       195,779
                                             ---------     ---------     ---------

COSTS AND EXPENSES:

  Casino                                        39,554        41,757        44,915
  Hotel                                         16,196        17,399        18,983
  Food and beverage                             30,868        33,682        36,610
  Other operating expenses                      12,809        13,518        14,495
  Depreciation and amortization                 10,361        10,857        11,615
  Selling, general and administrative           50,581        53,110        55,765
                                             ---------     ---------     ---------
       Total Costs and Expenses                160,368       170,322       182,384
                                             ---------     ---------     ---------

INCOME FROM OPERATIONS                          10,300        11,388        13,396
                                             ---------     ---------     ---------

OTHER INCOME (EXPENSE):

  Interest income                                2,250         2,750         3,500
  Interest expense                              (6,467)       (6,106)       (5,912)
  Gain (loss) on sale of assets
                                             ---------     ---------     ---------
       Total Other Income (Expense), net        (4,217)       (3,356)       (2,412)
                                             ---------     ---------     ---------

INCOME BEFORE INCOME TAXES                       6,083         8,032        10,984

Provision for Income Taxes                       2,129         2,811         3,844
                                             ---------     ---------     ---------
NET INCOME                                   $   3,954     $   5,221     $   7,139
                                             =========     =========     =========
EBITDA                                       $  20,660     $  22,245     $  25,011
                                             =========     =========     =========
EBITDA % OF NET REVENUES                         12.11%        12.24%        12.77%

CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS

                                                           STRATOSPHERE CORPORATION AND SUBSIDIARIES
                           Year Ended Dec   Year Ended Dec    Year Ended Dec   Year Ended Dec   Year Ended Dec    Year Ended Dec
                              31, 2001         31, 2002          31, 2003         31, 2004         31, 2005          31, 2006
(In thousands)               (Projected)      (Projected)       (Projected)      (Projected)      (Projected)       (Projected)

EBITDA                         $ 15,114         $ 17,792         $ 19,200         $ 20,660         $ 22,245         $ 25,011
Capital expenditures             (7,351)          (8,000)          (8,500)          (9,200)          (9,700)         (10,400)
                               --------         --------         --------         --------         --------         --------

Adjusted EBITDA                   7,763            9,792           10,700           11,460           12,545           14,611
Interest income                   1,250            1,500            1,750            2,250            2,750            3,500
Loan proceeds                    45,750
New construction                (42,097)
Deferred charges
additions                          (890)            (855)
Debt service:
         Interest                (4,190)          (7,389)          (6,887)          (6,467)          (6,106)          (5,912)
         Principal               (3,114)          (5,324)          (2,365)          (2,530)          (2,708)          (2,901)
Federal income taxes               (588)            (644)          (1,266)          (2,129)          (2,811)          (3,844)
Net change in current
assets & liabilities             (3,718)              --               --               --               --               --
                               --------         --------         --------         --------         --------         --------
Cash flow                           166           (2,920)           1,932            2,584            3,670            5,453
Cash balance, beginning
of year                          23,441           23,607           20,687           22,620           25,204           28,874
                               --------         --------         --------         --------         --------         --------
Cash balance, end of
year                           $ 23,607         $ 20,687         $ 22,620         $ 25,204         $ 28,874         $ 34,327
                               ========         ========         ========         ========         ========         ========



f

                                                                         Annex L

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K/A
                                 AMENDMENT NO. 4
(MARK ONE)

[X}           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001,
                                       OR

[ ]           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                          TO

                           COMMISSION FILE NO. 1-12030

                            STRATOSPHERE CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                    88-0292318
                 --------                                    ----------
       (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

      2000 LAS VEGAS BOULEVARD SOUTH                           89104
            LAS VEGAS, NEVADA                                (Zip Code)
 (Address of principal executive offices)

        Registrant's telephone number, including area code (702) 383-4719


          Securities registered pursuant to Section 12(b) of the Act:

                                                               NAME OF EACH EXCHANGE ON
                 TITLE OF EACH CLASS                               WHICH REGISTERED
                 -------------------                           ------------------------
       Common Stock, par value $0.01 per share                    OTC Bulletin Board

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes     X        No
      -----          -----

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

      As of December 31, 2001, 2,030,000 shares of the Registrant's Common Stock were outstanding. The aggregate market value of the Common Stock held by non-affiliates of the Registrant on such date, based upon the last sale price of the Common Stock as reported on the over the counter bulletin board on December 31, 2001, was $8,456,000. For purposes of this computation, affiliates of the Registrant are deemed to be the Registrant's executive officers and directors and American Real Estate Partners, L.P. ("AREP").

                                     PART I

ITEM 1.  BUSINESS

      The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. The actual results of Stratosphere Corporation (the "Company") could differ materially from the Company's historical results of operations and those discussed in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those identified in "Certain Factors."

OVERVIEW

      On January 27, 1997 ("Petition Date"), Stratosphere Corporation and its wholly-owned subsidiary Stratosphere Gaming Corp. ("SGC" and collectively with Stratosphere Corporation, the "Debtors") filed voluntary petitions for Chapter 11 Reorganization pursuant to the United States Bankruptcy Code. As of that date, the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") assumed jurisdiction over the assets of Stratosphere Corporation and SGC. Stratosphere Corporation and SGC were acting as debtors-in-possession on behalf of their respective bankrupt estates, and were authorized as such to operate their business subject to Bankruptcy Court supervision. On June 9, 1998, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Restated Second Amended Plan of Reorganization filed by the Debtors (the "Restated Second Amended Plan"). On October 14, 1998, the Restated Second Amended Plan became effective. All material conditions precedent to the Restated Second Amended Plan becoming binding were satisfied on or before September 27, 1998. Accordingly, the Company has reflected the effect of the Restated Second Amended Plan as of September 27, 1998.

      As a result of the restructuring, the Company implemented the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting By Entities In Reorganization Under The Bankruptcy Code" ("AICPA SOP 90-7") and as such, adopted "fresh start reporting" as of September 27, 1998. The Company's emergence from its Chapter 11 proceedings resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 27, 1998. Accordingly, the Company's consolidated financial statements for periods prior to September 27, 1998 are not comparable to consolidated financial data presented on or subsequent to September 27, 1998. Column headings have been included on the accompanying Selected Consolidated Financial Data (Part II, Item 6) to distinguish between the predecessor and successor entities.

      Pursuant to the Restated Second Amended Plan becoming effective on October 14, 1998, the Company canceled all prior equity interests (including the 58.4 million outstanding shares of Common Stock, options and warrants) and exchanged 2,030,000 shares of New Common Stock for the secured portion of the 14 1/4% First Mortgage Notes (estimated at $120.6 million). Approximately 89.6% of the New Common Stock was issued to Carl C. Icahn related entities. The remaining portion of the 14 1/4% First Mortgage Notes claim (approximately $104 million), the balance of the note due Grand Casinos, Inc. (approximately $52.4 million) and all other general unsecured claims would be discharged in exchange of a cash payment of $6.0 million. Certain priority claims (estimated at $.9 million) were paid in full. The discharge and settlement of these claims resulted in a gain of $153.4 million, which was reflected as an extraordinary item on the September 27, 1998, consolidated statements of operations. The amount of the gain was based on the Company's estimate of the amount of claims that would ultimately be allowable by the Bankruptcy Court, and was based on the total of actual claims filed. In the event additional unsecured claims are allowed by the Bankruptcy Court, it will not increase the Company's cash required for full debt discharge. A portion of the $6.9 million to be distributed has been reserved for potential future settlement of unsecured claim disputes (approximately $1.9 million).

      The Company owns and operates the Stratosphere Casino, Hotel & Tower ("Stratosphere") which is centered around the Stratosphere Tower (the "Tower"), the tallest freestanding observation tower in the United States. Standing 1,149 feet above the Las Vegas Strip, the Tower is visible from all directions, including visitors flying into Las Vegas. The Tower's Pod (the "Pod"), a 12-story building that begins at the 771-foot level, features a 360-seat revolving restaurant, a 220-seat cocktail lounge, indoor and outdoor observation decks and two amusement rides located over 900 feet in the air, a roller coaster and a simulated "Big Shot" (collectively the "Thrill Rides").

      The Company operates, among other things, the Tower, a hotel with 2,444 rooms and suites, a 97,000 square foot casino featuring approximately 1,474 slot machines, 48 table games, a race and sports book, a keno lounge, a 160,000 square foot second level containing a retail center (the "Retail Center") of approximately 46 shops and a 650-seat Broadway Showroom, an 3,600-seat Outdoor Events Center, a 120-seat entertainment lounge and parking for approximately 4,000 cars. Stratosphere opened for business on April 29, 1996.

THE TOWER

      At 1,149 feet in height, the Tower is the tallest free-standing observation tower in the United States and the tallest free-standing structure west of the Mississippi River. From the indoor and outdoor observation decks, lounge and restaurant, Tower visitors have dramatic views of the Las Vegas Strip, downtown and the surrounding Las Vegas Valley. Visitors travel to the observation decks in four high speed, double-decked elevators, which travel at 1,800 feet per minute, and which have an aggregate capacity of 128 visitors.

      The Pod is a 12-story 105,000 square foot building that begins at the 771-foot level of the Tower. The Pod, which has a maximum capacity of 2,700 visitors at any one time, has an indoor and outdoor observation deck and is currently open from 10:00 a.m. to 1:00 a.m. Sunday through Thursday and 10:00 a.m. to 2:00 a.m. on Friday and Saturday.

      The Pod's third and fourth levels contain conference and meeting rooms that are rented out for business or social occasions. Level six contains a 360-seat revolving restaurant. Levels seven, eight and nine feature a 220-seat cocktail lounge, indoor and outdoor observation decks, respectively. The indoor observation deck contains two gift shops, freestanding vending featuring souvenirs and food products designed to capitalize on the unique nature of the Tower and two virtual reality games.

      Level twelve is the staging area for the Thrill Rides. The first ride, the "Big Shot," propels riders from the 921-foot level of the Pod approximately 180 feet straight up the mast of the Tower, in a harnessed seat, and allows for a controlled free fall back to the landing platform. The second ride, a roller coaster, the "High Roller," begins at the 909-foot level and transports up to 36 passengers at a time along tracks wrapped around the top portion of the Pod.

THE CASINO AREA

      Stratosphere's casino contains approximately 97,000 square feet of gaming space, with approximately 1,474 slot machines, 48 table games, a race and sports book and keno lounge. Five themed restaurants, four bars, two of which feature live entertainment and a deli are located adjacent to the casino. These facilities have been designed for convenient access to the casino.

      Although the Company does not emphasize credit play, credit is available to high-stakes wagerers on a discretionary basis. Slot and table game customers are able to join frequent players' club, which awards benefits including cash and complimentary room, food and beverage based upon the customer's level of play.

RETAIL AND ENTERTAINMENT CENTER

      The Retail Center, located on the second floor of the base building, occupies approximately 160,000 square feet, of which 57,000 square feet remains undeveloped. The Retail Center offers various "fast food" restaurants and shops. Adjacent to the Retail Center is the 650-seat showroom that currently offers afternoon and evening shows, which are designed to appeal to the wide spectrum of value-minded visitors who come to Las Vegas. In September 2001, the Company completed construction of a new 3,600-seat Outdoor Events Center which features mid-level mainstream concert and boxing events.

HOTEL, FOOD AND BEVERAGE

      The Hotel currently has 2,444 rooms and suites. The Hotel has seven themed restaurants; "The Top of The World" located in the Pod, the 480-seat "Stratosphere Courtyard Buffet," the 182-seat "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar, "Roxy's 50's Diner," "Lucky's Cafe" coffee shop, "Tower of Pasta," a restaurant serving Italian cuisine, and "Hamada's", a restaurant serving Asian cuisine. In addition, a New York style deli is located adjacent to the race and sports book.

CONSTRUCTION

      In mid-1996, Stratosphere Corporation suspended construction of the 1,002-room hotel tower (the "Hotel Expansion"), which had reached a height of approximately 14 stories. In April 2000, construction was resumed to complete the unfinished hotel tower with a total construction budget of $65.0 million. In June 2001 the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa. "Lucky's Cafe" a 350-seat coffee-shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been competed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar.

      In June 2000, the Company and two entities owned and controlled by Mr. Carl C. Icahn, Arizona Charlie's, Inc. ("Arizona Charlie's") and Fresca LLC d.b.a. Arizona Charlie's East ("Fresca"), formed Stratosphere Development, LLC ("Development"), to provide development and construction management services for construction related projects to the aforementioned properties. Development was formed as a series Limited Liability Company under Delaware law with one or more series of members and/or limited liability company interests having separate rights, powers or duties with respect to specified property or obligations of the limited liability company or profits and losses associated with specified property or obligations. Development established three series of interests, each of which has a single member. The Stratosphere Series, to which Stratosphere is a member; the Arizona Charlie's Series, to which Arizona Charlie's is a member; and the Fresca Series, to which Fresca is a member. Each member associated with a series as it relates to such series has full, exclusive and complete discretion to manage and control the business and affairs of Development as it relates to such series, to make all decisions affecting the business and affairs of Development as it relates to such series and to take all such actions as it deems necessary, appropriate or convenient to or for the furtherance of purposes of Development as it relates to such series. Each member associated with a series is an agent of Development's business and the actions of the member taken in such capacity and in accordance with the operating agreement shall bind Development with respect to the series to which such member is associated. Because of this structure, there is no voting provision in the operating agreement. Each of the interests relate to specified assets, properties and obligations of the limited liability company and only to such assets, obligations and properties. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series hereof. No member shall be individually liable under a judgment, decree or order of a court, or any other manner, for a debt, obligation or liability of the Company or of any Series except as provided by law or in an agreement signed by such Member. Development's financial results that pertain to the Stratosphere Interests are included in the accompanying consolidated financial statements. The table below represents the combined financial statements of Stratosphere Development as of December 31, 2001:

                                      STRATOSPHERE         ARIZONA
                                      CORPORATION       CHARLIE'S, INC.        FRESCA LLC      COMBINED
                                      -----------       ---------------        ----------      --------
BALANCE SHEET DATA
(In thousands)

ASSETS:
 Cash and cash equivalents               $263                $ 50                $185           $498
 Related party receivable                 -0-                 -0-                 366            366
                                      -----------       ---------------        ----------      --------
Total Assets                             $263                $ 50                $551           $864
                                      ===========       ===============        ==========      ========

LIABILITIES AND EQUITY:
 Accounts payable-construction           $-0-                $-0-                $501           $501
 Related party payable                     13                 -0-                 -0-             13
 Retained earnings                        250                  50                  50            350
                                      -----------       ---------------        ----------      --------
Total Liabilities and Equity             $263                $ 50                $551           $864
                                      ===========       ===============        ==========      ========

STATEMENT OF OPERATIONS DATA

REVENUES:
 Net revenues                            $161                $ 12                $ 50           $223
                                      -----------       ---------------        ----------      --------
 Net income (loss)                       $161                $ 12                $ 50           $223
                                      ===========       ===============        ==========      ========

      The table below represents the combined financial statements of Stratosphere Development as of December 31, 2000:

                                         STRATOSPHERE         ARIZONA
                                         CORPORATION       CHARLIE'S, INC.      FRESCA LLC       COMBINED
                                         -----------       ---------------      ----------       --------
BALANCE SHEET DATA
(In thousands)

ASSETS:
 Cash and cash equivalents                 $  696             $   25             $  -0-          $  721
 Related party receivable                   4,943                201                -0-           5,144
                                         -----------       ---------------      ----------       --------
Total Assets                               $5,639             $  226             $  -0-          $5,865
                                         ===========       ===============      ==========       ========

LIABILITIES AND EQUITY:
 Accounts payable-construction             $5,550             $  188             $  -0-          $5,738
 Related party payable                        -0-                -0-                -0-             -0-
 Retained earnings                             89                 38                -0-             127
                                         -----------       ---------------      ----------       --------
Total Liabilities and Equity               $5,639             $  226             $  -0-          $5,865
                                         ===========       ===============      ==========       ========

STATEMENT OF OPERATIONS DATA

REVENUES:
 Net revenues                              $   89             $   38             $  -0-          $  127
                                         -----------       ---------------      ----------       --------
 Net income (loss)                         $   89             $   38             $  -0-          $  127
                                         ===========       ===============      ==========       ========

      The related party receivable and payable, net revenue and net income were eliminated in combination with the Company.

      The Company obtained a promissory note for a construction financing from a related party. See discussion related to debt in Part II, Item 7.

MONORAIL

      In October and November 1999, the Clark County Board of County Commissioners approved the overall Las Vegas Monorail project by action of UC-1170-99 and DR-1438-99. The Board of County Commissioners approved the proposed conceptual design of the monorail project and its associated facilities (i.e. passenger terminals, power sub-stations, column and track location/design, and the operations/maintenance/storage building). The approved Las Vegas Monorail project will initially be a 3.9-mile dual-beam line between Tropicana Avenue and Sahara Avenue, connecting seven stations to eight resorts, including the Las Vegas Convention Center. Construction commenced on the Las Vegas Monorail in September 2000 and is scheduled to conclude in March 2004. Changes to the Las Vegas Monorail line may occur upon additional stations or other factors. Las Vegas Monorail Company proposed an extension of the Las Vegas Monorail to include stations at the Stratosphere and downtown Las Vegas and will terminate at Cashman Center. However, the Las Vegas City Council has not approved any application concerning said proposed extension. Moreover, Stratosphere has presently withdrawn from said proposed extension pending further negotiations with the Las Vegas Monorail Company. Thus, Stratosphere has incurred no liability concerning the Las Vegas Monorail project.

BUSINESS AND MARKETING STRATEGY

      The Company utilizes the unique characteristics of the Tower to attract visitors. Hotel rooms, entertainment and food and beverage products are priced to appeal to the value-conscious, mid-market Las Vegas visitor. The Company offers competitive gambling odds for its slots, table games and sports book products. Aggressive advertising and promotional campaigns are maintained to maximize hotel room occupancy, visitation to the Tower and retention of guests on property. The Company employs a direct mail program targeting guests in its database with a variety of product offerings, including incentives to visit the Company's facilities on a frequent basis.

COMPETITION

      The casino/hotel industry is highly competitive. The Stratosphere competes primarily with other Las Vegas Strip hotels and with a few major hotels in downtown Las Vegas. The Las Vegas market includes many world class destination resorts, with numerous other tourist attractions. Numerous Las Vegas casino/hotels are themselves tourist attractions, including Bellagio, Venetian, Paris, Mandalay Bay, Mirage, Caesars Palace, MGM Grand, Treasure Island, Monte Carlo, New York New York, Aladdin, Luxor and the Rio. Each of these resorts competes with the Company in its ability to attract visitors to the Tower. The Company's hotel and food and beverage operations compete directly with the Excalibur, Circus Circus, Stardust, Sahara, Riviera and Palace Station, as each of these properties target the budget-minded, mid-market Las Vegas visitor. The Paris Hotel and Casino also offers a freestanding Eiffel Tower replica with an observation deck similar to that of the Company's Tower.

      The Stratosphere is located on the extreme north end of the Las Vegas Strip in a City of Las Vegas Redevelopment Zone. The location is a constant marketing challenge. The Company's market share of gaming revenues on the Las Vegas Strip was 1.3% and 1.1% at December 31, 2001 and 2000, respectively. The Company uses the Tower, other entertainment amenities and value pricing of its hotel rooms, entertainment, and food and beverage products to entice budget-minded, mid-market clientele to visit and stay at the Stratosphere. From information gathered from the Nevada Gaming Abstract, the Company's market share of Las Vegas Strip hotel revenues was .97% and 1.04% for fiscal years ended June 30, 2001 and 2000, respectively. Also from information obtained from the Nevada Gaming Abstract, the Company has determined that its market share for Las Vegas Strip food and beverage revenues was 1.84% and 1.88% for fiscal years ended June 30, 2001 and 2000, respectively. In June 2001 the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa. "Lucky's Cafe" a 350-seat coffee-shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been competed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar. The Tower competes with all other forms of entertainment, recreational activities and other attractions in and near Las Vegas. Future visitation to the Tower may be negatively impacted as visitors who have previously visited the Stratosphere chose to experience other Las Vegas casinos and hotels with greater name recognition, different attractions, amenities and entertainment options. Management believes that its ability to expand its target market is somewhat limited due to the lack of meeting, convention and spa facilities.

      On March 8, 2000, California residents voted to expand Native American gaming operations within that state. The Native American gaming expansion could result in up to 43,000 slot machines on 57 tribal reservations. The Company estimates that approximately 35% of its hotel occupancy are from guests traveling from southern California. The potential proliferation of gaming in southern California could have a material adverse effect on the Company's business. Management is presently unable, however, to assess the magnitude of the impact to the Company.

EMPLOYEES

      The Company currently employs approximately 2,250 full and part-time associates, of which approximately 1,150 are covered by collective bargaining agreements.

      Approximately 1,050 associates working in kitchen production, food service, slot service, bell service, housekeeping, and beverage service are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and the Culinary Workers Union Local 226 and the Bartenders Union Local 165. This agreement has been in effect since June 1, 1997 and will expire on May 31, 2002.

      Approximately 55 associates working in maintenance and engineering classifications are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and Operating Engineers Local 501. This agreement has been in effect since October 15, 2000 and will expire on October 14, 2002.

      Approximately 10 associates working in the warehouse are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and Teamsters Local 995. This agreement has been in effect since August 1, 2001 and will expire on July 31, 2004.

      On January 27, 2001, a representation election was conducted by the National Labor Relations Board, which determined that a majority of the dealers wanted to be represented by the Transport Workers Union of America. Negotiations are continuing and a final agreement has not yet been reached.

      The Company has historically had good relationships with unions representing its employees and the Company does not anticipate any business disruption as a result of these elections.

INSURANCE

      The Company carries insurance of the type customary in the hotel and casino industry in amounts deemed by management to be appropriate.

NEW LAWS AND REGULATIONS

      Changes in existing applicable state and federal laws and regulations and new laws and regulations could have a significant effect on operations. As a result of federal legislation passed in 1996, the National Gambling Impact Study Commission conducted a two-year study of the gaming industry in the United States and reported its findings and recommendations to Congress in June 1999. It is possible that this report may result in additional regulation and taxation of the gaming industry. In addition, any imposed limitations on college sports betting by either the Congress of the United States or the National Collegiate Athletic Association could adversely impact future revenues of the Company.

RELIANCE ON CERTAIN MARKETS

      The interstate highway between Las Vegas and southern California, where large numbers of customers reside, has experienced excessive traffic delays during peak periods. Such delays may affect the number of customers who visit the Company's property.

KEY EMPLOYEES

      There is intense competition to attract and retain management and key employees in the gaming industry. The Company's business could be adversely affected in the event of the inability to recruit or retain key personnel.

ENVIRONMENTAL MATTERS

      The Company is subject to various federal, state and local laws, ordinances and regulations that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water or (ii) may impose liability for the costs of cleaning up and certain damages resulting from sites of past spills, disposals or other releases of hazardous or toxic substances or wastes (together "Environmental Laws"). The Company endeavors to maintain compliance with Environmental Laws, but from time to time, current or historical operations on the property may have resulted or may result in noncompliance or liability for cleanup pursuant to Environmental Laws. In that regard, the Company may incur costs for cleaning up contamination relating to historical uses of certain of its properties.

NEVADA GAMING REGULATION

      The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"); and (ii) various local ordinances and regulations. Gaming operations in Nevada are subject to the licensing and regulatory control of the Nevada Gaming Commission ("Nevada Commission"), the Nevada State Gaming Control Board ("Nevada Board") and various other county and city regulatory agencies, including the City of Las Vegas, collectively referred to as the "Nevada Gaming Authorities."

      The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

      The Company is registered with the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of SGC. SGC is licensed by the Nevada Gaming Authorities to conduct nonrestricted gaming operations and is a corporate licensee under the terms of the Nevada Act (a "Corporate Licensee"). The gaming license requires the periodic payment of fees and taxes and is not transferable. The Company and SGC have obtained the various registrations, approvals, permits, findings of suitability and licenses required in order to engage in gaming activities in Nevada.

      As a Registered Corporation, the Company is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. In addition, no person may become a stockholder of, or receive, any percentage of profits from SGC without first obtaining licenses and approvals from the Nevada Gaming Authorities.

      The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or SGC in order to determine whether such individual is suitable or should be licensed as a business associate of SGC. Officers, directors and certain key employees of SGC must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company who are actively and directly involved in the activities of SGC may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

      If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company or SGC, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company or SGC to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

      The Company and SGC are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, liens, sales of securities and similar financing transactions by the Company and SGC are required to be reported to or approved by the Nevada Commission.

      If it were determined that the Nevada Act was violated by SGC, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, SGC and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Company's gaming property and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the premises) could be forfeited to the state of Nevada. Limitation, conditioning or suspension of the licenses of SGC could (and revocation of any gaming license of SGC would) materially adversely affect the Company.

      Any beneficial holder of a Registered Corporation's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated and have his suitability as a beneficial holder of the Registered Corporation's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the state of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

      The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Mr. Icahn has been approved as a shareholder and controlling shareholder. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities, or more than 10% of a Registered Corporation's voting securities as a result of a proceeding under the United States Bankruptcy Code, may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purpose unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the Board of Directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

      Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities of the Company beyond such period of time as may be prescribed by the Nevada Commission may be found guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with it, it (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

      The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation if it has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the state of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the cost of its approvals, if without the prior approval of the Nevada Commission, it:
(i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

      The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company will also be required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the stock certificates of the Company to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

      The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. Approval of a public offering does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

      Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction. The acquisition of control of the Company, as a result of the Restated Second Amended Plan, received the prior approval of the Nevada Commission upon the recommendation of the Nevada Board.

      The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

      License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the state of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the serving or selling of food or refreshments or the selling of merchandise. Nevada licensees that hold a license to manufacture or distribute gaming devices also pay certain fees and taxes to the state of Nevada.

      Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or associations that are harmful to the state of Nevada or its ability to collect gaming taxes and fees, employ, contract with or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the grounds of personal unsuitability.

NEVADA LIQUOR REGULATIONS

      The sale of alcoholic beverages at Stratosphere is subject to licensing and regulation by the City of Las Vegas. All licenses are revocable and are transferable only with prior approval of the City of Las Vegas. The City of Las Vegas has full power to limit, condition, suspend or revoke any such license, and any such disciplinary action may (and revocation would) have a material adverse effect on the operations of the Company.

LEVERAGE AND DEBT SERVICE

      As of December 31, 2001, the Company had long-term debt of $87.9 million, including current maturities of $7.4 million, which represents approximately 39% of total capitalization of the Company at such date. The following table assumes the related party construction loan and lease purchase notes payable are granted 24 and 12 month extensions, respectively, as described below. The following table reflects the Company's principal contractual cash obligations due over the indicated periods and when they expire (in thousands):

                                                    2002         2003        2004         TOTAL
                                                  -------      -------      -------      -------
Related party construction loan note payable      $ 3,651      $ 3,651      $65,106      $72,408

Related party lease purchase note payable             625       11,771           --       12,396
Capital lease obligation                            3,111           --           --        3,111
                                                  -------      -------      -------      -------
                                                  $ 7,387      $15,422      $65,106      $87,915
                                                  =======      =======      =======      =======

      At current rates, interest payments on the related party notes payable and capital lease will be approximately $5.5 million, $5.0 million and $3.4 million for the years ended December 31, 2002, 2003 and 2004, respectively.

DEBT

      On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to American Real Estate Holdings, LLP ("AREH") in order to finance the construction of the 1,000-room hotel tower, Lucky's Cafe and new pool area (the "Hotel Expansion"). The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. Demand notes bearing interest at 9.5% and totaling $48.0 million, as of April 18, 2001, were replaced by this note. Since May 1, 2001 AREH has provided additional advances of $25.0 million against the $73.0 million note. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a twenty (20) year amortization schedule and continuing through and including June 2002 when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred (300) basis points plus
(ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at December 31, 2001 was 6.51%. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. A twenty-four (24) month extension of the loan term may be obtained by the Company upon payment of an additional $730,000. Management intends to pay the additional $730,000 to obtain this twenty-four (24) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

      On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty (20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty
(350) basis points plus (ii) the 90 day LIBOR. This interest rate at December 31, 2001 was 7.01%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. A twelve (12) month extension of the loan term may be obtained by the Company upon the payment of an additional $125,000. Management intends to pay the additional $125,000 to obtain this twelve (12) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

      The Company's ability to service its debt will be dependent on its future performance which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. Accordingly, no assurance can be given that the Company will maintain a level of operating cash flow that will be sufficient to service its obligations. If the Company is unable to generate sufficient cash flow or is unable to refinance or extend outstanding borrowings, it will have to adopt one or more alternatives, such as reducing or delaying planned capital expenditures, selling assets, restructuring debt, obtaining additional equity or debt financing or joint venture partners. There can be no assurance that any of these financing strategies could be effected on satisfactory terms, if at all. See Part II, Item 7, "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

CERTAIN FACTORS

      In addition to factors discussed elsewhere in this Annual Report on Form 10-K, the following are important factors that could cause results or events to differ materially from those contained in any forward-looking statements made by or on behalf of the Company.

      BANKRUPTCY. On January 27, 1997 ("Petition Date"), Stratosphere Corporation and its wholly-owned subsidiary Stratosphere Gaming Corp. ("SGC" and collectively with Stratosphere Corporation, the "Debtors") filed voluntary petitions for Chapter 11 Reorganization pursuant to the United States Bankruptcy Code. As of that date, the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") assumed jurisdiction over the assets of Stratosphere Corporation and SGC. Stratosphere Corporation and SGC were acting as debtors-in-possession on behalf of their respective bankrupt estates, and were authorized as such to operate their business subject to Bankruptcy Court supervision. On June 9, 1998, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Restated Second Amended Plan of Reorganization filed by the Debtors (the "Restated Second Amended Plan"). On October 14, 1998, the Restated Second Amended Plan became effective. All material conditions precedent to the Restated Second Amended Plan becoming binding were satisfied on or before September 27, 1998. Accordingly, the Company has reflected the effect of the Restated Second Amended Plan as of September 27, 1998.

      As a result of the restructuring, the Company implemented the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting By Entities In Reorganization Under The Bankruptcy Code" ("AICPA SOP 90-7") and as such, adopted "fresh start reporting" as of September 27, 1998. The Company's emergence from its Chapter 11 proceedings resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 27, 1998. Accordingly, the Company's consolidated financial data for periods prior to September 27, 1998 are not comparable to consolidated financial statements presented on or subsequent to September 27, 1998. Column headings have been included on the accompanying Selected Consolidated Financial Data (Part II, Item 6) to distinguish between the predecessor and successor entities.

      Pursuant to the Restated Second Amended Plan becoming effective on October 14, 1998, the Company canceled all prior equity interests (including the 58.4 million outstanding shares of Common Stock, options and warrants) and exchanged 2,030,000 shares of New Common Stock for the secured portion of the 14-1/4% First Mortgage Notes (estimated at $120.6 million). Approximately 89.6% of the New Common Stock was issued to Carl C. Icahn related entities. The remaining portion of the 14-1/4% First Mortgage Notes claim (approximately $104 million), the balance of the note due Grand Casinos, Inc. (approximately $52.4 million) and all other general unsecured claims would be discharged in exchange of a cash payment of $6.0 million. Certain priority claims (estimated at $.9 million) were paid in full. The discharge and settlement of these claims resulted in a gain of $153.4 million, which was reflected as an extraordinary item on the September 27, 1998, consolidated statements of operations. The amount of the gain was based on the Company's estimate of the amount of claims that would ultimately be allowable by the Bankruptcy Court, and was based on the total of actual claims filed. In the event additional unsecured claims are allowed by the Bankruptcy Court, it will not increase the Company's cash required for full debt discharge. A portion of the $6.9 million to be distributed has been reserved for potential future settlement of unsecured claim disputes (approximately $1.9 million).

      POSSIBLE CONFLICTS OF INTEREST. Mr. Icahn (including certain related entities) is actively involved in the gaming industry and currently owns 89.6% of Stratosphere Corporation Common Stock. Casinos owned or managed by Mr. Icahn may directly or indirectly compete with the Company. In addition, the potential for conflicts of interest exists among the Company and Mr. Icahn for future business opportunities. Mr. Icahn may intend to pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to the Company.

OTHER INFORMATION

      On April 25, 2000, Mr. Icahn, owner and controlling person of NYBOR and AREH (together "Icahn Entities"), respectively, submitted a written offer to the Company to purchase the remaining outstanding shares not owned by Icahn Entities. Icahn Entities collectively own 89.6% of the Company's outstanding common stock. AREH is the subsidiary limited partnership of American Real Estate Partners, L.P. ("AREP") a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn currently owns approximately 86% of the outstanding depository units of AREP. If the purchase is successful, it is anticipated that the Company would then be merged into Icahn Entities. Pursuant to the offer, shareholders of the Company, other than Icahn Entities, would receive approximately $45.32 per share based upon the offer's stated valuation of $90 million for the equity of the entire Company. Icahn Entities would thereafter be the Company's sole shareholder and together own 100% of the Company's common stock.

      On February 1, 2002, the Company announced that it entered into a merger agreement under which AREP, through an affiliate, will acquire the remaining shares of Stratosphere that AREP does not currently own. AREP currently owns approximately 51% of Stratosphere and Mr. Icahn owns approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000.

      Under the agreement the stockholders who are unaffiliated with Mr. Icahn are to receive a cash price of $45.32 per share, and the Icahn related stockholders (other than AREP) are to receive a cash price of $44.33 per share. AREP is to pay an aggregate of approximately $44.3 million for the Stratosphere shares. Mr. Icahn owns approximately 86% of the outstanding equity interests in AREP.

ITEM 2. PROPERTIES

      The Stratosphere is located at 2000 Las Vegas Boulevard South on the Las Vegas Strip. The Company currently owns approximately 31.2 acres of land on or near the Las Vegas Strip. Approximately 20.7 acres of land is occupied by Stratosphere and consists of a 97,000 square foot casino, a hotel with 2,444 rooms and suites, a 103,000 square foot retail center, a 650-seat showroom, a 3,600-seat outdoor events center, six theme restaurants, four bars and parking for approximately 4,000 cars. Also included in the building complex is the Stratosphere Tower (the "Tower"), the tallest freestanding observation tower in the United States, standing at 1,149 feet above the Las Vegas Strip. The Tower features dramatic views of the Las Vegas Strip, the "Big Shot" and "High Roller" thrill rides, a revolving gourmet restaurant, a bar, conference and meeting rooms and indoor and outdoor observation decks with two gift shops. Approximately 10.5 acres of land are held as an investment for future use.

      The Company entered into an Owner Participation Agreement (the "Owner Participation Agreement") with the City of Las Vegas Downtown Redevelopment Agency (the "Redevelopment Agency") in December 1994. In the reorganization proceedings referred to above, the Owner Participation Agreement was assumed prior to confirmation of the Restated Second Amended Plan. This property and the property the Company is seeking to acquire pursuant to the Owner Participation Agreement (approximately one acre) lie within the downtown redevelopment district, an area designated by the City for economic redevelopment and urban renewal, and the Company believes that it will be successful in its acquisition. While the Company believes that through the City's power of eminent domain or through negotiations with current owners, all remaining property will be acquired, there can be no assurance that all such property will be acquired or that such property will be acquired within the Company's budget. The Company has acquired all but two parcels of property being sought by the City for the Company. The City is currently taking all steps necessary to acquire these two parcels but there can be no assurance that it will succeed in acquiring such parcels. The City's right to acquire these two properties was determined to be invalid in Nevada District Court and is currently on appeal to the Nevada Supreme Court. On January 23, 1998, the Nevada Supreme Court issued an Order of Limited Remand ordering the District Court to hold an evidentiary hearing within sixty (60) days of the date of the Order on the issues of the Debtors' intent to accept or reject the Owner Participation Agreement and, if the Owner Participation Agreement is rejected, whether the City of Las Vegas Downtown Redevelopment Agency intends to acquire the property independently of the Company. The Company informed the District Court that it intended to assume the Owner Participation Agreement and the District Court concluded its evidentiary hearing. The Company believes that, if necessary, it can independently acquire the remaining parcels although the asking price may be more than the Company is willing to pay or, in the alternative, continue operating with the facility and property it currently owns.

      The Company has also built a park, which was deeded to the City of Las Vegas. Additionally, as required by the Owner Participation Agreement, the Company acquired and has conveyed to the City a building known as the Stupak Center, which is used by the City as a community center. The Company previously donated $100,000 to the Redevelopment Agency pursuant to the Owner Participation Agreement to fund renovation of the Stupak Center as a multi-use facility, including a day care center.

      ACQUISITION OF RETAIL CENTER. In September 2000, the Company created Stratosphere Leasing, LLC ("Leasing"), a wholly-owned limited liability company to lease and manage the retail shops located in the Stratosphere. Leasing was formed as a Limited Liability Company under Delaware law.

      By agreement dated September 30, 2000, between the Company and Strato-Retail the parties (i) agreed to dismiss various litigation actions pending between them; (ii) exchanged mutual releases; and (iii) agreed that Strato-Retail's rights, as tenant, under the Master Lease would be assigned to Leasing and the related construction agreement between the Company and Strato-Retail would be terminated. In connection with the transaction, the Company acquired the property under the Master Lease for $13.0 million. This transaction was financed with the proceeds of an unsecured, demand loan from AREH in the amount of $12.5 million with an interest rate of 9.5% per annum. The demand note was replaced by a $12.5 million promissory note to AREH on May 1, 2001. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty (20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty (350) basis points plus (ii) the 90 day LIBOR. This interest rate at December 31, 2001 was 7.01%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. A twelve (12) month extension of the loan term may be obtained by the Company upon the payment of an additional $125,000. Management intends to pay the additional $125,000 to obtain this twelve (12) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

      In connection with the acquisition, Leasing acquired by assignment all of the subleases of Strato-Retail including the lease with McDonald's Corporation ("McDonald's"). The lease with McDonald's provides that Leasing will guarantee that McDonald's shall, for the initial term of the lease, achieve annual net income of approximately $494,000 or in the case of a partial calendar year, the prorated portion of $494,000 ("GANI"). The initial term of the lease expires on October 20, 2006. In the event that the annual net income (as defined) reported to landlord is less than the GANI, the landlord will refund the difference to McDonald's within 30 days of the determination of such difference. The Company paid McDonald's approximately $345,000 in July 2001 for the 2000 annual net income shortfall. The cash payment for the purchase was reduced by $500,000 to cover the income guarantee and such amount is recorded as a current liability as of December 31, 2001. Estimated future commitments under this guarantee are recorded as a long-term liability in the amount of approximately $1.6 million.

      Additionally, in July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. This agreement runs from July 1, 2001 through June 30, 2006 with two options to renew for an additional five years each. Over the term of the agreement, TMM is required to spend $1.5 million on build outs and improvements. TMM will pay Leasing a minimum base rent of $.5 million per annum and an escalating percentage of gross sales over $3.5 million per annum.


ITEM 3. LEGAL PROCEEDINGS

      The Company's complaint for the avoidance of preferential transfers made to McDonald's (the "Complaint") and the Company's objection to the proof of claim filed by McDonald's Corporation came to trial June 24, 1999. On September 20, 1999, the Bankruptcy Court entered its Notice of Entry of Findings of Fact, Conclusions of Law and Judgment Re Debtors' Complaint for Avoidance of Preferential Transfer Pursuant to 11 U.S.C. Section 547 and Order Re Objection To McDonald's Proof of Claim ("Judgment"). The Judgment ordered that payments made in January 1997, by the Company to McDonald's in the amount of $.7 million ("Judgment Amount"), were preferential payments pursuant to Section 547(b) of the Bankruptcy Code and were thereby recoverable by the Company. Regarding the Company's objection to the proof of claim filed by McDonald's, the Bankruptcy Court held that McDonald's was not entitled to an administrative claim and that it was not entitled to any claim for damages. On September 29, 1999, McDonald's Corporation filed its notice of appeal to the Bankruptcy Appellate Panel for the Ninth Circuit Court of Appeals and on November 6, 2000, the Bankruptcy Appellant Panel issued its decision affirming the Bankruptcy Court's judgment. On or about December 4, 2000, McDonald's Corporation filed its Notice of Appeal to the Ninth Circuit Court of Appeals, where the matter was heard on November 7, 2001. On November 29, 2001, the Court of Appeals affirmed the judgment. At December 31, 2001, the Judgment Amount was classified as an other receivable on the Consolidated Balance Sheet. McDonald's paid Stratosphere approximately $753,000 on January 31, 2002 for the Judgment Amount including accrued interest.

      The Company has also filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. The parties are conducting discovery and trial has been set for May 2, 2002. At December 31, 2001, the Company classified preferential transfers of $2.3 million as an other receivable on the Consolidated Balance Sheet.

      On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company had already commenced these renovations prior to the Court's Order and expects to meet the Court's deadline. The Company believes the costs of these renovations will be approximately $450,000.

      On May 3, 2001, the Company was named in an action brought by Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (collectively "Harrah's") alleging infringement of a purported patent covering a business method allegedly developed by Harrah's. The use of an allegedly similar business method by the Company in its advertising and promotions is said by plaintiff to infringe upon its patent rights. In January 2002, the parties entered into a sealed Consent Judgment resolving the dispute, which was the subject matter of this action. In December 2001, the Company paid Harrah's the settlement for this action.

      In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None

                                     PART II


ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Prior to February 24, 1994, there was no established trading market for the Company's securities. On February 24, 1994, the Company's Common Stock ("Old Common Stock") commenced trading on the NASDAQ Small Cap Market under the symbol TOWV and the Pacific Stock Exchange under the symbol TOW. On June 24, 1994, the Old Common Stock commenced trading on the NASDAQ National Market. The symbol was changed to TOWVQ to indicate that the Company had begun operating under Bankruptcy Proceedings on January 27, 1997. The Old Common Stock was delisted from the Pacific Stock Exchange on December 3, 1996, and was delisted from the National Market System on March 31, 1997, and began trading on the Over the Counter Bulletin Board. All trading of the Company's Old Common Stock ceased as of October 14, 1998, when such Old Common Stock was canceled pursuant to the Restated Second Amended Plan. On October 14, 1998, pursuant to the Restated Second Amended Plan, the Company issued 2,030,000 shares of New Common Stock ("New Common Stock"). There has been extremely limited trading volume of the New Common Stock since October 14, 1998. The following table sets forth, for the calendar quarters indicated, the high and low sale prices of the New Common Stock on the Over the Counter Bulletin Board.

                                   2001                       2000
                            High            Low        High            Low
                            ----            ---        ----            ---
First quarter             44              40             47             21
Second quarter            43 1/2          40             47             21
Third quarter             44              36             43             31
Fourth quarter            45 3/32         33 17/64       43             39 1/2



      The Company has never paid any cash dividends with respect to the Old Common Stock or New Common Stock. The Company had eight stockholders of record as of December 31, 2001 for New Common Stock.

ITEM 6.  SELECTED CONSOLIDATED FINANCIAL DATA

      Beginning in year 2001, the Company adopted a calendar year reporting period. Prior to 2001, the Company utilized a 52- or 53-week accounting period. The Company's fiscal year was the 52- or 53- weeks ending on the last Sunday in December. The fiscal year ended December 31, 2000 was a 53-week year. The change in reporting period did not have a material effect on the presentation or comparability of the financial statement amounts.



                                                     Successor  Company                            Predecessor Company
                                         -------------------------------------------------------------------------------------------
                                                           Fiscal         Fiscal       September 28,     December 29,      Fiscal
                                          Year Ended     Year Ended     Year Ended     1998 through      1997 through    Year Ended
                                         December 31,   December 31,   December 26,    December 27,     September 27,   December 28,
Statement of Operations Data                 2001           2000           1999            1998             1998            1997
------------------------------------------------------------------------------------------------------------------------------------
(In thousands, except  per share data)
Net revenues                             $ 141,974      $ 131,832      $ 122,553       $  30,443        $  98,796       $ 136,836

Costs and expenses                         137,416        124,457        119,361          30,493           93,212         134,031
                                         -----------------------------------------------------------------------------------------
Income (loss) from operations                4,558          7,375          3,192             (50)           5,584           2,805

  Income taxes, interest and other
      expense                                3,733          2,547            972             134            2,022          22,120
                                         -----------------------------------------------------------------------------------------

Income (loss) before extraordinary
   item                                        825          4,828          2,220            (184)           3,562         (19,315)
                                         -----------------------------------------------------------------------------------------
Extraordinary item - gain
on pre-petition debt discharge                  --             --             --              --          153,437(a)           --
                                         -----------------------------------------------------------------------------------------
Net  income (loss)                       $     825      $   4,828      $   2,220       $    (184)       $ 156,999       $ (19,315)
                                         =========================================================================================
Basic income (loss) per common
   share:
   Before extraordinary item             $    0.41      $    2.38      $    1.09       $   (0.09)              *        $   (0.33)

   Extraordinary item                           --             --             --              --               *              --
                                         -----------------------------------------------------------------------------------------

Net income (loss) per share              $    0.41      $    2.38      $    1.09       $   (0.09)              *        $   (0.33)
                                         =========================================================================================

Weighted average common shares
   outstanding                               2,030          2,030          2,030           2,030               *           58,393
                                         =========================================================================================

* Earnings per share is not presented for the nine months ended September 27, 1998 because such presentation would not be meaningful. The Old Common Stock was canceled and the New Common Stock was issued pursuant to the Restated Second Amended Plan.

(a) Represents gain on the discharge of pre-petition debt pursuant to the Restated Second Amended Plan becoming effective.




                                                 Successor Company                              Predecessor Company
                                  -------------------------------------------------------------------------------------------
                                  December 31,    December 31,   December 26,    December 27,   September 27,    December 28,
Balance Sheet Data                  2001            2000            1999            1998            1998            1997
-----------------------------------------------------------------------------------------------------------------------------
(In thousands)
Total Assets                      $249,975        $210,376        $157,488        $155,546        $165,109        $155,976
Capital lease obligations            3,111           5,778           8,445           8,979          11,150               -(b)
  Notes Payable                   $ 84,804        $ 39,750        $     87        $    242        $    288        $    444(b)
                                  ===========================================================================================


 (b) As a result of the restructuring and implementation of the guidance provided by the AICPA Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," all pre-petition liabilities including long-term debt and obligations under capital leases have been included in liabilities subject to compromise from the Petition Date to the Effective Date. Liabilities subject to compromise totaled $299,208,988 on December 28, 1997.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ materially from the Company's historical results of operations and those discussed in the forward-looking statements.

OVERVIEW

      The Company operates an integrated casino, hotel, retail, and entertainment facility and a 1,149 foot, free-standing observation tower in Las Vegas, Nevada. As of December 31, 2001, the operations included approximately 1,474 slot machines, 48 table games, a race and sports book, a keno lounge, 2,444 hotel rooms and seven themed restaurants.

RECENT ACCOUNTING PRONOUNCEMENTS

      During 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Standards ("SFAS") No.'s 141, 142, 143 and 144, "Business Combinations", "Goodwill and Other Intangible Assets", "Accounting for Asset Retirement Obligations" and "Accounting for Impairment or Disposal of Long-Lived Assets", respectively.

      SFAS No. 141 requires that all business combinations initiated after June 30, 2001 use the purchase method of accounting. SFAS No. 141 prohibits and eliminates the pooling-of-interest accounting method for business combinations. The Company adopted SFAS No. 141 during the third quarter ended September 30, 2001. The adoption of SFAS No. 141 did not have an impact on the Company as the Company has not historically had a pooling-of-interest transaction and had not initiated any business combinations after June 30, 2001.

      SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon the adoption of SFAS No. 142. The Company adopted SFAS No. 142 on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value or discovered during tests taken when certain triggering events occur. Additionally, an intangible asset acquired individually or with a group of assets (but not those acquired in a business combination) should be separately recognized if the benefit of the intangible asset can be sold, transferred, licensed, rented or exchanged regardless of the acquirers intent to do so. The Company currently has no goodwill or intangible assets.

      During 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The statement requires that the amount recorded as a liability be capitalized by increasing the carrying amount of the related long-lived asset. Subsequent to initial measurement, the liability is accreted to the ultimate amount anticipated to be paid, and is also adjusted for revisions to the timing or amount of estimated cash flows. The capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 will become effective January 1, 2003, with earlier application encouraged. The Company is currently evaluating the impact, if any, of adopting this statement.

      During 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 will become effective for fiscal years beginning after December 15, 2001. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. The Company is currently evaluating the impact, if any, of adopting SFAS No. 144.

CRITICAL ACCOUNTING POLICIES

      The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

CASINO REVENUES AND PROMOTIONAL ALLOWANCES

      During the first quarter, 2001, the Emerging Issues Task Force reached a consensus on the portion of Issue 00-22, "Accounting for `Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future," which addressed the income statement classification of the value of the points redeemable for cash awarded under point programs similar to the Company's Player's Club and Guaranteed Refund programs. The consensus states the cost of these programs should be reported as a contra-revenue, rather than an expense and is retroactive to January 1, 2001, with prior year restatement required. The Company has adopted the current consensus recommendations on Issue 00-22. Debate continues on a number of other facets of Issue 00-22, which could have an impact on the presentation of the Company's financial statements.

      The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances.

RECOVERABILITY OF LONG-LIVED ASSETS TO BE HELD AND USED IN THE BUSINESS

      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally estimates fair value by discounting estimated cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

RESTRUCTURING

      On January 27, 1997 ("Petition Date"), Stratosphere Corporation and its wholly-owned subsidiary Stratosphere Gaming Corp. ("SGC" and collectively with Stratosphere Corporation, the "Debtors") filed voluntary petitions for Chapter 11 Reorganization pursuant to the United States Bankruptcy Code. As of that date, the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") assumed jurisdiction over the assets of Stratosphere Corporation and SGC. Stratosphere Corporation and SGC were acting as debtors-in-possession on behalf of their respective bankrupt estates, and were authorized as such to operate their business subject to Bankruptcy Court supervision. On June 9, 1998, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Restated Second Amended Plan of Reorganization filed by the Debtors (the "Restated Second Amended Plan"). On October 14, 1998, the Restated Second Amended Plan became effective. All material conditions precedent to the Restated Second Amended Plan becoming binding were satisfied on or before September 27, 1998. Accordingly, the Company has reflected the effect of the Restated Second Amended Plan as of September 27, 1998.

      As a result of the restructuring, the Company implemented the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting By Entities In Reorganization Under The Bankruptcy Code" ("AICPA SOP 90-7") and as such, adopted "fresh start reporting" as of September 27, 1998. The Company's emergence from its Chapter 11 proceedings resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 27, 1998. Accordingly, the Company's consolidated financial data for periods prior to September 27, 1998 are not comparable to consolidated financial statements presented on or subsequent to September 27, 1998. Column headings have been included on the accompanying Selected Consolidated Financial Data (Part II, Item 6) to distinguish between the predecessor and successor entities.

        Pursuant to the Restated Second Amended Plan becoming effective on October 14, 1998, the Company canceled all prior equity interests (including the 58.4 million outstanding shares of Common Stock, options and warrants) and exchanged 2,030,000 shares of New Common Stock for the secured portion of the 14-1/4% First Mortgage Notes (estimated at $120.6 million). Approximately 89.6% of the New Common Stock was issued to Carl C. Icahn related entities. The remaining portion of the 14-1/4% First Mortgage Notes claim (approximately $104 million), the balance of the note due Grand Casinos, Inc. (approximately $52.4 million) and all other general unsecured claims would be discharged in exchange of a cash payment of $6.0 million. Certain priority claims (estimated at $.9 million) were paid in full. The discharge and settlement of these claims resulted in a gain of $153.4 million, which was reflected as an extraordinary item on the September 27, 1998, consolidated statements of operations. The amount of the gain was based on the Company's estimate of the amount of claims that would ultimately be allowable by the Bankruptcy Court, and was based on the total of actual claims filed. In the event additional unsecured claims are allowed by the Bankruptcy Court, it will not increase the Company's cash required for full debt discharge. A portion of the $6.9 million to be distributed has been reserved for potential future settlement of unsecured claim disputes (approximately $1.9 million).

RESULTS OF OPERATIONS

      The following discussion regarding the operating results of the Company will be a comparison of fiscal years 2001 to 2000 and 2000 to 1999.

                                                                       FISCAL YEAR        FISCAL YEAR
                                                   YEAR ENDED            ENDED              ENDED
                                                  DECEMBER 31,        DECEMBER 31,        DECEMBER 26,
                                                     2001                2000                1999
                                                  ---------           ---------           ---------
(In thousands)
REVENUES:
     Casino                                       $  61,531           $  52,174           $  47,817
     Hotel                                           32,041              26,168              24,640
     Food and beverage                               36,476              36,157              33,230
     Tower, retail and other income                  26,487              28,612              26,893
                                                  ---------           ---------           ---------
Gross Revenues                                      156,535             143,111             132,580
     Less:  Promotional allowances                   14,561              11,279              10,027
                                                  ---------           ---------           ---------
NET REVENUES                                        141,974             131,832             122,553
                                                  ---------           ---------           ---------

COSTS AND EXPENSES:
     Casino                                          32,986              29,459              27,737
     Hotel                                           12,755              10,644              10,416
     Food and beverage                               26,580              25,920              24,872
     Other operating expenses                        12,830              13,291              11,580
     Depreciation and amortization                   11,257               8,582               8,337
     Selling, general and administrative             41,008              36,561              36,419
                                                  ---------           ---------           ---------
                Total Costs and Expenses            137,416             124,457             119,361
                                                  ---------           ---------           ---------

INCOME FROM OPERATIONS                                4,558               7,375               3,192
                                                  ---------           ---------           ---------

OTHER INCOME (EXPENSE):
     Interest income                                    943               1,047                 741
     Interest expense                                (4,159)             (1,057)               (867)
     Loss on sale of assets                              (4)                 (4)                (71)
                                                  ---------           ---------           ---------
                Total Other Expense, net             (3,220)                (14)               (197)
                                                  ---------           ---------           ---------

INCOME BEFORE INCOME TAXES                            1,338               7,361               2,995
PROVISION FOR INCOME TAXES                              513               2,533                 775
                                                  ---------           ---------           ---------
NET INCOME                                        $     825           $   4,828           $   2,220
                                                  =========           =========           =========


      Beginning in year 2001, the Company adopted a calendar year reporting period. Prior to 2001, the Company utilized a 52- or 53-week accounting period. The Company's fiscal year was the 52- or 53-weeks ending on the last Sunday in December. The fiscal year ended December 31, 2000 was a 53-week year. The change in reporting period did not have a material effect on the presentation or comparability of the financial statement amounts.




COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEAR 2001 AND 2000

Revenues

      Casino revenues increased $9.3 million (18%) from $52.2 million in fiscal year 2000 to $61.5 million for the twelve months ended December 31, 2001. The primary factors for increased revenues are as follows. Revenues from table games increased $4.4 million (36%) from $12.1 million in fiscal year 2000 to $16.5 million for the twelve months ended December 31, 2001. The Company's win percentage for table games increased by 2.7% (17%) from 15.8% for fiscal year 2000 to 18.5% for the twelve months ended December 31, 2001. The increased win percentage and increased customer play resulting from the completion of the 1,000 rooms associated with the Hotel Expansion contributed equally to the table games revenue increase. Revenues from slots increased $5.3 million (14%) from $38.4 million in fiscal year 2000 to $43.7 million for the twelve months ended December 31, 2001. Management attributes the increased slot revenues to casino marketing efforts building hosted play on the tiered card program and increased customer handle resulting from the completion of the 1,000 rooms associated with the Hotel Expansion. Race and Sports book revenues declined $.3 million (25%) from $1.2 million in fiscal year 2000 to $.9 million for the twelve months ended December 31, 2001. The Company experienced unexpected sports book wins of $.3 million and $.3 million related to the 2000 National Football League Superbowl and the 2000 National Basketball Association Finals, respectively. The Company also experienced an unexpected sports book loss of $.3 related to the United States Tennis Association's 2000 U.S. Open. Revenue from poker declined $.2 million (67%) from $.3 million in fiscal year 2000 to $.1 million for the twelve months ended December 31, 2001. The Company closed its poker room on March 1, 2001. Keno revenues increased $.2 million (200%) from $.1 million in fiscal year 2000 to $.3 million for the twelve months ended December 31, 2001. The Company experienced unexpected losses during the first half of 2000 as a result of a Keno promotion aimed at increasing non-keno casino play among all hotel guests and tower visitors. The promotion was discontinued at the end of the second quarter, 2000. Casino revenues represented 39% of total gross revenues for the twelve months ended December 31, 2001 and 36% of total gross revenues for fiscal year 2000. The Company's market share of gaming revenues on the Las Vegas Strip was 1.3% and 1.1% at December 31, 2001 and 2000, respectively.

      Hotel revenues increased $5.8 million (22%) from $26.2 million in the fiscal year 2000 to $32.0 million for the twelve months ended December 31, 2001. The average daily rate ("ADR") decreased $3 (6%) from $51 during fiscal year 2000 to $48 during the twelve months ended December 31, 2001. Hotel occupancy decreased 3% from 95.8% during fiscal year 2000 to 93.2% for the twelve months ended December 31, 2001. The 1,000 additional rooms associated with the Hotel Expansion were completed on June 22, 2001. The increase in hotel revenues is directly attributed to the increased room capacity brought about by the Hotel Expansion. The Company has begun an advertising campaign targeting retail and convention guests in order to enhance ADR. Management will also continue to focus on maintaining the Company's relationships with the travel agents and wholesalers. Hotel revenues represented 20% of total gross revenues for the twelve months ended December 31, 2001 and 18% of total gross revenues for fiscal year 2000.

      Food and beverage revenues increased $.3 million (1%) from $36.2 million for fiscal year 2000 to $36.5 million for the twelve months ended December 31, 2001. Revenues were down during the first six months of 2001 due to disruptions caused by construction. Food and beverage revenues rebounded during the third quarter as a result of increased guest volume brought about by the completion of the 1,000 rooms associated with the Hotel Expansion. Lucky's Cafe opened in May 2001, the newly refurbished Stratosphere Courtyard Buffet reopened July 25, 2001 and the Crazy Armadillo featuring Tex-Mex cuisine and an oyster bar opened in November 2001. Food and beverage revenues represented 23% of total gross revenues for the twelve months ended December 31, 2001 and 25% of total gross revenues for fiscal year 2000.

      Tower, retail and other income decreased $2.1 million (7%) from $28.6 million for fiscal year 2000 to $26.5 million for the twelve months ended December 31, 2001. The primary factors for decreased revenues are as follows. Tower revenues decreased $2.4 million (16%) from $14.9 million for fiscal year 2000 to $12.5 million for the twelve months ended December 31, 2001. Tower visitations (including Top of the World dining) decreased 300,837 (14%) from 2,132,753 for fiscal year 2000 to 1,831,916 for the twelve months ended December 31, 2001. Ride admissions declined 197,670 (18%) from 1,095,945 for fiscal year 2000 to 898,275 for the twelve months ended December 31, 2001. Competition on the Las Vegas Strip and the events of September 11, 2001 have been the major factors contributing to the decline in Tower revenues, visitation and ride admissions. Tower revenues since September 2001 have decreased $1.5 million (31%) from $4.8 million for September through December 2000 to $3.3 million for September through December 2001. Entertainment revenues increased $.6 million (13%) from $4.7 million for fiscal year 2000 to $5.3 million for the twelve months ended December 31, 2001. Management attributes the increase in entertainment revenues to increased showroom pricing and additional revenues from concerts and boxing events held in the new Outdoor Events Center. The Company completed construction of a new 3,600-seat Outdoor Events Center in September 2001. Management anticipates entertainment revenues will continue to accelerate as the Company increases the number of special events and concerts. Revenues from soft drink sponsorships decreased $.2 million (33%) from $.6 million for fiscal year 2000 to $.4 million for the twelve months ended December 31, 2001.

Management expects revenues from soft drink sponsorships to remain flat during 2002. Tower, retail and other revenues represented 17% of total gross revenues for the twelve months ended December 31, 2001 and 20% of total gross revenues for fiscal year 2000.

      Promotional allowances increased $3.3 million (29%) from $11.3 million for fiscal year 2000 to $14.6 million for the twelve months ended December 31, 2001. The increase in promotional allowances was the result of more direct mail promotions from the Guaranteed Refund program that include room, food and beverage being offered to guests on a complimentary basis. Complimentaries to hosted casino players also contributed to the increase in promotional allowances. Management anticipates promotional allowances will increase in future periods with an increase in the number of casino-hosted players, direct marketing efforts and special event offers targeting casino guests.

      The terrorist attacks of September 11, 2001 and general economic conditions, which may be expected to continue, are believed by management to have had a negative impact on September through December 2001 revenues. Management still expects casino, hotel, food, and beverage and entertainment revenues to increase through the second quarter of 2002 because of the Hotel Expansion, which was completed in June 2001. However, the increase during this period and revenues for the foreseeable future may be adversely impacted by the decreased air travel to Las Vegas because of the terrorist attacks, general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn.

COSTS AND EXPENSES

      Casino operating expenses increased approximately $3.5 million (12%) from $29.5 million for fiscal year 2000 to $33.0 million for the twelve months ended December 31, 2001. Payroll expenses, primarily in table games, increased $1.2 million as a direct result of increased casino play. Also, the Company's slot lease expense and gaming tax expense increased $1.6 million and $.6 million, respectively, as a result of increased casino play. Additionally, the Company saved $.2 million during 2001 by bringing check cashing processing in house.

      Hotel operating expenses increased $2.1 million (20%) from $10.6 million for fiscal year 2000 to $12.7 million for the twelve months ended December 31, 2001. Payroll and supplies expenses increased $2.5 million and $.7 million, respectively, due to the additional 1,000 rooms associated with the Hotel Expansion. The increased costs of providing guests with complimentary room nights have been charged to casino and marketing operations. As a result, hotel complimentary expense decreased $.9 million.

      Food and beverage costs have increased $.7 million (3%) from $25.9 million for fiscal year 2000 to $26.6 million for the twelve months ended December 31, 2001. Cost of sales decreased $.7 million for the twelve months ended December 31, 2001. Cost containment in purchasing and tighter inventory controls were major factors contributing to the decrease in food and beverage costs. Management believes the Company will probably not realize increased food and beverage cost savings of this magnitude in future periods. Payroll and supply expenses have increased $1.5 million and $.3 million, respectively. Management attributes these increases to pre-opening and start-up expenses associated with Lucky's Cafe, the Stratosphere Courtyard Buffet and the Crazy Armadillo. The Company has taken steps to reduce and control payroll expenses in these venues. The increased costs of providing guests with complimentary food and drinks have been charged to casino and marketing operations. As a result, food and beverage complimentary expense decreased $.2 million.

      Other operating expenses decreased $.5 million (4%) from $13.3 million for fiscal year 2000 to $12.8 million for the twelve months ended December 31, 2001. Entertainer fees increased $.6 million as a direct result of a shared revenue agreement between the Company and the producers of the American Superstars and Viva Las Vegas shows as well as fees paid to entertainers to perform in the Company's new Outdoor Events Center. Tower repairs and maintenance expenses and payroll expenses have decreased $.1 million and $.2 million, respectively. In 2000, the Company completed an extensive overhaul of the "Big Shot" and "High Roller" roller coaster thrill rides. In July 2001, Stratosphere Leasing, LLC entered into an agreement with Tower Merchandise Management, LLC to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. As a result of this transaction, cost of sales associated with the retail shops discontinued in July 2001 which allowed the Company to decrease expenses $.7 million.

      Depreciation and amortization expenses have increased $2.7 million (31%) from $8.6 million for fiscal year 2000 to $11.3 million for the twelve months ended December 31, 2001. Management attributes the increase to the depreciation and amortization of the retail mall assets over the remaining lease life of the current tenants, the amortization of the Lessee Incentive provided on the McDonald's lease and the depreciation of the recently completed Hotel Expansion.

      Selling, general and administrative expenses increased $4.4 million (12%) from $36.6 million for fiscal year 2000 to $41.0 million for the twelve months ended December 31, 2001. Marketing and advertising expenses increased $2.3 million. Management expects marketing expenses to increase as the Company targets filling the new 1,000 rooms and other enhanced amenities associated with the Hotel Expansion. Utility expense increased $1.7 million. Utility expense will continue to outpace last year because of the 1,000 additional rooms and the increased utility rates of electricity and gas. Facilities payroll expenses increased $.3 million as a direct result of adding 1,000 guest rooms, Lucky's Cafe and remodeling the Stratosphere Courtyard Buffet associated with the Hotel Expansion. Legal expenses and settlement costs associated with the lawsuits described in Part I, Item 3, Legal Proceedings have increased $.8 million. In September 2001, the Las Vegas Planning Commission voted to not recommend Stratosphere's plans for a new thrill ride, citing concerns for architectural aesthetics and neighborhood opposition to the project. In November 2001, the Company withdrew its application for the new thrill ride before it came to a vote with the Las Vegas City Council. As a result, in December 2001, the Company wrote-off $.5 million in expenses related to the development of the new thrill ride. Such expenses consisted primarily of legal fees and engineering design fees for the new thrill ride. The Company is currently reconfiguring the new thrill ride plans to address architectural issues and neighborhood concerns. The Company plans to resubmit the revised plans before the Las Vegas Planning Commission in May 2002. Management is unable to predict if the Las Vegas Planning Commission will recommend the revised thrill ride plans. Coincidentally, $.5 million of expenses was incurred by the Company for a gaming tax adjustment during fiscal year 2000. Outside services decreased $.4 million as the Company expects to receive reimbursement from AREP for costs incurred regarding the anticipated merger with AREP.

      In connection with the opening of the Hotel Expansion, management expects casino, hotel, food, beverage and certain other operating expenses to increase accordingly.

 OTHER FACTORS IMPACTING EARNINGS

      Interest income decreased $.1 million (10%) from $1.0 million for fiscal year 2000 to $.9 million during the twelve months ended December 31, 2001 due to lower interest rates from banking institutions.

      Interest expense increased $3.1 million (293%) from $1.1 million for fiscal year 2000 to $4.2 million during the twelve months ended December 31, 2001. Interest from the Company's note associated with the purchase of the retail mall increased expenses $.7 million while interest expense associated with the Capital Lease decreased $.2 million. Interest expense associated with the $73.0 million Note Payable to AREH used to finance the Hotel Expansion was $2.3 million for 2001. The interest associated with this note during the construction period has been capitalized as a cost of the hotel expansion. Amortization of debt issuance cost also increased interest expense by $.5 million.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEAR 2000 AND 1999

REVENUES

      Casino revenues increased $4.4 million (9%) from $47.8 million in fiscal year 1999 to $52.2 million for fiscal year 2000. Slot revenues increased $3.1 million from $35.3 million in fiscal year 1999 to $38.4 million for fiscal year 2000. Management attributes this increase to decreased disruption caused by escalator and race and sports book construction in 1999. Increased hotel occupancy also contributed to the increase. Race and sports book revenues increased $1.4 million from fiscal year 1999 to fiscal year 2000. The race and sports book opened in August, 1999.

      Hotel revenues increased $1.6 million (6%) from $24.6 million in fiscal year 1999 to $26.2 million for fiscal year 2000. Hotel occupancy increased from 92.1% in 1999 to 95.8% in 2000 and was the major contributing factor for the increase in hotel revenues. Average daily rate ("ADR") decreased from $52 in fiscal year 1999 to $51 in fiscal year 2000.

      Food and beverage revenues increased $2.9 million (9%) from $33.2 million in fiscal year 1999 to $36.1 million for fiscal year 2000. Increased hotel occupancy and food and beverage prices were the major contributors to the overall increase in food and beverage revenues in 2000.

      Tower, retail and other revenues increased $1.7 million (6%) from $26.9 million in fiscal year 1999 to $28.6 million for fiscal year 2000. An increase in entertainment revenues from aggressive showroom marketing and pricing contributed $1.5 million to the overall increase in Tower, retail and other revenues.

      Promotional allowances increased $1.3 million (13%) from $10.0 million in fiscal 1999 to $11.3 million for fiscal year 2000. Management attributes the increase to direct marketing efforts and special events offered to casino guests intended to increase hotel and showroom occupancy.

      Management completed the Hotel Expansion, which includes an additional 1,000 rooms, a 350-seat coffee shop and related amenities in late June 2001.

COST AND EXPENSES

      Casino operating costs increased $1.8 million (6%) from $27.7 million in fiscal year 1999 to $29.5 million in fiscal year 2000. Additional gaming activity, including having the race and sports book open the entire year, lead to a $.8 million increase in labor costs. The Company also increased the number of slot machines on the floor, which are provided by manufacturers with participation agreements. In 2000, this increased slot lease percentage expense $.6 million from $1.6 million in fiscal year 1999 to $2.2 million in fiscal year 2000. Costs from casino marketing promotional events and the costs of providing complimentary rooms, food and beverage increased $.5 million in fiscal year 2000.

      Hotel operating costs increased $.2 million (2%) from $10.4 million in fiscal year 1999 to $10.6 million in fiscal year 2000. Increased hotel occupancy lead to a $.7 million increase in labor costs while room complimentary expenses decreased $.4 million.

      Food and beverage costs increased $1.0 million (4%) from $24.9 million in fiscal year 1999 to $25.9 million in fiscal year 2000. Increased food and beverage revenues lead to a $.8 million increase in food costs and a $.7 million increase in labor costs.

      Other operating expenses increased $1.7 million (15%) from $11.6 million in fiscal year 1999 to $13.3 million in fiscal year 2000. The costs of providing casino guests with complimentary entertainment and beverages increased $1.4 million and entertainer fees increased $.3 million in fiscal year 2000.

      In connection with the opening of the Hotel Expansion, management expects casino, hotel, food, beverage and certain other operating expenses to increase accordingly.

OTHER FACTORS IMPACTING EARNINGS

      Interest income increased $.3 million (41%) from $.7 million in fiscal year 1999 to $1.0 million for fiscal year 2000 due to investment of increased cash balances.

      Interest expense increased $.2 million (22%) from $.9 million in fiscal year 1999 to $1.1 million in fiscal year 2000. Interest from the Company's notes associated with the purchase of the retail lease from Strato-Retail increased expenses $.3 million while amortization of deferred financing costs decreased $.1 million for fiscal year 2000. Management expects interest expense to increase significantly in 2001 as additional notes are secured for financing the Company's Hotel Expansion.

LIQUIDITY AND CAPITAL RESOURCES

      The Company's current cash requirements include personnel, operating expenses, capital expenditures and debt service. Internally generated funds fluctuate in a pattern generally consistent with revenues. The following table assumes the related party construction loan and lease purchase notes payable are granted 24 and 12 month extensions, respectively, as described below. The following table reflects the Company's principal contractual cash obligations due over the indicated periods and when they expire (in thousands):

                                                  2002     2003        2004       TOTAL
                                                -------    -------    -------    -------
Related party construction loan note payable    $ 3,651    $ 3,651    $65,106    $72,408

Related party lease purchase note payable           625     11,771         --     12,396
Capital lease obligation                          3,111         --         --      3,111
                                                -------    -------    -------    -------
                                                $ 7,387    $15,422    $65,106    $87,915
                                                =======    =======    =======    =======



      At current rates, interest payments on the related party notes payable and capital lease will be approximately $5.5 million, $5.0 million and $3.4 million for the years ended December 31, 2002, 2003 and 2004, respectively.

DEBT

      On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to AREH in order to finance the construction of the 1,000-room hotel tower, Lucky's Cafe and new pool area (the "Hotel Expansion"). The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. Demand notes bearing interest at 9.5% and totaling $48.0 million, as of April 18, 2001, were replaced by this note. Since May 1, 2001 AREH has provided additional advances of $25.0 million against the $73.0 million note. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a twenty (20) year amortization schedule and continuing through and including June 2002 when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred (300) basis points plus (ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at December 31, 2001 was 6.51%. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. A twenty-four
(24) month extension of the loan term may be obtained by the Company upon payment of an additional $730,000. Management intends to pay the additional $730,000 to obtain this twenty-four (24) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

      On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty (20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty
(350) basis points plus (ii) the 90 day LIBOR. This interest rate at December 31, 2001 was 7.01%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. A twelve (12) month extension of the loan term may be obtained by the Company upon the payment of an additional $125,000. Management intends to pay the additional $125,000 to obtain this twelve (12) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

      On May 28, 1999, the Company entered into a $10.0 million capital lease ("New Capital Lease Obligation") in which certain existing gaming and other equipment was financed over a thirty-six month period. Interest is calculated based on the LIBOR rate for each period plus 2.5%. The current rate of interest for the period ended December 31, 2001, was 4.66%. A $2.0 million balloon payment is due upon conclusion of the thirty-six month term. The New Capital Lease Obligation contains certain covenants that effectively would create an event of default if the current controlling stockholder of the Company were to cease to be the beneficial owner of at least 51% of the Company's Common Stock. The covenants also restrict the Company from incurring more than $5.0 million in additional debt without the consent of the creditors of the New Capital Lease Obligation. In connection with the funding provided by AREH, on November 20, 2000, the Company obtained a waiver on the debt covenant restriction.


SHAREHOLDERS' EQUITY

      On October 4, 1999, AREH repurchased 985,286 shares of the Company from entities owned or controlled by Carl C. Icahn. On March 24, 2000, AREH purchased 50,000 shares of the Company's common stock from NYBOR, an entity controlled by Mr. Icahn. Upon completion of the transaction, Mr. Icahn continued to control approximately 89.6% of the Company's 2,030,000 Common Stock shares outstanding.

        The Company has not implemented a stock option plan and has not paid any dividends.

CASH FLOW, WORKING CAPITAL AND CAPITAL EXPENDITURES

      The Company had unrestricted cash balances of $28.6 million as of December 31, 2001. The Company has relied on unrestricted cash balances and its ability to generate cash flow from operations to fund its working capital needs.

      The Company generated $14.4 million from operating activities, $2.5 million from the sale of marketable debt securities and borrowed $45.8 million from related parties during the twelve months ended December 31, 2001. These funds were used to pay $50.6 million for construction of the Hotel Expansion and other capital expenditures, $2.2 million for marketable securities, $2.7 million for payments on the capital lease and $.7 million to repay notes to related parties.

      As of December 31, 2001 the Company had approximately $1.9 million accrued for unsecured disputed claims related to the Restated Second Amended Plan. The $1.9 million estimated accrual for unsecured disputed claims is included in other accrued expenses on the accompanying December 31, 2001 Consolidated Balance Sheet. Additional required payments, if any, will be made from restricted cash and/or investment balances.

OTHER

      On March 8, 2000, California residents voted to expand Native American gaming operations within that state. The Native American gaming expansion could result in up to 43,000 slot machines on 57 tribal reservations. The Company estimates that approximately 35% of its hotel occupancy is from guests traveling from southern California. The potential proliferation of gaming in southern California could have a material adverse effect on the Company's business. In addition, any limitations imposed on college sports betting could adversely impact future revenues of the Company.

PRIVATE SECURITIES LITIGATION REFORM ACT

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 10-K and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion, future construction costs and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      The Company's debt obligations are subject to interest rate risk. The interest rates under these obligations are based on LIBOR plus applicable margins. As interest rates fluctuate, the Company will experience changes in interest expense. The Company has not entered into any interest rate swap agreements, or similar instruments, to protect against the risk of interest rate fluctuations. The fair value of the Company's long-term debt approximates carrying values. Assuming the current level of borrowings, if interest rates increased 100 basis points, interest expense on the Company's debt obligations at December 31, 2001 would increase $.7 million for fiscal year 2002.

ITEM 8. FINANCIAL STATEMENTS


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


            Report of Independent Auditors - December 31, 2001 and 2000.........................................     28

            Report of Independent Public Accountants - December 26, 1999........................................     29

            Consolidated Balance Sheets at December 31, 2001 and 2000...........................................     30

            Consolidated Statements of Operations for the year ended December 31, 2001 and fiscal years
            ended December 31, 2000 and December 26, 1999........................................................    31

            Consolidated Statements of Shareholders' Equity for the year ended December 31, 2001 and
            fiscal years ended December 31, 2000 and December 26, 1999...........................................    32

            Consolidated Statements of Cash Flows for the year ended December 31, 2001 and fiscal years
            ended December 31, 2000 and December 26, 1999.........................................................   33

            Notes to Consolidated Financial Statements............................................................   34

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Stratosphere Corporation:

We have audited the accompanying consolidated balance sheets of Stratosphere Corporation (a Delaware Corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stratosphere Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                     KPMG LLP

Phoenix, Arizona
March 15, 2002

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Shareholders of Stratosphere Corporation:

      We have audited the accompanying consolidated statements of operations, shareholders' equity and cash flows of Stratosphere Corporation (a Delaware corporation) and subsidiaries (the "Company") for the year ended December 26, 1999 prior to the reclassification (and, therefore, are not presented herein) for the Company's adoption of EITF 00-22 "Accounting for `Points' and Certain Other Time-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future" as described in Note 1 to the reclassified consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      As more fully described in Note 2 to the consolidated financial statements, effective October 14, 1998, the Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to a Reorganization Plan which was confirmed by the Bankruptcy Court on June 9, 1998. In accordance with AICPA Statement of Position 90-7, the Company adopted "Fresh Start Reporting" whereby its assets, liabilities and new capital structure were adjusted to reflect estimated fair values as of September 27, 1998. As a result, the consolidated financial statements for the periods subsequent to September 27, 1998 reflect the Company's new basis of accounting and are not comparable to the predecessor company's pre-reorganization consolidated financial statements.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of Stratosphere Corporations' operations and their cash flows for the year ended December 26, 1999, in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP


Las Vegas, Nevada
February 11, 2000

                   STRATOSPHERE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000



(In thousands, except share data)                                                   2001         2000
-------------------------------------------                                       --------    --------
ASSETS
Current Assets:
       Cash and cash equivalents                                                  $ 28,622    $ 23,441
       Cash and cash equivalents-restricted                                          1,926       1,926
       Marketable securities                                                         4,200       4,459
       Investments-restricted                                                          827         988
       Accounts receivable, net                                                      3,416       2,592
       Related party receivable                                                        608          73
       Other current assets                                                          4,348       5,191
                                                                                  --------    --------
Total Current Assets                                                                43,947      38,670
                                                                                  --------    --------
Property and Equipment, Net                                                        200,938     166,619
                                                                                  --------    --------
Other Assets:
       Debt issuance and deferred financing costs-net                                  474         137
       Lessee incentive                                                              1,616       1,950
       Other receivable                                                              3,000       3,000
                                                                                  --------    --------
Total Other Assets                                                                   5,090       5,087
                                                                                  --------    --------
TOTAL ASSETS                                                                      $249,975    $210,376
                                                                                  ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
       Accounts payable-trade                                                     $  1,968    $  1,599
       Accounts payable-construction                                                 1,598       6,943
       Current portion of capital lease obligations                                  3,111       2,667
       Current portion of notes payable to related party                             4,276         713
       Accrued payroll and related expenses                                          5,258       4,912
       Other accrued expenses                                                       13,478      12,744
                                                                                  --------    --------
Total Current Liabilities                                                           29,689      29,578
                                                                                  --------    --------
Long-Term Liabilities:
       Accrued lessee incentive                                                      1,605       1,950
       Capital lease obligations-less current portion                                   --       3,111
       Notes payable to related party-less current portion                          80,528      39,037
                                                                                  --------    --------
Total Long-Term Liabilities                                                         82,133      44,098
                                                                                  --------    --------
TOTAL LIABILITIES                                                                  111,822      73,676
                                                                                  --------    --------

Commitments and Contingencies (Notes 13 and 14)

Shareholders' Equity:
       Preferred stock, $.01 par value; authorized 3,000,000; no shares issued          --          --
       Common stock, $.01 par value; authorized 10,000,000 shares;
           issued and outstanding 2,030,000                                             20          20
       Additional paid-in-capital                                                  130,444     129,816
       Retained earnings                                                             7,689       6,864
                                                                                  --------    --------
Total Shareholders' Equity                                                         138,153     136,700
                                                                                  --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $249,975    $210,376
                                                                                  ========    ========

                 See notes to consolidated financial statements.

                   STRATOSPHERE CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
               YEAR ENDED DECEMBER 31, 2001 AND FISCAL YEARS ENDED
                    DECEMBER 31, 2000 AND DECEMBER 26, 1999


                                                                                        FISCAL YEAR            FISCAL YEAR
                                                                 YEAR ENDED                ENDED                 ENDED
                                                                 DECEMBER 31,           DECEMBER 31,           DECEMBER 26,
(In thousands, except per share data)                              2001                     2000                    1999
-------------------------------------                            ---------               ---------               ---------
REVENUES:
        Casino                                                   $  61,531               $  52,174               $  47,817
        Hotel                                                       32,041                  26,168                  24,640
        Food and beverage                                           36,476                  36,157                  33,230
        Tower, retail and other income                              26,487                  28,612                  26,893
                                                                 ---------               ---------               ---------
Gross Revenues                                                     156,535                 143,111                 132,580
        Less:  Promotional allowances                               14,561                  11,279                  10,027
                                                                 ---------               ---------               ---------
NET REVENUES                                                       141,974                 131,832                 122,553
                                                                 ---------               ---------               ---------

COSTS AND EXPENSES:
        Casino                                                      32,986                  29,459                  27,737
        Hotel                                                       12,755                  10,644                  10,416
        Food and beverage                                           26,580                  25,920                  24,872
        Other operating expenses                                    12,830                  13,291                  11,580
        Depreciation and amortization                               11,257                   8,582                   8,337
        Selling, general and administrative                         41,008                  36,561                  36,419
                                                                 ---------               ---------               ---------
           Total Costs and Expenses                                137,416                 124,457                 119,361
                                                                 ---------               ---------               ---------

INCOME FROM OPERATIONS                                               4,558                   7,375                   3,192
                                                                 ---------               ---------               ---------

OTHER INCOME (EXPENSE):
        Interest income                                                943                   1,047                     741
        Interest expense                                            (4,159)                 (1,057)                   (867)
        Loss on sale of assets                                          (4)                     (4)                    (71)
                                                                 ---------               ---------               ---------
           Total Other Expense, net                                 (3,220)                    (14)                   (197)
                                                                 ---------               ---------               ---------

INCOME BEFORE INCOME TAXES                                           1,338                   7,361                   2,995

PROVISION FOR INCOME TAXES                                             513                   2,533                     775
                                                                 ---------               ---------               ---------

NET INCOME                                                       $     825               $   4,828               $   2,220
                                                                 =========               =========               =========

BASIC AND DILUTED INCOME PER COMMON SHARE                        $    0.41               $    2.38               $    1.09
                                                                 =========               =========               =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                           2,030                   2,030                   2,030
                                                                 =========               =========               =========



* Earnings per share is not presented for the nine months ended September 27, 1998 because such presentation would not be meaningful. The Old Common Stock was cancelled and the New Common Stock was issued pursuant to the Restated Second Amended Plan.

                 See notes to consolidated financial statements.

                   STRATOSPHERE CORPORATION AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 2001 AND FISCAL YEARS ENDED DECEMBER 31, 2000 AND DECEMBER 26, 1999




                                                                                                  Retained
                                                                                Additional        Earnings         Total
                                                                  Common         Paid-in        (Accumulated     Shareholders'
(In thousands)                                                     Stock         Capital          Deficit)         Equity
-----------------------------------------                        --------        --------        --------         --------
Balances at December 27, 1998                                    $     20        $127,058        $   (184)        $126,894
Net income                                                             --              --           2,220            2,220
                                                                 --------        --------        --------         --------

Balances at December 26, 1999                                          20         127,058           2,036          129,114
Change in deferred tax asset valuation allowance related
   to book-tax differences existing at time of bankruptcy              --           2,758              --            2,758
Net income                                                             --              --           4,828            4,828
                                                                 --------        --------        --------         --------

Balances at December 31, 2000                                          20         129,816           6,864          136,700
Change in deferred tax asset valuation allowance related
   to book-tax differences existing at time of bankruptcy              --             628              --              628
Net income                                                             --              --             825              825
                                                                 --------        --------        --------         --------

Balances at December 31, 2001                                    $     20        $130,444        $  7,689         $138,153
                                                                 ========        ========        ========         ========


                 See notes to consolidated financial statements.

                   STRATOSPHERE CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
              YEAR ENDED DECEMBER 31, 2001 AND FISCAL YEARS ENDED
                    DECEMBER 31, 2000 AND DECEMBER 26, 1999



CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS


                                                                                                     FISCAL YEAR       FISCAL YEAR
                                                                                     YEAR ENDED         ENDED             ENDED
                                                                                    DECEMBER 31,     DECEMBER 31,      DECEMBER 26,
(In thousands)                                                                          2001             2000              1999
---------------------------------------------------------                            --------         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                                   $    825         $  4,828         $  2,220
        Adjustments to reconcile net income to net cash
             provided by (used in) operating activities:
                Depreciation and amortization                                          11,811            8,679            8,559
                Provision (recoveries) for doubtful accounts                              (28)             137             (240)
                Loss on sale or disposal of assets                                          4                4               71
                Changes in operating assets and liabilities:
                     Accounts and other receivable                                       (795)          (1,315)           1,444
                     Other current assets                                                 843               93              142
                     Accounts payable-trade                                               369              396             (204)
                     Accrued expenses                                                   1,363            1,775            1,033
                                                                                     --------         --------         --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                              14,392           14,597           13,025
                                                                                     --------         --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Decrease in cash and cash equivalents-restricted                                   --               --              292
        Purchase of marketable securities                                              (2,200)          (1,000)          (4,459)
        Proceeds from the sale of marketable securities                                 2,459               --            1,000
        Decrease in investments-restricted                                                161            1,290            1,013
        Payments for property and equipment                                           (49,985)         (16,790)          (6,596)
        Payments for construction in progress                                            (646)         (28,135)              --
        Increase in related party receivable                                             (536)             (73)              --
        Cash proceeds from sale of property and equipment                                  40              124              551
                                                                                     --------         --------         --------
NET CASH USED IN INVESTING ACTIVITIES                                                 (50,707)         (44,584)          (8,199)
                                                                                     --------         --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments to creditors pursuant to plan of reorganization                           --               --              (67)
        Payments on long-term debt                                                         --              (77)            (155)
        Proceeds from related party notes payable                                      45,750           41,750               --
        Payments of related party notes payable                                          (696)          (2,000)              --
        Final payments on capital lease obligations - original                             --               --           (8,979)
        Payments on capital lease obligations - new                                    (2,667)          (2,667)          (1,556)
        Proceeds from capital lease obligations                                            --               --           10,000
        Increase in debt issuance and deferred financing costs                           (891)              --             (272)
                                                                                     --------         --------         --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                    41,496           37,006           (1,029)
                                                                                     --------         --------         --------

Net increase in cash and cash equivalents                                               5,181            7,019            3,797
Cash and cash equivalents - beginning of period                                        23,441           16,422           12,624
                                                                                     --------         --------         --------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                            $ 28,622         $ 23,441         $ 16,422
                                                                                     ========         ========         ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
        Interest-net of capitalized interest of $1.9 million, $.5 million and
             $-0- for the year ended December 31, 2001 and fiscal years ended
             December 31, 2000 and December 26, 1999, respectively                   $  3,245         $    656         $    750
        Income taxes                                                                 $     --         $    509         $    400

Non-Cash Investing and Financing Activities:
        Change in deferred tax asset valuation allowance related
             to book-tax differences existing at time of bankruptcy                  $    628         $  2,758         $     --
        Decrease in land and building from donation of Bob Stupak Center             $     --         $     --         $   (350)



                See notes to consolidated financial statements.

                    STRATOSPHERE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  DECEMBER 31, 2001, 2000 AND DECEMBER 26, 1999


(1)  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

      The accompanying consolidated financial statements present the financial position, results of operations and cash flows of Stratosphere Corporation and its wholly-owned subsidiaries, Stratosphere Gaming Corp., Stratosphere Land Corporation, Stratosphere Advertising Agency, Stratosphere Leasing, LLC and 2000 Las Vegas Boulevard Retail Corporation. The Company operates an integrated casino, hotel, retail and entertainment facility and a 1,149 foot, free-standing observation tower located in Las Vegas, Nevada.

      In June 2000, the Company and two entities owned and controlled by Mr. Carl C. Icahn, Arizona Charlie's, Inc. ("Arizona Charlie's") and Fresca LLC d.b.a. Arizona Charlie's East ("Fresca"), formed Stratosphere Development, LLC ("Development"), to provide development and construction management services for construction related projects to these properties. Development was formed as a series Limited Liability Company under Delaware law with three series of members interests having separate rights, powers or duties with respect to specified property or obligations of the limited liability company or profits and losses associated with specified property or obligations. Each of the interests relate to specified assets, properties and obligations of the limited liability company and only to such assets, obligations and properties. Development's financial results that pertain to the Stratosphere Interests are included in the accompanying consolidated financial statements.

      On January 27, 1997 ("Petition Date"), Stratosphere Corporation and its wholly-owned subsidiary Stratosphere Gaming Corp. ("SGC" and collectively with Stratosphere Corporation, the "Debtors") filed voluntary petitions for Chapter 11 Reorganization pursuant to the United States Bankruptcy Code. As of that date, the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") assumed jurisdiction over the assets of Stratosphere Corporation and SGC. Stratosphere Corporation and SGC had been acting as debtors-in-possession on behalf of their respective estates, and have been authorized as such to operate their business subject to Bankruptcy Court supervision. On June 9, 1998, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Restated Second Amended Plan of Reorganization filed by the Debtors (the "Restated Second Amended Plan"). On October 14, 1998, the Restated Second Amended Plan became effective ("Effective Date"). All material conditions precedent to the Restated Second Amended Plan becoming binding were satisfied on or before September 27, 1998. Accordingly, the Company has reflected the effect of the Restated Second Amended Plan as of September 27, 1998, in the accompanying consolidated financial statements.

BASIS OF PRESENTATION

   The Company has implemented the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting By Entities In Reorganization Under The Bankruptcy Code" ("AICPA SOP 90-7") and as such, adopted "fresh start reporting" as of September 27, 1998, in the preparation of the accompanying consolidated financial statements. The Company's emergence from Chapter 11 proceedings resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 27, 1998.

PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of Stratosphere Corporation and all subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

CASINO REVENUES AND PROMOTIONAL ALLOWANCES

   During the first quarter, 2001, the Emerging Issues Task Force reached a consensus on the portion of Issue 00-22, "Accounting for `Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future," which addressed the income statement classification of the value of the points redeemable for cash awarded under point programs similar to the Company's Player's Club and Guaranteed Refund programs. The consensus states the cost of these programs should be reported as a contra-revenue, rather than an expense and is retroactive to January 1, 2001, with prior year restatement required. The Company has adopted the current consensus recommendations on Issue 00-22. Debate continues on a number of other facets of Issue 00-22, which could have an impact on the presentation of the Company's financial statements. The Company historically reported the costs of such points as an expense. The Company reclassified these costs of $2.3 million, $.9 million and $.7 million for the fiscal years ended December 31, 2001, 2000 and December 26, 1999, respectively, as contra-revenues in the Consolidated Statements of Operations.

      The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. The cost of such complimentaries included as casino expenses is as follows (in thousands):

                                             FISCAL        FISCAL
                             YEAR ENDED    YEAR ENDED    YEAR ENDED
                            DECEMBER 31,  DECEMBER 31,  DECEMBER 26,
                                2001          2000          1999
                            ------------  ------------  ------------
Food and Beverage           $   4,140     $   4,245     $   4,075
Rooms                           2,146         1,636         1,456
Other                              53            48            85
                            ---------     ---------     ---------
                            $   6,339     $   5,929     $   5,616
                            =========     =========     =========

CASH AND CASH EQUIVALENTS

      Cash and cash equivalents include cash on hand and in banks, interest bearing deposits, money market funds and debt instruments purchased with an original maturity of 90 days or less. Cash and cash equivalents-restricted consist primarily of funds reserved for final settlement of unsecured claims pursuant to the Restated Second Amended Plan.

MARKETABLE SECURITIES

      The Company's marketable securities represent investments in Moody's AA2 rated Portland, Oregon and Moody's and Standard and Poor's AAA rated New York City bonds. These securities are currently reported at cost, which approximates fair market value, and are considered available-for-sale.

INVESTMENTS RESTRICTED

      Investments-restricted consist primarily of funds pledged for Nevada sales and use tax, unpaid sports book tickets and workers' compensation benefits.

INVENTORIES

      Inventories, consisting primarily of food and beverage, retail merchandise and operating supplies, are stated at the lower of cost or market and included in other current assets. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

      Property and equipment purchased prior to September 27, 1998 are stated at adjusted cost (see Note 2). Property and equipment purchased after September 27, 1998 are stated at cost. Capitalized lease assets are stated at the lower of the present value of the future minimum lease payments or fair value at the inception of the lease (see Notes 5 & 8). Expenditures for additions, renewals and improvements are capitalized and depreciated over their useful lives. Costs of repairs and maintenance are expensed when incurred. Leasehold acquisition costs are amortized over the shorter of their estimated useful lives or the term of the respective leases once the assets are placed in service.

      Depreciation and amortization of property and equipment are computed using the straight-line method over the following useful lives:

Buildings and improvements...........................36-39 years
Furniture, fixtures and equipment.....................3-15 years
Land improvements.......................................15 years

      The Company's policy is to capitalize interest incurred on debt during the course of qualifying construction projects. Such costs are added to the asset base and amortized over the related assets' estimated useful lives. The Company recorded capitalized interest of $1,857,200 for 2001 and $457,781 during fiscal year 2000. There was no capitalized interest during fiscal year 1999.

RECOVERABILITY OF LONG-LIVED ASSETS TO BE HELD AND USED IN THE BUSINESS

      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally estimates fair value by discounting estimated cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

SALES, ADVERTISING AND PROMOTION

      Sales, advertising and promotion costs are expensed as incurred and totaled $8,054,974, $6,419,864 and $6,438,065 for the twelve month periods ended December 31, 2001, December 31, 2000 and December 26, 1999, respectively.

USE OF ESTIMATES

      The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

EARNINGS PER SHARE

      The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") in 1997. Pursuant to the Restated Second Amended Plan 2,030,000 New Common Stock shares were issued on the Effective Date. There were no potentially dilutive securities as of December 31, 2001.

RECLASSIFICATIONS

      Certain reclassifications have been made to the prior years consolidated financial statements to conform to the current fiscal year presentation.

FISCAL YEAR-END

      Beginning in year 2001, the Company adopted a calendar year reporting period. Prior to 2001, the Company utilized a 52- or 53-week accounting period. The Company's fiscal year was the 52- or 53- weeks ending on the last Sunday in December. The fiscal year ended December 31, 2000 was a 53-week year. The change in reporting period did not have a material effect on the presentation or comparability of the financial statement amounts.

(2) RESTRUCTURING

      On January 27, 1997 ("Petition Date"), Stratosphere Corporation and its wholly-owned subsidiary Stratosphere Gaming Corp. ("SGC" and collectively with Stratosphere Corporation, the "Debtors") filed voluntary petitions for Chapter 11 Reorganization pursuant to the United States Bankruptcy Code. As of that date, the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") assumed jurisdiction over the assets of Stratosphere Corporation and SGC. Stratosphere Corporation and SGC were acting as debtors-in-possession on behalf of their respective bankrupt estates, and were authorized as such to operate their business subject to Bankruptcy Court supervision. On June 9, 1998, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Restated Second Amended Plan of

Reorganization filed by the Debtors (the "Restated Second Amended Plan"). On October 14, 1998, the Restated Second Amended Plan became effective. All material conditions precedent to the Restated Second Amended Plan becoming binding were satisfied on or before September 27, 1998. Accordingly, the Company has reflected the effect of the Restated Second Amended Plan as of September 27, 1998.

      As a result of the restructuring, the Company implemented the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting By Entities In Reorganization Under The Bankruptcy Code" ("AICPA SOP 90-7") and as such, adopted "fresh start reporting" as of September 27, 1998. The Company's emergence from its Chapter 11 proceedings resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 27, 1998.

      Pursuant to the Restated Second Amended Plan becoming effective on October 14, 1998, the Company canceled all prior equity interests (including the 58.4 million outstanding shares of Common Stock, options and warrants) and exchanged 2,030,000 shares of New Common Stock for the secured portion of the 14-1/4% First Mortgage Notes (estimated at $120.6 million). Approximately 89.6% of the New Common Stock was issued to Carl C. Icahn related entities. The remaining portion of the 14-1/4% First Mortgage Notes claim (approximately $104 million), the balance of the note due Grand Casinos, Inc. (approximately $52.4 million) and all other general unsecured claims would be discharged in exchange of a cash payment of $6.0 million. Certain priority claims (estimated at $.9 million) were paid in full. The discharge and settlement of these claims resulted in a gain of $153.4 million, which was reflected as an extraordinary item on the September 27, 1998 consolidated statements of operations. The amount of the gain was based on the Company's estimate of the amount of claims that would ultimately be allowable by the Bankruptcy Court, and was based on the total of actual claims filed. In the event additional unsecured claims are allowed by the Bankruptcy Court, it will not increase the Company's cash required for full debt discharge. A portion of the $6.9 million to be distributed has been reserved for potential future settlement of unsecured claim disputes (approximately $1.9 million).

(3) ACCOUNTS RECEIVABLE

      Accounts receivable consists of the following as of December 31, 2001 and 2000 (in thousands):

                                                         2001             2000
                                                       -------          -------
Hotel and related                                      $ 1,734          $ 1,315
Gaming                                                     419              346
Income taxes                                               473              359
Other                                                    1,115              926
                                                       -------          -------
                                                         3,741            2,946
Less allowance for doubtful accounts                      (325)            (354)
                                                       -------          -------
                                                       $ 3,416          $ 2,592
                                                       =======          =======

      The Company recorded bad debt expense (recoveries) of ($28), $137 and ($240) for the fiscal years ended December 31, 2001, 2000 and December 26, 1999, respectively.

(4) OTHER CURRENT ASSETS

      Other current assets consist of the following as of December 31, 2001 and 2000 (in thousands):

                         2001          2000
                        ------        ------
Inventories             $1,749        $2,102
Prepaid expenses         2,599         3,089
                        ------        ------
                        $4,348        $5,191
                        ======        ======

(5) PROPERTY AND EQUIPMENT - NET

      Property and equipment consist of the following as of December 31, 2001 and 2000 (in thousands):

                                                         2001           2000
                                                      ---------      ---------
Land and improvements, including land
  held for development                                $  23,001      $  21,510
Building and improvements                               153,551         83,412
Furniture, fixtures and equipment                        52,865         27,757
Construction in progress                                    697         52,520
                                                      ---------      ---------
                                                        230,114        185,199
Less accumulated deprecation and amortization           (29,176)       (18,580)
                                                      ---------      ---------
                                                      $ 200,938      $ 166,619
                                                      =========      =========

      Included in property and equipment at December 31, 2001 and 2000, are assets recorded under capital leases of $17.2 million. Accumulated depreciation and amortization at December 31, 2001 and December 31, 2000 includes amounts recorded for capital leases of $11,554,195 and $4,480,032, respectively.

      In mid-1996, Stratosphere Corporation suspended construction of the 1,000-room hotel tower (the "Hotel Expansion"), which had reached a height of approximately 14 stories. In April 2000, construction was resumed to complete the unfinished hotel tower with a total construction budget of $65.0 million. In June 2001 the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa. "Lucky's Cafe" a 350-seat coffee shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been completed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar.

(6) OTHER ACCRUED EXPENSES

      Other accrued expenses consist of the following as of December 31, 2001 and 2000 (in thousands):

                                                2001          2000
                                              --------      --------
   Vacation packages                          $  2,714      $  2,815
   Accrued liabilities                           4,234         3,203
   Accrued restructuring costs                     536           825
   Cash Reserve for unpaid bankruptcy claims     1,926         1,926
   Accrued taxes                                   905           744
   Accrued/unclaimed sports tickets/prizes         390           605
   Other                                         2,773         2,626
                                              --------      --------
                                              $ 13,478      $ 12,744
                                              ========      ========

(7) NOTES PAYABLE TO RELATED PARTY

      Long term debt consists of the following as of December 31, 2001 and 2000 (in thousands):

                                                    2001          2000
                                                  --------      --------
    Construction loan note payable                $ 72,408      $ 27,250
    Lease purchase note payable                     12,396        12,500
                                                  --------      --------
                                                    84,804        39,750
    Less current portion                            (4,276)         (713)
                                                  --------      --------
    Long-term debt-less current portion           $ 80,528      $ 39,037
                                                  ========      ========

      The future aggregate annual maturities of notes payable to related party at December 31, 2001 are as follows (in thousands):

Years ending December 31,
-------------------------
         2002                          $ 4,276
         2003                           15,422
         2004                           65,106
                                       -------
        Total                          $84,804
                                       =======

      On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to American Real Estate Holdings ("AREH") in order to finance the construction of the 1,000-room hotel tower, Lucky's Cafe and new pool area (the "Hotel Expansion"). The promissory note is secured by a deed of trust on certain real property. Demand notes bearing interest at 9.5% and totaling $48.0 million, as of April 18, 2001, were replaced by this note. Since May 1, 2001 AREH has provided additional advances of $25.0 million against the $73.0 million note. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a twenty (20) year amortization schedule and continuing through and including June 2002 when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred (300) basis points plus (ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at December 31, 2001 was 6.51%. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. A twenty-four (24) month extension of the loan term may be obtained by the Company upon payment of an additional $730,000. Management intends to pay the additional $730,000 to obtain this twenty-four (24) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

      On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on certain real property. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty
(20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty (350) basis points plus (ii) the 90 day LIBOR. This interest rate at December 31, 2001 was 7.01%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. A twelve (12) month extension of the loan term may be obtained by the Company upon the payment at an additional $125,000. Management intends to pay the additional $125,000 to obtain this twelve (12) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

(8) LEASES, INCOME AND CAPITAL LEASE OBLIGATIONS

      In connection with the purchase of the Master Lease from Strato-Retail, the Company assumed lessor responsibilities for various non-cancelable operating leases for certain retail space. The future minimum lease income required under these leases for years subsequent to December 31, 2001 is as follows (in thousands):

Years ending December 31,
-------------------------
       2002                            $ 1,723
       2003                              1,650
       2004                              1,528
       2005                              1,415
       2006                                773
    Thereafter                           1,246
                                       -------
                                       $ 8,335
                                       =======

      Management is currently renegotiating the terms of various leases, which will likely result in a reduction of the expected lease income stated above.

      The Company leases certain equipment under a non-cancelable capital lease that is subject to expiration in fiscal year 2002. Future minimum lease payments, excluding contingent rentals, due under the non-cancelable capital lease for the year ending December 31, 2002, are $3,163,135, which includes interest of $52,017 (based on a 4.66% rate), resulting in a capital lease obligation of $3,111,118 at December 31, 2001.

      The Company had no operating leases as of December 31, 2001 and 2000. Rent expense for operating leases was $593,847 for the fiscal year ended December 26, 1999.

(9) SHAREHOLDERS' EQUITY

      Pursuant to the Restated Second Amended Plan becoming effective, all equity interests issued prior to October 14, 1998, were canceled including the Old Common Stock, options and warrants. New Common Stock of 2,030,000 shares, representing 100% of the Company's equity, was issued to the holders of the Company's 14-1/4% First Mortgage Notes (see Note 2).

      On October 4, 1999, AREH repurchased 985,286 shares from entities owned or controlled by Mr. Icahn. On March 24, 2000, AREH purchased 50,000 shares of the Company's common stock from NYBOR. Upon completion of the transaction, Mr. Icahn continues to control approximately 89.6% of the Company's Common Stock. AREH is the subsidiary limited partnership of American Real Estate Partners, L.P. ("AREP") a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn currently owns approximately 86% of the outstanding depository units of AREP.

      On February 1, 2002, the Company announced that it entered into a merger agreement under which AREP, through an affiliate, will acquire the remaining shares of Stratosphere that AREP does not currently own. AREP currently owns approximately 51% of Stratosphere and Mr. Icahn owns approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000.

      Under the agreement the stockholders who are unaffiliated with Mr. Icahn are to receive a cash price of $45.32 per share, and the Icahn related stockholders (other than AREP) are to receive a cash price of $44.33 per share. AREP is to pay an aggregate of approximately $44.3 million for the Stratosphere shares. Mr. Icahn owns approximately 86% of the outstanding equity interests in AREP.

      The Company has not implemented a stock option plan.

(10) INCOME TAXES

      The income tax provision attributable to income from operations for the fiscal years ended December 31, 2001, December 31, 2000 and December 26, 1999, differed from the amounts computed by applying the federal income tax rate of 35% as a result of the following (in thousands):

                                  FISCAL           FISCAL
                YEAR ENDED      YEAR ENDED       YEAR ENDED
               DECEMBER  31,   DECEMBER 31,     DECEMBER 26,
                    2001            2000            1999
               -------------   ------------     ------------
Current           $   --          $  358          $  775
Deferred             513           2,175              --
                  ------          ------          ------
                  $  513          $2,533          $  775
                  ======          ======          ======

DEFERRED TAX ASSETS AND LIABILITIES

      The tax effect of significant temporary differences and carryforwards representing deferred tax assets and liabilities (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at December 31, 2001 and 2000 (in thousands):

Temporary Differences                               2001          2000
                                                  --------      --------
 Current:
   Allowance for doubtful accounts                $    114      $    124
   Gaming related                                      766           397
   Accrued vacation and employee related               907           977
   Outstanding chip and token liability                 (2)          (17)
   Deferred income                                      96          (836)
   Other                                               640          (341)
                                                  --------      --------
                                                     2,521           304
                                                  --------      --------
 Long-term:
   Pre-opening costs                                    --           915
   Debt issuance costs                                  --           (10)
   Excess of tax over book basis of assets
     due primarily to write down of assets          68,239        72,953
                                                  --------      --------
                                                    68,239        73,858
                                                  --------      --------
Total Temporary Differences                         70,760        74,162
                                                  --------      --------
Carryforwards:
   Net Operating Loss (including Section 382
      limitation)                                    9,730         7,092
   Alternative minimum tax credit                      450           306
   Other credits                                       431           304
                                                  --------      --------
Total Carryforwards                                 10,611         7,702
                                                  --------      --------
Total temporary differences and carryforwards       81,371        81,864
Valuation allowance                                (81,371)      (81,864)
                                                  --------      --------
Total deferred tax assets (liabilities)           $     --      $     --
                                                  ========      ========

      The Company recorded a valuation allowance at December 31, 2001 and 2000 relating to recorded net tax benefits because of the significant uncertainty as to whether such benefits will ever be realized.

      The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

                                                                FISCAL          FISCAL
                                                YEAR ENDED     YEAR ENDED      YEAR ENDED
                                               DECEMBER 31,   DECEMBER 26,    DECEMBER 26,
                                                   2001           2000           1999
                                               ------------   ------------    ------------
Federal statutory rate                             35.0%          35.0%          35.0%
Permanent differences                               3.4%            .8%           2.0%
Decrease in federal income tax credits            (10.1)%        (2.2)%            --
Increase (decrease) in deferred tax asset
  valuation allowance                              10.0%            .8%         (11.0)%
                                                  -----          -----          -----
                                                   38.3%          34.4%          26.0%
                                                  =====          =====          =====

      SFAS 109 requires a "more likely than not" criterion be applied when evaluating the realizability of a deferred tax asset. Given the Company's history of losses for income tax purposes, the volatility of the industry within which the Company operates, and certain other factors, the Company has established a valuation allowance principally for the deductible temporary differences, including the excess of the tax basis of the Company's assets over the basis of such assets for financial purposes, which may not be realizable in future periods. After application of the valuation allowance, the Company's net deferred tax assets and liabilities are zero. In the event that the Company recognizes, in subsequent years, the tax benefit of any deferred tax asset that existed on the date the reorganization became effective, such tax benefit will be reported as a direct addition to contributed capital.

      The net decrease in the valuation allowance was $493,000. This is comprised of a $628,000 decrease credited directly to additional paid-in-capital in accordance with SFAS 109 and the requirements for recording tax benefits associated with emergence from bankruptcy, and an increase of $135,000 attributed to deferred tax expense relating to temporary differences originating after emergence from bankruptcy.

DISCHARGE OF INDEBTEDNESS INCOME AND TAX ATTRIBUTE REDUCTION

      For financial reporting purposes, the Company reported an extraordinary gain in the amount of $153,436,882 resulting from the cancellation of indebtedness that occurred from the bankruptcy discharge on the Effective Date. Pursuant to Section 108 of the Internal Revenue Code, this extraordinary gain is excluded from income taxation and certain tax attributes of the Company are eliminated or reduced, up to the amount of such income excluded from taxation. As a result, the Company's net operating loss carryforwards in the amount of $115,257,309 ($40,340,058 tax effected) were eliminated and the tax basis in the Company's assets was reduced by $38,179,573 ($13,362,956 tax effected). The net operating loss elimination and basis reduction significantly contributed to the reduction of the deferred tax asset from the Predecessor Company to the Successor Company.

DEBT ISSUANCE COSTS

      Prior to the Effective Date, the Company had recorded a deferred tax asset for debt issuance costs that was being amortized for tax purposes over the term of the 14-1/4% First Mortgage Notes. On the Effective Date, the deferred tax asset for debt issuance costs in the amount of $2,628,007 (tax effected) was eliminated when the 14-1/4% First Mortgage Notes were exchanged for the New Common Stock.

SECTION 382 LIMITATION

      As of December 31, 2001 and 2000, the Company had a tax basis in its assets in excess of its basis for financial reporting purposes that will generate substantial tax deductions in future periods. As a result of a "change in ownership" under Internal Revenue Code Section 382, the Company's ability to utilize depreciation and other tax attributes will be limited to approximately $6,400,000 per year commencing fiscal year 1998 and for the five subsequent years. This limitation is applied to all built-in losses which exist on the "change of ownership" date, including all items giving rise to a deferred tax asset.

      For the years ended December 31, 2001 and 2000, a portion of the Company's depreciation and other tax attributes in the amount of approximately $4.0 million that existed on the "change of ownership" date were limited under
Section 382. Pursuant to Section 382, the limited depreciation and other tax attributes are treated as a net operating loss, which the Company may utilize in subsequent years.

      The application of Section 382 also resulted in a reduction in the basis of the Company's assets for purposes of the Alternative Minimum Tax ("AMT"). The Company was not subject to AMT for the year ended December 31, 2001. However, the Company was subject to AMT for the year ended December 31, 2000 of approximately $.4 million. This AMT is expected to be carried forward as a credit against any regular tax generated in future periods.

(11) OTHER RELATED PARTY TRANSACTIONS

      Carl C. Icahn related entities own approximately 89.6% of the Company's Common Stock as of December 31, 2001. On October 4, 1999, AREH repurchased 985,286 shares from entities owned or controlled by Mr. Icahn. On March 24, 2000, AREH purchased 50,000 shares of the Company's common stock from NYBOR. Upon completion of the purchase, AREH owned 51% of the Company's Common Stock. AREH is the subsidiary limited partnership of American Real Estate Partners, L.P. ("AREP") a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn currently owns approximately 86% of the outstanding depository units of AREP.

      On February 1, 2002, the Company announced that it entered into a merger agreement under which AREP, through an affiliate, will acquire the remaining shares of Stratosphere that AREP does not currently own. AREP currently owns approximately 51% of Stratosphere and Mr. Icahn owns approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000.

      Under the agreement the stockholders who are unaffiliated with Mr. Icahn are to receive a cash price of $45.32 per share, and the Icahn related stockholders (other than AREP) are to receive a cash price of $44.33 per share. AREP is to pay an aggregate of approximately $44.3 million for the Stratosphere shares. Mr. Icahn owns approximately 86% of the outstanding equity interests in AREP.

      Certain employees of the Company provide management and other administrative services to the Arizona Charlie's, Inc. and Fresca, LLC d.b.a. Arizona Charlie's East (entities indirectly owned 100% by Mr. Icahn). For the twelve months ended December 31, 2001, the Company received $617,760 and $719,937 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, for these same services. For the year ended December 31, 2000 and December 26, 1999, the Company received $240,000 and $236,000, respectively, from such related parties for similar services provided in those years. Such fees are reported net of the related expense.

      Pursuant to a wholesale tour and travel agreement with Lowestfare.com (a company owned by Mr. Icahn), the Company received hotel revenues of $.6 million, $.5 million and $.5 million for fiscal years ended December 31, 2001, December 31, 2000 and December 26, 1999, respectively.

(12) EMPLOYEE BENEFIT PLAN

      Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of $4,921,851; $4,622,104; and $4,293,974 for the twelve months ended December 31,
2001, December 31, 2000 and December 26, 1999, respectively. Sufficient information is not available from the plans' sponsors to permit the Company to determine the adequacy of the plans' funding status.

      The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plan allows employees to defer, within prescribed limits, up to 15% of their income on a pre-tax basis through contributions to the plan. The Company currently matches, within prescribed limits, 50% of eligible employees' contributions up to 4% of their individual earnings. The Company recorded charges for matching contributions of $245,895; $195,387; and $191,114 for the twelve months ended December 31, 2001, and fiscal years ended December 31, 2000 and December 26, 1999, respectively.

(13) COMMITMENTS

      The Company and Mr. Richard Brown, Executive Vice President and Chief Operating Officer of Stratosphere Gaming Corporation entered into a two-year employment agreement effective March 20, 2000 (the "Brown Agreement"). The Brown Agreement provides that Mr. Brown will serve as Executive Vice President of Marketing for the Company and be paid a base annual compensation of $190,000. The agreement also provides Mr. Brown receive a bonus of $20,000 for the first year. Future annual bonuses can be 0% - 100% of Mr. Brown's Base Salary as determined by the Percentage Excess of EBITDA over EBITDA Base Rate, as defined. The Brown Agreement further provides that if Mr. Brown is terminated without "Cause" (as defined in the Brown Agreement) or there is a "Change of Control" (as defined in the Brown Agreement), then Mr. Brown will receive an immediate severance payment in the amount equal to the then current Base Salary. In 2001, Mr. Brown's base annual compensation was increased to $217,000. In 2001, the Company paid Mr. Brown a bonus of $95,000 for year 2000 operating results. The Company has no bonus accrued for Mr. Brown as of December 31, 2001 for 2001 operating results.

(14) CONTINGENCIES

      The Company's complaint for the avoidance of preferential transfers made to McDonald's (the "Complaint") and the Company's objection to the proof of claim filed by McDonald's Corporation came to trial June 24, 1999. On September 20, 1999, the Bankruptcy Court entered its Notice of Entry of Findings of Fact, Conclusions of Law and Judgment Re Debtors' Complaint for Avoidance of Preferential Transfer Pursuant to 11 U.S.C. Section 547 and Order Re Objection To McDonald's Proof of Claim ("Judgment"). The Judgment ordered that payments made in January 1997, by the Company to McDonald's in the amount of $.7 million ("Judgment Amount"), were preferential payments pursuant to Section 547(b) of the Bankruptcy Code and were thereby recoverable by the Company. Regarding the Company's objection to the proof of claim filed by McDonald's, the Bankruptcy Court held that McDonald's was not entitled to an administrative claim and that it was not entitled to any claim for damages. On September 29, 1999, McDonald's Corporation filed its notice of appeal to the Bankruptcy Appellate Panel for the Ninth Circuit Court of Appeals and on November 6, 2000, the Bankruptcy Appellant Panel issued its decision affirming the Bankruptcy Court's judgment. On or about December 4, 2000, McDonald's Corporation filed its Notice of Appeal to the Ninth Circuit Court of Appeals, where the matter was heard on November 7, 2001. On November 29, 2001, the Court of

Appeals affirmed the judgment. At December 31, 2001, the Judgment Amount was classified as an other receivable on the Consolidated Balance Sheet. McDonald's paid Stratosphere approximately $753,000 on January 31, 2002 for the Judgment Amount including accrued interest.

      The Company has also filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. The parties are conducting discovery and trial has been set for May 2, 2002. At December 31, 2001, the Company classified preferential transfers of $2.3 million as an other receivable on the Consolidated Balance Sheet.

      On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company had already commenced these renovations prior to the Court's Order and expects to meet the Court's deadline. The Company believes the costs of these renovations will be approximately $450,000.

      On May 3, 2001, the Company was named in an action brought by Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (collectively "Harrah's") alleging infringement of a purported patent covering a business method allegedly developed by Harrah's. The use of an allegedly similar business method by the Company in its advertising and promotions is said by plaintiff to infringe upon its patent rights. In January 2002, the parties entered into a sealed Consent Judgment resolving the dispute, which was the subject matter of this action. In December 2001, the Company paid Harrah's the settlement for this action.

      In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

(15) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

   Quarterly financial information for the fiscal years ended December 31, 2001 and December 31, 2000 is presented below. The sum of the individual quarterly data may not equal the annual data due to rounding and fluctuations in weighted average shares outstanding on a quarter-to-quarter basis.


                                  MARCH 31,   JUNE 30,   SEPTEMBER    DECEMBER
                                   2001         2001      31, 2001    31, 2001
                                   ----         ----      --------    --------

Net revenues                     $ 32,853    $ 33,083     $ 39,484   $ 36,553
Net income (loss)                   1,390         237           29       (831)
Basic and diluted income (loss)
 per common share                $   0.68    $   0.12     $   0.01   $  (0.41)


                                MARCH 26,    JUNE 25,    SEPTEMBER    DECEMBER
                                  2000         2000       24, 2000    31, 2000
                                  ----         ----       --------    --------

Net revenues                     $33,897     $31,896       $31,360    $34,679
Net income                         1,617       1,166           678      1,366
Basic and diluted income
 per common share                $  0.80     $  0.57       $  0.33    $  0.67


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

PREVIOUS INDEPENDENT ACCOUNTANTS

   On March 1, 2000, Stratosphere Corporation (the "Registrant") dismissed Arthur Andersen LLP as its independent accountants effective May 31, 2000. Arthur Andersen LLP will continue to provide accounting services to the Registrant through May 31, 2000, including the report on the Registrant's financial statements, for fiscal year ended December 26, 1999.

   The report of Arthur Andersen LLP on the financial statements for the fiscal year ended December 27, 1998, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The report of Arthur Andersen LLP for the fiscal year ended December 28, 1997, was modified as to the going concern uncertainty related to the Registrant's filing for Chapter 11 bankruptcy protection on January 27, 1997.

   The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

   In connection with its audits for the two most recent fiscal years and through March 1, 2000, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.

   During the two most recent fiscal years and through March 1, 2000, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

NEW INDEPENDENT ACCOUNTANTS

   The Registrant engaged KPMG LLP as its new independent accountants as of March 1, 2000. During the two most recent fiscal years and through March 1, 2000, the Registrant has not consulted with KPMG LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).

                                    PART III

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE
REGISTRANT

   The following table sets forth the executive officers, directors and significant employees of the Company:

   NAME                   AGE        POSITION
   ----                   ---        --------

Carl C. Icahn             66     Chairman of the Board
John P. Saldarelli        60     Director
Robert J. Mitchell        55     Director
Martin Hirsch             47     Director
Judge Jerome M. Becker    66     Director
William F. Bischoff       60     Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Richard P. Brown          54     Chief Operating Officer (significant employee)
Bobby Ray Harris          43     Senior Vice President of Operations (significant employee)
Siegfried G. Pumberger    60     Vice President of Food and Beverage (significant employee)

   CARL C. ICAHN, has served as Chairman of the Board and a Director of Starfire Holding Corporation ("Starfire", formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. Since August 1998 he has also served as Chairman of the Board of Lowestfare.com, LLC, an Internet travel reservations company. Since October 1998, Mr. Icahn has been the President and a Director of Stratosphere Corporation. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel & Casino, Inc. which owns and operates the Sands Hotel in Atlantic City, New Jersey.

   JOHN P. SALDARELLI has served as Vice President, Secretary and Treasurer of American Property Investors, Inc. (general partner of American Real Estate Partners) since March 18, 1991. Mr. Saldarelli was also President of Bayswater Realty Brokerage Corp. from June 1987 until November 19, 1993, and Vice President of Bayswater Realty & Capital Corp. from September 1979 until April 15, 1993. Mr. Saldarelli has served as a Director of the Company since October 14, 1998.

   ROBERT J. MITCHELL, has been Senior Vice President-Finance of ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since March 1995 and was Treasurer of ACF from December 1994 to March 1995. Mr. Mitchell has also served as President and Treasurer of ACF Industries Holding Corp., a privately-held holding company for ACF, since August 1993. Mr. Mitchell is a Director of National Energy Group, Inc., a public company involved in the exploration of oil and gas reserves, since August 1996. Mr. Mitchell also serves as a Director of Stratosphere Corporation since October 14, 1998. Mr. Mitchell received his BS Degree in Business Administration from St. Francis College.

   MARTIN HIRSCH has served as a Vice President of American Property Investors, Inc. ("API") since March 18, 1991, where he is involved in investing, managing and disposing of real estate properties and securities. On March 23, 2000, Mr. Hirsch was elected to serve as Executive Vice President and Director of Acquisitions of API. From January 1986 to January 1991, he was at Integrated Resources, Inc. as a Vice President where he was involved in the acquisition of commercial real estate properties and asset management. In 1998, Mr. Hirsch was appointed to the Board of Directors of National Energy Group, Inc., an independent public energy company primarily engaged in the acquisition, exploitation, development, exploration and production of oil and natural gas. Mr. Hirsch has served as a Director of the Company since October 14, 1998.

   JUDGE JEROME M. BECKER serves as Chairman of the New York State Housing Finance Agency, the New York State Affordable Housing Corporation, the New York State Project Finance Agency and the New York State Municipal Bond Bank. Judge Becker also serves as Vice-Chairman of the State of New York Mortgage Agency. Judge Becker is a Director of the New York State Mortgage Loan Enforcement and Administration Corporation, Director of the New York State Housing Trust Fund Corporation and Member of the Homeless Housing Assistance Corporation. He is also a Brigadier General in the New York Guard. Judge Becker has formerly served as a Family Court Judge of the State of New York and as an Acting Criminal Court Judge of the New York City Criminal Court. He also served as Special District Attorney of Kings County (Brooklyn), Chairman of the New York City Conditional Release Commission (Parole), Chairman of the New York City Youth Board, Commissioner of the New York City Human Rights Commission and Member of the New York City Board of Correction. Judge Becker is a member of the New York State Bar having been admitted in 1962 and since has become a member of the Washington DC, Colorado and Pennsylvania Bars. He is also admitted to various federal courts including the United States Supreme Court. Judge Becker has also practiced law privately having represented domestic and international real estate interests. Judge Becker has served as a Director of the Company since November 14, 1999.

   WILLIAM F. BISCHOFF has been Senior Vice President and Chief Financial Officer since April 2000. Mr. Bischoff also served as Vice President and Chief Financial Officer of Arizona Charlie's, Inc., an entity owned by Mr. Carl C. Icahn, from March 1999 to April 2000. From August 1995 until March 1999, Mr. Bischoff was the Controller of Golden Gate Hotel and Casino in Las Vegas, Nevada. From May 1993 until August 1995, Mr. Bischoff worked as an Independent Gaming Consultant and Certified Public Accountant. From July 1990 until May 1993, he served as Executive Vice President and Chief Financial Officer of Western Acceptance Corporation, an insurance premium finance company in Las Vegas, Nevada. Mr. Bischoff was employed with Caesars Palace in Las Vegas, Nevada from October 1987 until July 1990 as Assistant Vice President of Casino Administration.

   RICHARD P. BROWN is a significant employee who has served as Chief Operating Officer since January 2001. In this capacity, Mr. Brown will oversee the strategic planning, daily operations and expansions for the Stratosphere, Arizona Charlie's, Inc. and Fresca LLC d.b.a. Arizona Charlie's East. Mr. Brown served as Executive Vice President of Marketing for the Stratosphere and Arizona Charlie's, Inc. and Fresca LLC d.b.a. Arizona Charlie's East from March 2000 through January 2001. From 1994 until joining the Company in March 2000, Mr. Brown served as Marketing Director for Harrah's Hotel and Casino-Laughlin. Prior to that, from 1992-1993 Mr. Brown served as Marketing Director for the Flamingo Hilton-Laughlin.

   BOBBY RAY HARRIS is a significant employee who has served as Senior Vice President of Operations since April 2000. Mr. Harris joined the Stratosphere in October 1995 as the Director of Marketing Services. He was subsequently promoted to Director of Hotel Operations in August 1996 and then to Vice President of Hotel and Tower Operations in February 1999. From 1993 until joining the Stratosphere in October 1995, Mr. Harris served as Director of Reservations/Ticketing/Environmental Services with the MGM Grand Hotel and Casino in Las Vegas, Nevada. From 1991 until 1993, Mr. Harris served as Room Reservations Manager at the Desert Inn in Las Vegas, Nevada.

   SIEGFRIED G. PUMBERGER is a significant employee who has served as Vice President of Food and Beverage since April 2000. Mr. Pumberger served as Corporate Vice President of Food and Beverage of Ameristar Casino's, Inc. in Las Vegas, Nevada from February 1999 to December 1999. From September 1993 to February 1999, Mr. Pumberger was the Vice President of Food and Beverage of Grand Casino Biloxi, in Biloxi, Mississippi. Mr. Pumberger served in the capacity of Director of Food and Beverage at Splendid China in Kissimmee, Florida from June 1993 to September 1993; Main Street Station Hotel & Casino in Las Vegas, Nevada from July 1991 to June 1992; Fairmont Hotel in San Francisco, California from June 1990 to July 1991 and La Costa Resort & Spa in Carlsbad, California from January 1988 to May 1990.

OTHER MATTERS

   On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Carl C. Icahn, Icahn associates Corp. and High River Limited Partnership ("High River") alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Exchange Act of 1934. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement. Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, 2001, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.

ITEM 11.  EXECUTIVE COMPENSATION

   The following table sets forth certain information concerning the compensation for services rendered by the Chief Executive Officer of the Company and for each executive officer and significant employees of the Company.

                           SUMMARY COMPENSATION TABLE


                                                                        ANNUAL COMPENSATION

NAME AND PRINCIPAL POSITION                                YEAR               SALARY               BONUS
---------------------------                                ----               ------               -----
Carl C. Icahn                                              2001                    --                 --
  President                                                2000                    --                 --
                                                           1999                    --                 --

Daniel A. Cassella (a)                                     2001                    --                 --
  Chief Executive Officer                                  2000               196,520                 --
                                                           1999               500,000                 --

Andrew Blumen (b)                                          2001                    --                 --
  General Counsel                                          2000                    --                 --
                                                           1999                67,920                 --

Thomas A. Lettero (c)                                      2001                    --                 --
  Executive Vice President/Chief Financial                 2000               122,805                 --
  Officer, Treasurer and Secretary                         1999               302,553                 --

Thomas Willer (d)                                          2001                    --                 --
  Vice President Marketing                                 2000               116,058                 --
                                                           1999               180,000                 --

William F. Bischoff                                        2001               201,956                 --
  Senior Vice President/Chief Financial                    2000               142,907             18,700
  Officer, Treasurer and Secretary                         1999                    --                 --

Richard P. Brown (significant employee)                    2001               202,771                 --
  Chief Operating Officer                                  2000               151,220             95,000
                                                           1999                    --                 --

Bobby Ray Harris (significant employee)                    2001               157,200                 --
  Senior Vice President of Operations                      2000               132,346             26,200
                                                           1999                99,486                 --

Siegfried G. Pumberger (significant employee)              2001               134,957                 --
  Vice President of Food and Beverage                      2000                88,963             26,200
                                                           1999                    --                 --

Michael G. Turngren (e) (significant employee)             2001                    --                 --
  Vice President of Casino Operations                      2000               120,630                 --
                                                           1999               125,000                 --

(a) Effective January 18, 2000, Mr. Cassella resigned as an officer and director to the Company. Mr. Carl C. Icahn has served in the capacity of President since October 1998 without compensation.

(b)  Effective July 2, 1999, Mr. Blumen resigned as general counsel to the
     Company.

(c) Effective March 7, 2000, Mr. Lettero resigned as an officer of the Company and its subsidiaries.

(d) Effective April 19, 2000, Mr. Willer resigned as Vice President of Marketing to the Company.

(e) Effective November 24, 2000, Mr. Turngren resigned as Vice President of Casino Operations to the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The Company has not implemented a stock option plan as of March 29, 2002.

EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENT AND SEVERANCE AGREEMENTS

      The Company and Mr. Richard Brown, Executive Vice President and Chief Operating Officer of Stratosphere Gaming Corporation entered into a two-year employment agreement effective March 20, 2000 (the "Brown Agreement"). The Brown Agreement provides that Mr. Brown will serve as Executive Vice President of Marketing for the Company and be paid a base annual compensation of $190,000. The agreement also provides Mr. Brown receive a bonus of $20,000 for the first year. Future annual bonuses can be 0% - 100% of Mr. Brown's Base Salary as determined by the Percentage Excess of EBITDA over EBITDA Base Rate, as defined. The Brown Agreement further provides that if Mr. Brown is terminated without "Cause" (as defined in the Brown Agreement) or there is a "Change of Control" (as defined in the Brown Agreement), then Mr. Brown will receive an immediate severance payment in the amount equal to the then current Base Salary. In 2001, Mr. Brown's base annual compensation was increased to $217,000. In 2001, the Company paid Mr. Brown a bonus of $95,000 for year 2000 operating results. The Company has no bonus accrued for Mr. Brown as of December 31, 2001 for 2001 operating results.

DIRECTOR COMPENSATION

      Each current director of the Company who is not an employee of the Company or any of their affiliates receives $1,000 for any board meeting or committee meeting attended. Employees of the Company or any of their affiliates will receive no additional compensation for service as a director or committee member. All directors will be reimbursed for expenses incurred in attending board or committee meetings.

      On November 14, 1999, Judge Jerome M. Becker was elected as the sole independent member to the Stratosphere Corporation Board of Directors. Judge Becker was compensated $25,000 and $40,000 for his services during the twelve months ended December 31, 2001 and December 31, 2000, respectively, as determined by the Board of Directors. There are no agreements or understandings in place with respect to his future compensation, if any.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consisted of Mr. Icahn and Mr. Cassella until January 18, 2000. Since that date, the Compensation Committee consisted of Mr. Mitchell and Mr. Icahn.

      Mr. Icahn (including certain related entities) is actively involved in the gaming industry and currently owns 89.6% of the Company's New Common Stock. Casinos owned or managed by Mr. Icahn may directly or indirectly compete with the Company. In addition, the potential for conflicts of interest exists among the Company and Mr. Icahn for future business opportunities. Mr. Icahn may intend to pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to the Company.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of December 31, 2001, certain information regarding the beneficial ownership of shares of New Common Stock by each director of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                   NUMBER OF
NAME                                                                  SHARES      PERCENT
----                                                                  ------      -------

Carl C. Icahn                                                     1,818,600(a)      89.6
John P. Saldarelli                                                       --           --
Robert J. Mitchell                                                       --           --
Martin Hirsch                                                            --           --
Jerome M. Becker                                                         --           --
William F. Bischoff                                                      --           --
All directors and executive officers (as a group six persons)      1,818,600        89.6

-------------

(a) Includes 1,035,280 shares held by American Real Estate Holdings Limited Partnership ("AREH") that were repurchased from entities owned or controlled by Carl C. Icahn. AREH is the subsidiary limited partnership of American Real Estate Partners, L.P. ("AREP") a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn currently owns approximately 86% of the outstanding depository units of AREP. Also includes 783,320 shares held by Nybor, L.P. a limited partnership owned by Starfire Holding Corporation and Barberry Corporation, entities 100% owned and controlled by Carl C. Icahn.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market System. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished by the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal years ended December 31, 2001 and 2000 and December 26, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Icahn (including certain related entities) is actively involved in the gaming industry and currently owns 89.6% of the Company's New Common Stock. Casinos owned or managed by Mr. Icahn may directly or indirectly compete with the Company. In addition, the potential for conflicts of interest exists among the Company and Mr. Icahn for future business opportunities. Mr. Icahn may intend to pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to the Company.

      On January 1, 1999, the Company employed Albo Antenucci for construction management services at a base annual salary of $75,000. Mr. Antenucci is the Executive Vice President and Chief Operating Officer of American Property Investors, Inc., the General Partner of both AREP and AREH. Mr. Antenucci received approximately $72,000 of compensation for the fiscal year ended December 26, 1999 and $47,885 of compensation in fiscal year 2000 through his termination date of July 31, 2000.

      Certain employees of the Company provide management and other administrative services to Arizona Charlie's, Inc. and Fresca, LLC d.b.a. Arizona Charlie's East (entities indirectly owned 100% by Mr. Icahn). For the twelve months ended December 31, 2001, the Company received $617,760 and $719,937 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, for these same services. For the year ended December 31, 2000 and December 26, 1999, the Company received $240,000 and $236,000, respectively, from such related parties for similar services provided in those years. Such fees are reported net of the related expense.

      Pursuant to a wholesale tour and travel agreement with Lowestfare.com (a company owned by Mr. Icahn), the Company received hotel revenues of $.6 million, $.5 million and $.5 million for fiscal years ended December 31, 2001, December 31, 2000 and December 26, 1999, respectively.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)(1)     Consolidated Financial Statements:

   Included in Part II:

          Report of Independent Auditors - December 31, 2001 and 2000 ........................................       28

          Report of Independent Public Accountants - December 26, 1999 .......................................       29

          Consolidated Balance Sheets at December 31, 2001 and 2000 ..........................................       30

          Consolidated Statements of Operations for the year ended December 31, 2001 and fiscal years ended
          December 31, 2000 and December 26, 1999 ............................................................       31

          Consolidated Statements of Shareholders Equity for the year ended December 31, 2001 and fiscal years
          ended December 31, 2000 and December 26, 1999 ......................................................       32

          Consolidated Statements of Cash Flows for the year ended December 31, 2001 and fiscal years ended
          December 31, 2000 and December 26, 1999 ............................................................       33

          Notes to Consolidated Financial Statements .........................................................       34

(a)(2)     Supplemental Financial Statement Schedules

All financial statement schedules have been omitted because either they are not required or the information required to be set forth therein is included in the Consolidated Financial Statements or in the Notes thereto.

(a)(3)     Exhibits

EXHIBIT    DESCRIPTION OF DOCUMENT
-------    -----------------------

2(1)       Disclosure Statement to accompany the Company's Second Amended Plan of Reorganization.(d)

2(2)       The Company's Restated Second Amended Plan of Reorganization, dated February 26, 1998.(e)

3(1)       Certificate of Incorporation of the Company, as amended.(f)

3(2)       Bylaws of the Company, as amended and restated.(f)

3(3)       Articles of Incorporation of the Operating Subsidiary.(f)

3(4)       Bylaws of the Operating Subsidiary.(f)

10(1)      Owner Participation Agreement between the City of Las Vegas Downtown Redevelopment Agency and the Company.(b)

10(2)      Development and Lease Agreement, dated March 11, 1996 by and between Strato-Retail, LLC and the Company.(a)

10(3)      Participation Agreement, dated as of April 29, 1996 by and among Stratosphere Gaming Corp., First Security Trust
           Company of Nevada, The Persons Listed on Schedule II, Bank of Scotland, First Interstate Bank of Nevada, Societe
           Generale, Credit Lyonnais, Los Angeles Branch, BA Leasing & Capital Corporation and the Company.(b)

10(4)      Lease Agreement, dated as of April 29, 1996 by and between First Security Trust Company of Nevada and Stratosphere
           Gaming Corp.(b)

10(5)      Loan Agreement, dated as of April 29, 1996 by and among First Security Trust Company of Nevada, BA Leasing & Capital
           Corporation, Bank of Scotland, First Interstate Bank of Nevada, Societe Generale, Credit Lyonnais, Los Angeles Branch,
           and the Persons Listed on Schedule I.(b)

EXHIBIT    DESCRIPTION OF DOCUMENT
-------    -----------------------
10(6)      Promissory Notes from the Borrower to the Various Lenders.(b)

10(7)      Trust Agreement, dated as of April 29, 1996 between Stratosphere Gaming Corp., as Grantor, and First Security Trust
           Company of Nevada, as Trustee.(b)

10(8)      Security Agreement and Assignment of Lease, dated as of April 29, 1996 between First Security Trust Company of Nevada and BA Leasing & Capital Corporation.(b)

10(9)      Guaranty, dated as of April 29, 1996 by the Company in favor of the Beneficiaries named therein.(b)

10(10)     Subordination Agreement, entered into as of April 29, 1996 by and among Stratosphere Gaming Corp., the Company, Grand
           Casinos, Inc., First Security Trust Company of Nevada, and BA Leasing & Capital Corporation.(b)

10(11)     Standstill and Amendment Agreement, dated as of October 30, 1996 by and among Stratosphere Gaming Corp., First Security
           Trust Company of Nevada, Bank of Scotland, Wells Fargo Bank, National Association, Societe Generale, Credit Lyonnais,
           Los Angeles Branch, BA Leasing & Capital Corporation and the Company.(c)

10(12)     Senior Executive Retention Agreement, dated as of January 23, 1998 by and between Thomas Lettero and the Company.(e)

10(13)     Senior Executive Retention Agreement, dated as of January 23, 1998 by and between Andrew S. Blumen and the Company.(e)

10(14)     Executive Employment Agreement dated effective as of May 15, 1998 by and between Thomas A. Lettero and Stratosphere
           Corporation and Stratosphere Gaming Corporation.(f)

10(15)     Participation Agreement, dated as of May 28, 1999, among Stratosphere Gaming Corp., as Lessee, Stratosphere
           Corporation, as Guarantor, First Security Trust Company of Nevada, as Lessor and Trustee, The Persons Listed on
           Schedule II, as Lenders and Heller Financial Leasing, Inc., as Agent.(g)

10(16)     Exhibit A to Participation Agreement Form of Lease Agreement, dated as of May 28, 1999, between First Security Trust
           Company of Nevada, not in its individual capacity, except as expressly stated herein, but solely as Trustee, as Lessor, and Stratosphere Gaming Corp., as Lessee.(g)

10(17)     Exhibit B to Participation Agreement Form of Loan Agreement, dated as of May 28, 1999, among First Security Trust
           Company of Nevada, not in its individual capacity, except as expressly stated herein, but solely as Trustee, as
           Borrower, Heller Financial Leasing, Inc., as Agent, and The Persons Listed on Schedule I, as Lenders.(g)

10(18)     Exhibit C to Participation Agreement Form of Trust Agreement, dated as of May 28, 1999, between Stratosphere Gaming
           Corp., as Grantor, and First Security Trust Company of Nevada, as Trustee.(g)

10(19)     Exhibit D to Participation Agreement Form of Security Agreement and Assignment of Lease, dated as of May 28, 1999, between First Security Trust Company of Nevada, not in its individual capacity but solely as Trustee, and Heller
           Financial Leasing, Inc. as Agent.(g)

10(20)     Exhibit E to Participation Agreement Form of Guaranty, dated as of May 28, 1999, of Stratosphere Corporation in favor of The Beneficiaries Named Herein.(g)

10(21)     Exhibit G to Participation Agreement Landlord Waiver and Consent.(g)

10(22)     Exhibit H to Participation Agreement Form of Advance Request.(g)

10(23)     Exhibit I to Participation Agreement Form of Bill of Sale.(g)

10(24)     Exhibit J to Participation Agreement Form of Certificate of Acceptance of Lessee.(g)

10(25)     Exhibit K to Participation Agreement Form of Investor's Letter.(g)

10(26)     Exhibit M to Participation Agreement Form of Opinion of Counsel to Parent and Lessee.(g)

10(27)     Executive Employment Agreement dated effective as of March 20, 2000 by and between Richard Brown and Stratosphere
           Corporation.(h)

10(28)     Sale of Tower Shops from Strato-Retail, LLC to Stratosphere Corporation dated September 30, 2000.(i)

10(29)     Operating Agreement of Stratosphere Development, LLC.

10(30)     First Amendment to Operating Agreement of Stratosphere Development, LLC.

21         Subsidiaries.(f)

99.1       CEO Certification pursuant to 18 U.S.C. as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.2       CFO Certification pursuant to 18 U.S.C. as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

------------------

(a) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

(b) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(c) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 1996.

(d) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

(e) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 28, 1997.

(f) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 27, 1998.

(g) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 27, 1999.

(h) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2000.

(i) Incorporated herein by reference to the Company's Form 8-K filed October 12, 2000.

+    Relates to Executive Compensation.


(b)    Reports on Form 8-K.


The Company filed no Reports on Form 8-K during the twelve months ended December 31, 2001.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       STRATOSPHERE CORPORATION
                                       Registrant

Date:   November 22, 2002              By:       /s/ Richard Brown
                                       -----------------------------------------
                                       Name:   Richard Brown
                                               ---------------------------------
                                       Title:  President
                                               ---------------------------------

                                       By:       /s/ Denise Barton
                                       -----------------------------------------
                                       Name:   Denise Barton
                                               ---------------------------------
                                       Title:  Chief Financial Officer
                                               ---------------------------------


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

                     Name                                             Title
                     ----                                             -----

/c/ Carl C. Icahn                                             Chairman of the Board
--------------------------------------------
Carl C. Icahn

/s/ John P. Saldarelli                                        Director
--------------------------------------------
John P. Saldarelli

/s/ Robert J. Mitchell                                        Director
--------------------------------------------
Robert J. Mitchell

/s/ Martin Hirsch                                             Director
--------------------------------------------
Martin Hirsch

/s/ Jerome M. Becker                                          Director
--------------------------------------------
Jerome M. Becker

/s/ Denise Barton                                             Chief Financial Officer, Treasurer and Secretary
--------------------------------------------
Denise Barton

                                 CERTIFICATIONS

I, Richard Brown, certify that:

1. I have reviewed this annual report of Stratosphere Corporation;


2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;


3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.


Dated: November 22, 2002




/s/ Richard Brown
--------------------------------
Richard Brown
Chief Executive Officer


I, Denise Barton, certify that:

1. I have reviewed this annual report of Stratosphere Corporation;


2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;


3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.


Dated: November 22, 2002




/s/ Denise Barton
--------------------------------
Denise Barton
Chief Financial Officer

                                                                   Exhibit 10.29

                               OPERATING AGREEMENT
                                       OF

                          STRATOSPHERE DEVELOPMENT LLC
                      a Delaware limited-liability company

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I DEFINITIONS....................................................................................3
ARTICLE II INTRODUCTORY MATTERS..........................................................................5
   2.1      Registered Office............................................................................5
   2.2      Other Offices................................................................................5
   2.3      Registered Agent.............................................................................5
   2.4      Purpose......................................................................................5
   2.5      Powers of the Company........................................................................6
ARTICLE III CAPITAL CONTRIBUTIONS........................................................................7
   3.1      Initial Capital..............................................................................7
   3.2      Capital Account of a Series..................................................................7
   3.3      Special Rules With Respect to the Capital Account of a Series................................7
   3.4      Separate Records.............................................................................8
ARTICLE IV PROFITS AND LOSSES............................................................................8
   4.1      Profits and Losses...........................................................................8
   4.2      Series Separate..............................................................................8
ARTICLE V DISTRIBUTIONS..................................................................................8
   5.1      Operating Distributions......................................................................8
ARTICLE VI MEMBERSHIP....................................................................................8
   6.1      Limitation of Liability......................................................................8
   6.2      Powers of the Member.........................................................................9
   6.3      Election of Officers.........................................................................9
   6.4      Member Approval of Actions by the Officers...................................................9
   6.5      Transfer of Interest........................................................................10
ARTICLE VII DISSOLUTION OF THE COMPANY AND  TERMINATION OF A MEMBER'S INTEREST..........................10
   7.1      Dissolution.................................................................................10
   7.2      Resignation.................................................................................10
   7.3      Distribution on Dissolution and Liquidation.................................................10
ARTICLE VIII INDEMNIFICATION............................................................................11
   8.2      Advance Payment of Expenses.................................................................11
   8.3      Determination of Right to Indemnification...................................................11
   8.4      Assets......................................................................................12
ARTICLE IX MISCELLANEOUS PROVISIONS.....................................................................12
   9.1      Insurance...................................................................................12
   9.2      Amendments..................................................................................12
   9.3      Applicable Law; Jurisdiction................................................................12
   9.4      Interpretation..............................................................................12
   9.5      Counterparts and Facsimile Copies...........................................................12
   9.6      Waivers.....................................................................................13
   9.7      No Third Party Beneficiaries................................................................13

                               OPERATING AGREEMENT

                                       OF

                          STRATOSPHERE DEVELOPMENT LLC
                      a Delaware limited-liability company



This Operating Agreement ("Agreement") is made and entered into as of the ____ day of _________, 2000, by and among the undersigned, Stratosphere Corporation, which constitutes the Stratosphere member ("Stratosphere Member"), Arizona Charlie's, Inc. which constitutes the Arizona Member ("Arizona Member") and Fresca, LLC, which constitutes the Fresca, LLC Member ("Fresca Member") of Stratosphere Development LLC, a Delaware limited-liability company (the "Company"), and the Company, with reference to the recitals set forth below.

                                 R E C I T A L S

      A. The undersigned Members have caused the Company to be organized pursuant to the provisions of the Act (as defined below); and

      B. The Members and the Company desire by this Agreement to set forth their agreement as to the relationship between them and as to the conduct of the business and the affairs of the Company and its separate Series.

THEREFORE, in consideration of the mutual covenants, agreements and promises made herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Act. "Act" shall mean the Delaware Limited Liability Company Act.

      Affiliate. "Affiliate" means with respect to a specified Person, any other Person who or which is (a) a principal of the specified Person, (b) directly or indirectly controlling, controlled by or under common control with the specified Person, or (c) any member, director, officer, manager, relative or spouse of the specified Person. For purposes of this definition, "control", "controlling", "controlled" mean the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

      Agreement. "Agreement" means this Operating Agreement, as amended from time to time.

      Certificate. "Certificate" means the Certification of Formation of the Company as filed with the Secretary of the State of Delaware, as amended from time to time.

      Capital Accounts. "Capital Accounts" means the respective capital account maintained for each of the Stratosphere Member, Arizona Member and Fresca Member in accordance with this Agreement and the applicable provisions of the Code.

      Capital Contribution. "Capital Contribution" means the total amount of cash and the agreed fair market value (net of liabilities) of any property contributed at any time to the capital of a Series of the Company by the Member who is the Member associated with such Series.

      Cash Available for Distribution. "Cash Available For Distribution" in respect of a Series means an amount equal to the total cash revenues generated by or received from the operations of that Series (including proceeds from the sale of assets for the refinancing of any loan attributable to that Series) which is available in the accounts of the Series less (i) payments on indebtedness applicable to that Series (including, without limitation, principal and accrued but unpaid interest, and including loans or advances by the Member associated with that Series), (ii) payments for operating expenses, capital improvements, replacements and all other cash expenditures incurred incident to the normal operation of the business applicable to that Series, and for legal, accounting, brokerage or similar service fees relating to that Series and (iii) reasonable reserves in respect of that Series established by the Member associated with that Series, based on an assessment of the needs of the business and operations relating to set aside or allocated for working capital, the payment of debt service, taxes, insurance and other anticipated costs and expenses incident to the ownership and operation of the business relating to that Series.

      Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

      Covered Person. "Covered Person" of a Series means (a) the Member or any Affiliate of the Member associated with that Series, (b) any officers, directors, stockholders, members, partners, employees, representatives or agents of the Member, (c) any office, employee, representative or agent of the Company acting in furtherance of the business of that Series or its Affiliates, or (d) any Person who was, at the time of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

      Fiscal Year. "Fiscal Year" means that calendar year.

      Interest. "Interest" means, the entire ownership interest with respect to each Series of the Member related to such Series, including the right of the Member to any and all benefits to which a member may be entitled as provided under the Act and this Agreement.

      Person. "Person" means a natural person, any form of business or social organization and any other non-governmental legal entity including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited-liability company.

      Records Office. "Records Office" means an office of the Company in Nevada, which may but need not be a place of its business, at which it shall keep all records identified in NRS Section 86.241, except that none of the lists required to be maintained pursuant to NRS Section 86.241 need be maintained in alphabetical order, nor shall the Company be required to maintain at its Records Office copies of powers of attorney except those relating to the execution of the Articles and this Agreement.

      Secretary of State. "Secretary of State" means the office of the Delaware Secretary of State.

      Series. "Series" means one of three Series of interests: the Stratosphere Series to which the Stratosphere Member is associated, the Arizona Series to which the Arizona Member is associated and the Fresca Series to which the Fresca Member is associated.

                                   ARTICLE II

                              INTRODUCTORY MATTERS

      2.1 Registered Office. The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

      2.2 Other Offices. The Company may establish and maintain other offices at any time and at any place or places as the Members may designate or as the business of the Company may require.

      2.3 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

      2.4 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed and engaging in any and all activities necessary or incidental to the foregoing. Each Series may have a similar or separate business purpose from each other Series.

      2.5 Powers of the Company. A Member associated with a Series, shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.4, including, but not limited to, the power and authority to:

            (a) borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of such Series;

            (b) conduct its business and operations in any state, territory, district or possession of the United States or in any foreign country that may be necessary or convenient to the accomplishment of the purpose of the Company and/or the Series;

            (c) acquire, by purchase, lease, contribution of property or otherwise, and own hold, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company and that Series.

            (d) enter into, perform and carry out contracts of any kind, including without limitation, contracts with any Member or any Affiliate that are necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company and or such Series.

            (e) purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign entities;

            (f) lend money for any proper purpose, invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;

            (g) sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

            (h) appoint employees, agents and officers of the Company and/or of the Series, and define their duties and fix their compensation to be paid from such Series;

            (i) indemnify any person or entity and obtain any and all types of insurance;

            (j) cease its activities and cancel its insurance;

      (k) negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waiver, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Series.

      (l) pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or in respect of such Series or hold such proceeds against the payment of contingent liabilities; and

      (m) make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company or such Series.

                                  ARTICLE III

                              CAPITAL CONTRIBUTIONS

      3.1 Initial Capital. The initial capital of a Series shall be the Capital Contribution of the Member associated with that Series, such Capital Contribution made in exchange for a 100% ownership and profits interest in such Series and only in such Series. The Member is not required to make any additional Capital Contributions.

      3.2 Capital Account of a Series. The Capital Account of a Series shall be established on the Company's books representing the Member associated with that Series' Capital Contributions to the Company. The Capital Account of a Series of the Member associated with such Series shall be credited with the amount of its Capital Contribution and any such subsequent Capital Contributions made by such Member upon receipt thereof by the Company.

      3.3 Special Rules With Respect to the Capital Account of a Series.

            (a) Consideration of Code. Notwithstanding any other provision of this Agreement, the Capital Account of a Series shall be maintained and adjusted in accordance with the Code and the Treasury regulations including Treasury Regulations Section 1.704-1(b)(2)(iv).

            (b) Time of Adjustment. For purposes of computing the balance in the Capital Account of a Series, no credit shall be given for any Capital Contribution which the Member is to make until such Capital Contribution is actually received with respect of such Series.

            (c) Intent to Comply with Treasury Regulations. All provisions of this Agreement relating to the maintenance of the Capital Account of a Series are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The applicable Member shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

      3.4 Separate Records. Separate and distinct records shall be maintained for each Series. The Assets Associated with each Series shall be held and accounted for separately from the other assets of the other Series.

                                   ARTICLE IV

                               PROFITS AND LOSSES

      4.1 Profits and Losses. Profits and losses in respect of a Series for any Fiscal Year shall be allocated and credited to the Capital Account of each Series.

      4.2 Series Separate. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series hereof.

                                   ARTICLE V

                                  DISTRIBUTIONS

      5.1 Operating Distributions. Subject to Section 5.2, the Cash Available For Distribution in respect of a Series shall, at such times as the Member associated with such Series deems advisable, be distributed to such Member associated with the Series.

                                   ARTICLE VI

                                   MEMBERSHIP

      6.1 Limitation of Liability. In addition to the procurence of Section 4.3 hereof, no Member shall not be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company or of any Series except as provided by law or in an agreement signed by such Member. No Member shall be required to loan any funds to the Company or in respect of any Series nor shall a Member be required to make any contribution to the Company in respect of any Series, nor shall the Member be subject to any liability to the Company or other Member or any third party, as a result of the Member's negative Capital Account balance in respect of a Series. However, nothing in this Agreement shall prevent the Member from making secured or unsecured loans to the Company with respect of a Series.

      6.2 Powers of the Member. Each Member associated with a Series as it relates to such Series shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company as it relates to such Series, to make all decisions affecting the business and affairs of the Company as it relates to such Series and to take all such actions as it deems necessary, appropriate or convenient to or for the furtherance of the purpose of the Company as it relates to such Series, including, without limitation, the power and authority to execute all documents and instruments, perform all duties and powers, and do all things on behalf of the Company as it relates to such Series in all matters necessary, desirable, convenient or incidental to the purpose of the Company as it relates to such Series or to delegate to any other Person (including officers) such power, authority and duties. The Member is an agent of the Company's business and the actions of the Member taken in such capacity and in accordance with this Agreement shall bind the Company with respect of the Series to which such Member is associated. The Member shall be the sole Person with the power to bind the Company in respect of the Series to which such Member is associated except and to the extent that such power is expressly delegated to another Person by the Member in this Agreement or in writing or by oral communication, and such delegation shall not cause the Member to cease to be the Member. There shall not be a "manager" (within the meaning of the Act) of the Company.

      6.3 Election of Officers. Members may from time to time appoint any individuals as officers with such titles as the Members may deem appropriate. The initial officer will be: Albo J. Antenucci, Jr., as President. Such officers shall serve until their successors are duly appointed or until their earlier removal or resignation. Any officer appointed by the Member may be removed at any time by the Member and any vacancy in any officer shall be filled by the Member.

      6.4 Member Approval of Actions by the Officers. Unless otherwise required by this Agreement, actions and consents of the Members may be communicated or reflected orally, electronically or in writing, and no action need be taken at a formal meeting. Notwithstanding any other provision of this Agreement, no officer shall cause or commit the Company or any Series to do any of the following without the express written consent of the Member associated with the Series with respect to which the action is being taken:

            (a) appoint and remove any other officer;

            (b) appoint a liquidator upon dissolution;

            (c) determine indemnification rights as set forth in this Agreement;

            (d) sell all or substantially all of the assets of the Company or of any Series;

            (e) create any lien, mortgage, pledge or other security interest on the assets of the Company or of any Series or securing indebtedness of any third party whether or not for the benefit of the Company or any Series;

            (f) change the principal office of the Company or establish any subsidiary offices of the Company;

            (g) commence a voluntary case under any bankruptcy, insolvency or similar law by the Company or any Series;

            (h) adopt any employee benefit, profit sharing, incentive, bonus, pension, retirement or option plans; and

            (i) any action requiring the approval of the Member under the Act.

      6.5 Transfer of Interest. The Interest of the Member is personal property, and such Interest may be transferred or assigned, in whole or in part, in the sole discretion of the Member.

                                  ARTICLE VII

                         DISSOLUTION OF THE COMPANY AND
                       TERMINATION OF A MEMBER'S INTEREST

      7.1 Dissolution. The Company shall be dissolved and its affairs wound up when all of the Series have been terminated in accordance with the Act.

      7.2 Resignation. The Member may resign or withdraw as a Member associated with a Series before the dissolution and winding up of the Company. Subject to applicable law, if the Member resigns or withdraws, the Member will be entitled to receive, within a reasonable time after resignation or withdrawal, such consideration for the Interest with the Series as the Member shall determine in its sole discretion.

      7.3 Distribution on Dissolution and Liquidation. In the event of the dissolution of the Company for any reason (including the Company's liquidation within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(g)) or of a Series the business of the Company or of a Series shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company or of the Series pursuant to the provisions of this Section 7.3 as promptly as practicable thereafter, and each of the following shall be accomplished:

            (a) the Member associated with a Series shall elect or appoint a liquidator for such Series;

            (b) the liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Series as of the date of dissolution, a copy of which statement shall be furnished to the Member associated with the Series;

            (c) the assets of a Series shall be liquidated by the liquidator as promptly as possible, but in an orderly and businesslike manner; the liquidator may, in the exercise of its business judgment, determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind based upon the fair market value as of the date of such distribution;

            (d) any profits or losses realized with respect to a Series upon the sale of its assets shall be recognized and allocated to the Member associated with such Series;

            (e) the proceeds of sale and all other assets of the Series shall be applied and distributed as follows and in the following order of priority:

                  (i) to the expenses of liquidation;

                  (ii) to the payment of the debts and liabilities of the Series;

                  (iii) to the setting up of any reserves which the liquidator shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Series or the Member associated with the Series arising out of or in connection with the Series. Such reserves shall be held by the liquidator or paid over to a bank or title company selected by it, to be held by such bank or title company as escrow holder or liquidator for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above; and

                  (iv) the balance (including amounts released from any unnecessary reserves set up pursuant to Section 7.3(e)(iii)), if any, to the Member associated with the Series.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 Indemnification. Each Series shall indemnify each Covered Person to the fullest extent permitted by law.

      8.2 Advance Payment of Expenses. The expenses of the Member and/or Officers incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Series with which the Member and/or Officer is associated as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member is not entitled to be indemnified by the Series.

      8.3 Determination of Right to Indemnification. Any indemnification under
Section 8.1, unless ordered by a court or advanced pursuant to Section 8.2 above, must be made by the Series only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. The determination must be made by the Member associated with the Series or

      8.4 Assets. Any indemnification under this Article VIII shall be satisfied solely out of the assets of the Series involved.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      9.1 Insurance. A Member associated with a Series may purchase and maintain insurance, to the extent and in such amounts as the Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons of such Series and such other Persons as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of such Series.

      9.2 Amendments. This Agreement may be amended only by a writing signed by each Member, provided, however, that any amendments related solely to a Series may be effected by a writing signed by the Member associated with that Series.

      9.3 Applicable Law; Jurisdiction. This Agreement, and the rights and obligations of the parties hereto, shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflict laws of that State.

      9.4 Interpretation. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.

      9.5 Counterparts and Facsimile Copies. Facsimile copies of this Agreement, any counterpart of this Agreement or any approval or written consent of the Member, and facsimile signatures hereon or thereon, shall have the same force and effect as originals.

      9.6 Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and n waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

      9.7 No Third Party Beneficiaries. This Agreement is made solely among and for the benefit of the Members and the Company and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

                           [signature page to follow]

      IN WITNESS WHEREOF, this Agreement was executed as of the date first-above written.

                                            MEMBER and STRATOSPHERE
                                            DEVELOPMENT LLC, a Delaware
                                            limited-liability company

                                            STRATOSPHERE CORPORATION


                                            By: /s/ William F. Bischoff
                                                --------------------------------
                                            Name:  William F. Bischoff
                                            Title: Sr. V.P./CFO

                                            MEMBER and STRATOSPHERE
                                            DEVELOPMENT LLC, a Delaware
                                            limited-liability company

                                            ARIZONA CHARLIES INC.


                                            By: /s/ Ron Lurie
                                                --------------------------------
                                            Name:  Ron Lurie
                                            Title: Executive V.P./G.M.


                                            MEMBER and STRATOSPHERE
                                            DEVELOPMENT LLC, a Delaware
                                            limited-liability company

                                            FRESCA LLC


                                            By: /s/ Don Joshua
                                                --------------------------------
                                            Name:  Don Joshua
                                            Title: Executive V.P./G.M.

                                                                  EXHIBIT 10(30)


                     FIRST AMENDMENT TO OPERATING AGREEMENT
                                       OF
                          STRATOSPHERE DEVELOPMENT LLC

      THIS FIRST AMENDMENT (this "Amendment") TO OPERATING AGREEMENT OF STRATOSPHERE DEVELOPMENT LLC (the "Operating Agreement") made as of this 4th day of November, 2002, by and among the undersigned, Stratosphere Corporation, which constitutes the Stratosphere member ("Stratosphere Member"), Arizona Charlie's, Inc. which constitutes the Arizona Member ("Arizona Member") and Fresca, LLC, which constitutes the Fresca, LLC Member ("Fresca Member") of Stratosphere Development LLC, a Delaware limited-liability company (the "Company"), and the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Operating Agreement.

   1. Section 5.1 of the Operating Agreement is hereby amended to delete the phrase "Subject to Section 5.2" in the first line of the paragraph.

   2. The first sentence of Section 6.1 of the Operating Agreement is hereby amended and restated as follows:

      In addition to the procedures of Section 4.2 hereof, no Member shall be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company or of any Series except as provided by law or in an agreement signed by such Member.

   3. All provisions of the Operating Agreement shall be construed in accordance with the provisions of this Amendment. All provisions of the Operating Agreement not affected by this Amendment shall remain in full force and effect as set forth therein.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date hereinabove first written.

                             MEMBER and STRATOSPHERE
                             DEVELOPMENT LLC, a Delaware
                             limited-liability company

                             STRATOSPHERE CORPORATION


                             By:  /s/ Denise Barton
                                  -------------------------------
                             Name:  Denise Barton
                             Title: Chief Financial Officer


                             MEMBER and STRATOSPHERE
                             DEVELOPMENT LLC, a Delaware
                             limited-liability company

                             ARIZONA CHARLIES INC.


                             By:  /s/ Ronald P. Lurie
                                  -------------------------------
                             Name:  Ronald P. Lurie
                             Title: Executive V.P./G.M.


                             MEMBER and STRATOSPHERE
                             DEVELOPMENT LLC, a Delaware
                             limited-liability company

                             FRESCA LLC
                                By:  STARFIRE HOLDING CORPORATION

                             By:  /s/ Richard T. Buonato
                                  -------------------------------
                             Name:  Richard T. Buonato
                             Title: Authorized Signatory

                                  EXHIBIT 99.1
                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stratosphere Corporation (the "Company") on Form 10-K for the period ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Brown, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                /s/ Richard Brown
                                -----------------------------------
                                Richard Brown
                                Chief Executive Officer
                                November 22, 2002

                                  EXHIBIT 99.2
                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stratosphere Corporation (the "Company") on Form 10-K for the period ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Denise Barton, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                /s/ Denise Barton
                                -----------------------------------
                                Denise Barton
                                Chief Financial Officer
                                November 22, 2002

                                                                         Annex M


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2002

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ________ TO ________

                           COMMISSION FILE NO. 1-12030

                            STRATOSPHERE CORPORATION
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                        88-0292318
                       --------                        ----------
             (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NO.)

            2000 LAS VEGAS BOULEVARD SOUTH
                  LAS VEGAS, NEVADA                      89104
                  -----------------                      -----
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                                 (702) 383-5242
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                                YES  X    NO
                                    ---      ---

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

INDICATE BY CHECK MARK WHETHER THE REGISTRANT HAS FILED ALL DOCUMENTS AND REPORTS REQUIRED TO BE FILED BY SECTIONS 12, 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 SUBSEQUENT TO THE DISTRIBUTION OF SECURITIES UNDER A PLAN CONFIRMED BY A COURT.

                                YES  X    NO
                                    ---      ---

INDICATE THE NUMBER OF SHARES OUTSTANDING FOR EACH OF THE ISSUER'S CLASSES OF COMMON STOCK, AS OF THE LATEST PRACTICABLE DATE: 2,030,000 AS OF SEPTEMBER 30, 2002.

                            STRATOSPHERE CORPORATION
                                    FORM 10-Q

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


PART I.  FINANCIAL INFORMATION

ITEM 1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2002 (UNAUDITED) AND
DECEMBER 31, 2001                                                                                  3

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2002 AND 2001                                                                  4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2002 AND 2001                                                                        5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2002 AND 2001                                                                        6

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                                             7-9

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS                                                                  10-17

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK                                17

ITEM 4.  CONTROLS AND PROCEDURES                                                                17-18

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS                                                                      18-19

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K                                                       19-25

CONDENSED CONSOLIDATED
BALANCE SHEETS                        STRATOSPHERE CORPORATION AND SUBSIDIARIES


                                                                              SEPTEMBER 30,     DECEMBER 31,
                                                                                  2002              2001
                                                                              -------------     ------------
(In thousands, except share data)                                              (Unaudited)

ASSETS
Current Assets:
       Cash and cash equivalents                                                $  34,542         $  28,622
       Cash and cash equivalents-restricted                                         1,926             1,926
       Marketable securities                                                        4,200             4,200
       Investments-restricted                                                       1,627               827
       Accounts receivable, net                                                     3,677             3,416
       Related party receivables                                                      581               608
       Other current assets                                                         4,481             4,348
                                                                                ---------         ---------
Total Current Assets                                                               51,034            43,947
                                                                                ---------         ---------
Property and Equipment, Net                                                       194,771           200,938
                                                                                ---------         ---------
Other Assets:
       Debt issuance and deferred financing costs, net                                733               474
       Lessee incentive                                                             1,365             1,616
       Other receivable                                                             2,300             3,000
                                                                                ---------         ---------
Total Other Assets                                                                  4,398             5,090
                                                                                ---------         ---------
TOTAL ASSETS                                                                    $ 250,203         $ 249,975
                                                                                =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
       Accounts payable-trade                                                   $   1,137         $   1,968
       Accounts payable-construction                                                1,338             1,598
       Current portion of capital lease obligation                                     --             3,111
       Current portion of notes payable to related party                           15,577             4,276
       Accrued payroll and related expenses                                         7,342             5,258
       Other accrued expenses                                                      16,023            13,478
                                                                                ---------         ---------
Total Current Liabilities                                                          41,417            29,689
                                                                                ---------         ---------
Long-Term Liabilities:
       Accrued lessee incentive                                                     1,333             1,605
       Notes payable to related party-less current portion                         66,019            80,528
                                                                                ---------         ---------
Total Long-Term Liabilities                                                        67,352            82,133
                                                                                ---------         ---------
TOTAL LIABILITIES                                                                 108,769           111,822
                                                                                ---------         ---------

Commitments and Contingencies (Notes 3 and 4)

Shareholders' Equity:
       Preferred stock, $.01 par value; authorized 3,000,000 shares;
           no shares issued                                                            --                --
       Common stock, $.01 par value; authorized 10,000,000 shares;
           issued and outstanding 2,030,000                                            20                20
       Additional paid-in-capital                                                 130,444           130,444
       Retained earnings                                                           10,970             7,689
                                                                                ---------         ---------
Total Shareholders' Equity                                                        141,434           138,153
                                                                                ---------         ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $ 250,203         $ 249,975
                                                                                =========         =========

           See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS (UNAUDITED)  STRATOSPHERE CORPORATION AND SUBSIDIARIES


THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001                                   2002              2001
----------------------------------------------                                 --------          --------
(In thousands, except per share data)

REVENUES:
        Casino                                                                 $ 17,732          $ 16,965
        Hotel                                                                     9,365             9,551
        Food and beverage                                                        10,092             9,838
        Tower, retail and other income                                            7,461             6,899
                                                                               --------          --------
Gross Revenues                                                                   44,650            43,253
        Less promotional allowances                                               3,504             3,769
                                                                               --------          --------
NET REVENUES                                                                     41,146            39,484
                                                                               --------          --------

COSTS AND EXPENSES:
        Casino                                                                    9,177             9,075
        Hotel                                                                     4,428             4,007
        Food and beverage                                                         7,220             7,427
        Other operating expenses                                                  3,269             3,297
        Depreciation and amortization                                             3,330             2,349
        Selling, general and administrative                                      10,737            11,891
                                                                               --------          --------
                      Total Costs and Expenses                                   38,161            38,046
                                                                               --------          --------

INCOME FROM OPERATIONS                                                            2,985             1,438
                                                                               --------          --------

OTHER INCOME (EXPENSE):
        Interest income                                                              92               234
        Interest expense                                                         (1,149)           (1,648)
        Gain (Loss) on sale of assets                                                --                20
                                                                               --------          --------
                      Total Other Income (Expense), net                          (1,057)           (1,394)
                                                                               --------          --------

INCOME BEFORE INCOME TAXES                                                        1,928                44
                                                                               --------          --------

Provision for Income Taxes                                                          680                15
                                                                               --------          --------

NET INCOME                                                                     $  1,248          $     29
                                                                               ========          ========

BASIC AND DILUTED INCOME PER COMMON SHARE                                      $   0.61          $   0.01
                                                                               ========          ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                        2,030             2,030
                                                                               ========          ========

           See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS (UNAUDITED)  STRATOSPHERE CORPORATION AND SUBSIDIARIES


NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001                             2002               2001
---------------------------------------------                          ---------          ---------
(In thousands, except per share data)

REVENUES:
        Casino                                                         $  50,130          $  44,641
        Hotel                                                             28,320             22,555
        Food and beverage                                                 29,721             27,387
        Tower, retail and other income                                    19,754             20,964
                                                                       ---------          ---------
Gross Revenues                                                           127,925            115,547
        Less promotional allowances                                       10,778             10,126
                                                                       ---------          ---------
NET REVENUES                                                             117,147            105,421
                                                                       ---------          ---------

COSTS AND EXPENSES:
        Casino                                                            26,433             23,969
        Hotel                                                             11,941              9,408
        Food and beverage                                                 21,145             19,949
        Other operating expenses                                           9,105             10,279
        Depreciation and amortization                                      9,966              7,001
        Selling, general and administrative                               29,951             30,622
                                                                       ---------          ---------
                       Total Costs and Expenses                          108,541            101,228
                                                                       ---------          ---------

INCOME FROM OPERATIONS                                                     8,606              4,193
                                                                       ---------          ---------

OTHER INCOME (EXPENSE):
        Interest income                                                      339                808
        Interest expense                                                  (3,888)            (2,474)
        Gain (Loss) on sale of assets                                         (1)                20
                                                                       ---------          ---------
                       Total Other Expense, net                           (3,550)            (1,646)
                                                                       ---------          ---------

INCOME BEFORE INCOME TAXES                                                 5,056              2,547
                                                                       ---------          ---------

Provision for Income Taxes                                                 1,775                891
                                                                       ---------          ---------

NET INCOME                                                             $   3,281          $   1,656
                                                                       =========          =========

BASIC AND DILUTED INCOME PER COMMON SHARE                              $    1.62          $    0.82
                                                                       =========          =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                 2,030              2,030
                                                                       =========          =========

           See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS (UNAUDITED)  STRATOSPHERE CORPORATION AND SUBSIDIARIES


NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001                                                   2002              2001
---------------------------------------------                                                 --------          --------
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                                            $  3,281          $  1,656
        Adjustments to reconcile net income to net cash
          provided by operating activities:
               Depreciation and amortization                                                    10,562             7,313
               Provision for doubtful accounts                                                     485               336
               Gain (Loss) on sale or disposal of assets                                             1               (20)
               Changes in operating assets and liabilities:
                    Accounts receivable                                                            (46)             (701)
                    Other current assets                                                          (133)              (66)
                    Accounts payable - trade                                                    (1,091)             (407)
                    Accrued expenses                                                             4,357             1,001
                                                                                              --------          --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                       17,416             9,112
                                                                                              --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Increase in investments-restricted                                                        (800)              (49)
        Purchase of marketable securities                                                           --            (2,200)
        Proceeds from the sale of marketable securities                                             --             2,459
        Payments for property and equipment                                                     (1,402)           (2,808)
        Payments for construction-in-progress                                                   (2,148)          (43,193)
        Decrease (increase) in related party receivables                                            27              (146)
        Cash proceeds from sale of property and equipment                                            1                20
                                                                                              --------          --------
NET CASH USED IN INVESTING ACTIVITIES                                                           (4,322)          (45,917)
                                                                                              --------          --------

Cash Flows From Financing Activities:
        Debt issuance and deferred financing costs                                                (855)             (891)
        Proceeds from related party notes payable                                                   --            40,750
        Payments of related party notes payable                                                 (3,208)               --
        Payments on capital lease obligation                                                    (3,111)           (2,000)
                                                                                              --------          --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                             (7,174)           37,859
                                                                                              --------          --------

Net increase in cash and cash equivalents                                                        5,920             1,054
Cash and cash equivalents - beginning of period                                                 28,622            23,441
                                                                                              --------          --------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                                     $ 34,542          $ 24,495
                                                                                              ========          ========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest-net of capitalized interest of $-0- and $1.9
        million for the nine months ended September 30, 2002 and 2001, respectively           $  4,276          $  1,025
                                                                                              ========          ========

           See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS                  STRATOSPHERE CORPORATION AND SUBSIDIARIES


(1) NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

The accompanying condensed consolidated financial statements present the financial position, results of operations and cash flows of Stratosphere Corporation and its wholly-owned subsidiaries; Stratosphere Gaming Corp., Stratosphere Land Corporation, Stratosphere Advertising Agency, Stratosphere Leasing, LLC ("Leasing"), 2000 Las Vegas Boulevard Retail Corporation and Stratosphere Development, LLC, as it pertains to the interests of Stratosphere Corporation (collectively the "Company"). The Company operates an integrated casino, hotel and entertainment facility and a 1,149 foot, free-standing observation tower located in Las Vegas, Nevada.

PRINCIPLES OF PRESENTATION

The condensed consolidated financial statements have been prepared in accordance with the accounting policies described in the Company's 2001 Annual Report on Form 10-K/A. Although the Company believes that the disclosures are adequate to make the information presented not misleading, the Company suggests these financial statements be read in conjunction with the notes to the consolidated financial statements which appear in that report.

In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting only of a normal recurring nature) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations of the Securities and Exchange Commission. Interim results are not necessarily indicative of results to be expected for any future interim period or for the entire fiscal year. All significant intercompany accounts and transactions have been eliminated in consolidation.

RECLASSIFICATIONS

Certain amounts in the 2001 condensed consolidated financial statements have been reclassified to conform to the 2002 presentation. These reclassifications had no effect on the Company's net income.

EARNINGS PER SHARE ("EPS")

The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") in 1997. However, there is no effect on the EPS calculation as all Common Stock and potentially dilutive securities have been canceled as of the Effective Date, October 14, 1998. Pursuant to the Restated Second Amended Plan, 2,030,000 shares of new Common Stock were issued on the Effective Date. There were no potentially dilutive securities as of September 30, 2002.

(2) INCOME TAXES

The tax effect of significant temporary differences representing deferred tax assets for the Company principally consist of the excess of tax over book basis of assets due to the write down of assets for book purposes. The Company has recorded a valuation allowance at September 30, 2002 related to recorded tax benefits because of the significant uncertainty as to whether such benefits will ever be realized. To the extent realized, benefits remaining from pre-bankruptcy tax attributes will be reported as direct additions to contributed capital.

(3) RELATED PARTY TRANSACTIONS

Carl C. Icahn related entities own approximately 89.6% of the Company's Common Stock as of September 30, 2002. American Real Estate Holdings Limited Partnership ("AREH") owns 51% of the Company's Common Stock. AREH is the subsidiary limited partnership of American Real Estate Partners L.P. ("AREP"), a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn owns approximately 86% of the outstanding equity interests in AREP.

On February 1, 2002, the Company announced that it entered into a merger agreement under which AREH, through an affiliate, will acquire the remaining shares of Stratosphere that AREH does not currently own. AREH currently owns approximately 51% of Stratosphere and Nybor Limited Partnership, an entity affiliated with Mr. Icahn, owns approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000. Under the agreement the stockholders who are unaffiliated with Mr. Icahn are to receive a cash price of $45.32 per share, and the Icahn related stockholders (other than AREH) are to receive a cash price of $44.33 per share. AREH is to pay an aggregate of approximately $44.3 million for the Stratosphere shares.

On July 3, 2002, the Company paid AREH $730,000 and $125,000 to extend the maturity dates of the promissory notes payable to AREH as discussed in the "Debt" subsection of the "Liquidity and Capital Resources" section of "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" following.

Certain employees of the Company provide management and other administrative services to Arizona Charlie's, Inc. and Fresca, LLC d.b.a. Arizona Charlie's East (entities indirectly owned 100% by Mr. Icahn). For the three months ended September 30, 2002, the Company received $234,786 and $164,904 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. For the three months ended September 30, 2001, the Company received $265,613 and $176,944 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. For the nine months ended September 30, 2002, the Company received $685,846 and $589,825 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. For the nine months ended September 30, 2001, the Company received $433,187 and $458,314 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. These amounts are reflected as a reduction in selling, general and administrative expenses on the Statement of Operations.

Pursuant to wholesale tour and travel agreements with Maupintour Holding, LLC and Maupintour, LLC (companies owned by Mr. Icahn), the Company recorded hotel revenues of $21,902 and $175,281 during the three months ended September 30, 2002 and 2001, respectively. For the nine months ended September 30, 2002 and 2001, the Company recorded hotel revenues of $118,492 and $484,212, respectively, from Maupintour Holding, LLC and Maupintour, LLC.

(4) CONTINGENCIES

The Company has filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. Trial was conducted on June 20 and June 21, 2002 and the matter is currently under submission. The Company is awaiting the Court's decision. At December 31, 2001 and September 30, 2002, the Company classified preferential transfers of $2.3 million as an Other Receivable on the Consolidated Balance Sheet.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company has appealed the injunction based on its belief that the plaintiffs lack standing. The Company had already commenced these renovations prior to the Court's Order and completed these renovations in June, 2002. On April 5, 2002, plaintiffs filed a motion seeking attorney's fees of approximately $50,000. The Company opposed the motion on the basis the fees sought were excessive. The court agreed and awarded the plaintiffs $8,305 in fees and costs. The plaintiffs have appealed that award. The matter of the legal fees was settled by agreement of the parties.

Tiffiny Decorating Company ("Tiffiny"), a subcontractor to Great Western Drywall ("Great Western"), filed a legal action against Stratosphere Corporation, Stratosphere Development, LLC, American Real Estate Holdings Limited Partnership (Stratosphere Corporation, Stratosphere Development, LLC and American Real Estate Holdings Limited Partnership are herein collectively referred to as the "Stratosphere Parties"), Great Western, Nevada Title and Safeco Insurance, Case No. A443926 in the Eighth Judicial District Court of the State of Nevada. The legal action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. The Stratosphere Parties have filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere Parties setting forth the same disputed issues. That separate action, Case No. A448299 in the Eighth Judicial Court of the State of Nevada, has been consolidated with the case brought by Tiffiny.

The initial complaint brought by Tiffiny asserts that Tiffiny performed certain services on construction at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of $521,562 against Great Western, the Stratosphere Parties, and the other defendants, which the Stratosphere Parties contend have been paid to Great Western for payment to Tiffiny.

Great Western is alleging that it is owed payment from the Stratosphere Parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere Parties. This amount apparently includes the Tiffiny claim.

The Stratosphere Parties have evaluated the project and have determined that the amount of $1,004,059, of which $195,953 and $371,973 were disbursed on October 29, 2002 to Tiffiny and Great Western, respectively, is properly due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. The remaining amount has been segregated in a separate interest bearing account and is classified in Accounts Payable - Construction on the Consolidated Balance Sheet.

The Early Case Conference in the Tiffiny case has already been concluded and initial documents and witnesses have been exchanged which has been the discovery to date, however, it is not possible to give an opinion as to probable outcome of the action. The case will proceed with discovery from this point forward until such time as a resolution is reached or the matter is brought to trial. The matter has been preliminarily set for trial on April 14, 2003. The Stratosphere Parties intend to vigorously defend the action for claims in excess of $1,004,059.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ materially from the Company's historical results of operations and those discussed in the forward-looking statements.

OVERVIEW

The Company operates an integrated casino, hotel and entertainment facility and a 1,149 foot, free-standing observation tower in Las Vegas, Nevada. As of September 30, 2002, the operations included 1,505 slot machines, 48 table games, a race and sports book, keno lounge, 2,444 hotel rooms and seven theme restaurants.

In June 2001 the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa (the "Hotel Expansion"). "Lucky's Cafe" a 350-seat coffee shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been completed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar.

CRITICAL ACCOUNTING POLICIES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

CASINO REVENUES AND PROMOTIONAL ALLOWANCES

During the first quarter, 2001, the Emerging Issues Task Force reached a consensus on the portion of Issue 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future," which addressed the income statement classification of the value of the points redeemable for cash awarded under point programs similar to the Company's Player's Club and Guaranteed Refund programs. The consensus states the cost of these programs should be reported as a contra-revenue, rather than an expense and is retroactive to January 1, 2001, with prior year restatement required. The Company has adopted the current consensus recommendations on Issue 00-22. Debate continues on a number of other facets of Issue 00-22, which may have an impact on the presentation of the Company's financial statements.

The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances.

RECOVERABILITY OF LONG-LIVED ASSETS TO BE HELD AND USED IN THE BUSINESS

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally estimates fair value by discounting estimated cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

REVENUES

Casino revenues increased $.7 million (5%) from $17.0 million for the third quarter, 2001 to $17.7 million for the third quarter, 2002. Revenues from table games increased $.3 million (6%) from $4.5 million for the third quarter, 2001 to $4.8 million for the third quarter, 2002. The Company's win percentage for table games increased 1.3 percentage points (7%) from 18.9% for the third quarter, 2001 to 20.2% for the third quarter, 2002. The increased win percentage and increased customer play resulting from the completion of the 1,000 additional rooms associated with the Hotel Expansion at the end of June, 2001 contributed equally to the table games revenue increase. Revenues from slots increased $.3 million (2%) from $12.3 million for the third quarter, 2001 to $12.6 million for the third quarter, 2002. Casino revenues represented 40% and 39% of total gross revenues for the third quarters ended September 30, 2002 and 2001, respectively.

Hotel revenues decreased $.2 million (2%) from $9.6 million for the third quarter, 2001 to $9.4 million for the third quarter, 2002. The average daily rate ("ADR") decreased $1 (3%) from $46 during the third quarter, 2001 to $45 during the third quarter, 2002. Room occupancy decreased 1.1 percentage points (1%) from 94.6% during the third quarter, 2001 to 93.5% for the third quarter, 2002. Management attributes the decrease in ADR and occupancy percentage to uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn. Hotel revenues represented 21% and 22% of total gross revenues for the third quarters ended September 30, 2002 and 2001, respectively.

Food and beverage revenues increased $.3 million (3%) from $9.8 million for the third quarter, 2001 to $10.1 million for the third quarter, 2002. Food and beverage revenues increased during the third quarter as a result of increased guest volume brought about by the completion of the 1,000 rooms associated with the Hotel Expansion. Food and beverage revenues represented 22% and 23% of total gross revenues for the third quarters ended September 30, 2002 and 2001, respectively.

Tower, retail and other income increased $.6 million (8%) from $6.9 million for the third quarter, 2001 to $7.5 million for the third quarter, 2002. Tower revenues increased $.4 million (14%) from $3.4 million for the third quarter, 2001 to $3.8 million for the third quarter, 2002. Tower visitations (including Top of the World dining) decreased 2,575 (1%) from 474,981 for the third quarter, 2001 to 472,406 for the third quarter, 2002. Management expects revenues from the Tower to decrease as visitors who have previously visited the Tower choose to experience other Las Vegas attractions and entertainment options. Management is investigating options to increase Tower revenues including, but not limited to, adding new thrill rides to the Tower. Entertainment revenues increased $.2 million (13%) from $1.4 million for the third quarter, 2001 to $1.6 million for the third quarter, 2002. Retail revenues decreased $.1 million (8%) from $1.1 million during the third quarter, 2001 to $1.0 million for the third quarter, 2002. Management expects retail revenues to decrease as leases associated with the Retail Center have been, and will continue to be, negotiated at lower rent rates in order to maintain tenant occupancy. Additionally, in July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Other revenues decreased $.2 million (14%) from $1.1 million for the third quarter, 2001 to $.9 million for the third quarter, 2002. Tower, retail and other revenues represented 17% and 16% of total gross revenues for the third quarters ended September 30, 2002 and 2001, respectively.

Promotional allowances decreased $.3 million (7%) from $3.8 million for the third quarter, 2001 to $3.5 million for the third quarter, 2002. Management anticipates promotional allowances will increase in future periods with an increase in the number of hosted players, direct marketing efforts and special event offers targeting casino guests.

Management anticipates the fourth quarter, 2002 revenues may be improved when compared to the fourth quarter, 2001 because the fourth quarter, 2001 was severely impacted by the September 11, 2001 terrorist attacks.

COSTS AND EXPENSES

Casino operating expenses increased $.1 million (1%) from $9.1 million for the third quarter, 2001 to $9.2 million for the third quarter, 2002.

Hotel operating expenses increased $.4 million (11%) from $4.0 million for the third quarter, 2001 to $4.4 million for the third quarter, 2002. Payroll increased $.3 million due to increased benefit expenses.

Food and beverage costs have decreased $.2 million (3%) from $7.4 million for the third quarter, 2001 to $7.2 million for the third quarter, 2002.

Other operating expenses remained flat at $3.3 million for the third quarter, 2001 and 2002. As a result of producing more shows in the Outdoor Events Center, entertainment fees have increased $.1 million (14%) from $.8 million for the third quarter, 2001 to $.9 million for the third quarter, 2002.

Depreciation and amortization expenses have increased $1 million (42%) from $2.3 million for the third quarter, 2001 to $3.3 million for the third quarter, 2002. Management attributes the increase to the depreciation and amortization of the retail mall assets over the remaining lease life of the current tenants and the depreciation of the Hotel Expansion completed in late June 2001.

Approximately 1,050 employees working in kitchen production, food service, slot service, bell service, housekeeping, and beverage service are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and the Culinary Workers Union Local 226 and the Bartenders Union Local 165 (the "Unions"). This agreement had been in effect since June 1, 1997 and expired on May 31, 2002. On June 10, 2002, Stratosphere Gaming Corporation and the Unions agreed to a tentative agreement, which was subsequently ratified by the majority of the membership. Stratosphere and the Unions are currently in the process of finalizing the language of the new agreement. The new agreement was retroactive to June 1, 2002 and will expire on May 31, 2007 and provides for an increase in benefits of $.685 per hour worked or paid during the first year. Future increases are $.60, $.65, $.65 and $.65 per hour worked or paid for the years beginning June 1, 2003, 2004, 2005, and 2006, respectively. In addition, work rules and productivity standards were agreed to with respect to guestroom attendants and their daily room quotas. At current staffing and work levels, this new agreement is expected to increase payroll and related expenses $1.0 million for the 2002 fiscal year. Payroll and related expenses are anticipated to increase $1.5 million, $1.5 million, $1.6 million, $1.6 million and $.7 million for years 2003, 2004, 2005, 2006 and first half, 2007, respectively, as a result of this new agreement at current staffing and work levels.

OTHER FACTORS IMPACTING EARNINGS

Interest income decreased $.1 million (61%) from $.2 million for the third quarter, 2001 to $.1 million during the third quarter, 2002 due to lower interest rates from banking and financial institutions.

Interest expense decreased $.5 million (30%) from $1.6 million for the third quarter, 2001 to $1.1 million during the third quarter, 2002. Interest from the Company's note associated with the purchase of the retail mall and interest expenses associated with the Capital Lease each decreased $.1 million. Interest expense associated with the $73.0 million Note Payable to AREH used to finance the Hotel Expansion was $.9 million during the third quarter, 2002. Interest associated with this note was capitalized as part of the construction costs during the second quarter, 2001. Amortization of debt issuance cost also increased interest expense by $.1 million.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

REVENUES

Casino revenues increased $5.5 million (12%) from $44.6 million for the nine months ended September 30, 2001 to $50.1 million for the nine months ended September 30, 2002. Revenues from table games increased $2.1 million (18%) from $11.6 million for the nine months ended September 30, 2001 to $13.7 million for the nine months ended September 30, 2002. The Company's win percentage for table games increased 1.1 percentage points (6%) from 17.9% for the nine months ended September 30, 2001 to 19.0% for the nine months ended September 30, 2002. The increased win percentage and increased customer play resulting from the completion of the 1,000 additional rooms associated with the Hotel Expansion at the end of June, 2001 contributed 30% and 70%, respectively, to the table games revenue increase. Revenues from slots increased $3.8 million (12%) from $32.3 million for the nine months ended September 30, 2001 to $36.1 million for the nine months ended September 30, 2002. Management attributes the increased slot revenues to increased customer play resulting from the completion of the 1,000 rooms associated with the Hotel Expansion. Race and Sports book revenues decreased $.4 million from $.5 million for the nine months ended September 30, 2001 to $.1 million for the nine months ended September 30, 2002. The Company experienced an unexpected sports book loss of $.6 million related to the 2002 National Football League Superbowl. Casino revenues represented 39% of total gross revenues for the nine months ended September 30, 2002 and 2001.

Hotel revenues increased $5.7 million (26%) from $22.6 million for the nine months ended September 30, 2001 to $28.3 million for the nine months ended September 30, 2002. The average daily rate ("ADR") remained at $48 during the nine months ended September 30, 2001 and 2002. However, room occupancy decreased
6.6 percentage points (7%) from 96.6% during the nine months ended September 30, 2001 to 90.0% for the nine months ended September 30, 2002. The increase in hotel revenues is directly attributed to the increased room capacity brought about by the Hotel Expansion. Management attributes the decrease in the occupancy percentage to uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn. Hotel revenues represented 22% and 20% of total gross revenues for the nine months ended September 30, 2002 and 2001, respectively.

Food and beverage revenues increased $2.3 million (9%) from $27.4 million for the nine months ended September 30, 2001 to $29.7 million for the nine months ended September 30, 2002. Food and beverage revenues increased during the third quarter as a result of increased guest volume brought about by the completion of the 1,000 rooms associated with the Hotel Expansion. Food and beverage revenues represented 23% of total gross revenues for the nine months ended September 30, 2002 and 2001.

Tower, retail and other income decreased $1.2 million (6%) from $21 million for the nine months ended September 30, 2001 to $19.8 million for the nine months ended September 30, 2002. Tower revenues increased $.2 million (2%) from $9.9 million for the nine months ended September 30, 2001 to $10.1 million for the nine months ended September 30, 2002. Tower visitations (including Top of the World dining) decreased 134,896 (9%) from 1,455,601 for the nine months ended September 30, 2001 to 1,320,705 for the nine months ended September 30, 2002. Management expects revenues from the Tower to decrease as visitors who have previously visited the Tower choose to experience other Las Vegas attractions and entertainment options. Management is investigating options to increase Tower revenues including, but not limited to, adding new thrill rides to the Tower. Entertainment revenues increased $.3 million (9%) from $3.9 million for the nine months ended September 30, 2001 to $4.2 million for the nine months ended September 30, 2002. Retail revenues decreased $2.1 million (46%) from $4.6 million during the nine months ended September 30, 2001 to $2.5 million for the nine months ended September 30, 2002. Management expects retail revenues to decrease as leases associated with the Retail Center have been, and will continue to be, negotiated at lower rent rates in order to maintain tenant occupancy. Additionally, in July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail revenues, as a result of this transaction, decreased $2.1 million (46%) from $4.6 million for the nine months ended September 30, 2001 to $2.5 million for the nine months ended September 30, 2002. Other revenues remained flat at $2.6 million for the nine months ended September 30, 2001 and 2002. Tower, retail and other revenues represented 16% and 18% of total gross revenues for the nine months ended September 30, 2002 and 2001, respectively.

Promotional allowances increased $.7 million (6%) from $10.1 million for the nine months ended September 30, 2001 to $10.8 million for the nine months ended September 30, 2002. The increase in promotion allowances was the result of more direct mail promotions that include room, food and beverage being offered to guests on a complimentary basis. Complimentary rooms, food and beverage given to hosted players also contributed to the increase in promotional allowances. Management anticipates promotional allowances will increase in future periods with an increase in the number of hosted players, direct marketing efforts and special event offers targeting casino guests.

Management anticipates the fourth quarter, 2002 revenues may be improved when compared to the fourth quarter, 2001 because fourth quarter, 2001 was severely impacted by the September 11, 2001 terrorist attacks.

COSTS AND EXPENSES

Casino operating expenses increased $2.4 million (10%) from $24.0 million for the nine months ended September 30, 2001 to $26.4 million for the nine months ended September 30, 2002. The Company's slot lease, payroll and gaming tax expenses increased $.7 million (25%), $1.0 million (9%) and $.3 million (9%), respectively, as a result of increased casino play. Beginning in April 2002, the Company has reduced the number of participation slot machines on the casino floor in order to reduce slot lease expense. The costs associated with providing casino guests additional room nights on a complimentary basis and non-cash promotional expenses increased $.9 million. Because of this increase, management is reevaluating the number and amount of complimentary room nights and promotional items being offered to lower-tiered casino and hotel guests.

Hotel operating expenses increased $2.5 million (27%) from $9.4 million for the nine months ended September 30, 2001 to $11.9 million for the nine months ended September 30, 2002. Payroll and supplies expenses increased $2.3 million (24%) and $.3 million (18%), respectively, due to the additional 1,000 rooms associated with the Hotel Expansion. The increased costs of providing guests with complimentary room nights have been charged to casino and marketing operations. As a result, hotel complimentary expense decreased $.2 million.

Food and beverage costs have increased $1.2 million (6%) from $19.9 million for the nine months ended September 30, 2001 to $21.1 million for the nine months ended September 30, 2002. Cost of sales and payroll expenses increased $.5 million (6%) and $.7 million (5%), respectively. Management attributes this increase to increased guest volume brought about by the completion of the 1,000 rooms and new restaurants associated with the Hotel Expansion.

Other operating expenses decreased $1.2 million (11%) from $10.3 million for the nine months ended September 30, 2001 to $9.1 million for the nine months ended September 30, 2002. In July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail expenses, as a result of this transaction, decreased $1.6 million (100%) from $1.6 million for the nine months ended September 30, 2001 to $-0- for the nine months ended September 30, 2002. These retail expense savings will discontinue in the third quarter, 2002 indefinitely. Also, as a result of producing more shows in the Outdoor Events Center, entertainment fees have increased $.4 million (18%) from $2.3 million for the nine months ended September 30, 2001 to $2.7 million for the nine months ended September 30, 2002.

Depreciation and amortization expenses have increased $3.0 million (42%) from $7.0 million for the nine months ended September 30, 2001 to $10.0 million for the nine months ended September 30, 2002. Management attributes the increase to the depreciation and amortization of the retail mall assets over the remaining lease life of the current tenants and the depreciation of the Hotel Expansion completed in late June 2001.

Approximately 1,050 employees working in kitchen production, food service, slot service, bell service, housekeeping, and beverage service are currently covered by a collective bargaining agreement between

Stratosphere Gaming Corporation and the Culinary Workers Union Local 226 and the Bartenders Union Local 165 (the "Unions"). This agreement had been in effect since June 1, 1997 and expired on May 31, 2002. On June 10, 2002, Stratosphere Gaming Corporation and the Unions agreed to a tentative agreement, which was subsequently ratified by the majority of the membership. Stratosphere and the Unions are currently in the process of finalizing the language of the new agreement. The new agreement was retroactive to June 1, 2002 and will expire on May 31, 2007 and provides for an increase in benefits of $.685 per hour worked or paid during the first year. Future increases are $.60, $.65, $.65 and $.65 per hour worked or paid for the years beginning June 1, 2003, 2004, 2005, and 2006, respectively. In addition, work rules and productivity standards were agreed to with respect to guestroom attendants and their daily room quotas. At current staffing and work levels, this new agreement is expected to increase payroll and related expenses $1.0 million for the 2002 fiscal year. Payroll and related expenses are anticipated to increase $1.5 million, $1.5 million, $1.6 million, $1.6 million and $.7 million for years 2003, 2004, 2005, 2006 and first half, 2007, respectively, as a result of this new agreement at current staffing and work levels.

OTHER FACTORS IMPACTING EARNINGS

Interest income decreased $.5 million (58%) from $.8 million for the nine months ended September 30, 2001 to $.3 million during the nine months ended September 30, 2002 due to lower interest rates from banking and financial institutions.

Interest expense increased $1.4 million (57%) from $2.5 million for the nine months ended September 30, 2001 to $3.9 million during the nine months ended September 30, 2002. Interest from the Company's note associated with the purchase of the retail mall and interest expenses associated with the Capital Lease decreased $.3 million and $.2 million, respectively. Interest expense associated with the $73.0 million Note Payable to AREH used to finance the Hotel Expansion was $2.7 million during the nine months ended September 30, 2002. Interest associated with this note was capitalized as part of the construction costs during the six months ended June 30, 2001. Amortization of debt issuance cost also increased interest expense by $.4 million.

LIQUIDITY AND CAPITAL RESOURCES

DEBT

On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to AREH in order to finance the construction of the Hotel Expansion. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a twenty
(20) year amortization schedule and continuing through and including June 2002 when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred (300) basis points plus (ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at September 30, 2002 was 4.83%. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. On July 3, 2002, the Company paid an additional $730,000 to obtain a twenty-four (24) month extension of the loan term.

On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty (20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty (350) basis points plus (ii) the 90 day LIBOR. This interest rate at September 30, 2002 was 5.33%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. On July 3, 2002, the Company paid an additional $125,000 to obtain a twelve (12) month extension of the loan term.

On May 28, 1999, the Company entered into a $10.0 million capital lease ("New Capital Lease Obligation") in which certain existing gaming and other equipment was financed over a thirty-six month period. Interest was calculated based on the LIBOR rate for each period plus 2.5%. On May 23, 2002, the Company paid the final installment, which included a $2.0 million balloon payment, to complete the terms of the lease.

CASH FLOW, WORKING CAPITAL AND CAPITAL EXPENDITURES

The Company had unrestricted cash balances of $34.5 million as of September 30, 2002. The Company has relied on unrestricted cash balances and its ability to generate cash flow from operations to fund its working capital needs.

During the nine months ended September 30, 2002, the Company generated $17.4 million in cash flows from operating activities. These funds were used to pay $3.2 million on notes to related parties, $3.1 million for payments on the capital lease, $3.5 million for property, equipment and construction costs and $.8 million to fund restricted investments.

As of September 30, 2002, the Company had approximately $1.9 million accrued for unsecured disputed claims related to the Restated Second Amended Plan. The $1.9 million estimated accrual for unsecured disputed claims is included in other accrued expenses on the accompanying September, 2002 Condensed Consolidated Balance Sheet. Additional payments required, if any, will be made from restricted cash and/or investment balances.

Management believes that existing cash balances and operating cash flow will provide the Company with sufficient resources to fund its working capital needs, existing debt obligations and foreseeable capital expenditure requirements.

OTHER

On March 8, 2000, California residents voted to expand Native American gaming operations within that state. The Native American gaming expansion could result in up to 43,000 slot machines on 57 tribal reservations. The Company estimates that approximately 35% of its hotel occupancy are from guests traveling from southern California. The potential proliferation of gaming in southern California could have a material adverse effect on the Company's business.

PRIVATE SECURITIES LITIGATION REFORM ACT

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 10-Q and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion, future construction costs and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

The Company's debt obligations are subject to interest rate risk. The interest rates under these obligations are based on LIBOR plus applicable margins. As interest rates fluctuate, the Company will experience changes in interest expense. The Company has not entered into any interest rate swap agreements, or similar instruments, to protect against the risk of interest rate fluctuations. The fair value of the Company's long-term debt approximates carrying values. Assuming the current level of borrowings, if interest rates increased 100 basis points, interest expense on the Company's debt obligations at September 30, 2002 would increase $.8 million during the next 12 months.

ITEM 4. CONTROLS AND PROCEDURES

As required by Rule 13a-15 under the Exchange Act, within the 90 days prior to the filing date of this report, the Company carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of the Company's management, including our Chief Executive Officer and our Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including the Company's Chief Executive Officer and Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The Company has filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. Trial was conducted on June 20 and June 21, 2002 and the matter is currently under submission. The Company is awaiting the Court's decision. At December 31, 2001 and September 30, 2002, the Company classified preferential transfers of $2.3 million as an Other Receivable on the Consolidated Balance Sheet.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company has appealed the injunction based on its belief that the plaintiffs lack standing. The Company had already commenced these renovations prior to the Court's Order and completed these renovations in June, 2002. On April 5, 2002, plaintiffs filed a motion seeking attorney's fees of approximately $50,000. The Company opposed the motion on the basis the fees sought were excessive. The court agreed and awarded the plaintiffs $8,304.67 in fees and costs. The plaintiffs have appealed that award. The matter of the legal fees was settled by agreement of the parties.

Tiffiny Decorating Company ("Tiffiny"), a subcontractor to Great Western Drywall ("Great Western"), filed a legal action against Stratosphere Corporation, Stratosphere Development, LLC, American Real Estate Holdings Limited Partnership (Stratosphere Corporation, Stratosphere Development, LLC and American Real Estate Holdings Limited Partnership are herein collectively referred to as the "Stratosphere Parties"), Great Western, Nevada Title and Safeco Insurance, Case No. A443926 in the Eighth Judicial District Court of the State of Nevada. The legal action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. The Stratosphere Parties have filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere Parties setting forth the same disputed issues. That separate action, Case No. A448299 in the Eighth Judicial Court of the State of Nevada, has been consolidated with the case brought by Tiffiny.

The initial complaint brought by Tiffiny asserts that Tiffiny performed certain services on construction at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of $521,562 against Great Western, the Stratosphere Parties, and the other defendants, which the Stratosphere Parties contend have been paid to Great Western for payment to Tiffiny.

Great Western is alleging that it is owed payment from the Stratosphere Parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere Parties. This amount apparently includes the Tiffiny claim.

The Stratosphere Parties have evaluated the project and have determined that the amount of $1,004,059, of which $195,953 and $371,973 were disbursed on October 29, 2002 to Tiffiny and Great Western, respectively, is properly due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. The remaining amount has been segregated in a separate interest bearing account and is classified in Accounts Payable - Construction on the Consolidated Balance Sheet.

The Early Case Conference in the Tiffiny case has already been concluded and initial documents and witnesses have been exchanged which has been the discovery to date, however, it is not possible to give an opinion as to probable outcome of the action. The case will proceed with discovery from this point forward until such time as a resolution is reached or the matter is brought to trial. The matter has been preliminarily set for trial on April 14, 2003. The Stratosphere Parties intend to vigorously defend the action for claims in excess of $1,004,059.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits

         99.1 Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

         99.2 Certification of Principal Financial Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

(b)      Reports on Form 8-K

         The Company filed no reports on Form 8-K during the fiscal quarter ended September 30, 2002.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 STRATOSPHERE CORPORATION
                                 Registrant
Date:   November 13, 2002
                                 By:      /s/ Richard P. Brown
                                          -------------------------------------
                                 Name:    Richard P. Brown
                                 Title:   President

                                 By:      /s/ Denise Barton
                                          -------------------------------------
                                 Name:    Denise Barton
                                 Title:   Chief Financial Officer

                        FORM OF SECTION 302 CERTIFICATION


I, Richard P. Brown, President of Stratosphere Corporation (the "Registrant"), certify that:

         (1) I have reviewed this quarterly report on Form 10Q of Stratosphere Corporation;

         (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly represent in all material respects the financial condition, results of operations and cash flows of the registrant as of , and for, the periods presented in this quarterly report;

         (4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

                     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

                     c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         (5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions);

                     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls;

         (6) The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 13, 2002

                                      By:      /s/ Richard P. Brown
                                               ---------------------------------
                                      Name:    Richard P. Brown
                                      Title:   President

FORM OF SECTION 302 CERTIFICATION

I, Denise Barton, Chief Financial Officer of Stratosphere Corporation (the "Registrant"), certify that:

         (1) I have reviewed this quarterly report on Form 10Q of Stratosphere Corporation;

         (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly represent in all material respects the financial condition, results of operations and cash flows of the registrant as of , and for, the periods presented in this quarterly report;

         (4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

                     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

                     c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         (5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions);

                     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls;

         (6) The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 13, 2002

                                      By:      /s/ Denise Barton
                                               ---------------------------------
                                      Name:    Denise Barton
                                      Title:   Chief Financial Officer

EXHIBIT INDEX

                            STRATOSPHERE CORPORATION


Exhibit
Number
-------
(a)      Exhibits

         99.1 Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

         99.2 Certification of Principal Financial Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

(b)      Reports on Form 8-K

         The Company filed no reports on Form 8-K during the fiscal quarter ended September 30, 2002.

                                                                    EXHIBIT 99.1



                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, Richard P. Brown, President of Stratosphere Corporation (the "Registrant"), certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, based upon a review of Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:    /s/ Richard P. Brown
       ---------------------------------
Name:  Richard P. Brown
Title: President
Date:  November 13, 2002

                                                                    EXHIBIT 99.2



                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, Denise Barton, Chief Financial Officer of Stratosphere Corporation (the "Registrant"), certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, based upon a review of Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:    /s/ Denise Barton
       ----------------------------------
Name:  Denise Barton
Title: Chief Financial Officer
Date:  November 13, 2002

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2002

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 FOR THE TRANSITION PERIOD FROM ______ TO ______

                           Commission File No. 1-12030

                            Stratosphere Corporation
             (Exact name of registrant as specified in its charter)

                 Delaware                                  88-0292318
       (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

      2000 Las Vegas Boulevard South
            Las Vegas, Nevada                                89104
 (Address of principal executive offices)                  (Zip Code)

                                 (702) 383-4719
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes X No

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.

                                    Yes X No

Indicate the number of shares outstanding for each of the issuer's classes of Common Stock, as of the latest practicable date: 2,030,000 as of June 30, 2002.

                            STRATOSPHERE CORPORATION
                                    FORM 10-Q

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Part I.  FINANCIAL INFORMATION

Item 1.  Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of June 30, 2002 (unaudited) and December 31, 2001               3

Condensed  Consolidated  Statements of Operations  (unaudited)  for the three months ended June           4
30, 2002 and 2001

Condensed  Consolidated  Statements of Operations (unaudited) for the six months ended June 30,           5
2002 and 2001

Condensed  Consolidated  Statements of Cash Flows (unaudited) for the six months ended                    6
June 30, 2002 and 2001

Notes to Condensed Consolidated Financial Statements
                                                                                                        7-9

Item 2.  Management's Discussion and Analysis of Financial Condition and
         Results of Operations                                                                        10-17

Item 3.  Quantitative and Qualitative Disclosures about Market Risk                                      17

Part II. OTHER INFORMATION

Item 1.  Legal Proceedings                                                                            18-19
Item 6.  Exhibits and Reports on Form 8-K                                                             19-23


Condensed Consolidated
Balance Sheets                                                                   Stratosphere Corporation and Subsidiaries
---------------------------------------------------------------------------------------------------------------------------
                                                                                           June 30,         December 31,
                                                                                             2002                2001
------------------------------------------------------------------------------------------------------------------------
(In thousands, except share data)                                                        (Unaudited)
Assets
Current Assets:
       Cash and cash equivalents                                                              $  31,400        $ 28,622
       Cash and cash equivalents-restricted                                                       1,926           1,926
       Marketable securities                                                                      4,200           4,200
       Investments-restricted                                                                     1,627             827
       Accounts receivable, net                                                                   3,461           3,416
       Related party receivables                                                                    723             608
       Other current assets                                                                       4,929           4,348
------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                             48,266          43,947
------------------------------------------------------------------------------------------------------------------------
Property and Equipment, Net                                                                     196,457         200,938
------------------------------------------------------------------------------------------------------------------------
Other Assets:
       Debt issuance and deferred financing costs, net                                               --             474
       Lessee incentive                                                                           1,449           1,616
       Other receivable                                                                           2,300           3,000
------------------------------------------------------------------------------------------------------------------------
Total Other Assets                                                                                3,749           5,090
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                  $ 248,472        $249,975
========================================================================================================================

Liabilities and Shareholders' Equity
Current Liabilities:
       Accounts payable-trade                                                                 $   1,316        $  1,968
       Accounts payable-construction                                                              1,171           1,598
       Current portion of capital lease obligation                                                   --           3,111
       Current portion of notes payable to related party                                          4,276           4,276
       Accrued payroll and related expenses                                                       7,376           5,258
       Other accrued expenses                                                                    14,424          13,478
------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                        28,563          29,689
------------------------------------------------------------------------------------------------------------------------
Long-Term Liabilities:
       Accrued lessee incentive                                                                   1,333           1,605
       Notes payable to related party-less current portion                                       78,390          80,528
------------------------------------------------------------------------------------------------------------------------
Total Long-Term Liabilities                                                                      79,723          82,133
------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                               108,286         111,822
------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies   (Notes 3 and 4)

Shareholders' Equity:
       Preferred stock, $.01 par value; authorized 3,000,000 shares; no shares issued                --              --
       Common stock, $.01 par value; authorized 10,000,000 shares;
           issued and outstanding 2,030,000                                                          20              20
       Additional paid-in-capital                                                               130,444         130,444
       Retained earnings                                                                          9,722           7,689
------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                                                      140,186         138,153
------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                                                    $ 248,472       $ 249,975
========================================================================================================================

           See notes to condensed consolidated financial statements.

Condensed Consolidated
Statements of Operations (Unaudited)                                            Stratosphere Corporation and Subsidiaries
--------------------------------------------------------------------------------------------------------------------------

Three Months Ended June 30, 2002 and 2001                                                   2002              2001
-------------------------------------------------------------------------------------------------------------------------
(In thousands, except per share data)
Revenues:
        Casino                                                                             $ 16,398       $ 13,782
        Hotel                                                                                 9,554          6,771
        Food and beverage                                                                     9,849          8,569
        Tower, retail and other income                                                        6,384          7,181
------------------------------------------------------------------------------------------------------------------------
Gross Revenues                                                                               42,185         36,303
        Less promotional allowances                                                           3,335          3,219
------------------------------------------------------------------------------------------------------------------------
Net Revenues                                                                                 38,850         33,084
------------------------------------------------------------------------------------------------------------------------

Costs and Expenses:
        Casino                                                                                8,477          7,743
        Hotel                                                                                 3,996          2,902
        Food and beverage                                                                     7,056          6,376
        Other operating expenses                                                              3,098          3,533
        Depreciation and amortization                                                         3,319          2,229
        Selling, general and administrative                                                  10,056          9,796
------------------------------------------------------------------------------------------------------------------------
                                     Total Costs and Expenses                                36,002         32,579
------------------------------------------------------------------------------------------------------------------------

Income From Operations                                                                        2,848            505
-------------------------------------------------------------------------------------------------------------------------

Other income (expense):
        Interest income                                                                          98            241
        Interest expense                                                                     (1,099)          (382)
        Loss on sale of assets                                                                 -                 -
------------------------------------------------------------------------------------------------------------------------
                                     Total Other Income (Expense), net                       (1,001)          (141)
------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                                                                    1,847            364
------------------------------------------------------------------------------------------------------------------------

Provision for Income Taxes                                                                      645            127
------------------------------------------------------------------------------------------------------------------------

Net Income                                                                                 $  1,202       $    237
========================================================================================================================

Basic and Diluted Income per Common Share                                                  $   0.59       $   0.12
===========================================================================================================================

Weighted Average Common Shares Outstanding                                                    2,030          2,030
===========================================================================================================================

            See notes to condensed consolidated financial statements.

Condensed Consolidated
Statements of Operations (Unaudited)                                                Stratosphere Corporation and Subsidiaries
-----------------------------------------------------------------------------------------------------------------------------

Six Months Ended June 30, 2002 and 2001                                                      2002                    2001
---------------------------------------------------------------------------------------------------------------------------
(In thousands, except per share data)
Revenues:
        Casino                                                                                  $ 32,398          $ 27,676
        Hotel                                                                                     18,955            13,004
        Food and beverage                                                                         19,629            17,549
        Tower, retail and other income                                                            12,293            14,065
---------------------------------------------------------------------------------------------------------------------------
Gross Revenues                                                                                    83,275            72,294
        Less promotional allowances                                                                7,274             6,357
---------------------------------------------------------------------------------------------------------------------------
Net Revenues                                                                                      76,001            65,937
---------------------------------------------------------------------------------------------------------------------------

Costs and Expenses:
        Casino                                                                                    17,256            14,894
        Hotel                                                                                      7,513             5,401
        Food and beverage                                                                         13,925            12,522
        Other operating expenses                                                                   5,836             6,982
        Depreciation and amortization                                                              6,636             4,652
        Selling, general and administrative                                                       19,214            18,731
---------------------------------------------------------------------------------------------------------------------------
                                     Total Costs and Expenses                                     70,380            63,182
---------------------------------------------------------------------------------------------------------------------------

Income From Operations                                                                             5,621             2,755
---------------------------------------------------------------------------------------------------------------------------

Other income (expense):
        Interest income                                                                              247               574
        Interest expense                                                                          (2,739)             (826)
        Loss on sale of assets                                                                        (1)                -
---------------------------------------------------------------------------------------------------------------------------
                                     Total Other Expense, net                                     (2,493)             (252)
---------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                                                                         3,128             2,503

Provision for Income Taxes                                                                         1,095               876
---------------------------------------------------------------------------------------------------------------------------

Net Income                                                                                      $  2,033          $  1,627
===========================================================================================================================

Basic and Diluted Income per Common Share                                                       $   1.00          $   0.80
===========================================================================================================================

Weighted Average Common Shares Outstanding                                                         2,030             2,030
===========================================================================================================================


           See notes to condensed consolidated financial statements.

Condensed Consolidated
Statements of Cash Flows (Unaudited)                                            Stratosphere Corporation and Subsidiaries
-------------------------------------------------------------------------------------------------------------------------

Six Months Ended June 30, 2002 and 2001                                                     2002              2001
-------------------------------------------------------------------------------------------------------------------------
(In thousands)
Cash Flows From Operating Activities:
        Net income                                                                         $  2,033         $  1,627
        Adjustments to reconcile net income to net cash
          provided by operating activities:
               Depreciation and amortization                                                  7,110            4,700
               Provision for doubtful accounts                                                  365              254
               Loss on sale or disposal of assets                                                 1               --
               Changes in operating assets and liabilities:
                    Accounts receivable                                                         289             (310)
                    Other current assets                                                       (581)            (654)
                    Accounts payable - trade                                                   (652)             (71)
                    Accrued expenses                                                          2,792            2,884
-------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                                    11,357            8,430
-------------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
        Increase in investments-restricted                                                     (800)             (49)
        Proceeds from the sale of marketable securities                                          --            2,459
        Payments for property and equipment                                                    (325)          (1,804)
        Payments for construction-in-progress                                                (2,091)         (33,657)
        Decrease (increase) in related party receivables                                       (115)            (271)
        Cash proceeds from sale of property and equipment                                         1               --
-------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                                        (3,330)         (33,322)
-------------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
        Debt issuance and deferred financing costs                                               --             (891)
        Proceeds from related party notes payable                                                --           28,750
        Payments of related party notes payable                                              (2,138)              --
        Payments on capital lease obligation                                                 (3,111)          (1,333)
-------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities                                          (5,249)          26,526
-------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                     2,778            1,634
Cash and cash equivalents - beginning of period                                              28,622           23,441
--------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents - end of period                                                  $ 31,400         $ 25,075
=========================================================================================================================


Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest-net of capitalized interest of $-0- and $1.9
        million for the six months ended June 30, 2002 and 2001, respectively.             $  2,685         $    358
=========================================================================================================================

           See notes to condensed consolidated financial statements.

Notes to Condensed Consolidated
Financial Statements                   Stratosphere Corporation and Subsidiaries
--------------------------------------------------------------------------------
(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

The accompanying condensed consolidated financial statements present the financial position, results of operations and cash flows of Stratosphere Corporation and its wholly-owned subsidiaries; Stratosphere Gaming Corp., Stratosphere Land Corporation, Stratosphere Advertising Agency, Stratosphere Leasing, LLC ("Leasing"), 2000 Las Vegas Boulevard Retail Corporation and Stratosphere Development, LLC, as it pertains to the interests of Stratosphere Corporation (collectively the "Company"). The Company operates an integrated casino, hotel and entertainment facility and a 1,149 foot, free-standing observation tower located in Las Vegas, Nevada.

Principles of Presentation

The condensed consolidated financial statements have been prepared in accordance with the accounting policies described in the Company's 2001 Annual Report on Form 10-K/A. Although the Company believes that the disclosures are adequate to make the information presented not misleading, the Company suggests these financial statements be read in conjunction with the notes to the consolidated financial statements which appear in that report.

In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting only of a normal recurring nature) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations of the Securities and Exchange Commission. Interim results are not necessarily indicative of results to be expected for any future interim period or for the entire fiscal year. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain amounts in the 2001 condensed consolidated financial statements have been reclassified to conform to the 2002 presentation. These reclassifications had no effect on the Company's net income.

Earnings Per Share ("EPS")

The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") in 1997. However, there is no effect on the EPS calculation as all Common Stock and potentially dilutive securities have been canceled as of the Effective Date, October 14, 1998. Pursuant to the Restated Second Amended Plan, 2,030,000 shares of new Common Stock were issued on the Effective Date. There were no potentially dilutive securities as of June 30, 2002.

(2) INCOME TAXES

The tax effect of significant temporary differences representing deferred tax assets for the Company principally consist of the excess of tax over book basis of assets due to the write down of assets for book purposes. The Company has recorded a valuation allowance at June 30, 2002 related to recorded tax benefits because of the significant uncertainty as to whether such benefits will ever be realized. To the extent realized, benefits remaining from pre-bankruptcy tax attributes will be reported as direct additions to contributed capital.

(3) RELATED PARTY TRANSACTIONS

Carl C. Icahn related entities own approximately 89.6% of the Company's Common Stock as of June 30, 2002. American Real Estate Holdings Limited Partnership ("AREH") owns 51% of the Company's

Common Stock. AREH is the subsidiary limited partnership of American Real Estate Partners L.P. ("AREP"), a master limited partnership whose units are traded on the New York Stock Exchange. Mr. Icahn owns approximately 86% of the outstanding equity interests in AREP.

On February 1, 2002, the Company announced that it entered into a merger agreement under which AREH, through an affiliate, will acquire the remaining shares of Stratosphere that AREH does not currently own. AREH currently owns approximately 51% of Stratosphere and Mr. Icahn owns approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000.

On July 3, 2002, the Company paid AREH $730,000 and $125,000 to extend the maturity dates of the promissory notes payable to AREH as discussed in the "Debt" subsection of the "Liquidity and Capital Resources" section of "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" following.

Under the agreement the stockholders who are unaffiliated with Mr. Icahn are to receive a cash price of $45.32 per share, and the Icahn related stockholders (other than AREP) are to receive a cash price of $44.33 per share. AREP is to pay an aggregate of approximately $44.3 million for the Stratosphere shares.

Certain employees of the Company provide management and other administrative services to the Arizona Charlie's, Inc. and Fresca, LLC d.b.a. Arizona Charlie's East (entities indirectly owned 100% by Mr. Icahn). For the three months ended June 30, 2002, the Company received $234,786 and $164,904 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. For the three months ended June 30, 2001, the Company received $122,458 and $221,212 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. For the six months ended June 30, 2002, the Company received $451,060 and $424,921 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services. For the six months ended June 30, 2001, the Company received $167,574 and $281,370 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, as reimbursement for these services.

Pursuant to wholesale tour and travel agreements with Lowestfare.com and Maupin Tours (companies owned by Mr. Icahn), the Company recorded hotel revenues of $39,266 and $177,053 during the second quarters, 2002 and 2001, respectively. For the six months ended June 30, 2002 and 2001, the Company recorded hotel revenues of $96,590 and $308,931, respectively, from Lowestfare.com and Maupin Tours.

(4)      CONTINGENCIES

The Company has filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. Trial was conducted on June 20 and June 21, 2002 and the matter is currently under submission. The Company expects a decision within 90 days. At December 31, 2001 and June 30, 2002, the Company classified preferential transfers of $2.3 million as an Other Receivable on the Consolidated Balance Sheet.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions.

The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company has appealed the injunction based on its belief that the plaintiffs lack standing. The Company had already commenced these renovations prior to the Court's Order and completed these renovations in June, 2002. On April 5, 2002, plaintiffs filed a motion seeking attorney's fees of approximately $50,000. The Company opposed the motion on the basis the fees sought were excessive. The court agreed and awarded the plaintiffs $8,304.67 in fees and costs. The plaintiffs have appealed that award.

Tiffiny Decorating Company ("Tiffiny"), a subcontractor to Great Western Drywall ("Great Western"), filed a legal action against Stratosphere Corporation, Stratosphere Development, LLC, American Real Estate Holdings Limited Partnership (Stratosphere Corporation, Stratosphere Development, LLC and American Real Estate Holdings Limited Partnership are herein collectively referred to as the "Stratosphere Parties"), Great Western, Nevada Title and Safeco Insurance, Case No. A443926 in the Eighth Judicial District Court of the State of Nevada. The legal action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. The Stratosphere Parties have filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere Parties setting forth the same disputed issues. That separate action, Case No. A448299 in the Eighth Judicial Court of the State of Nevada, has been consolidated with the case brought by Tiffiny.

The initial complaint brought by Tiffiny asserts that Tiffiny performed certain services on construction at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of $521,562 against Great Western, the Stratosphere Parties, and the other defendants, which the Stratosphere Parties contend have been paid to Great Western for payment to Tiffiny.

Great Western is alleging that it is owed payment from the Stratosphere Parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere Parties. This amount apparently includes the Tiffiny claim.

The Stratosphere Parties have evaluated the project and have determined that the amount of $1,004,059 is properly due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. This amount has been segregated in a separate interest bearing account and is classified in Accounts Payable - Construction on the Consolidated Balance Sheet.

The Early Case Conference in the Tiffiny case has already been concluded and initial documents and witnesses have been exchanged which has been the discovery to date, however, it is not possible to give an opinion as to probable outcome of the action. The case will proceed with discovery from this point forward until such time as a resolution is reached or the matter is brought to trial. The matter has been preliminarily set for trial on April 14, 2003. The Stratosphere Parties intend to vigorously defend the action for claims in excess of $1,004,059.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ materially from the Company's historical results of operations and those discussed in the forward-looking statements.

Overview

The Company operates an integrated casino, hotel and entertainment facility and a 1,149 foot, free-standing observation tower in Las Vegas, Nevada. As of June 30, 2002, the operations included 1,526 slot machines, 48 table games, a race and sports book, keno lounge, 2,444 hotel rooms and seven theme restaurants.

In June 2001 the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa (the "Hotel Expansion"). "Lucky's Cafe" a 350-seat coffee shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been completed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar.

Critical Accounting Policies

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Casino Revenues and Promotional Allowances

During the first quarter, 2001, the Emerging Issues Task Force reached a consensus on the portion of Issue 00-22, "Accounting for `Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future," which addressed the income statement classification of the value of the points redeemable for cash awarded under point programs similar to the Company's Player's Club and Guaranteed Refund programs. The consensus states the cost of these programs should be reported as a contra-revenue, rather than an expense and is retroactive to January 1, 2001, with prior year restatement required. The Company has adopted the current consensus recommendations on Issue 00-22. Debate continues on a number of other facets of Issue 00-22, which may have an impact on the presentation of the Company's financial statements.

The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances.

Recoverability of Long-Lived Assets to Be Held and Used in the Business

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally estimates fair value by discounting estimated cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Results of Operations

Comparison  of  Operating  Results for the Three  Months Ended June 30, 2002 and
2001

Revenues

Casino revenues increased $2.6 million (19%) from $13.8 million for the second quarter, 2001 to $16.4 million for the second quarter, 2002. Revenues from table games increased $.9 million (26%) from $3.4 million for the second quarter, 2001 to $4.3 million for the second quarter, 2002. The Company's win percentage for table games increased 1.9 percentage points (11%) from 17.5% for the second quarter, 2001 to 19.4% for the second quarter, 2002. The increased win percentage and increased customer play resulting from the completion of the 1,000 additional rooms associated with the Hotel Expansion at the end of June, 2001 contributed equally to the table games revenue increase. Revenues from slots increased $1.7 million (15%) from $11.1 million for the second quarter, 2001 to $12.8 million for the second quarter, 2002. Management attributes the increased slot revenues to increased customer play resulting from the completion of the 1,000 rooms associated with the Hotel Expansion. Casino revenues represented 39% and 38% of total gross revenues for the second quarters ended June 30, 2002 and 2001, respectively.

Hotel revenues increased $2.8 million (41%) from $6.8 million for the second quarter, 2001 to $9.6 million for the second quarter, 2002. The average daily rate ("ADR") decreased $1 (2%) from $50 during the second quarter, 2001 to $49 during the second quarter, 2002. Room occupancy decreased 7.6 percentage points (8%) from 97.8% during the second quarter, 2001 to 90.2% for the second quarter, 2002. The increase in hotel revenues is directly attributed to the increased room capacity brought about by the Hotel Expansion. Management attributes the decrease in ADR and occupancy percentage to uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn. Hotel revenues represented 23% and 19% of total gross revenues for the second quarters ended June 30, 2002 and 2001, respectively.

Food and beverage revenues increased $1.3 million (15%) from $8.6 million for the second quarter, 2001 to $9.9 million for the second quarter, 2002. Food and beverage revenues increased during the second quarter as a result of increased guest volume brought about by the completion of the 1,000 rooms associated with the Hotel Expansion. Food and beverage revenues represented 23% and 24% of total gross revenues for the second quarters ended June 30, 2002 and 2001, respectively.

Tower, retail and other income decreased $.8 million (11%) from $7.2 million for the second quarter, 2001 to $6.4 million for the second quarter, 2002. Tower revenues decreased $.3 million (10%) from $3.5 million for the second quarter, 2001 to $3.2 million for the second quarter, 2002. Tower visitations (including Top of the World dining) decreased 80,857 (16%) from 507,945 for the second quarter, 2001 to 427,088 for the second quarter, 2002. Management expects revenues from the Tower to decrease as visitors who have previously visited the Tower chose to experience other Las Vegas attractions and entertainment options. Management is investigating options to increase Tower revenues including, but not limited to, new thrill rides added to the Tower. Entertainment revenues increased $.2 million (15%) from $1.3 million for the second quarter, 2001 to $1.5 million for the second quarter, 2002. Retail revenues decreased $1.0 million (58%) from $1.7 million during the second quarter, 2001 to $.7 million for the second quarter, 2002. Management expects retail revenues to decrease as leases associated with the Retail Center have been, and will continue to be, negotiated at lower rent rates in order to maintain tenant occupancy. Additionally, in July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail revenues, as a result of this transaction, decreased $.7 million (87%) from $.8 million for the second quarter, 2001 to $.1 million for the second quarter, 2002. Other revenues increased $.2 million (22%) from $.7 million during the second quarter, 2001 to $.9 million for the second quarter, 2002. This increase can be attributed to income derived from ATM commissions and telephone revenue. Tower, retail and other revenues represented 15% and 20% of total gross revenues for the second quarters ended June 30, 2002 and 2001, respectively.

Promotional allowances increased $.1 million (4%) from $3.2 million for the second quarter, 2001 to $3.3 million for the second quarter, 2002. The increase in promotion allowances was the result of more direct mail promotions that include room, food and beverage being offered to guests on a complimentary basis. Complimentary to hosted players also contributed to the increase in promotional allowances. Management anticipates promotional allowances will increase in future periods with an increase in the number of hosted players, direct marketing efforts and special event offers targeting casino guests.

Management anticipates that revenues may decrease during the third quarter, 2002 when compared to the third quarter, 2001 as a result of uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn. Management anticipates the fourth quarter, 2002 revenues may be improved when compared to the fourth quarter, 2001 because the fourth quarter, 2001 was severely impacted by the September 11, 2001 terrorist attacks.

Costs and Expenses

Casino operating expenses increased $.7 million (9%) from $7.8 million for the second quarter, 2001 to $8.5 million for the second quarter, 2002. The Company's slot lease, payroll and gaming tax expenses increased $.1 million, $.3 million and $.2 million, respectively, as a result of increased casino play. The costs associated with providing casino guests additional room nights on a complimentary basis and non-cash promotional expenses increased $.1 million.

Hotel operating expenses increased $1.1 million (38%) from $2.9 million for the second quarter, 2001 to $4.0 million for the second quarter, 2002. Payroll and supplies expenses increased $.9 million and $.1 million, respectively, due to the additional 1,000 rooms associated with the Hotel Expansion.

Food and beverage costs have increased $.7 million (11%) from $6.4 million for the second quarter, 2001 to $7.1 million for the second quarter, 2002. Cost of sales and payroll expenses have each increased $.3 million (12% and 7%, respectively). Management attributes this increase to increased guest volume brought about by the completion of the 1,000 rooms and new restaurants associated with the Hotel Expansion.

Other operating expenses decreased $.4 million (12%) from $3.5 million for the second quarter, 2001 to $3.1 million for the second quarter, 2002. In July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail expenses, as a result of this transaction, decreased $.7 million from $.7 million for the second quarter, 2001 to $-0- for the second quarter, 2002. These retail expense savings will discontinue in the third quarter, 2002. Also, as a result of producing more shows in the Outdoor Events Center, entertainment fees have increased $.3 million (37%) from $.7 million for the second quarter, 2001 to $1.0 million for the second quarter, 2002.

Depreciation and amortization expenses have increased $1.1 million (49%) from $2.2 million for the second quarter, 2001 to $3.3 million for the second quarter, 2002. Management attributes the increase to the depreciation and amortization of the retail mall assets over the remaining lease life of the current tenants and the depreciation of the Hotel Expansion completed in late June 2001.

Approximately 1,050 employees working in kitchen production, food service, slot service, bell service, housekeeping, and beverage service are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and the Culinary Workers Union Local 226 and the Bartenders Union Local 165 (the "Unions"). This agreement had been in effect since June 1, 1997 and expired on May 31, 2002. On June 10, 2002, Stratosphere Gaming Corporation and the Unions agreed to a tentative agreement, which was subsequently ratified by the majority of the membership. Stratosphere and the Unions are currently in the process of finalizing the language of the new agreement. The new agreement was retroactive to June 1, 2002 and will expire on May 31, 2007 and provides for an increase in benefits of $.685 per hour worked or paid during the first year. Future increases are $.60, $.65, $.65 and $.65 per hour worked or paid for the years beginning June 1, 2003, 2004, 2005, and 2006, respectively. In addition, work rules and productivity standards were agreed to with respect to guestroom attendants and their daily room quotas. At current staffing and work levels, this new agreement is expected to increase payroll and related expenses $1.0 million for the remainder of the 2002 fiscal year. Payroll and related expenses are anticipated to increase $1.5 million, $1.5 million, $1.6 million, $1.6 million and $.7 million for years 2003, 2004, 2005, 2006 and first half, 2007, respectively, as a result of this new agreement at current staffing and work levels.

Other Factors Impacting Earnings

Interest income decreased $.1 million (59%) from $.2 million for the second quarter, 2001 to $.1 million during the second quarter, 2002 due to lower interest rates from banking and financial institutions.

Interest expense increased $.7 million (188%) from $.4 million for the second quarter, 2001 to $1.1 million during the second quarter, 2002. Interest from the Company's note associated with the purchase of the retail mall and interest expenses associated with the Capital Lease each decreased $.1 million. Interest expense associated with the $73.0 million Note Payable to AREH used to finance the Hotel Expansion was $.7 million during the second quarter, 2002. Interest associated with this note was capitalized as part of the construction costs during the second quarter, 2001. Amortization of debt issuance cost also increased interest expense by $.2 million.

Comparison of Operating Results for the Six Months Ended June 30, 2002 and 2001

Revenues

Casino revenues increased $4.7 million (17%) from $27.7 million for the six months ended June 30, 2001 to $32.4 million for the six months ended June 30, 2002. Revenues from table games increased $1.9 million (27%) from $7.0 million for the six months ended June 30, 2001 to $8.9 million for the six months ended June 30, 2002. The Company's win percentage for table games increased 1.2 percentage points (7%) from 17.3% for the six months ended June 30, 2001 to 18.5% for the six months ended June 30, 2002. The increased win percentage and increased customer play resulting from the completion of the 1,000 additional rooms associated with the Hotel Expansion at the end of June, 2001 contributed 30% and 70%, respectively, to the table games revenue increase. Revenues from slots increased $3.5 million (17%) from $20.0 million for the six months ended June 30, 2001 to $23.5 million for the six months ended June 30, 2002. Management attributes the increased slot revenues to increased customer play resulting from the completion of the 1,000 rooms associated with the Hotel Expansion. Race and Sports book revenues decreased $.6 million from $.4 million for the six months ended June 30, 2001 to $(.2) million for the six months ended June 30, 2002. The Company experienced an unexpected sports book loss of $.6 million related to the 2002 National Football League Superbowl. Casino revenues represented 39% and 38% of total gross revenues for the six months ended June 30, 2002 and 2001, respectively.

Hotel revenues increased $6.0 million (46%) from $13.0 million for the six months ended June 30, 2001 to $19.0 million for the six months ended June 30, 2002. The average daily rate ("ADR") remained at $49 during the six months ended June 30, 2001 and 2002. However, room occupancy decreased 9.9 percentage points (10%) from 98.1% during the six months ended June 30, 2001 to 88.2% for the six months ended June 30, 2002. The increase in hotel revenues is directly attributed to the increased room capacity brought about by the Hotel Expansion. Management attributes the decrease in the occupancy percentage to uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn. Hotel revenues represented 23% and 18% of total gross revenues for the six months ended June 30, 2002 and 2001, respectively.

Food and beverage revenues increased $2.1 million (12%) from $17.5 million for the six months ended June 30, 2001 to $19.6 million for the six months ended June 30, 2002. Food and beverage revenues increased during the second quarter as a result of increased guest volume brought about by the completion of the 1,000 rooms associated with the Hotel Expansion. Food and beverage revenues represented 24% of total gross revenues for the six months ended June 30, 2002 and 2001.

Tower, retail and other income decreased $1.8 million (13%) from $14.1 million for the six months ended June 30, 2001 to $12.3 million for the six months ended June 30, 2002. Tower revenues decreased $.3 million (4%) from $6.6 million for the six months ended June 30, 2001 to $6.3 million for the six months ended June 30, 2002. Tower visitations (including Top of the World dining) decreased 132,321 (13%) from 980,620 for the six months ended June 30, 2001 to 848,299 for the six months ended June 30, 2002. Management expects revenues from the Tower to decrease as visitors who have previously visited the Tower chose to experience other Las Vegas attractions and entertainment options. Management is investigating options to increase Tower revenues including, but not limited to, new thrill rides added to the Tower. Entertainment revenues increased $.2 million (8%) from $2.4 million for the six months ended June 30, 2001 to $2.6 million for the six months ended June 30, 2002. Retail revenues decreased $2.0 million (57%) from $3.5 million during the six months ended June 30, 2001 to $1.5 million for the six months ended June 30, 2002. Management expects retail revenues to decrease as leases associated with the Retail Center have been, and will continue to be, negotiated at lower rent rates in order to maintain tenant occupancy. Additionally, in July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail revenues, as a result of this transaction, decreased $1.3 million (81%) from $1.6 million for the six months ended June 30, 2001 to $.3 million for the six months ended June 30, 2002. Other revenues increased $.2 million (12%) from $1.5 million during the six months ended June 30, 2001 to $1.7 million for the six months ended June 30, 2002. This increase can be attributed to income derived from ATM commissions and telephone revenue. Tower, retail and other revenues represented 15% and 19% of total gross revenues for the six months ended June 30, 2002 and 2001, respectively.

Promotional allowances increased $.9 million (14%) from $6.4 million for the six months ended June 30, 2001 to $7.3 million for the six months ended June 30, 2002. The increase in promotion allowances was the result of more direct mail promotions that include room, food and beverage being offered to guests on a complimentary basis. Complimentary to hosted players also contributed to the increase in promotional allowances. Management anticipates promotional allowances will increase in future periods with an increase in the number of hosted players, direct marketing efforts and special event offers targeting casino guests.

Management anticipates that all revenues may decrease during the third quarter, 2002 when compared to the third quarter, 2001 as a result of uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn. Management anticipates the fourth quarter, 2002 revenues may be improved when compared to the fourth quarter, 2001 because fourth quarter, 2001 was severely impacted by the September 11, 2001 terrorist attacks.

Costs and Expenses

Casino operating expenses increased $2.4 million (16%) from $14.9 million for the six months ended June 30, 2001 to $17.3 million for the six months ended June 30, 2002. The Company's slot lease, payroll and gaming tax expenses increased $.7 million, $.6 million and $.3 million, respectively, as a result of increased casino play. Beginning in April 2002, the Company has reduced the number of participation slot machines on the casino floor in order to reduce slot lease expense. The costs associated with providing casino guests additional room nights on a complimentary basis and non-cash promotional expenses increased $.7 million. Because of this increase, management is reevaluating the number and amount of complimentary room nights and promotional items being offered to lower-tiered casino and hotel guests.

Hotel operating expenses increased $2.1 million (39%) from $5.4 million for the six months ended June 30, 2001 to $7.5 million for the six months ended June 30, 2002. Payroll and supplies expenses increased $1.9 million and $.3 million, respectively, due to the additional 1,000 rooms associated with the Hotel Expansion. The increased costs of providing guests with complimentary room nights have been charged to casino and marketing operations. As a result, hotel complimentary expense decreased $.2 million.

Food and beverage costs have increased $1.4 million (11%) from $12.5 million for the six months ended June 30, 2001 to $13.9 million for the six months ended June 30, 2002. Cost of sales and payroll expenses increased $.6 million (10%) and $.9 million (10%), respectively. Management attributes this increase to increased guest volume brought about by the completion of the 1,000 rooms and new restaurants associated with the Hotel Expansion.

Other operating expenses decreased $1.1 million (16%) from $7.0 million for the six months ended June 30, 2001 to $5.9 million for the six months ended June 30, 2002. In July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail expenses, as a result of this transaction, decreased $1.4 million (100%) from $1.4 million for the six months ended June 30, 2001 to $-0- for the six months ended June 30, 2002. These retail expense savings will discontinue in the third quarter, 2002 indefinitely. Also, as a result of producing more shows in the Outdoor Events Center, entertainment fees have increased $.3 million (20%) from $1.4 million for the six months ended June 30, 2001 to $1.7 million for the six months ended June 30, 2002.

Depreciation and amortization expenses have increased $2.0 million (43%) from $4.6 million for the six months ended June 30, 2001 to $6.6 million for the six months ended June 30, 2002. Management attributes the increase to the depreciation and amortization of the retail mall assets over the remaining lease life of the current tenants and the depreciation of the Hotel Expansion completed in late June 2001.

Approximately 1,050 employees working in kitchen production, food service, slot service, bell service, housekeeping, and beverage service are currently covered by a collective bargaining agreement between Stratosphere Gaming Corporation and the Culinary Workers Union Local 226 and the Bartenders Union Local 165 (the "Unions"). This agreement had been in effect since June 1, 1997 and expired on May 31, 2002. On June 10, 2002, Stratosphere Gaming Corporation and the Unions agreed to a tentative agreement, which was subsequently ratified by the majority of the membership. Stratosphere and the Unions are currently in the process of finalizing the language of the new agreement. The new agreement was retroactive to June 1, 2002 and will expire on May 31, 2007 and provides for an increase in benefits of $.685 per hour worked or paid during the first year. Future increases are $.60, $.65, $.65 and $.65 per hour worked or paid for the years beginning June 1, 2003, 2004, 2005, and 2006, respectively. In addition, work rules and productivity standards were agreed to with respect to guestroom attendants and their daily room quotas. At current staffing and work levels, this new agreement is expected to increase payroll and related expenses $1.0 million for the remainder of the 2002 fiscal year. Payroll and related expenses are anticipated to increase $1.5 million, $1.5 million, $1.6 million, $1.6 million and $.7 million for years 2003, 2004, 2005, 2006 and first half, 2007, respectively, as a result of this new agreement at current staffing and work levels.

Other Factors Impacting Earnings

Interest income decreased $.3 million (57%) from $.6 million for the six months ended June 30, 2001 to $.3 million during the six months ended June 30, 2002 due to lower interest rates from banking and financial institutions.

Interest expense increased $1.9 million (232%) from $.8 million for the six months ended June 30, 2001 to $2.7 million during the six months ended June 30, 2002. Interest from the Company's note associated with the purchase of the retail mall and interest expenses associated with the Capital Lease each decreased $.2 million. Interest expense associated with the $73.0 million Note Payable to AREH used to finance the Hotel Expansion was $1.9 million during the six months ended June 30, 2002. Interest associated with this note was capitalized as part of the construction costs during the six months ended June 30, 2001. Amortization of debt issuance cost also increased interest expense by $.4 million.

LIQUIDITY AND CAPITAL RESOURCES

Debt

On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to AREH in order to finance the construction of the Hotel Expansion. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a twenty
(20) year amortization schedule and continuing through and including June 2002 when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred (300) basis points plus (ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at June 30, 2002 was 4.92%. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. A twenty-four (24) month extension of the loan term may be obtained by the Company upon payment of an additional $730,000. On July 3, 2002, the Company paid the additional $730,000 to obtain this twenty-four (24) month extension.

On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty (20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty (350) basis points plus (ii) the 90 day LIBOR. This interest rate at June 30, 2002 was 5.42%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. A twelve (12) month extension of the loan term may be obtained by the Company upon the payment of an additional $125,000. On July 3, 2002, the Company paid the additional $125,000 to obtain this twelve (12) month extension.

On May 28, 1999, the Company entered into a $10.0 million capital lease ("New Capital Lease Obligation") in which certain existing gaming and other equipment was financed over a thirty-six month period. Interest was calculated based on the LIBOR rate for each period plus 2.5%. On May 23, 2002, the Company paid the final installment, which included a $2.0 million balloon payment, to complete the terms of the lease.

Cash Flow, Working Capital and Capital Expenditures

The Company had unrestricted cash balances of $31.4 million as of June 30, 2002. The Company has relied on unrestricted cash balances and its ability to generate cash flow from operations to fund its working capital needs.

During the six months ended June 30, 2002, the Company generated $11.4 million in cash flows from operating activities. These funds were used to pay $2.1 million on notes to related parties, $3.1 million for payments on the capital lease $2.4 million for property, equipment and construction costs and $.8 million to fund restricted investments.

As of June 30, 2002, the Company had approximately $1.9 million accrued for unsecured disputed claims related to the Restated Second Amended Plan. The $1.9 million estimated accrual for unsecured disputed claims is included in other accrued expenses on the accompanying June, 2002 Condensed Consolidated Balance Sheet. Additional payments required, if any, will be made from restricted cash and/or investment balances.

Management believes that existing cash balances and operating cash flow will provide the Company with sufficient resources to fund its working capital needs, existing debt obligations and foreseeable capital expenditure requirements.

Other

On March 8, 2000, California residents voted to expand Native American gaming operations within that state. The Native American gaming expansion could result in up to 43,000 slot machines on 57 tribal reservations. The Company estimates that approximately 35% of its hotel occupancy are from guests traveling from southern California. The potential proliferation of gaming in southern California could have a material adverse effect on the Company's business.

Private Securities Litigation Reform Act

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 10-Q and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion, future construction costs and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

The Company's debt obligations are subject to interest rate risk. The interest rates under these obligations are based on LIBOR plus applicable margins. As interest rates fluctuate, the Company will experience changes in interest expense. The Company has not entered into any interest rate swap agreements, or similar instruments, to protect against the risk of interest rate fluctuations. The fair value of the Company's long-term debt approximates carrying values. Assuming the current level of borrowings, if interest rates increased 100 basis points, interest expense on the Company's debt obligations at June 30, 2002 would increase $.8 million during the next 12 months.

Part II.  OTHER INFORMATION

Item 1.  Legal Proceedings

The Company has filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. Trial was conducted on June 20 and June 21, 2002 and the matter is currently under submission. The Company expects a decision within 90 days. At December 31, 2001 and March 31, 2002, the Company classified preferential transfers of $2.3 million as an Other Receivable on the Consolidated Balance Sheet.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company has appealed the injunction based on its belief that the plaintiffs lack standing. The Company had already commenced these renovations prior to the Court's Order and completed these renovations in June, 2002. On April 5, 2002, plaintiffs filed a motion seeking attorney's fees of approximately $50,000. The Company opposed the motion on the basis the fees sought were excessive. The court agreed and awarded the plaintiffs $8,304.67 in fees and costs. The plaintiffs have appealed that award.

Tiffiny Decorating Company ("Tiffiny"), a subcontractor to Great Western Drywall ("Great Western"), filed a legal action against Stratosphere Corporation, Stratosphere Development, LLC, American Real Estate Holdings Limited Partnership (Stratosphere Corporation, Stratosphere Development, LLC and American Real Estate Holdings Limited Partnership are herein collectively referred to as the "Stratosphere Parties"), Great Western, Nevada Title and Safeco Insurance, Case No. A443926 in the Eighth Judicial District Court of the State of Nevada. The legal action asserts claims that include breach of contract, unjust enrichment and foreclosure of lien. The Stratosphere Parties have filed a cross-claim against Great Western in that action. Additionally, Great Western has filed a separate legal action against the Stratosphere Parties setting forth the same disputed issues. That separate action, Case No. A448299 in the Eighth Judicial Court of the State of Nevada, has been consolidated with the case brought by Tiffiny

The initial complaint brought by Tiffiny asserts that Tiffiny performed certain services on construction at the Stratosphere and was not fully paid for those services. Tiffiny claims the sum of $521,562 against Great Western, the Stratosphere Parties, and the other defendants, which the Stratosphere Parties contend have been paid to Great Western for payment to Tiffiny.

Great Western is alleging that it is owed payment from the Stratosphere Parties for work performed and for delay and disruption damages. Great Western is claiming damages in the sum of $3,935,438 plus interest, costs and legal fees from the Stratosphere Parties. This amount apparently includes the Tiffiny claim.

The Stratosphere Parties have evaluated the project and have determined that the amount of $1,004,059 is properly due and payable to satisfy all claims for the work performed, including the claim by Tiffiny. This amount has been segregated in a separate interest bearing account and is classified in Accounts Payable - Construction on the Consolidated Balance Sheet.

The Early Case Conference in the Tiffiny case has already been concluded and initial documents and witnesses have been exchanged which has been the discovery to date, however, it is not possible to give an opinion as to probable outcome of the action. The case will proceed with discovery from this point forward until such time as a resolution is reached or the matter is brought to trial. The matter has been preliminarily set for trial on April 14, 2003. The Stratosphere Parties intend to vigorously defend the action for claims in excess of $1,004,059.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

Item 6. Exhibits and Reports on Form 8-K

(a)      Exhibits

           99.1 Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

           99.2 Certification of Principal Financial Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

(b)      Reports on Form 8-K

          The Company filed no reports on Form 8-K during the fiscal quarter ended June 30, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            STRATOSPHERE CORPORATION
                                            Registrant

Date:    August 14, 2002                    By: /s/ Carl C. Icahn
                                                 Name: Carl C. Icahn
                                                 Title:  President

                                                 By:     /s/ William F. Bischoff
                                                 Name: William F. Bischoff
                                                 Title:  Chief Financial Officer

                                  EXHIBIT INDEX
                            STRATOSPHERE CORPORATION

Exhibit
Number

(a)      Exhibits

99.1 Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).
99.2 Certification of Principal Financial Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

(b)      Reports on Form 8-K

         The Company filed no reports on Form 8-K during the fiscal quarter ended June 30, 2002.

Exhibit 99.1

                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, Carl C. Icahn, President of Stratosphere Corporation (the "Registrant"), certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, based upon a review of Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


  By:     /s/ Carl C. Icahn
  Name:   Carl C. Icahn
  Title:  President
  Date:   August 14, 2002

Exhibit 99.2

                  Certification of Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, William F. Bischoff, Chief Financial Officer of Stratosphere Corporation (the "Registrant"), certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, based upon a review of Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

(3)      The Report fully complies with the requirements of Section 13(a) or 15
         (d) of the Securities Exchange Act of 1934, as amended; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


   By:     /s/ William F. Bischoff
   Name:   William F. Bischoff
   Title:  Chief Financial Officer
   Date:   August 14, 2002

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2002

                                       OR

[ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM        TO
                                                             ------    ------

                           COMMISSION FILE NO. 1-12030

                            STRATOSPHERE CORPORATION
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                               88-0292318
                       --------                               ----------
             (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

            2000 LAS VEGAS BOULEVARD SOUTH
                  LAS VEGAS, NEVADA                            89104
                  -----------------                            -----
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                 (702) 383-4719
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                               YES    X         NO
                                    -----           -----

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

INDICATE BY CHECK MARK WHETHER THE REGISTRANT HAS FILED ALL DOCUMENTS AND REPORTS REQUIRED TO BE FILED BY SECTIONS 12, 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 SUBSEQUENT TO THE DISTRIBUTION OF SECURITIES UNDER A PLAN CONFIRMED BY A COURT.


                               YES    X         NO
                                    -----           -----


INDICATE THE NUMBER OF SHARES OUTSTANDING FOR EACH OF THE ISSUER'S CLASSES OF COMMON STOCK, AS OF THE LATEST PRACTICABLE DATE: 2,030,000 AS OF MARCH 31, 2002.

                            STRATOSPHERE CORPORATION
                                    FORM 10-Q

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PART I.  FINANCIAL INFORMATION

ITEM 1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001              3

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH              4
31, 2002 AND 2001

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE THREE MONTHS                          5
ENDED MARCH  31, 2002 AND 2001

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                                                      6-8

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS                                                                                     9-13

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK                                       13

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS                                                                                14

SIGNATURES                                                                                                15

CONDENSED CONSOLIDATED
BALANCE SHEETS                        STRATOSPHERE CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                                                                          MARCH 31,        DECEMBER 31,
                                                                                             2002             2001
----------------------------------------------------------------------------------------------------------------------
(In thousands, except share data)                                                        (Unaudited)

ASSETS
Current Assets:
       Cash and cash equivalents                                                        $ 31,198             $ 28,622
       Cash and cash equivalents-restricted                                                1,926                1,926
       Marketable securities                                                               4,200                4,200
       Investments-restricted                                                                827                  827
       Accounts receivable, net                                                            3,984                3,416
       Related party receivables                                                             662                  608
       Other current assets                                                                4,326                4,348
----------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                      47,123               43,947
----------------------------------------------------------------------------------------------------------------------
Property and Equipment, Net                                                              198,345              200,938
----------------------------------------------------------------------------------------------------------------------
Other Assets:
       Debt issuance and deferred financing costs, net                                       233                  474
       Lessee incentive                                                                    1,532                1,616
       Other receivable                                                                    2,300                3,000
----------------------------------------------------------------------------------------------------------------------
Total Other Assets                                                                         4,065                5,090
----------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                            $249,533             $249,975
======================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
       Accounts payable-trade                                                           $  1,428             $  1,968
       Accounts payable-construction                                                       1,058                1,598
       Current portion of capital lease obligation                                         2,444                3,111
       Current portion of notes payable to related party                                   4,276                4,276
       Accrued payroll and related expenses                                                6,334                5,258
       Other accrued expenses                                                             13,945               13,478
----------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                 29,485               29,689
----------------------------------------------------------------------------------------------------------------------
Long-Term Liabilities:
       Accrued lessee incentive                                                            1,605                1,605
       Notes payable to related party-less current portion                                79,459               80,528
----------------------------------------------------------------------------------------------------------------------
Total Long-Term Liabilities                                                               81,064               82,133
----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                        110,549              111,822
----------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 3 and 4)

Shareholders' Equity:
       Preferred stock, $.01 par value; authorized 3,000,000 shares; no shares issued         --                   --
       Common stock, $.01 par value; authorized 10,000,000 shares;
           issued and outstanding 2,030,000                                                   20                   20
       Additional paid-in-capital                                                        130,444              130,444
       Retained earnings                                                                   8,520                7,689
----------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                                               138,984              138,153
----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $249,533             $249,975
======================================================================================================================



           See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS (UNAUDITED)   STRATOSPHERE CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

THREE MONTHS ENDED MARCH 31, 2002 AND 2001                                2002         2001
----------------------------------------------------------------------------------------------
(In thousands, except per share data)

REVENUES:
        Casino                                                            16,000     $ 13,894
        Hotel                                                              9,401        6,233
        Food and beverage                                                  9,780        8,980
        Tower, retail and other income                                     5,909        6,884
----------------------------------------------------------------------------------------------
GROSS REVENUES                                                            41,090       35,991
        Less promotional allowances                                        3,939        3,138
----------------------------------------------------------------------------------------------
NET REVENUES                                                              37,151       32,853
----------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
        Casino                                                             8,779        7,151
        Hotel                                                              3,517        2,499
        Food and beverage                                                  6,869        6,146
        Other operating expenses                                           2,738        3,449
        Depreciation and amortization                                      3,317        2,423
        Selling, general and administrative                                9,158        8,935
----------------------------------------------------------------------------------------------
                                      Total Costs and Expenses            34,378       30,603
----------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                     2,773        2,250
----------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
        Interest income                                                      149          333
        Interest expense                                                  (1,640)        (444)
        Loss on sale of assets                                                (1)           -
----------------------------------------------------------------------------------------------
                                      Total Other Expense, net            (1,492)        (111)
----------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                 1,281        2,139

Provision for Income Taxes                                                   450          749
----------------------------------------------------------------------------------------------

NET INCOME                                                                $  831       $1,390
==============================================================================================

BASIC AND DILUTED INCOME PER COMMON SHARE                                 $ 0.41       $ 0.68
==============================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                 2,030        2,030
==============================================================================================


           See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS (UNAUDITED)   STRATOSPHERE CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

THREE MONTHS ENDED MARCH 31, 2002 AND 2001                                                   2002          2001
----------------------------------------------------------------------------------------------------------------
(In thousands)

Cash Flows From Operating Activities:
        Net income                                                                         $    831    $  1,390
        Adjustments to reconcile net income to net cash
          provided by operating activities:
               Depreciation and amortization                                                  3,558       2,447
               Provision for doubtful accounts                                                  235         105
               Loss on sale or disposal of assets                                                 1          --
               Changes in operating assets and liabilities:
                    Accounts receivable                                                        (103)       (578)
                    Other current assets                                                         22          96
                    Accounts payable - trade                                                   (540)         (2)
                    Accrued expenses                                                          1,543         703
----------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                     5,547       4,161
----------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM INVESTING ACTIVITIES:
        Increase in investments-restricted                                                       --         (49)
        Payments for property and equipment                                                    (171)       (425)
        Payments for construction-in-progress                                                (1,012)    (17,617)
        Increase in related party receivables                                                   (53)        (32)
        Cash proceeds from sale of property and equipment                                         1          --
----------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                        (1,235)    (18,123)
----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from related party notes payable                                                --      15,750
        Payments of related party notes payable                                              (1,069)         --
        Payments on capital lease obligation                                                   (667)       (666)
----------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                          (1,736)     15,084
----------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                     2,576       1,122
Cash and cash equivalents - beginning of period                                              28,622      23,441
----------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                                  $ 31,198    $ 24,563
================================================================================================================


Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest-net of capitalized interest of $-0- million and
        $.9 million for the three months ended March 31, 2002 and 2001, respectively       $  1,397    $    420
================================================================================================================



           See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS                   STRATOSPHERE CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

The accompanying condensed consolidated financial statements present the financial position, results of operations and cash flows of Stratosphere Corporation and its wholly-owned subsidiaries; Stratosphere Gaming Corp., Stratosphere Land Corporation, Stratosphere Advertising Agency, Stratosphere Leasing, LLC ("Leasing"), 2000 Las Vegas Boulevard Retail Corporation and Stratosphere Development, LLC, an entity controlled by the Stratosphere Corporation (collectively the "Company"). The Company operates an integrated casino, hotel and entertainment facility and a 1,149 foot, free-standing observation tower located in Las Vegas, Nevada.

PRINCIPLES OF PRESENTATION

The condensed consolidated financial statements have been prepared in accordance with the accounting policies described in the Company's 2001 Annual Report on Form 10-K. Although the Company believes that the disclosures are adequate to make the information presented not misleading, the Company suggests these financial statements be read in conjunction with the notes to the consolidated financial statements which appear in that report.

In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting only of a normal recurring nature) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations of the Securities and Exchange Commission. Interim results are not necessarily indicative of results to be expected for any future interim period or for the entire fiscal year. All significant intercompany accounts and transactions have been eliminated in consolidation.

RECLASSIFICATIONS

Certain amounts in the 2001 condensed consolidated financial statements have been reclassified to conform to the 2002 presentation. These reclassifications had no effect on the Company's net income.

EARNINGS PER SHARE ("EPS")

The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") in 1997. However, there is no effect on the EPS calculation as all Common Stock and potentially dilutive securities have been canceled as of the Effective Date, October 14, 1998. Pursuant to the Restated Second Amended Plan, 2,030,000 shares of new Common Stock were issued on the Effective Date. There were no potentially dilutive securities as of March 31, 2002.

(2) INCOME TAXES

The tax effect of significant temporary differences representing deferred tax assets for the Company principally consist of the excess of tax over book basis of assets due to the write down of assets for book purposes. The Company has recorded a valuation allowance at March 31, 2002 related to recorded tax benefits because of the significant uncertainty as to whether such benefits will ever be realized. To the extent realized, benefits remaining from pre-bankruptcy tax attributes will be reported as direct additions to contributed capital.

(3) RELATED PARTY TRANSACTIONS

Carl C. Icahn related entities own approximately 89.6% of the Company's Common Stock as of March 31, 2002. American Real Estate Holdings Limited Partnership ("AREH") owns 51% of the Company's

Common Stock. AREH is the subsidiary limited partnership of American Real Estate Partners L.P. ("AREP"), a master limited partnership whose units are traded on the New York Stock Exchange.

On February 1, 2002, the Company announced that it entered into a merger agreement under which AREP, through an affiliate, will acquire the remaining shares of Stratosphere that AREP does not currently own. AREP currently owns approximately 51% of Stratosphere and Mr. Icahn owns approximately 38.6%. The initial determination to engage in the transaction at the prices set forth below was previously announced by AREP in September 2000.

Under the agreement the stockholders who are unaffiliated with Mr. Icahn are to receive a cash price of $45.32 per share, and the Icahn related stockholders (other than AREP) are to receive a cash price of $44.33 per share. AREP is to pay an aggregate of approximately $44.3 million for the Stratosphere shares. Mr. Icahn owns approximately 86% of the outstanding equity interests in AREP.

Certain employees of the Company provide management and other administrative services to the Arizona Charlie's, Inc. and Fresca, LLC d.b.a. Arizona Charlie's East (entities indirectly owned 100% by Mr. Icahn). For the three months ended March 31, 2002, the Company received $216,274 and $260,017 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, for these services. For the three months ended March 31, 2001, the Company received $45,116 and $60,158 from Arizona Charlie's, Inc. and Arizona Charlie's East, respectively, for these services.

Pursuant to a wholesale tour and travel agreement with Lowestfare.com (a company owned by Mr. Icahn), the Company recorded hotel revenues of $57,324 and $131,878 during the first quarters, 2002 and 2001, respectively.

(4) CONTINGENCIES

The Company's complaint for the avoidance of preferential transfers made to McDonald's (the "Complaint") and the Company's objection to the proof of claim filed by McDonald's Corporation came to trial June 24, 1999. On September 20, 1999, the Bankruptcy Court entered its Notice of Entry of Findings of Fact, Conclusions of Law and Judgment Re Debtors' Complaint for Avoidance of Preferential Transfer Pursuant to 11 U.S.C. Section 547 and Order Re Objection To McDonald's Proof of Claim ("Judgment"). The Judgment ordered that payments made in January 1997, by the Company to McDonald's in the amount of $.7 million ("Judgment Amount"), were preferential payments pursuant to Section 547(b) of the Bankruptcy Code and were thereby recoverable by the Company. Regarding the Company's objection to the proof of claim filed by McDonald's, the Bankruptcy Court held that McDonald's was not entitled to an administrative claim and that it was not entitled to any claim for damages. On September 29, 1999, McDonald's Corporation filed its notice of appeal to the Bankruptcy Appellate Panel for the Ninth Circuit Court of Appeals and on November 6, 2000, the Bankruptcy Appellant Panel issued its decision affirming the Bankruptcy Court's judgment. On or about December 4, 2000, McDonald's Corporation filed its Notice of Appeal to the Ninth Circuit Court of Appeals, where the matter was heard on November 7, 2001. On November 29, 2001, the Court of Appeals affirmed the judgment. At December 31, 2001, the Judgment Amount was classified as an other receivable on the Consolidated Balance Sheet. McDonald's paid Stratosphere approximately $753,000 on January 31, 2002 for the Judgment Amount including accrued interest.

The Company has also filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. The parties are conducting discovery and trial has been set for June 20, 2002. At December 31, 2001 and March 31, 2002, the Company classified preferential transfers of $2.3 million as an other receivable on the Consolidated Balance Sheet.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company had already commenced these renovations prior to the Court's Order and expects to meet the Court's deadline. The Company believes the costs of these renovations will be approximately $500,000. On April 5, 2002, plaintiffs filed a motion seeking attorney's fees of approximately $50,000. The Company has opposed the motion on the basis the fees sought are excessive. The court has yet to rule on plaintiff's motion.

On May 3, 2001, the Company was named in an action brought by Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (collectively "Harrah's") alleging infringement of a purported patent covering a business method allegedly developed by Harrah's. The use of an allegedly similar business method by the Company in its advertising and promotions is said by plaintiff to infringe upon its patent rights. In January 2002, the parties entered into a sealed Consent Judgment resolving the dispute, which was the subject matter of this action. In December 2001, the Company paid Harrah's the settlement for this action.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ materially from the Company's historical results of operations and those discussed in the forward-looking statements.

OVERVIEW

The Company operates an integrated casino, hotel and entertainment facility and a 1,149 foot, free-standing observation tower in Las Vegas, Nevada. As of March 31, 2002, the operations included 1,495 slot machines, 48 table games, a race and sports book, keno lounge, 2,444 hotel rooms and seven theme restaurants.

In June 2001 the Company completed construction of the new hotel tower that includes 1,000 new guestrooms and amenities including a 67,000-square foot pool and recreation area with a new snack and cocktail bar, private cabanas and a large spa (the "Hotel Expansion"). "Lucky's Cafe" a 350-seat coffee shop, a new porte-cochere and valet parking entrance, gift shop and new tour bus entrance and lobby have also been completed. The Company refurbished and expanded the "Stratosphere Courtyard Buffet" as well as remodeled "Montana's Steak House" and converted it into the "Crazy Armadillo" featuring Tex-Mex cuisine and an oyster bar.

CRITICAL ACCOUNTING POLICIES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

CASINO REVENUES AND PROMOTIONAL ALLOWANCES

During the first quarter, 2001, the Emerging Issues Task Force reached a consensus on the portion of Issue 00-22, "Accounting for `Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future," which addressed the income statement classification of the value of the points redeemable for cash awarded under point programs similar to the Company's Player's Club and Guaranteed Refund programs. The consensus states the cost of these programs should be reported as a contra-revenue, rather than an expense and is retroactive to January 1, 2001, with prior year restatement required. The Company has adopted the current consensus recommendations on Issue 00-22. Debate continues on a number of other facets of Issue 00-22, which may have an impact on the presentation of the Company's financial statements.

The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances.

RECOVERABILITY OF LONG-LIVED ASSETS TO BE HELD AND USED IN THE BUSINESS

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally estimates fair value by discounting estimated cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND
2001

REVENUES

Casino revenues increased $2.1 million (15%) from $13.9 million for the first quarter, 2001 to $16.0 million for the first quarter, 2002. Revenues from table games increased $.9 million (24%) from $3.7 million for the first quarter, 2001 to $4.6 million for the first quarter, 2002. Revenues from slots increased $1.8 million (18%) from $9.8 million for the first quarter, 2001 to $11.6 million for the first quarter, 2002. Management attributes the increased table games and slot revenues to casino marketing efforts building hosted play on the tiered card program and increased customer handle resulting from the completion of the 1,000 rooms associated with the Hotel Expansion. Race and Sports book revenues decreased $.6 million from $.2 million for the first quarter, 2001 to $(.4) million for the first quarter, 2002. The Company experienced an unexpected sports book loss of $.6 million related to the 2002 National Football League Superbowl. Casino revenues represented 39% of total gross revenues for the first quarters ended March 31, 2002 and 2001, respectively.

Hotel revenues increased $3.2 million (51%) from $6.2 million for the first quarter, 2001 to $9.4 million for the first quarter, 2002. The average daily rate ("ADR") increased $1 (2%) from $49 during the first quarter, 2001 to $50 during the first quarter, 2002. Room occupancy decreased 12.3 percentage points (12%) from 98.5% during the first quarter, 2001 to 86.2% for the first quarter, 2002. The increase in hotel revenues is directly attributed to the increased room capacity brought about by the Hotel Expansion. The Company has begun an advertising campaign targeting retail and convention room guests in order to enhance ADR. Management will also continue to focus on maintaining the Company's relationships with travel agent wholesalers. Hotel revenues represented 23% and 17% of total gross revenues for the first quarters ended March 31, 2002 and 2001, respectively.

Food and beverage revenues increased $.8 million (9%) from $9.0 million for the first quarter, 2001 to $9.8 million for the first quarter, 2002. Food and beverage revenues increased during the first quarter as a result of increased guest volume brought about by the completion of the 1,000 rooms associated with the Hotel Expansion. Beginning in April 2002, Roxy's 50's Diner will cohabitate with Lucky's Cafe in order to take advantage of cost efficiencies associated with shared facilities. Food and beverage revenues represented 24% and 25% of total gross revenues for the first quarters ended March 31, 2002 and 2001, respectively.

Tower, retail and other income decreased $1.0 million (14%) from $6.9 million for the first quarter, 2001 to $5.9 million for the first quarter, 2002. Tower revenues increased $.1 million (2%) from $3.1 million for the first quarter, 2001 to $3.2 million for the first quarter, 2002. Tower visitations (including Top of the World dining) decreased 51,461 (11%) from 472,675 for the first quarter, 2001 to 421,214 for the first quarter, 2002. Management expects revenues from the Tower to decrease as visitors who have previously visited the Tower chose to experience other Las Vegas attractions and entertainment options. Management is investigating options to increase Tower revenues including, but not limited to, the addition of new thrill rides added to the Tower. Entertainment revenues decreased $.1 million (3%) from $1.2 million for the first quarter, 2001 to $1.1 million for the first quarter, 2002. Management anticipates entertainment revenues will accelerate as the Company increases the number of special events and concerts. Retail revenues decreased $1.0 million (57%) from $1.8 million during the first quarter, 2001 to $.8 million for the first quarter, 2002. Management expects retail revenues to decrease as leases associated with the Retail Center have been, and will continue to be, negotiated at lower rent rates in order to maintain tenant occupancy. Additionally, in July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail revenues, as a result of this transaction, decreased $.7 million from $.8 million for the first quarter, 2001 to $.1 million for the first quarter, 2002. Tower, retail and other revenues represented 14% and 19% of total gross revenues for the first quarters ended March 31, 2002 and 2001, respectively.

Promotional allowances increased $.8 million (26%) from $3.1 million for the first quarter, 2001 to $3.9 million for the first quarter, 2002. The increase in promotion allowances was the result of more direct mail promotions that include room, food and beverage being offered to guests on a complimentary basis. Complimentary to hosted players also contributed to the increase in promotional allowances. Management anticipates promotional allowances will increase in future periods with an increase in the number of hosted players, direct marketing efforts and special event offers targeting casino guests.

The terrorist attacks of September 11, 2001 and the increased uncertainty of general economic conditions had an impact on revenues. Management still expects casino, hotel, food, and beverage and entertainment revenues to increase through the second quarter of 2002 because of the Hotel Expansion, which was completed in June 2001. However, the increase during this period and revenues for the foreseeable future may be adversely impacted by the decreased air travel to Las Vegas because of the terrorist attacks, uncertain general economic conditions and increased competition from high-end casinos and hotels who have entered the mid-level casino customer market as a result of the September 11, 2001 terrorist attacks and the recent economic downturn.

COSTS AND EXPENSES

Casino operating expenses increased $1.6 million (23%) from $7.2 million for the first quarter, 2001 to $8.8 million for the first quarter, 2002. The Company's slot lease, payroll and gaming tax expenses increased $.6 million, $.3 million and $.1 million, respectively, as a result of increased casino play. Beginning in April 2002, the Company has reduced the number of participation slot machines on the casino floor in order to reduce slot lease expense. The costs associated with providing casino guests additional room nights on a complimentary basis and non-cash promotional expenses increased $.6 million. Because of this increase, management is reevaluating the number and amount of complimentary room nights and promotional items being offered to lower-tiered casino and hotel guests.

Hotel operating expenses increased $1.0 million (41%) from $2.5 million for the first quarter, 2001 to $3.5 million for the first quarter, 2002. Payroll and supplies expenses increased $1.0 million and $.2 million, respectively, due to the additional 1,000 rooms associated with the Hotel Expansion. The increased costs of providing guests with complimentary room nights have been charged to casino and marketing operations. As a result, hotel complimentary expense decreased $.2 million.

Food and beverage costs have increased $.7 million (12%) from $6.2 million for the first quarter, 2001 to $6.9 million for the first quarter, 2002. Payroll expenses have increased $.6 million. Management attributes this increase to excess restaurant capacity. The Company has taken steps to reduce and control payroll expenses. Beginning in April, 2002, Roxy's 50's Diner will cohabitate with Lucky's Cafe in order to take advantage of cost efficiencies associated with shared facilities.

Other operating expenses decreased $.7 million (21%) from $3.4 million for the first quarter, 2001 to $2.7 million for the first quarter, 2002. In July 2001, Leasing entered into an agreement with Tower Merchandise Management, LLC ("TMM") to lease the Stratosphere gift shops located in various places throughout the hotel property. TMM had been managing the operation of these shops since April 1996. Retail expenses, as a result of this transaction, decreased $.7 million from $.7 million for the first quarter, 2001 to $-0- for the first quarter, 2002.

Depreciation and amortization expenses have increased $.9 million (37%) from $2.4 million for the first quarter, 2001 to $3.3 million for the first quarter, 2002. Management attributes the increase to the depreciation and amortization of the retail mall assets over the remaining lease life of the current tenants and the depreciation of the Hotel Expansion completed in late June 2001.

In connection with the opening of the Hotel Expansion, management expects casino, hotel, food, beverage and certain other operating expenses to increase through the second quarter, 2002.

OTHER FACTORS IMPACTING EARNINGS

Interest income decreased $.2 million (55%) from $.3 million for the first quarter, 2001 to $.1 million during the first quarter, 2002 due to lower interest rates from banking and financial institutions.

Interest expense increased $1.2 million (269%) from $.4 million for the first quarter, 2001 to $1.6 million during the first quarter, 2002. Interest from the Company's note associated with the purchase of the retail mall and interest expenses associated with the Capital Lease each decreased $.1 million. Interest expense associated with the $73.0 million Note Payable to AREH used to finance the Hotel Expansion was $1.2 million during the first quarter, 2002. Interest associated with this note was capitalized as part of the construction costs during the first quarter, 2001. Amortization of debt issuance cost also increased interest expense by $.2 million.

LIQUIDITY AND CAPITAL RESOURCES

DEBT

On May 1, 2001, the Company delivered a $73.0 million promissory note for a construction loan to AREH in order to finance the construction of the Hotel Expansion. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal monthly installments based on a twenty
(20) year amortization schedule and continuing through and including June 2002 when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred (300) basis points plus (ii) the 90 day London Interbank Offered Rate ("LIBOR"). This interest rate at March 31, 2002 was 6.375%. The Company paid AREH one point or $730,000 on July 3, 2001 for this loan. A twenty-four (24) month extension of the loan term may be obtained by the Company upon payment of an additional $730,000. Management intends to pay the additional $730,000 to obtain this twenty-four (24) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

On May 1, 2001, the Company delivered a $12.5 million promissory note to AREH to replace the $12.5 million demand note used to acquire the property under the Master Lease from Strato-Retail, LLC. The promissory note is secured by a deed of trust on the real property occupied by Stratosphere. In November 2001 the Company began making principal payments on the loan in equal installments based on a twenty (20) year amortization schedule and continuing through and including July 8, 2002, when the remaining balance shall be due. Interest accrues at a variable rate per annum equal to the sum of (i) three hundred fifty (350) basis points plus (ii) the 90 day LIBOR. This interest rate at March 31, 2002 was 6.875%. The Company paid AREH one point or $125,000 on May 4, 2001 for this loan. A twelve (12) month extension of the loan term may be obtained by the Company upon the payment of an additional $125,000. Management intends to pay the additional $125,000 to obtain this twelve (12) month extension and AREH has committed to providing the extension upon receipt of the extension fee.

On May 28, 1999, the Company entered into a $10.0 million capital lease ("New Capital Lease Obligation") in which certain existing gaming and other equipment was financed over a thirty-six month period. Interest is calculated based on the LIBOR rate for each period plus 2.5%. The current rate of interest at March 31, 2002, was 4.4%. A $2.0 million balloon payment is due upon conclusion of the thirty-six month term in May 2002. The New Capital Lease Obligation contains certain covenants that effectively would create an event of default if the current controlling stockholder of the Company were to cease to be the beneficial owner of at least 51% of the Company's Common Stock. The covenants also restrict the Company from incurring more than $5.0 million in additional debt without the consent of the creditors of the New Capital Lease Obligation. In connection with the funding provided by AREH, on November 20, 2000, the Company obtained a waiver on the debt covenant restriction.

CASH FLOW, WORKING CAPITAL AND CAPITAL EXPENDITURES

The Company had unrestricted cash balances of $31.2 million as of March 31, 2002. The Company has relied on unrestricted cash balances and its ability to generate cash flow from operations to fund its working capital needs.

During the three months ended March 31, 2002, the Company generated $5.5 million in cash flows from operating activities. These funds were used to pay $1.1 million on notes to related parties, $.7 million for payments on the capital lease and $1.2 million for property, equipment and construction costs.

As of March 31, 2002, the Company had approximately $1.9 million accrued for unsecured disputed claims related to the Restated Second Amended Plan. The $1.9 million estimated accrual for unsecured disputed claims is included in other accrued expenses on the accompanying March 31, 2002 Condensed Consolidated Balance Sheet. Additional payments required, if any, will be made from restricted cash and/or investment balances.

Management believes that existing cash balances and operating cash flow will provide the Company with sufficient resources to fund its working capital needs, existing debt obligations and foreseeable capital expenditure requirements.

OTHER

On March 8, 2000, California residents voted to expand Native American gaming operations within that state. The Native American gaming expansion could result in up to 43,000 slot machines on 57 tribal reservations. The Company estimates that approximately 35% of its hotel occupancy are from guests traveling from southern California. The potential proliferation of gaming in southern California could have a material adverse effect on the Company's business.

PRIVATE SECURITIES LITIGATION REFORM ACT

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 10-Q and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion, future construction costs and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

The Company's debt obligations are subject to interest rate risk. The interest rates under these obligations are based on LIBOR plus applicable margins. As interest rates fluctuate, the Company will experience changes in interest expense. The Company has not entered into any interest rate swap agreements, or similar instruments, to protect against the risk of interest rate fluctuations. The fair value of the Company's long-term debt approximates carrying values. Assuming the current level of borrowings, if interest rates increased 100 basis points, interest expense on the Company's debt obligations at March 31, 2002 would increase $.8 million during the next 12 months.

PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

The Company's complaint for the avoidance of preferential transfers made to McDonald's (the "Complaint") and the Company's objection to the proof of claim filed by McDonald's Corporation came to trial June 24, 1999. On September 20, 1999, the Bankruptcy Court entered its Notice of Entry of Findings of Fact, Conclusions of Law and Judgment Re Debtors' Complaint for Avoidance of Preferential Transfer Pursuant to 11 U.S.C. Section 547 and Order Re Objection To McDonald's Proof of Claim ("Judgment"). The Judgment ordered that payments made in January 1997, by the Company to McDonald's in the amount of $.7 million ("Judgment Amount"), were preferential payments pursuant to Section 547(b) of the Bankruptcy Code and were thereby recoverable by the Company. Regarding the Company's objection to the proof of claim filed by McDonald's, the Bankruptcy Court held that McDonald's was not entitled to an administrative claim and that it was not entitled to any claim for damages. On September 29, 1999, McDonald's Corporation filed its notice of appeal to the Bankruptcy Appellate Panel for the Ninth Circuit Court of Appeals and on November 6, 2000, the Bankruptcy Appellant Panel issued its decision affirming the Bankruptcy Court's judgment. On or about December 4, 2000, McDonald's Corporation filed its Notice of Appeal to the Ninth Circuit Court of Appeals, where the matter was heard on November 7, 2001. On November 29, 2001, the Court of Appeals affirmed the judgment. At December 31, 2001, the Judgment Amount was classified as an other receivable on the Consolidated Balance Sheet. McDonald's paid Stratosphere approximately $753,000 on January 31, 2002 for the Judgment Amount including accrued interest.

The Company has also filed a complaint for the avoidance of preferential transfers made to Grand Casinos, Inc. ("Grand"). Included in the complaint are approximately $5.9 million of payments made to Grand prior to the Company beginning bankruptcy proceedings. The parties are conducting discovery and trial has been set for June 20, 2002. At December 31, 2001 and March 31, 2002, the Company classified preferential transfers of $2.3 million as an other receivable on the Consolidated Balance Sheet.

On January 31, 2001, the Company was named in an action styled Disabled Rights Action Committee v. Stratosphere Gaming Corp., Case No A430070, in the Eighth Judicial District Court of the State of Nevada. The complaint alleges a number of violations of the Americans with Disabilities Act ("ADA"), including inadequate room selection, door widths and other similar items. Simultaneously with the complaint, plaintiffs filed a Motion for Preliminary Injunction, seeking to have construction halted on the new hotel tower until the property fully complies with the ADA. The Company removed the action to the United States District Court in Nevada, and it is now styled Disabled Rights Action Committee
v. Stratosphere Gaming Corp., Case No. CV-S-01-0162-RLH (PAL). The federal district court held a hearing on plaintiffs' Motion for Preliminary Injunction and denied the motion, focusing upon what the Court believed to be the plaintiffs' lack of irreparable injury. The federal district court also granted the Company's Motion to Dismiss the plaintiffs' state law claims, leaving in place only the ADA claims. The Company and the Plaintiffs then filed Motions for Summary Judgment. The District Court granted and denied in part each of the parties' respective motions. The Court ordered that the Company must make certain renovations to 532 rooms that were opened in 1996. The Court issued an injunction requiring that these renovations be completed by August 9, 2002. The Company had already commenced these renovations prior to the Court's Order and expects to meet the Court's deadline. The Company believes the costs of these renovations will be approximately $500,000. On April 5, 2002, plaintiffs filed a motion seeking attorney's fees of approximately $50,000. The Company has opposed the motion on the basis the fees sought are excessive. The court has yet to rule on plaintiff's motion.

On May 3, 2001, the Company was named in an action brought by Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (collectively "Harrah's") alleging infringement of a purported patent covering a business method allegedly developed by Harrah's. The use of an allegedly similar business method by the Company in its advertising and promotions is said by plaintiff to infringe upon its patent rights. In January 2002, the parties entered into a sealed Consent Judgment resolving the dispute, which was the subject matter of this action. In December 2001, the Company paid Harrah's the settlement for this action.

In addition, in the ordinary course of business, the Company is party to various legal actions. In management's opinion, the ultimate outcome of such legal actions will not have a material effect on the results of operations or the financial position of the Company.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                            STRATOSPHERE CORPORATION

Date:  May 14, 2002                         By:  /s/ William F. Bischoff
                                               --------------------------------
                                            Name:    William F. Bischoff
                                                 ------------------------------
                                            Title:   Secretary/Treasurer/CFO
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                                   PROXY CARD

         PRELIMINARY COPY SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2002

                                      PROXY

                            STRATOSPHERE CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            STRATOSPHERE CORPORATION

      The undersigned, a stockholder of Stratosphere Corporation, a Delaware corporation (the "Company"), hereby appoints Robert J. Mitchell and Martin Hirsch and each of them, attorneys-in-fact, agents and proxies, with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at held at 3 p.m. New York time, on December 19, 2002 at 767 Fifth Avenue, New York, New York, and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given.

      The Board of Directors recommends a vote FOR the proposal:

      To approve the Agreement and Plan of Merger, dated February 1, 2002 by and among the Company, American Real Estate Holdings Limited Partnership, Nybor Limited Partnership and Strat Merger Corp., and the transactions contemplated thereby.

      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

      The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

      This Proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the approval of the Agreement and Plan of Merger and the transactions contemplated thereby.

      Receipt is acknowledged of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.
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PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SIGNATURE:
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SIGNATURE:
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DATE:
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NOTE: Please sign exactly as your name appears on this Proxy. If signing as attorney, executor, trustee or in other representative capacity, sign name and indicate title.